                                  Judge:  The Honorable Thomas T. Glover
                                  Chapter:  11
                                  Hearing Location:   Park Place Building
                                                      1200 Sixth Avenue
                                                      Seattle, Washington
                                                      Room 416
                                  Confirmation Hearing Date:  January 6, 1997
                                  Confirmation Hearing Time:  3:00 p.m.
                                  Objection Date:             December 2, 1996

                            UNITED STATES BANKRUPTCY COURT

                            WESTERN DISTRICT OF WASHINGTON

                                      AT SEATTLE


In re                                    )   Case No. 95-00100
                                         )
LAMONTS APPAREL, INC.,                   )
a Delaware corporation, dba LAMONTS,     )
LAMONTS FOR KIDS, fka TEXSTYRENE         )
CORPORATION, a Delaware corporation,     )   AMENDED DISCLOSURE STATEMENT
ARIS CORPORATION, a Delaware             )   RE DEBTOR'S PLAN OF
corporation, LAMONTS CORPORATION, a      )   REORGANIZATION UNDER CHAPTER 11
Delaware corporation, and LAMONTS        )   OF THE BANKRUPTCY CODE
APPAREL, INC., a Washington corporation, )
                                         )
         Debtor.                         )
                                         )
Taxpayer Identification                  )
No. 75-2076160                           )
                                         )
DEBTOR'S FORMER ADDRESS:                 )
  3650 131st Avenue S.E.                 )
  Bellevue, WA  98006                    )
                                         )
DEBTOR'S CURRENT ADDRESS:                )
  12413 Willows Road N.E.                )
  Kirkland, WA  98034                    )
_________________________________________






AMENDED DISCLOSURE STATEMENT                  STUTMAN, TREISTER & GLATT
RE DEBTOR'S PLAN OF REORGANIZATION            PROFESSIONAL CORPORATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE       3699 WILSHIRE BLVD., SUITE 900
                                              LOS ANGELES, CA  90010
                                              SPECIAL REORGANIZATION COUNSEL FOR
                                              DEBTOR AND DEBTOR IN POSSESSION

                                  TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
I.  INTRODUCTION..............................................................1

II. SUMMARY...................................................................4

    A. The Debtor.............................................................5

    B. Background.............................................................5

    C. Recommendations........................................................6

    D. Overview Of The Plan...................................................7

         1. FNBB Claim........................................................7

         2. General Unsecured Claims..........................................7

         3. Old Common Stock..................................................8

         4. Priority Claims...................................................8

         5. Other Secured Claims..............................................8

    E. Selected Historical Financial Information..............................8

III. RISK FACTORS............................................................13

    A. Inherent Uncertainty In The Financial Projections.....................13

    B. Leverage..............................................................14

    C. Competition...........................................................14

    D. Market For New Common Stock And New Warrants..........................14

    E. Dividend Policy.......................................................15

    F. Certain Economic Conditions And Recent Operating Performance..........15

    G. Restrictive Covenants.................................................15

    H. Dilution..............................................................16

IV. BACKGROUND...............................................................16

    A. General...............................................................16

    B. Financial Difficulties................................................16

    C. Prior Financial Restructurings........................................16

    D. Operational Restructuring And New Management..........................17

    E. Debtor-in-Possession Administration And Financing.....................18

    F. Negotiations With Committees..........................................19

V. THE COMPANY...............................................................19

    A. General...............................................................19

    B. Properties............................................................20

    C. Purchasing............................................................21

    D. Distribution..........................................................21

    E. Store Operations......................................................22

    F. Employees.............................................................22

    G. Competition...........................................................22

    H. Trademarks............................................................22

    I. Credit Policy.........................................................22

    J. Return Policy.........................................................23

    K. Seasonality...........................................................23

    L. Inflation.............................................................24

    M. Regulations...........................................................24

    N. Promotion And Marketing...............................................24

    O. Shoe Licensee.........................................................24

    P. Change in Fiscal Year.................................................24

    Q. Legal Proceedings.....................................................25

VI. THE PLAN OF REORGANIZATION...............................................25

    A. General...............................................................25

    B. Unclassified Claims...................................................26

         1. Administrative Expenses..........................................26

         2. Priority Tax Claims..............................................28

    C. Classification And Treatment Of Claims And Interests..................28

         1. Class 1 - Other Priority Claims..................................28

         2. Class 2 - FNBB Claim.............................................29

         3. Class 3 - Other Secured Claims...................................29

         4. Class 4 - General Unsecured Claims...............................29

         5. Class 5 - Old Common Stock.......................................30

    D. Summary Of Certain Other Provisions Of The Plan.......................31

         1. Compromise Of Subordination Disputes.............................31

         2. Executory Contracts And Unexpired Leases.........................34

         3. Amended And Restated Certificate Of Incorporation And Bylaws.....35

         4. Board Of Directors...............................................36

         5. Effective Date...................................................36

         6. Treatment Of Fractional Securities...............................36

         7. New Employee Stock Options.......................................36

         8. Resale Of Securities.............................................37

         9. Retention of Jurisdiction........................................38

         10. Discharge of Debtor.............................................38

         11. Procedures With Respect To Old Common Stock, Old 10-1/4% Notes,
                And Old 13-1/2% Notes........................................39

         12. Conditions Precedent............................................40

         13. Amendment Of The Plan...........................................40

         14. Revocation Of The Plan..........................................40

         15. Provisions For Treatment Of Disputed Administrative
                   Expenses And Disputed Claims..............................40

         16. No Liability for Solicitation or Participation..................41

         17. Limitation Of Liability.........................................41

         18. Rights Of Action; Preferences...................................41

         19. Continuation Of FNBB Claim And FNBB Liens.......................42

         20. Revesting Of Assets.............................................42

VII. CONFIRMATION PROCEDURE..................................................43

    A. Solicitation Of Votes; Acceptance.....................................43

    B. Confirmation Hearing..................................................43

    C. Best Interests Test...................................................45

         1. Chapter 7........................................................45

         2. Liquidation Analysis.............................................46

    D. Feasibility...........................................................47

    E. Nonconsensual Confirmation............................................48

         1. No Unfair Discrimination.........................................48

         2. Fair And Equitable Test..........................................48

VIII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE
         PLAN OF REORGANIZATION..............................................49

    A. Liquidation Under Chapter 7...........................................49

    B. Alternative Plan Of Reorganization....................................49

IX. VOTING PROCEDURES........................................................50

    A. Beneficial Owners.....................................................50

    B. Brokerage Firms, Banks, Trust Companies And Other Nominees............50

    C. Miscellaneous.........................................................50

X. CAPITALIZATION............................................................51

XI. DESCRIPTION OF FNBB FACILITY.............................................53

    A. Amount Of Facility....................................................53

    B. Borrowings............................................................53

    C. Borrowing Base........................................................53

    D. Maturity..............................................................53

    E. Rate And Payment Of Interest..........................................53

    F. Fees And Costs........................................................53

    G. Security..............................................................53

    H. Affirmative And Negative Covenants....................................54

    I. Events Of Default.....................................................54

    J. Cash Collateral.......................................................54

XII. DESCRIPTION OF NEW COMMON STOCK.........................................55

    A. New Common Stock......................................................55

    B. Amended And Restated Certificate Of Incorporation And Amended
         And Restated Bylaws.................................................55

    C. Transfer Agent And Registrar..........................................55

XIII. DESCRIPTION OF NEW WARRANTS............................................55

    A. General...............................................................55

    B. Exercise; Purchase Price..............................................55

    C. Adjustments...........................................................56

    D. Notice Of Proposed Actions............................................56

    E. Warrant Agent.........................................................57

    F. Registration Rights...................................................57

XIV. COMMON STOCK OWNERSHIP..................................................57

    A. Security Ownership Of Certain Beneficial Owners And Management........57

    B. Dilution..............................................................60

XV. MARKET AND TRADING INFORMATION...........................................60

    A. Old Common Stock......................................................60

    B. Old 10-1/4% Notes And Old 13-1/2% Notes...............................61

XVI. CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................62

    A. Introduction..........................................................62

    B. Federal Income Tax Consequences To Debtor And Its Subsidiaries........62

         1. Tax Reorganization...............................................62

         2. Carryover And Availability Of The Debtor Consolidated Group's
              Net Operating Losses...........................................63

              a. General.....................................................63

              b. Section 382.................................................63

         3. Reduction Of Debtor's Indebtedness...............................64

    C. Tax Consequences To Creditors.........................................65

         1. Claims Constituting Tax Securities...............................65

              a. Definition Of "Security" For Tax Purposes...................65

              b. Receipt Of Tax Securities...................................66

              c. Receipt Of Cash Or Debt Not Constituting Tax
                   Securities For Tax Securities.............................66

              d. Determination Of Character Of Gain..........................66

              e. Tax Basis And Holding Period Of Items Received..............66

              f. Receipt Solely Of Boot......................................67

         2. Claims Not Constituting Tax Securities...........................67

              a. Gain/Loss On Exchange.......................................67

              b. Tax Basis And Holding Period Of Items Received..............67

              c. Bad Debt Deduction On Discharge Of Claim....................67

         3. Receipt Of Interest..............................................67

         4. Other Tax Considerations.........................................68

              a. Market Discount.............................................68

              b. Original Issue Discount.....................................68

              c. Withholding.................................................68

              d. Taxation Of Certain Reserves................................68

    D. Tax Consequences To Shareholders......................................69

XVII. CERTAIN FINANCIAL PROJECTIONS..........................................69

    A. Pro Forma Balance Sheet...............................................69

    B. Pro Forma Projections Of Income Statement, Balance Sheet Data
         And Cash Flows......................................................73

XVIII. MANAGEMENT............................................................77

    A. General...............................................................77

    B. Executive Compensation................................................78

         1. Summary Compensation Table.......................................78

         2. Old Employee Stock Options.......................................81

         3. New Employee Stock Options.......................................82

         4. Qualified Pension Plans..........................................83

         5. Nonqualified Pension Plans.......................................85

    C. Employment Agreements.................................................86

    D. Indemnification Of Officers And Directors Of Reorganized Debtor.......87

    E. Employee Stock Option Plan; Description Of New Employee Stock
         Options.............................................................88

         1. Plan Administration..............................................88

         2. Shares Subject To The Employee Stock Option Plan.................89

         3. Exercise Of New Employee Stock Options...........................90

         4. Payment Of Taxes.................................................90

         5. Certain Tax Effects Of New Employee Stock Options................90

XIX. CERTAIN TRANSACTIONS....................................................91

XX. FEES AND EXPENSES........................................................94

XXI. SUMMARY OF ADDITIONAL SOURCES OF INFORMATION............................94

XXII. RECOMMENDATION AND CONCLUSION..........................................96



LIST OF ANNEXES

Annex A: The Plan

Annex B: Consolidated Financial Statements of the Debtor and Management's
         Discussion and Analysis

Annex C: List of Senior Claims

Annex D: Schedule of Pending or Threatened Litigation

                                          I.

                                     INTRODUCTION

         Lamonts Apparel, Inc., a Delaware corporation ("Lamonts," the "Company," or the "Debtor"), filed a voluntary petition (the "Petition") under chapter 11 ("Chapter 11") of title 11 of the United States Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), on January 6, 1995 (the "Petition Date"), for the purpose of implementing an operational and financial restructuring of its business. The "Debtor's Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code" (the "Plan") has been negotiated with representatives of the Official Committee of Creditors Holding Unsecured Claims (the "Unsecured Creditors' Committee"), the Official Committee of Bondholders (the "Bondholders' Committee"), and the Official Committee of Equity Security Holders (the "Equity Committee", and collectively with the Unsecured Creditors' Committee and the Bondholders' Committee, the "Committees") which have been appointed by the Office of the United States Trustee pursuant to section 1102 of the Bankruptcy Code to serve in the Chapter 11 Case. The Debtor submits this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code to holders of impaired Claims and holders of its outstanding common stock, par value $ .01 per share ("Old Common Stock"), in connection with the solicitation from such holders of ballots accepting the Plan, which has been proposed by the Debtor and filed with the Bankruptcy Court, a copy of which is attached as Annex A hereto. Unless otherwise defined herein, all capitalized terms contained herein shall have the meanings ascribed to them in the Plan.

         This Amended Disclosure Statement re Debtor's Plan of Reorganization under Chapter 11 of the Bankruptcy Code ("Disclosure Statement") sets forth information regarding the history of the Debtor, its business, the filing of the Petition and the Plan, and alternatives thereto. Its purpose is to provide the holders of impaired Claims and Old Common Stock adequate information to assist them in making an informed decision as to whether to accept the Plan. Each holder of an impaired Claim or Old Common Stock should read this Disclosure Statement (including its Annexes) and the Plan (including its Exhibits) in their entirety and consider them with such holder's legal and financial advisors before voting on the Plan. No person has been authorized by the Debtor to utilize for purposes of solicitation any information concerning the Debtor or its business other than the information contained or referred to herein.

         Pursuant to the Bankruptcy Code, only holders of Allowed Claims in Class 1 (Other Priority Claims) and Class 4 (General Unsecured Claims), and holders of Old Common Stock, whose Equity Interests are classified as Class 5 (Classes 1, 4, and 5 being referred to collectively as the "Voting Classes"), are entitled to vote on the Plan. Holders of Claims in Class 2 (FNBB Claim) and Class 3 (Other Secured Claims) are not entitled to vote on the Plan and are deemed to have accepted the Plan because their Claims are not impaired. For a description of the Classes of Claims and of the Equity Interests and their treatment under the Plan, see "The Plan of Reorganization -- Classification and Treatment of Claims and Interests."

         Except as described below, the Plan may be confirmed only if accepted by each Voting Class. The Bankruptcy Code defines "acceptance" (i) with respect to a class of impaired Claims, as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such class whose holders cast ballots and (ii) with respect to a class of impaired Equity Interests (in this case, the Old Common Stock), as acceptance by holders of at least two-thirds of the Allowed Equity Interests in such class whose holders cast ballots. Holders of impaired Claims and of Old Common Stock may vote either to accept or to reject the Plan.

         THE DEBTOR BELIEVES THAT THE PLAN PROVIDES THE BEST FEASIBLE RECOVERIES TO THE HOLDERS OF IMPAIRED CLAIMS AND TO THE HOLDERS OF OLD COMMON STOCK AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF SUCH HOLDERS. THE DEBTOR THEREFORE RECOMMENDS THAT HOLDERS OF IMPAIRED CLAIMS AND HOLDERS OF OLD COMMON STOCK VOTE TO ACCEPT THE PLAN.

         THE UNSECURED CREDITORS' COMMITTEE AND THE BONDHOLDERS' COMMITTEE HAVE APPROVED THE PLAN AND RECOMMEND ACCEPTANCE OF THE PLAN BY HOLDERS OF GENERAL UNSECURED CLAIMS.

         THE EQUITY COMMITTEE HAS APPROVED THE PLAN AND RECOMMENDS ACCEPTANCE OF THE PLAN BY HOLDERS OF OLD COMMON STOCK.

         The Plan provides for the payment in full of Allowed Other Priority Claims, and the Debtor therefore expects that holders of such claims will vote to accept the Plan.

         In the event of any rejection of the Plan by one or more impaired classes, the Debtor reserves the right to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, which permits confirmation of the Plan notwithstanding rejection by one or more impaired classes if the Court finds that the Plan does not discriminate unfairly and is "fair and equitable" with respect to the rejecting class or classes.

         For a more detailed description of the requirements for acceptance of the Plan and of the criteria for confirmation notwithstanding rejection by certain classes, see "Confirmation Procedure."

         Attached as Annexes to this Disclosure Statement are copies of the following:

         1.   The Plan (Annex A);

         2. Consolidated Financial Statements of the Debtor and Management's Discussion and Analysis (Annex B);

         3.   List of Senior Claims (Annex C); and

         4.   Schedule of Pending or Threatened Litigation (Annex D).

         Also accompanying this Disclosure Statement are copies of the following:

         1. The Order of the Bankruptcy Court approving this Disclosure Statement and providing notice of the confirmation hearing, the deadlines for ballots and for objections to the Plan, and related matters (the "Order and Notice"); and

         2.   The Ballots for acceptance or rejection of the Plan.

         Forms of certain documents referred to in the Plan are contained in a separate Plan Documentary Supplement which has been filed with the Clerk of the Bankruptcy Court. Such Plan Documentary Supplement may be inspected in the office of the Clerk of the Bankruptcy Court, Park Place Building, 1200 Sixth Avenue, Seattle, Washington. Holders of Claims and Old Common Stock may obtain copies of the Plan Documentary Supplement or excerpts therefrom by placing an order for copies from Nightrider, Attention: Steve Porter, 1401 Third Avenue, Suite 200, Seattle, Washington 98101, telephone number (205) 233-9066; or upon written request to the Debtor at its principal offices, 12413 Willows Road N.E., Kirkland, Washington 98034, Attention: Debbie Brownfield, Chief Financial Officer.

         The Bankruptcy Court has approved this Disclosure Statement as containing information of a kind and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtor and the condition of its books and records, adequate to enable hypothetical, reasonable investors typical of the holders of impaired Claims and Old Common Stock to make an informed judgment as to whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR THE MERITS OF THE PLAN.

         THE ISSUANCE OF SHARES OF NEW COMMON STOCK AND NEW WARRANTS TO HOLDERS OF CLAIMS AND EQUITY INTERESTS PURSUANT TO THE PLAN WILL NOT BE REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAW; SUCH NEW COMMON STOCK AND NEW WARRANTS WILL BE ISSUED IN RELIANCE UPON THE EXEMPTION FROM SECURITIES ACT AND EQUIVALENT STATE LAW REGISTRATION PROVIDED BY SECTIONS 1145(a)(1) AND (2) OF THE BANKRUPTCY CODE.

         THIS DOCUMENT WAS COMPILED FROM INFORMATION OBTAINED BY THE DEBTOR FROM NUMEROUS SOURCES BELIEVED TO BE ACCURATE TO THE BEST OF THE DEBTOR'S KNOWLEDGE, INFORMATION, AND BELIEF. HOWEVER, NOTHING CONTAINED HEREIN SHALL OR SHALL BE DEEMED TO BE AN ADMISSION OR A DECLARATION AGAINST INTEREST BY THE DEBTOR FOR PURPOSES OF ANY EXISTING OR FUTURE LITIGATION.

         EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, NOTHING CONTAINED HEREIN SHALL BE ATTRIBUTABLE TO OR IS DERIVED FROM OR REPRESENTED TO BE ACCURATE BY THE COMMITTEES, BY ANY HOLDER OF A CLAIM OR OLD COMMON STOCK, OR BY ANY OF THEIR RESPECTIVE ADVISORS, NOR HAVE THE COMMITTEES, ANY SUCH HOLDER OR ANY SUCH ADVISOR INDEPENDENTLY VERIFIED THE INFORMATION SET FORTH HEREIN.

         ALTHOUGH THE DEBTOR'S PROFESSIONAL ADVISORS HAVE ASSISTED IN THE PREPARATION OF THIS DISCLOSURE STATEMENT BASED UPON FACTUAL INFORMATION AND ASSUMPTIONS RESPECTING FINANCIAL, BUSINESS, AND ACCOUNTING DATA PROVIDED BY THE DEBTOR, THEY HAVE NOT INDEPENDENTLY VERIFIED THE INFORMATION SET FORTH HEREIN AND MAKE NO REPRESENTATION AS TO THE ACCURACY THEREOF.

         SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The information contained under the caption "Certain Financial Projections" and certain other statements contained or incorporated by reference herein, including, without limitation, statements containing the words "believes," "anticipates," "expects," and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local general economic and market conditions; demographic changes; liability and other claims asserted against the Company; competition; the loss of significant customers or suppliers; fluctuations in operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; ownership of Common Stock; volatility of stock price; and other factors referenced herein. Certain of these factors are discussed in more detail elsewhere herein, including, without limitation, under the captions "Risk Factors," "The Company," "Capitalization," and "Certain Financial Projections". GIVEN THESE UNCERTAINTIES, THOSE READING THIS DISCLOSURE STATEMENT ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect untrue events or developments.

         After carefully reviewing this Disclosure Statement and the Plan, including the respective Annexes and Exhibits, each holder of an impaired Claim or Old Common Stock should vote on the appropriate enclosed Ballot and return it in the envelope provided. If you have a Claim in more than one Voting Class, or if you hold both Claims and Old Common Stock, you should obtain a separate Ballot for each Claim and for your Old Common Stock and vote each Claim and your shares of Old Common Stock separately.

         TO BE COUNTED, YOUR BALLOT MUST BE COMPLETELY FILLED IN, SIGNED, AND TRANSMITTED IN THE MANNER SPECIFIED IN THE BALLOT SO THAT IT IS RECEIVED BY THE VOTING DEADLINE SPECIFIED IN THE BALLOT. PLEASE FOLLOW CAREFULLY ALL INSTRUCTIONS CONTAINED IN THE BALLOT. ANY BALLOTS RECEIVED WHICH DO NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATE BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN WILL NOT BE COUNTED. See "Voting Procedures."

         DO NOT RETURN YOUR SECURITIES WITH YOUR BALLOT.

         If you have any questions about the procedure for voting, or if you did not receive a Ballot, received a damaged Ballot, or have lost your Ballot, or if you would like any additional copies of this Disclosure Statement, please write to Ryan, Swanson & Cleveland, 1201 Third Avenue, Suite 3400, Seattle, Washington 98101, Attention: Anne K. Dudley, Legal Assistant, or call (206) 464-4224.

         The Bankruptcy Court has scheduled a hearing on confirmation of the Plan (the "Confirmation Hearing") on the date and at the place specified in the Order and Notice accompanying this Disclosure Statement. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed on or before the date specified in the Order and Notice in the manner described under "Confirmation Procedure - Confirmation Hearing." The Confirmation Hearing may be continued from time to time by the Bankruptcy Court without further notice except for the announcement of the continuation date made at the Confirmation Hearing or at any subsequent continued Confirmation Hearing.





                                         II.

                                       SUMMARY

         The following is a summary of certain information contained elsewhere in this Disclosure Statement. Reference is made to, and this Summary is qualified in its entirety by reference to, the more detailed information contained herein and in the Annexes hereto. Holders of impaired Claims or Old Common Stock are urged to read this Disclosure Statement and the Annexes hereto in their entirety. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Plan of Reorganization attached hereto as Annex A.

    A.   THE DEBTOR.

         The Debtor is a Northwest-based regional retailer of moderately priced casual apparel. The Company, which has been operating in the Northwest for almost thirty years, is well recognized in the region as a retailer of nationally recognized brand name apparel such as Levi, Liz Claiborne, Lee, Union Bay, Bugle Boy, Jockey, Alfred Dunner, Koret, OshKosh, and Health-Tex. Lamonts operates forty-two stores in six states and employs approximately 1,600 employees. The Company's stores average approximately 40,000 square feet and are generally located in top quality shopping centers and high traffic malls. Since 1986, thirty-nine of the Company's stores have completed either major or minor remodels.

         The Company was incorporated in Delaware as Texstyrene Corporation in 1985, changed its name to Aris Corporation in October 1988 and to Lamonts Corporation in April 1991. In September 1989, the Company acquired Lamonts Apparel, Inc. ("Apparel") from LH Group, Inc., a subsidiary of Northern Pacific Corporation. Prior to the completion of the divestiture of its original core business in August 1989, the Company manufactured expandable polystyrene beads and converted them into foam cups and containers, insulation products, packing materials, and custom-molded packaging products. Apparel's predecessor was incorporated in Washington in May 1923. On October 30, 1992, Apparel was merged with and into the Company and the name of the Company was changed to Lamonts Apparel, Inc.

    B.   BACKGROUND.

         As a result of financial difficulties, during the second half of its 1992 fiscal year, the Company and its financial advisors commenced negotiations with certain of the Company's creditors and stockholders regarding a restructuring of the Company's indebtedness. On October 30, 1992, the Company completed a comprehensive recapitalization (the "Recapitalization") pursuant to which, among other things, the Company issued an aggregate of $75.0 million in principal amount of its 10-1/4% Senior Subordinated Notes due 1999 (the "Old 10-1/4% Notes"). As a result of the Recapitalization, the Company's funded debt was reduced by $63.6 million.

         On December 1, 1993, the Company completed a capital infusion and debt reduction plan (the "Infusion") that further reduced the Company's debt. The transaction included, among other things, the repurchase of $13.0 million aggregate principal amount of Old 10-1/4% Notes, at par, together with accrued interest through the repurchase date, and the concurrent amendment of the terms of the Old 10-1/4% Notes that remained outstanding to, among other things, prospectively reduce the interest rate of such Old 10-1/4% Notes from 11-1/2% (the original rate at issuance) to 10-1/4%.

         On June 10, 1994, the Company further amended the terms of the Old 10-1/4% Notes to provide, among other things, that interest payments due on the Old 10-1/4% Notes through November 1, 1995 could be paid, at the Company's option, either in cash, at a rate of 12% per annum, or in additional Old 10-1/4% Notes ("PIK Interest"), at a rate of 13% per annum. In accordance with the amendment, the Company elected to issue additional Old 10-1/4% Notes at the PIK Interest rate of 13% for the November 1, 1994 interest payment. Interest continued to accrue on the Old 10-1/4% Notes until the date of filing of the Chapter 11 Case. In addition, on June 10, 1994, the Company issued warrants (the "Old Warrants") initially to purchase up to an aggregate of approximately 2 million shares of Old Common Stock (or approximately 10% of the Old Common Stock then outstanding after giving effect to the exercise of such Old Warrants) to the holders of the Old 10-1/4% Notes. The Old Warrants provided that they could be exercised on or prior to June 10, 1999, at an initial exercise price of $1.00 per share of Old Common Stock. As of the date hereof, none of the Old Warrants have been exercised.

         On October 18, 1994, the holders of all outstanding Old 10-1/4% Notes
(i) granted the Company the option to exchange the Old 10-1/4% Notes for shares of Old Common Stock, representing approximately 70% of the Old Common Stock outstanding immediately following the exchange, and $50.0 million aggregate liquidation preference of a new series of preferred stock of the Company, and
(ii) released the collateral securing the Old 10-1/4% Notes and generally subordinated the Company's obligations under the Old 10-1/4% Notes so that they are junior to trade payables and certain other liabilities, subject to certain exceptions. The Company could exercise its option to exchange the Old 10-1/4% Notes on or prior to March 31, 1995. However, on March 27, 1995, the Company received an extension from the holders of the Old 10-1/4% Notes to extend indefinitely the time within which the Company may exercise its option to require the holders to exchange their Old 10-1/4% Notes; provided, however, that a majority of the holders of the Old 10-1/4% Notes may terminate such extension upon 60 days notice to the Company. See "The Plan Of Reorganization -- Summary Of Certain Other Provisions Of The Plan -- Compromise Of Subordination Disputes" for a discussion of the treatment of such option.

         Despite the foregoing, the Company's financial position continued to deteriorate through 1994. The Company's ability to service its debt and to obtain trade credit was dependent on its performance, which continued to fall short of projected results. In response to its deteriorating financial condition, the Company determined that a more significant financial and operational restructuring was necessary. Accordingly, on January 6, 1995, the Company filed the Petition and commenced the Chapter 11 Case.

         Lamont's new management, which began operating the Company in November of 1994, believes that Lamonts has made substantial progress in improving its business operations in the period since the commencement of the Chapter 11 Case. The Company has closed unprofitable stores, eliminated unprofitable merchandise lines, added a home decor line, replaced its shoe licensee, and reduced operating expenses. The Company has also refocused its merchandising strategy on casual apparel and expects to continue to build its merchandise categories in the Men's, Children's, Misses, and Special Sizes areas and to promote nationally recognized brands. In addition, the new management team has implemented new merchandising strategies designed to: (i) improve the quality of merchandise offered while maintaining price points geared to the Company's customer base;
(ii) reduce cash operating expenses; and (iii) reduce inventory levels and increase inventory turns to improve the Company's performance. As a result, the age and quality of inventory have improved significantly. The Company also has initiated a policy to mark-down and clear out any unsold merchandise within its respective season.

         In order to emerge from Chapter 11, the Debtor engaged in negotiations with the Committees with a view to effecting a financial restructuring. After extensive discussions, the Debtor and the Committees have negotiated a financial restructuring contemplating the satisfaction of General Unsecured Claims with New Common Stock and New Warrants. The Plan incorporates the results of these negotiations and is designed significantly to reduce and restructure the Debtor's outstanding indebtedness as described below.

    C.   RECOMMENDATIONS.

         The Debtor believes that the Plan provides the best feasible recoveries to holders of impaired Claims and to the holders of Old Common Stock and is in the best interests of such holders. ACCORDINGLY, THE DEBTOR RECOMMENDS THAT ALL SUCH HOLDERS VOTE TO ACCEPT THE PLAN.

         THE UNSECURED CREDITORS' COMMITTEE AND THE BONDHOLDERS' COMMITTEE HAVE APPROVED THE PLAN AND RECOMMEND ACCEPTANCE OF THE PLAN BY HOLDERS OF GENERAL UNSECURED CLAIMS.

         THE EQUITY COMMITTEE HAS APPROVED THE PLAN AND RECOMMENDS ACCEPTANCE OF THE PLAN BY HOLDERS OF OLD COMMON STOCK.

    D.   OVERVIEW OF THE PLAN.

         THE FOLLOWING OVERVIEW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
THE PLAN, WHICH IS ATTACHED HERETO AS ANNEX A. IN THE EVENT OF ANY INCONSISTENCY, THE PLAN WILL CONTROL. FOR A MORE DETAILED DESCRIPTION, SEE "THE PLAN OF REORGANIZATION," "CAPITALIZATION," "DESCRIPTION OF FNBB FACILITY," "DESCRIPTION OF NEW COMMON STOCK," AND "DESCRIPTION OF NEW WARRANTS."

         The principal features of the Plan are as follows:

         The Plan provides for Lamonts to issue New Common Stock and New Warrants in exchange for and satisfaction of certain existing Claims and Old Common Stock. All equity securities outstanding as of the Effective Date will be canceled and extinguished. Specifically, a total of 9,000,000 shares of New Common Stock, 2,203,320 Class A Warrants, and 800,237 Class B Warrants are to be issued pursuant to the Plan as of the Effective Date. In addition, Lamonts is to issue, on the terms and conditions set forth in the Plan, New Employee Stock Options initially exercisable for the purchase of 1,000,000 shares (subject to adjustment to prevent dilution upon certain events, including among other things any exercise of the New Class A Warrants or New Class B Warrants) of New Common Stock initially with an exercise price of $1,000,000 in the aggregate, for distribution to specified employees of the Reorganized Debtor.

         Holders of Allowed Claims and Allowed Equity Interests will be treated in the following manner:

         1.   FNBB CLAIM.

         The FNBB Claim will be treated in accordance with all of the provisions of the FNBB Facility, and all of the legal, equitable, and contractual rights to which FNBB is entitled under the FNBB Facility will be left unaltered.

         2.   GENERAL UNSECURED CLAIMS.

         On the Effective Date or as soon thereafter as is practicable, each holder of an Allowed General Unsecured Claim will receive, in exchange for and satisfaction of such Claim, all of the following: (i) its Pro Rata Share of 8,800,000 shares of New Common Stock (representing approximately 97.78% of the primary shares of New Common Stock which will be issued and outstanding as of the Effective Date or approximately 65.98% of the fully diluted shares of New Common Stock assuming exercise of all New Warrants and all New
Employee Stock Options), (ii) its Pro Rata Share of New Class A Warrants exercisable for the purchase of 2,203,320 shares of New Common Stock (representing a number of shares equal to approximately 24.48% of the primary shares of New Common Stock which will be issued and outstanding as of the Effective Date or approximately 16.52% of the fully diluted shares of New
Common Stock assuming exercise of all New Warrants and all New Employee Stock Options), and (iii) its Pro Rata Share of New Class B Warrants exercisable for the purchase of 700,237 shares of New Common Stock (representing a number of shares equal to approximately 7.78% of the primary shares of New Common
Stock which will be issued and outstanding as of the Effective Date or approximately 5.25% of the fully diluted shares of New Common Stock assuming exercise of all New Warrants and all New Employee Stock Options). See
"Common Stock Ownership -- Dilution." A portion of the securities otherwise distributable to certain specified holders of Allowed General Unsecured Claims will instead be distributed to certain other specified holders of Allowed General Unsecured Claims who are entitled to the benefits of settlements under the Plan of disputes regarding subordination provisions of the respective indentures governing the Old 10-1/4% Notes and the Old 13-1/2% Notes. See "The Plan of Reorganization - Summary of Certain Other Provisions of the Plan - Compromise of Subordination Disputes." In addition, as of the Effective Date, in conjunction with the issuance of such securities, the Grant of Registration Rights contained in the Plan Documentary Supplement will be deemed an obligation of the Reorganized Debtor. The Unsecured Creditors' Committee and the Bondholders' Committee have each approved the treatment of holders of Allowed General Unsecured Claims under the Plan and the compromise of the subordination disputes provided for under the Plan.

         3.   OLD COMMON STOCK.

         All outstanding shares of Old Common Stock will be canceled, and, on the Effective Date or as soon thereafter as is practicable, each holder of Old Common Stock of record as of the Effective Date will receive in exchange therefor (i) its Pro Rata Share of 200,000 shares of New Common Stock (representing approximately 2.22% of the primary shares of New Common Stock which will be issued and outstanding as of the Effective Date or approximately 1.50% of the fully diluted shares of New Common Stock assuming exercise of all New Warrants and all New Employee Stock Options), and (ii) its Pro Rata Share of New Class B Warrants exercisable for the purchase of 100,000 shares of New Common Stock (representing a number of shares equal to approximately 1.11% of the primary shares of New Common Stock which will be issued and outstanding as of the Effective Date or approximately 0.75% of the fully diluted shares of New Common Stock assuming exercise of all New Warrants and all New Employee Stock Options). See "Common Stock Ownership -- Dilution." In addition, as of the Effective Date, in conjunction with the issuance of such securities, the Grant of Registration Rights contained in the Plan Documentary Supplement will be deemed an obligation of the Reorganized Debtor. The Equity Committee has approved the treatment of holders of Equity Interests under the Plan.

         4.   PRIORITY CLAIMS.

         Allowed Priority Claims (other than Priority Tax Claims) are to be paid in full, in cash, on the Effective Date or as soon thereafter as is practicable, or as may otherwise be agreed by the holder of any such Claim. Allowed Priority Tax Claims will be treated in the same manner, except those Allowed Deferred Payment Tax Claims listed in Exhibit D to the Plan, which will be paid by the Reorganized Debtor in equal quarterly installments with interest over a period not exceeding six years after the date of assessment of each such Claim, as provided in section 1129(a)(9)(C) of the Bankruptcy Code.

         5.   OTHER SECURED CLAIMS.

         Allowed Secured Claims, other than the FNBB Claim, will be reinstated and paid in accordance with their terms.

    E.   SELECTED HISTORICAL FINANCIAL INFORMATION.

         The following tables set forth certain selected financial data for the Company and should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto included in Annex B hereto. The following financial data is not necessarily comparable for the periods presented because of the effects of, among other things, the consummation of the Recapitalization in October 1992 and the Company's change in fiscal year end in 1995. However, for purposes of comparing the data for the 1995 fiscal year, the Company has provided data for the comparable prior year period which are derived from unaudited financial records of the Company.



                                LAMONTS APPAREL, INC.

                    (Dollars in thousands, except per share data)

STATEMENT OF                                53 weeks ended      52 weeks ended      Quarter ended       52 weeks ended
OPERATIONS DATA                             Feb. 3, 1996        Jan. 28, 1995       Jan. 28, 1995       Oct. 29, 1994
-----------------------------------------------------------------------------------------------------------------------
Revenues (1)                                     $199,548            $231,199             $71,014            $237,922
Cost of merchandise sold                          131,677             175,330              60,587             163,697
                                             --------------------------------------------------------------------------
Gross profit                                       67,871              55,869              10,427              74,225
                                             --------------------------------------------------------------------------

Operating and administrative expenses              71,372              87,807              22,400              88,520
Depreciation and amortization                       9,232              11,355               2,666              11,441
Store closure costs                                 7,200               7,200
                                             --------------------------------------------------------------------------
Operating costs                                    80,604             106,362              25,066             107,161
                                             --------------------------------------------------------------------------
Earnings (loss) from continuing
 operations before other income/
 (expense), reorganization expenses and
 income tax provision/(benefit)                   (12,733)            (50,493)            (14,639)            (32,936)
Other income (expense):
Interest expense
  - Cash                                           (5,098)             (6,698)             (1,356)             (8,130)
  - Non-cash (2)                                                       (5,160)             (1,670)             (3,490)
Other income (expense)                                196                  27                  29                (369)
                                             --------------------------------------------------------------------------

Loss from continuing operations before
 reorganization expenses and income tax
 provision/(benefit)                              (17,635)            (62,324)            (17,636)            (44,925)
Reorganization expenses                             7,240               7,499               7,499
                                             --------------------------------------------------------------------------

Loss from continuing operations before
 income tax provision/(benefit)                    24,875             (69,823)            (25,135)            (44,925)
Income tax provision/(benefit)                                           (400)                                   (400)
                                             --------------------------------------------------------------------------
Net earnings (loss)                              ($24,875)           ($69,423)           ($25,135)           ($44,525)
                                             --------------------------------------------------------------------------
                                             --------------------------------------------------------------------------


NET EARNINGS (LOSS) PER COMMON SHARE (4)
----------------------------------------
Net earnings (loss) per common share               ($1.39)             ($4.13)             ($1.41)             ($3.05)
                                             --------------------------------------------------------------------------
                                             --------------------------------------------------------------------------

Weighted average number of shares              17,893,675          16,820,257          17,883,135          14,583,038

BALANCE SHEET DATA (at end of                   As of                As of              As of               As of
period)                                     Feb. 3, 1996        Jan. 28, 1995       Jan. 28, 1995       Oct. 29, 1994
-----------------------------------------------------------------------------------------------------------------------
Working capital                                   ($2,248)            $16,025             $16,025              $9,938
Total assets                                      102,361             120,269             120,269             152,589
Liabilities subject to settlement under
 reorganization proceedings                       104,845             108,333             108,333
Long term debt and obligations under
 capital leases, net of current maturities                                                                     80,642
Stockholders' equity (deficit)                    (42,556)            (17,509)            (17,509)              7,560

                                LAMONTS APPAREL, INC.
                    (Dollars in thousands, except per share data)



                                            52 weeks ended      52 weeks ended      52 weeks ended
                                            Oct. 31, 1993        Oct. 31, 1992       Nov. 2, 1991
                                             ------------------------------------------------------
STATEMENT OF OPERATIONS DATA
----------------------------
Revenues (1)                                     $251,015            $258,096            $252,627
Cost of merchandise sold                          157,098             156,940             153,771
                                             ------------------------------------------------------
Gross profit                                       93,917             101,156              98,856
                                             ------------------------------------------------------
Operating and administrative expenses              84,176              83,798              78,921
Depreciation and amortization                      11,164              13,290              11,070

                                             ------------------------------------------------------
Operating costs                                    95,340              97,088              89,991
                                             ------------------------------------------------------

Earnings (loss) from continuing operations         (1,423)              4,068               8,865
 before other income/(expense), income
 tax provision/(benefit), and extraordinary
 item
Other income (expense):
Interest expense
  - Cash                                          (12,477)             (9,936)            (16,439)
  - Non-cash (2)                                                      (13,417)             (5,494)
Other income (expense)                                 29                 417                917
                                             ------------------------------------------------------

Loss from continuing operations before            (13,871)            (18,868)            (12,151)
  income tax provision/(benefit) and
  extraordinary item
Income tax provision/(benefit)                     (3,000)                710                (552)
                                             ------------------------------------------------------

Loss from continuing operations before            (10,871)            (19,578)            (11,599)
  extraordinary item
Gain (loss) from discontinued
  operations, net of income taxes                                         283                (113)
Extraordinary item - gain on
  extinguishment of debt (3)                                           23,572
                                             ------------------------------------------------------
Net earnings (loss)                              ($10,871)             $4,277            ($11,712)
                                             ------------------------------------------------------
                                             ------------------------------------------------------

NET EARNINGS (LOSS) PER COMMON SHARE (4)
----------------------------------------
Loss from continuing operations
  before extraordinary item                        ($1.22)            ($82.84)            ($67.99)
Gain (loss) from discontinued
  operations, net of income taxes                                        1.20               (0.61)
Extraordinary item - gain on
  extinguishment of debt                                                99.74
                                             ------------------------------------------------------
Net earnings (loss) per common share               ($1.22)             $18.10             ($68.60)
                                             ------------------------------------------------------
                                             ------------------------------------------------------

Dividends on preferred stock (5)                     None                None             ($1,045)
Weighted average number of shares               8,917,624             236,339             185,970

                                                 As of               As of               As of
BALANCE SHEET DATA (at end of period)       Oct. 31, 1993       Oct. 31, 1992        Nov. 2, 1991
---------------------------------------------------------------------------------------------------
Working capital                                   $43,060             $52,327             $52,319
Total assets                                      183,709             195,339             194,954
Long term debt and obligations under               93,130              94,615             154,694
 capital leases, net of current maturities
Stockholders' equity (deficit)                     36,208              46,773              (1,500)



                                LAMONTS APPAREL, INC.

                   FOOTNOTES TO SELECTED HISTORICAL FINANCIAL DATA

         (1) The additional week in the 1995 fiscal year accounted for $2.2 million of revenues.

         (2) Non-cash interest expense is comprised of amortization of discounts on the Company's long term debt and interest paid through issuance of additional debt.

         (3) Extraordinary item reflects gain on cancellation of debt associated with the Recapitalization.

         (4) Represents per common share earnings (loss) after accrual of dividends on the previously outstanding preferred stock for the 52 weeks ended November 2, 1991. Concurrently with the Recapitalization, the Company
(i) converted all of that preferred stock into Old Common Stock, (ii) eliminated all accrued and unpaid dividends associated with that preferred stock, and
(iii) effected a one-for-30 reverse stock split of the Old Common Stock outstanding prior to the Recapitalization. All share and per share amounts for the 52 weeks ended November 2, 1991 have been restated to reflect the reverse stock split on a retroactive basis.

         (5) Represents dividends on the previously outstanding preferred stock which were accrued but never declared or paid. All of the accrued and unpaid dividends were eliminated pursuant to the Recapitalization.

                                LAMONTS APPAREL, INC.

                    (Dollars in thousands, except per share data)

                                     (Unaudited)

                                                        Quarter ended      Quarter ended         Month ended
                                                          May 4, 1996      August 3, 1996     August 31, 1996
                                                         ------------------------------------------------------
STATEMENT OF OPERATIONS DATA
-----------------------------

Revenues                                                      $37,922             $49,657             $17,335
Cost of merchandise sold                                       24,348              31,607              11,185
                                                         ------------------------------------------------------
Gross profit                                                   13,574              18,050               6,150
                                                         ------------------------------------------------------

Operating and administrative expenses                          15,775              17,201               5,356
Depreciation and amortization                                   2,037               2,000                 667
Store closure costs                                                 0                   0                   0
                                                         ------------------------------------------------------
Operating costs                                                17,812              19,201               6,023
                                                         ------------------------------------------------------

Earnings (loss) from continuing operations
  before other  income/(expense), reorganization
  expenses and income tax provision/(benefit)                  (4,238)             (1,151)                127
Other income (expense):
Interest expense
  - Cash                                                       (1,198)             (1,257)               (445)
  - Non-cash                                                        0                   0                   0
Other income (expense)                                              3                   2                   1
                                                         ------------------------------------------------------

Loss from continuing operations before                         (5,433)             (2,406)               (317)
  reorganization expenses and income tax
  provision/(benefit)
Reorganization expenses                                           670                 985                 379
                                                         ------------------------------------------------------

Loss from continuing operations before income                  (6,103)             (3,391)               (696)
  tax provision/(benefit)
Income tax provision/(benefit)                                      0                   0                   0
                                                         ------------------------------------------------------

Net earnings (loss)                                           ($6,103)            ($3,391)              ($696)
                                                         ------------------------------------------------------
                                                         ------------------------------------------------------
NET EARNINGS (LOSS) PER COMMON SHARE
------------------------------------
Net earnings (loss) per common share                           ($0.34)             ($0.19)             ($0.04)
                                                         ------------------------------------------------------
                                                         ------------------------------------------------------

Weighted average number of shares                          17,899,549          17,899,759          17,900,053

BALANCE SHEET DATA (at end of period)                        As of              As of               As of
                                                          May 4, 1996      August 3, 1996     August 31, 1996
---------------------------------------------             -----------      --------------     ---------------
Working capital                                                 ($111)            ($2,130)            ($2,124)
Total assets                                                  101,258             110,539             108,226
Liabilities subject to settlement under
  reorganization proceedings                                  104,547             103,733             103,666
Long term debt and obligations under
  capital leases, net of current maturities                     2,808               2,808               2,808
Stockholders' equity (deficit)                                (48,645)            (52,022)            (52,713)

                                         III.

                                     RISK FACTORS

         IN ADDITION TO RISKS INHERENTLY INVOLVED IN SECURITIES ISSUED PURSUANT TO A PLAN OF REORGANIZATION, NUMEROUS SPECIAL FINANCIAL RISKS ARE ASSOCIATED WITH THE PLAN AND MUST BE CAREFULLY CONSIDERED IN DETERMINING WHETHER TO VOTE TO APPROVE THE PLAN. The following is intended as a summary of certain material risks associated with the Plan and the future operations of the Reorganized Debtor but is not exclusive and must be supplemented by an analysis and evaluation of the Plan and this Disclosure Statement as a whole by each holder of an impaired Claim and each holder of Old Common Stock with such person's advisors.

    A.   INHERENT UNCERTAINTY IN THE FINANCIAL PROJECTIONS.

         The financial projections set forth in this Disclosure Statement are based on numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Company, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Company and some or all of which may not materialize. The Company's new management has developed, and the Company is implementing, changes in merchandising, advertising, and pricing strategies. There is no assurance, however, as to the timing or extent to which these changes will produce the desired effect. In addition, unanticipated events and circumstances occurring subsequent to the date the Disclosure Statement was approved by the Bankruptcy Court may affect the actual financial results of the Company's operations. These variations may be material and may adversely affect the ability of the Company to pay the obligations owing to certain creditors entitled to distributions under the Plan and other post-Effective Date indebtedness. Because the actual results achieved throughout the periods covered by projections may vary from the projected results, the projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur.

         SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The information contained under the caption "Certain Financial Projections" and certain other statements contained or incorporated by reference herein, including, without limitation, statements containing the words "believes," "anticipates," "expects," and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local general economic and market conditions; demographic changes; liability and other claims asserted against the Company; competition; the loss of significant customers or suppliers; fluctuations in operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; ownership of Common Stock; volatility of stock price; and other factors referenced herein. Certain of these factors are discussed in more detail elsewhere herein, including, without limitation, under the captions "The Company," "Capitalization," and "Certain Financial Projections". GIVEN THESE UNCERTAINTIES, THOSE READING THIS DISCLOSURE STATEMENT ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect untrue events or developments.

    B.   LEVERAGE.

         After giving effect to the reduction in its outstanding debt pursuant to the Plan, the Reorganized Debtor will have a reduced, but nevertheless substantial, degree of leverage. After giving effect to the Plan and the financial and operational restructuring effected pursuant thereto and in connection therewith, the Reorganized Debtor's consolidated ratio of total debt to equity on the Effective Date (assuming an Effective Date of February 1, 1997) is projected to be approximately 2.1:1. See "Capitalization" and "Certain Financial Projections - Pro Forma Balance Sheet."

         The Debtor believes that, after giving effect to the operational restructuring which has been and is being conducted in conjunction with the Plan, the Reorganized Debtor's cash flow from operations will be adequate to make required payments of principal and interest on its debt (including the loans under the FNBB Facility), to permit anticipated capital expenditures (which in any case will be limited under the terms of the FNBB Facility), and to fund working capital requirements. However, if, contrary to expectations, the Reorganized Debtor is unable to generate sufficient cash flow from operations in the future, or if it fails to satisfy the financial covenants contained in the FNBB Facility, it could face default on its restructured obligations.

         The leveraged nature of the Reorganized Debtor's capital structure will have several important effects on the Company and its operations, including the following: (i) the Company will continue to have significant cash requirements for debt service; (ii) the financial covenants and other restrictions contained in the FNBB Facility will require the Company to meet certain financial tests and will limit its ability to borrow additional funds or to dispose of assets; (iii) because the Company's indebtedness under the FNBB Facility will bear interest at a floating rate, the Company will be sensitive to any increase in prevailing interest rates; (iv) as a result of the Company's debt service requirements and restrictions imposed under the terms of the FNBB Facility, funds available for capital expenditures and dividends will be limited; and (v) the Company's ability to meet its debt service obligations and to reduce its total debt will be dependent upon its future performance, which, in turn, will be subject to general economic conditions and to financial, business, and other factors affecting its operations, including factors beyond its control.

    C.   COMPETITION.

         The retail business in which the Company is involved is highly competitive, and the Company has certain competitors with substantially greater resources than the Company. Numerous other companies, including publicly and privately held independent stores and small chains, and department stores, also provide competition on a national and regional basis. In addition, the competitive environment is often affected by factors beyond a particular retailer's control, such as shifts in consumer preferences, changes in style, business environment, population trends, and traffic control. Although management attempts to anticipate and respond to changes in consumer preferences and changes in styles, and believes that the Company competes successfully, the Reorganized Debtor could face difficulties in continuing to compete successfully. See "The Company - Competition."

    D.   MARKET FOR NEW COMMON STOCK AND NEW WARRANTS.

         The Old Common Stock is traded in the over-the-counter market and, until January 20, 1995, was listed on the NASDAQ Stock Market's SmallCap Market. As a result of the filing, the Old Common Stock is no longer listed. Prior to the date hereof, there has been a limited public trading market for the Old Common Stock. There is no active trading market for the New

Common Stock or for the New Warrants. Although the Company intends to utilize its reasonable best efforts to continue its compliance with requirements of applicable securities laws and to facilitate trading of the New Common Stock, there can be no assurance that any market will develop for the New Common Stock or for the New Warrants, as to liquidity of any such market, the ability of holders to sell such securities, or the price at which holders would be able to sell such securities.

    E.   DIVIDEND POLICY.

         The Company has never declared or paid cash dividends on its Old Common Stock or any other equity security. In addition, the FNBB Facility contains certain covenants that directly and indirectly restrict the ability of the Company to pay dividends. Such restrictions prohibit the payment of cash dividends on the New Common Stock for the foreseeable future. See "Description of FNBB Facility."

    F.   CERTAIN ECONOMIC CONDITIONS AND RECENT OPERATING PERFORMANCE.

         The Company's business is dependent upon a high volume of sales and, with respect to its mall stores, sales are derived, in part, from a high volume of mall traffic. Volume of sales and mall traffic may be adversely affected by local, regional, or national economic downturns, new competition, and, in the case of its mall stores, by the closing of "anchor" stores. Revenues have been adversely affected by, among other things, (i) the general lower demand for apparel experienced by the Company and many other apparel retailers, (ii) the economy in the Seattle/Tacoma market, and (iii) the increase in discounter/mass merchandiser retail space in the Company's markets. Management believes that sales may continue to be adversely affected by the foregoing, among other factors, and by the interruption of merchandise delivery and adverse publicity related to the commencement of the Chapter 11 Case. Additionally, management believes that there may be continued pressure on gross profit in order to maintain a competitive position in the Company's markets. There can be no assurance that the above factors or a future economic downturn would not have a material adverse impact on the Company.

         Management believes that the Company's profitability was also adversely affected by the Company's previous merchandising strategies. Consequently, new management has developed and commenced the implementation of numerous new merchandising strategies, which are designed to: (i) improve the quality of merchandise offered while maintaining price points geared to the Company's customer base; (ii) organize merchandising efforts in key departments on an integrated basis in order to streamline operations and focus responsibility for merchandise presentation and a more attractive mix of quality, price and availability; (iii) reduce or eliminate low-margin items and departments and add higher margin goods; and (iv) improve inventory mix to reduce the need for inventory markdowns. In addition, the Company has begun a new policy to markdown and clear out unsold merchandise with specific "out" dates set by classification. There can be no assurance, however, that the above strategies will continue to result in improved profitability.

    G.   RESTRICTIVE COVENANTS.

         The FNBB Facility includes affirmative and negative covenants which substantially restrict many aspects of the Company's operations and finances. Such covenants include, without limitation, a prohibition on dividends and restrictions on capital expenditures and the incurrence of indebtedness. The covenants will reduce the Company's operational and financial flexibility and its ability to respond to changing retail conditions and take advantage of attractive business opportunities. See "Description of FNBB Facility."

    H.   DILUTION.

         The New Common Stock to be issued as of the Effective Date under the Plan is subject to potential dilution by the additional shares of New Common Stock issuable upon exercise of the New Class A Warrants, the New Class B Warrants, the New Employee Stock Options, the Employee Stock Option Plan and the Gordian Warrants. See "Common Stock Ownership - Dilution." Moreover, the Reorganized Debtor will have the right to issue additional securities in the future upon compliance with applicable law, the Amended and Restated Certificate of Incorporation, and the Amended and Restated Bylaws, which could result in further dilution.


                                         IV.

                                      BACKGROUND

    A.   GENERAL.

         Lamonts is a Northwest-based retailer with 42 stores in six states. The Company offers an assortment of moderately priced fashion apparel and accessories at competitive prices for the entire family. Lamonts purchases finished goods from over 1,700 vendors and uses a distribution center in Kent, Washington for processing and warehousing merchandise for distribution to its stores. Lamonts employs approximately 1,600 people in salaried, hourly, or part-time positions. Lamonts' revenues for the fiscal year ending February 3, 1996, were approximately $200 million. As of February 3, 1996, Lamonts' total assets and liabilities, at book value, approximated $102.4 million and $144.9 million, respectively. Lamonts is a publicly-held company; its stock is traded on the over-the-counter market.

    B.   FINANCIAL DIFFICULTIES.

         In the years prior to the commencement of the Chapter 11 Case, Lamonts had experienced significant financial difficulties. In addition to being overburdened by debt, Lamonts' competitive position had deteriorated over the prior three years. Revenues had declined from approximately $258 million in 1992 to approximately $251 million in 1993 and to approximately $238 million in 1994. Comparable store sales had declined by 3.8% from 1992 to 1993 and by 6.4% from 1993 to 1994. Lamonts' deteriorating financial performance was a result of several factors, including increased competition and regional economic conditions. Lamonts had also failed to respond adequately to changes in consumer demand and had failed to adopt necessary buying disciplines and merchandising strategies appropriate to new market conditions.

    C.   PRIOR FINANCIAL RESTRUCTURINGS.

         As a result of financial difficulties, during the second half of its 1992 fiscal year, the Company and its financial advisors commenced negotiations with certain of the Company's creditors and stockholders regarding a restructuring of the Company's indebtedness. On October 30, 1992, the Company completed the Recapitalization pursuant to which, among other things, the Company issued an aggregate of $75.0 million in principal amount of its Old 10-1/4% Notes. As a result of the Recapitalization, the Company's funded debt was reduced by $63.6 million.

         On December 1, 1993, the Company completed the Infusion which included, among other things, the repurchase of $13.0 million aggregate principal amount of Old 10-1/4% Notes, at par, together with accrued interest through the repurchase date, and the concurrent amendment of the terms of the Old 10-1/4% Notes that remained outstanding to, among other things, prospectively reduce the interest rate of such Old 10-1/4% Notes from 11-1/2% (the original rate at issuance) to 10-1/4%.

         On June 10, 1994, the Company further amended the terms of the Old 10-1/4% Notes to provide, among other things, that interest payments due on the Old 10-1/4% Notes through November 1, 1995 could be paid, at the Company's option, either in cash, at a rate of 12% per annum, or in additional 10-1/4% Notes, at a rate of 13% per annum. In accordance with the amendment, the Company elected to issue additional Old 10-1/4% Notes at the PIK Interest rate of 13% for the November 1, 1994 interest payment. Interest continued to accrue on the Old 10-1/4% Notes until the Petition Date. In addition, on June 10, 1994, the Company issued the Old Warrants initially to purchase up to an aggregate of approximately 2 million shares of Old Common Stock (or approximately 10% of the Old Common Stock outstanding after giving effect to the exercise of such Old Warrants) to the holders of the Old 10-1/4% Notes. The Old Warrants could be exercised on or prior to June 10, 1999, at an initial exercise price of $1.00 per share of Old Common Stock. As of July 29, 1996, none of the 1994 Warrants had been exercised.


         On October 18, 1994, the holders of all outstanding Old 10-1/4% Notes
(i) granted the Company the option to exchange the Old 10-1/4% Notes for shares of Old Common Stock, representing approximately 70% of the Old Common Stock outstanding immediately following the exchange, and $50.0 million aggregate liquidation preference of a new series of preferred stock of the Company, and
(ii) released the collateral securing the Old 10-1/4% Notes and generally subordinated the Company's obligations under the Old 10-1/4% Notes so that they are junior to trade payables and certain other liabilities, subject to certain exceptions. The Company could exercise its option to exchange the Old 10-1/4% Notes on or prior to March 31, 1995. However, on March 27, 1995, the Company received an extension from the holders of the Old 10-1/4% Notes to extend indefinitely the time in which the Company may exercise its option to require the holders to exchange their Old 10-1/4% Notes; provided, however, that a majority of the holders of the Old 10-1/4% Notes may terminate such extension upon 60 days notice to the Company. See "The Plan Of Reorganization -- Summary Of Certain Other Provisions Of The Plan -- Compromise Of Subordination Disputes" for a discussion of the treatment of such option.

         Despite the foregoing, the Company's financial position continued to deteriorate through its 1994 fiscal year. The Company's ability to service its debt and to obtain trade credit was dependent on its performance, which continued to fall short of projected results. In response to its deteriorating financial condition, the Company determined that a more significant financial and operational restructuring was necessary. Accordingly, on the Petition Date, Lamonts commenced the Chapter 11 Case.

    D.   OPERATIONAL RESTRUCTURING AND NEW MANAGEMENT.

         In the summer of 1994, the Board of Directors of Lamonts commenced a nationwide search through a leading retail executive recruiter for a new Chief Executive Officer. As a result, in October 1994, Lamonts offered the position of Chairman and Chief Executive Officer to Alan Schlesinger, who was then employed as the Senior Vice President/General Merchandise Manager at May Co. Mr. Schlesinger joined Lamonts on November 22, 1994.

         Mr. Schlesinger and his new management team immediately initiated an aggressive plan to increase sales and eliminate old and less saleable inventory. They developed and implemented new merchandising and marketing strategies and buying disciplines designed to increase sales and improve operating margins. These strategies included improving the quality of the goods offered while maintaining Lamonts' traditional price points; reducing and eventually eliminating low margin merchandise and departments; reducing inventory levels; and increasing inventory turns. Lamonts also initiated a new policy to mark down and clear out old and obsolete merchandise. The Company has refocused its merchandising strategy on casual apparel and expects to continue to build its merchandise categories in the Men's, Children's, Misses, and Special Sizes areas and to promote nationally recognized brands. Further, aggressive actions were taken to decrease Lamonts' operating costs.

         Moreover, beginning in 1994 and continuing to date, Lamonts analyzed the performance of each of its stores and determined that a number of stores should be closed because of poor performance.

         New management believes that Lamonts has made substantial progress in the period since the filing of the Petition and that, if Lamonts is able to emerge from Chapter 11 with the capital structure contemplated by the Plan and the working capital financing contemplated by the Plan, it can succeed as a profitable and successful business enterprise. Lamonts has served a well-defined market niche in the Northwest for more than 30 years. It has a large customer base and a loyal and dedicated work force. With its new management and with the implementation of new management's merchandising and marketing strategies, the Company believes that sales should continue to improve. Although there can be no assurance that these efforts will be successful, new management is confident that it can complete the turnaround of Lamonts' business. See "Risk Factors."

    E.   DEBTOR-IN-POSSESSION ADMINISTRATION AND FINANCING.

         Since the Petition Date, the Debtor and its representatives have been involved in complying with applicable requirements of the Bankruptcy Code and Bankruptcy Rules and of the United States Trustee. At all times since the Petition Date, the Debtor has retained control of the operation and management of its business and properties as Debtor in Possession.

         Until June 4, 1996, the Company obtained its debtor in possession financing from Foothill Capital Corporation ("Foothill"), which had previously provided the Company's prepetition working capital financing. Pursuant to its loan and security agreement with Foothill dated February 17, 1995 (the "Foothill Facility"), the Company was able to borrow up to $32 million in revolving loans, including up to $15 million of letters of credit. Borrowings under the Foothill Facility, together with cash flow from operations, were used by the Company to finance general working capital requirements, including purchases of inventory and other expenditures permitted under the Foothill Facility. The Foothill Facility was secured by inventory and certain other assets and was an allowed administrative expense claim with priority over certain other administrative expenses in the Chapter 11 Case. The Foothill Facility was extended from its initial maturity date of May 17, 1996, and would have expired on the earlier of
(i) August 17, 1996, with provisions for two additional quarterly renewals, or
(ii) the effective date of a plan of reorganization.

         In an effort to improve its liquidity, reduce its financing costs, and obtain necessary post-confirmation financing, Lamonts, with the approval of the Committees, established a new financing relationship with FNBB under which FNBB would, among other things: (i) enhance the availability of funds to Lamonts, primarily by increasing the inventory advance rates beyond those utilized under the borrowing base formulas under the Foothill Facility; (ii) lend funds at a significantly lower overall financing cost than under the Foothill Facility; and
(iii) commit to continue financing Lamonts not only during the Chapter 11 Case, but also for a term of two years after confirmation of a plan of reorganization. On June 4, 1996, the Company entered into the FNBB Facility after obtaining the approval of the Bankruptcy Court and used a portion of the loan proceeds under the FNBB Facility to fully repay its obligations to Foothill. For a detailed description of the FNBB Facility, see "Description of FNBB Facility."

    F.   NEGOTIATIONS WITH COMMITTEES.

         Lamonts, with the assistance of its accountants and financial advisors, Coopers & Lybrand, L.L.P., developed a detailed five-year business plan and projections (the "Projections"). The Projections were distributed, on a confidential basis, to the Committees and to their attorneys and accountants in order to provide the basis for the parties' negotiation of a plan of reorganization. The Projections were subsequently revised to reflect updated results of operations and market trends.

         Lamonts has, since the Petition Date, made every effort to establish a constructive and cooperative relationship with the Committees and their members. As a result, Lamonts and the Committees have been able to resolve all issues between them that have arisen to date regarding the administration of this case by discussions and without the need for judicial intervention. In those few instances where there has been initial disagreement among Lamonts and the Committees, matters have been satisfactorily resolved by discussions. Accordingly, the parties have been free to focus their attention on the negotiation of a plan of reorganization for the ultimate resolution of the Chapter 11 Case.

         After extensive discussions, the Debtor and the Committees have negotiated a financial restructuring contemplating the satisfaction of General Unsecured Claims with New Common Stock and New Warrants.

         In the course of the Plan negotiations, the Unsecured Creditors' Committee and the Bondholders' Committee contended that holders of Old Common Stock should receive no consideration under any plan and that a plan could be confirmed over the objection of the Equity Committee. The Equity Committee denied that a plan could be confirmed without the acceptance of holders of Old Common Stock. After due consideration of their respective litigation positions, the Committees and the Debtor agreed upon a mutually-satisfactory treatment of holders of Old Common Stock.

         After these extensive negotiations, Lamonts and the Committees ultimately reached agreement on the Plan, and all three Committees have approved the Plan and recommend its acceptance by their respective constituencies.


                                          V.

                                     THE COMPANY

    A.   GENERAL.

         The Company has been operating in the Northwest for almost thirty years and is well known in the region as a retailer of nationally recognized brand name apparel such as Levi, Liz Claiborne, Lee, Union Bay, Bugle Boy, Jockey, Alfred Dunner, Koret, OshKosh, and Health-Tex. The Company's stores average approximately 40,000 square feet and are generally located in top quality shopping centers and high traffic malls. Since 1986, thirty-nine of the Company's stores have completed either major or minor remodels.

         The Company was incorporated in Delaware as Texstyrene Corporation in 1985, changed its name to Aris Corporation in October 1988 and to Lamonts Corporation in April 1991. In September 1989, the Company acquired Apparel from LH Group, Inc., a subsidiary of Northern Pacific Corporation. Prior to the completion of the divestiture of its original core business in August 1989, the Company manufactured expandable polystyrene beads and converted them into foam cups and containers, insulation products, packing materials, and custom-molded packaging products. Apparel's predecessor was incorporated in Washington in May 1923. On October 30, 1992, Apparel was merged with and into the Company, and the name of the Company was changed to Lamonts Apparel, Inc.

         The Company's principal office was, until May of 1996, located at 3650 131st Avenue, S.E., Bellevue, Washington 98006. In May 1996, as part of its cost cutting efforts, the Company relocated its principal office to 12413 Willows Road N.E., Kirkland, WA 98034.

    B.   PROPERTIES.

         The Company considers its ability to maintain attractive, high traffic store locations to be a critical element of its business and a key determinant of Lamonts' future growth and profitability. Lamonts' stores are designed to maximize selling space while providing a fashionable, pleasant shopping environment.

         The Company currently operates 42 stores in the following locations:


Alaska 7                Washington 24                      Utah 1
----------------------  -------------------------------    ------------------

Anchorage:  3 stores    Seattle area:       6 stores       Logan
Fairbanks               Bellevue/Eastside:  4 stores
Juneau                  Spokane:            3 stores
Soldotna                Tacoma:             2 stores       Montana 1
Wasilla                 Aberdeen                           ------------------
                        Marysville                         Missoula
Idaho 6                 Moses Lake
----------------------  Olympia
                        Port Angeles                       Oregon 3
Coeur d'Alene           Silverdale                         ------------------
Idaho Falls             Tri-Cities                         Astoria
Lewiston                Wenatchee                          Corvallis
Moscow                  Yakima                             Hillsboro
Pocatello
Twin Falls



         Of the 42 stores, 17 are located in regional malls, 15 are located in community malls, 4 are located in strip centers, and 6 are located in free-standing locations.

         All of the Company's operating stores (except one which is subject to a ground lease) are currently located in leased facilities. The lease terms for these facilities cover periods up to 30 years, with an average remaining term of 8 years, not including additional option periods. The Company has executed a new lease for its principal office in Kirkland, Washington. The new lease, which commenced May 1996, is for approximately 30,000 square feet and expires May, 2006.

         The Company's stores range in size from 20,000 to 85,000 square feet, with a typical store averaging approximately 40,000 square feet. The interiors of Lamonts' stores are attractively decorated and are organized to maximize traffic flow and merchandise exposure. Signage and service facilities, such as fitting rooms and customer service areas, are designed to create a pleasant and convenient shopping environment.

         During 1994, the Company determined that three of its Portland, Oregon stores and all five Lamonts For Kids children's stores should be closed because of poor performance. In

October 1994, the Company closed an additional store in the greater Seattle area as the lease was not renewed. Also, in connection with its operational restructuring, the Company received permission from the Bankruptcy Court to close six additional underperforming stores in early 1995. The six stores closed were located in Vancouver, Everett and Lakewood, Washington; Medford, Oregon; Ogden, Utah; and the downtown outlet center in Spokane, Washington.

         The Company opened a new 36,000 square foot store in March 1995 in a 465,000 square foot shopping center in Issaquah, Washington. This is the Company's fourth store in the eastside area of the Seattle market.

         In January 1996, the Company received permission from the Bankruptcy Court to close an underperforming store located in Eugene, Oregon, and the Company conducted going out of business sales at this store through March 1996. The Company attempted to market the building, which it owned, but was unable to locate a purchaser, and ownership of the building reverted to the owner of the underlying land.

         In February 1996, the Company entered into a sale-leaseback transaction involving the land and building at the Company's Alderwood store in Washington. The Company sold the property for $5 million and leased the property back for a 20 year period, plus option terms.

         The Company has an arrangement with Distribution Center Systems, Inc. which provides distribution and merchandise processing services for Lamonts on a cost plus fee reimbursement basis. As part of the arrangement, the Company is a guarantor of the lease of the distribution center located in Kent, Washington. The lease has remaining future minimum rents of approximately $0.3 million per year and expires February 1998.

         Management is continually evaluating store locations and operations to determine whether to close, downsize, or relocate stores that do not meet performance objectives. Management has decided to close four underperforming stores effective December 31, 1996: Hillsboro, Oregon; University City (Spokane), Washington; Twin Falls, Idaho; and Missoula, Montana. Management has no current plans to close any of the 38 Lamonts stores which will remain on the Effective Date.

    C.   PURCHASING.

         The Company's centralized buying organization includes general merchandise managers, divisional merchandise managers and buyers responsible for maintaining vendor relationships. New management teams within the merchandising departments have been assembled over the last 15 months. In addition, the Company's membership in Frederick Atkins, Inc. ("Atkins") provides it with group buying opportunities on domestic merchandise, industry research, and the ability to use Atkins' private label import program. Additionally, the Company backs certain of its direct import purchases with letters of credit issued through Atkins. Costs associated with the letters of credit are based on a fixed percentage of each draw plus a non-interest bearing deposit of 17% of annual usage.

         The Company purchases its merchandise from approximately 1,700 vendors and is not dependent on any single source of supply. The Company maintains no long term commitments with any supplier and believes that there will continue to be an adequate supply of merchandise to satisfy its current and anticipated requirements. However, like other apparel retailers, the Company is highly dependent upon its ability to obtain trade credit.

    D.   DISTRIBUTION.

         The Company utilizes a 100,000 square foot, contractor-operated distribution center dedicated to the Company for centralized receiving and marking (ticketing). Through its distribution center, the Company is able to receive and ship merchandise to its stores within a two-to-three day period. The Company believes that this distribution center enables it to monitor vendor shipments effectively, reduce receiving and marking expenses, reduce related transportation costs, improve inventory control, and reduce inventory shrinkage. The lease of this distribution center, which expires in February 1998, is guaranteed by the Company.

    E.   STORE OPERATIONS.

         The Company's store management team consists of a senior vice president, four regional directors, and 38 store managers. The four regional directors also serve as store managers. Store managers are primarily responsible for hiring and supervising store personnel and for day-to-day store operations. A typical Lamonts store employs a staff of 23 to 40 people, including the store manager, two to four area sales managers, and 20 to 35 sales clerks, approximately one-half of whom are part-time.

    F.   EMPLOYEES.

         The Company employs approximately 1,600 employees, approximately one-half of whom are part-time. Approximately 385 employees working in Seattle, Washington stores are represented by the United Food and Commercial Workers Union pursuant to a contract that expires the earlier of June 11, 1997 or seven months following emergence from Chapter 11. Approximately 39 employees work in the Wenatchee, Washington store and are represented by the United Food and Commercial Workers Union; they have no negotiated bargaining agreement and the employees work under the same working conditions as the Company's non-union employees. There are approximately 20 employees working in the Seattle corporate office who are represented by the United Food and Commercial Workers Union pursuant to an employee ratified agreement that expires the earlier of March 31, 1998 or seven months following emergence from Chapter 11. Management believes that its employee relations are good.

    G.   COMPETITION.

         Lamonts competes with other specialty retail apparel stores, department stores and discount/mass merchandisers on the basis of product range, quality, fashion, price, and service. The Company differentiates itself from its competitors by positioning itself as a focused specialty retailer with emphasis on casual wear and high quality branded products, including denim. Lamonts has also been promoting its recently introduced private label "Northwest Outfitters". Principal competitors in one or more of the Company's market areas include The Bon Marche (a division of Federated Stores, Inc.), Nordstrom, J.C. Penney Co., Inc., Sears Roebuck and Company, and Mervyn's (a division of Dayton-Hudson Corporation). Many of the Company's competitors have substantially greater financial resources than the Company.

    H.   TRADEMARKS.

         The Company currently owns various registered trademarks which are part of its proprietary brand imports program. Management believes that, although such trademarks are significant, the Company's business is not dependent on any of such rights.

    I.   CREDIT POLICY.

         The Company offers its customers various methods of payment including cash, check, Lamonts charge card, certain major credit cards, and a lay-away plan. Since its inception in July 1988, the Company's charge card program has been expanded to approximately 500,000 accounts. Growth in credit sales represents an important element in the Company's marketing strategy because statistics show that Lamonts charge card holders shop more regularly and purchase more merchandise than the customer who pays by cash, check, or bank credit card. The

Company believes that its proprietary charge card program provides additional benefits in two areas: (i) the creation of customer loyalty, and
(ii) enhancement of target marketing by providing demographic and purchasing behavior information on customers.

         The Company's proprietary charge card, administered and owned by National City Bank, provides for the option of paying in full within 30 days of the billed date with no finance charge or with revolving credit terms. Terms of the short-term revolving charge accounts require customers to make minimum monthly payments in accordance with prescribed schedules. Through a contractual arrangement, as amended, National City owns the receivables generated from purchases made by customers using the Lamonts charge card. The agreement provides for a minimum fee of 1% of purchases. As the prime rate exceeds 6%, the minimum fee increases at the same rate. However, the Company has elected to pass such increase in the minimum fee on to its charge card customers. Additionally, the agreement provides for a contingent supplemental fee equal to 0.1% of purchases for each $1 million by which such purchases are less than $48.0 million in any calendar year, up to a maximum fee of 3%. In the event of store closures, the agreement provides for adjustments to the dollar value of purchases required. Additionally, the Company is responsible for 50% of the net bad debt expense. The agreement with National City may be terminated without cause by either party after June 22, 1999, with 180 days prior written notice. The agreement with National City may be terminated by the Company for cause immediately without further action if National City defaults in the performance of or compliance with any term contained in the agreement and such default is not remedied within 30 days after written notice. Legal counsel for the Company are reviewing the Company's rights, including without limitation potential termination, under the agreement and the status of the agreement resulting from potential defaults by National City. The Company paid National City $0.9 million for bad debt expense and $0.5 million in fees during Fiscal 1995.

    J.   RETURN POLICY.

         It is the Company's policy to exchange or issue a credit if a customer is not completely satisfied with any Lamonts purchase. Management believes that the Company's customer return policy and experience is consistent with industry practices.

    K.   SEASONALITY.

         The Company's sales are seasonal, with the Christmas Season being its strongest quarter. The table below sets forth the effect of seasonality on the Company's business for its 1995 fiscal year and the comparable prior year period. Revenues by quarter in the comparable prior year period have been restated to conform with the current year presentation, after the Company's change in fiscal year to the Saturday closest to January 31.

                        1st Qtr    2nd Qtr    3rd Qtr    4th Qtr    Total
                        -------    -------    -------    -------    -----
                                    (dollars in thousands)

Twelve months ended
Feb. 3, 1996

Revenues                $36,682    $47,711    $49,802    $65,353    $199,548

%Contribution           18.4%      23.9%      24.9%      32.8%

Twelve months ended
Jan. 28, 1995

Revenues                $48,503    $54,994    $56,688    $71,014    $231,199

% Contribution          21.0%      23.8%      24.5%      30.7%

    L.   INFLATION.

         The primary items affected by inflation include the cost of merchandise, utilities, and labor. Retail sales prices are generally set to reflect such inflationary increases, the effects of which cannot be readily determined. Management of the Company believes that inflationary factors have had a minimal effect on the Company's operations during the past three years.

    M.   REGULATIONS.

         The Company is subject to Federal, state, and local laws and regulations affecting retail apparel stores generally. The Company believes that it is in substantial compliance with these laws and regulations.

    N.   PROMOTION AND MARKETING.

         Sales promotion and inventory allocation decisions are made centrally by Lamonts' corporate staff. The Company generally maintains uniformity with respect to inventory, pricing decisions, selection of promotional goods, and markdown policies throughout all of its locations.

         Lamonts advertises primarily through radio, television, newspaper inserts, direct mail, and charge statement inserts. The Company's promotional strategy is to target specific merchandise products and consumer groups, including holders of its proprietary credit card, for sale events.

    O.   SHOE LICENSEE.

         In May 1995, the Company replaced its previous licensee for its family shoe department with a new license with Shoe Corporation of America. Sales of the licensee approximated 6% of the Company's 1995 fiscal year revenues, but are not reflected in such revenues for financial reporting purposes because income derived by the Company from the rental fees charged to the licensee is reported as an offset to operating expenses.

    P.   CHANGE IN FISCAL YEAR.

         On March 9, 1995, the Company elected to change its fiscal year end from the Saturday closest to October 31 to the Saturday closest to January 31 in order to enhance comparability of the Company's results of operations with other apparel retailers.

    Q.   LEGAL PROCEEDINGS.

         The Company is from time to time involved in routine litigation incidental to the conduct of its business. Attached as Annex D is a listing of all litigation pending or threatened against the Company as of the date hereof. In the opinion of management, the ultimate outcome of all such matters should not have a material adverse effect on the financial position of the Company, but, if decided adversely to the Debtor, could have a material effect upon the distributions under the Company's plan of reorganization by increasing the total amount of Allowed General Unsecured Claims.



                                         VI.

                              THE PLAN OF REORGANIZATION

         The Plan is the result of substantial negotiations among the Company and the Committees. The Debtor and the Committees believe that, through the Plan, the holders of impaired Claims and holders of Old Common Stock will obtain a substantially greater recovery than would be available if the Debtor's assets were liquidated under the Bankruptcy Code or if any other feasible alternatives were pursued. The Debtor and the Committees further believe that the Plan will afford the Company the opportunity and ability to continue in business as a going concern, thereby benefiting creditors, shareholders, employees, vendors, other parties in interest, customers, and the general public.

         THE DEBTOR BELIEVES THAT THE PLAN PROVIDES THE BEST FEASIBLE RECOVERIES TO THE HOLDERS OF IMPAIRED CLAIMS AND TO THE HOLDERS OF OLD COMMON STOCK AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF SUCH HOLDERS. THE DEBTOR THEREFORE RECOMMENDS THAT HOLDERS OF IMPAIRED CLAIMS AND HOLDERS OF OLD COMMON STOCK VOTE TO ACCEPT THE PLAN.

         THE UNSECURED CREDITORS' COMMITTEE AND THE BONDHOLDERS' COMMITTEE HAVE APPROVED THE PLAN AND RECOMMEND ACCEPTANCE OF THE PLAN BY HOLDERS OF GENERAL UNSECURED CLAIMS.

         THE EQUITY COMMITTEE HAS APPROVED THE PLAN AND RECOMMENDS ACCEPTANCE OF THE PLAN BY HOLDERS OF OLD COMMON STOCK.

         THE SUMMARY OF THE PLAN SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY
BY REFERENCE TO THE MORE DETAILED PROVISIONS SET FORTH IN THE PLAN, THE TERMS OF WHICH ARE CONTROLLING. The Plan is attached hereto as Annex A and forms a part of this Disclosure Statement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plan.

    A.   GENERAL.

         In accordance with the Bankruptcy Code, the Plan classifies Claims and Equity Interests separately and provides, separately for each class, either that the Claims or Equity Interests in such class are unimpaired or that holders of such Claims or Equity Interests will receive various types of consideration (such as restructured obligations, New Common Stock, New Warrants and/or cash), thereby giving effect to the different rights of the holders of Claims and Equity Interests of each class. The treatment of Allowed Claims under the Plan will be in full settlement, satisfaction, and discharge of all such Claims. On the Effective Date, the Debtor will be discharged from all Claims that have arisen before confirmation of the Plan, except for payments, distributions, and obligations provided for in the Plan or in the Confirmation Order.

    B.   UNCLASSIFIED CLAIMS.

         1.   ADMINISTRATIVE EXPENSES.

         Administrative Expenses are costs or expenses of administration of the Chapter 11 Case allowed under Sections 503(b) and 507(a)(1) of the Bankruptcy Code. These Claims include, but are not limited to, (i) actual and necessary postpetition costs and expenses of preserving the Debtor's estate, (ii) actual and necessary postpetition costs and expenses of operating the Debtor's business, (iii) postpetition indebtedness or obligations duly incurred or assumed by the Debtor in Possession in connection with the conduct of its postpetition business or for the postpetition acquisition or lease of property or the rendition of postpetition services, (iv) any compensation and reimbursement of expenses to the extent allowed under section 330, 331, or 503 of the Bankruptcy Code, and (v) fees or charges assessed against the Debtor's estate under section 1930 of title 28 of the United States Code.

         In general, under the Plan, each holder of an Allowed Administrative Expense will be paid in full as soon as practicable after the later of (a) the Effective Date and (b) the date such Administrative Expense becomes an Allowed Administrative Expense, unless such holder agrees to a different treatment. However, any Allowed Administrative Expenses representing liabilities incurred in the ordinary course of postpetition business by the Debtor in Possession (including postpetition trade obligations, routine postpetition payroll obligations, and postpetition tax obligations) will be assumed and paid by the Reorganized Debtor in the ordinary course of business in accordance with the terms and conditions of the particular transactions and any agreements relating thereto.

         All payments to professionals for compensation in respect of services rendered prior to the Effective Date and for reimbursement of expenses incurred in connection therewith will be made in accordance with the procedures established by the Bankruptcy Code and the Bankruptcy Rules relating to the payment of interim and final compensation and expenses. The Bankruptcy Court will review and determine all such requests for compensation and reimbursement of expenses.

         The Debtor expects that the following professionals employed in the Chapter 11 Case will seek the approval of the Bankruptcy Court pursuant to
Section 503(b)(2) of the Bankruptcy Code of compensation or reimbursement of expenses:

Andrews & Kurth L.L.P.            Counsel for Equity Committee

Bogle & Gates P.L.L.C.            Local Counsel for Bondholders' Committee

Coopers & Lybrand L.L.P.          Accountants and Financial Advisors for Debtor
                                  in Possession

Davis Wright Tremaine             Local Counsel for Equity Committee

Ernst & Young, L.L.P.             Accountants and Financial Advisors for
                                  Unsecured Creditors' Committee

Farleigh, Wada & Witt, P.C.,      Oregon Counsel for Debtor in Possession
and Black, Helterline

Goodwin, Procter & Hoar L.L.P.    Counsel for Bondholders' Committee

Graham & James L.L.P./            Local Counsel for Unsecured Creditors'
Riddell Williams P.S., and        Committee
Stoel Rives L.L.P.

Ryan, Swanson & Cleveland         Counsel for Debtor in Possession

Siegel, Sommers & Schwartz L.L.P. Counsel for Unsecured Creditors' Committee

Skadden, Arps, Slate, Meagher     Special Corporate Counsel for Debtor in
& Flom                            Possession

Stutman, Treister & Glatt         Special Reorganization Counsel for Debtor in
Professional Corporation          Possession

Thomas, Head & Greisen            Alaska Accountants for Debtor in Possession

Young, Sanders & Feldman          Alaska Counsel for Debtor in Possession

         The Debtor estimates that the aggregate amount of all interim and final allowances of compensation and reimbursement of expenses of the foregoing professionals during the Chapter 11 Case will be approximately $4,800,000, of which approximately $4,300,000 will have been paid as interim compensation (or retainers applied to interim compensation) prior to the Effective Date. Actual allowances will be as determined by the Bankruptcy Court.

         In accordance with the "Stipulation re Employment of Gordian Group, L.P.; and Order Thereon" (the "Gordian Stipulation") which was approved by the Bankruptcy Court on October 11, 1996, Gordian Group, L.P. ("Gordian") will be issued, on the 120th calendar day following the Effective Date, in exchange for its Administrative Expense Claims for compensation for services rendered as investment banker for the Debtor in Possession, warrants (the "Gordian Warrants") for the purchase of New Common Stock. The term of the Gordian Warrants will be 5 years from their issuance date. The number of shares of New Common Stock for which the Gordian Warrants will be exercisable in the aggregate will be equal to 200,000 divided by the "Normalized Share Price." The exercise price will be the Normalized Share Price per share. The Normalized Share Price will be equal to the average of the "Closing Prices" of New Common Stock for the 45 trading days commencing on the 45th calendar day following the Effective Date. For purposes of determining the Normalized Share Price, the Closing Price will mean (i) the closing sales price per share on the national securities exchange on which the New Common Stock is principally traded, or (ii) if the shares are then traded in an over-the-counter market, the average of the closing bid and asked prices on such market, or (iii) if the shares are not then traded on a national securities exchange or in an over-the-counter market, then such value as the Board of Directors of the Reorganized Debtor shall in good faith reasonably determine; if Gordian disagrees with such determination, then an investment banking firm shall be mutually agreed upon, engaged, and compensated by the Reorganized Debtor for a definitive determination of the Normalized Share Price. The Plan provides that the securities law exemption of section 1145 of the Bankruptcy Code will apply to the Gordian Warrants and the securities issued upon the exercise thereof. The Gordian Warrants will be governed in all respects by the Gordian Warrant Agreement substantially in the form set forth in the Plan Documentary Supplement and by the Gordian Stipulation. The obligations of the Debtor and Gordian under the Gordian Stipulation will survive confirmation of the Plan and will continue in effect after the Effective Date.

         The Debtor has been advised by Bankers Trust Company ("BT"), a member of the Bondholders' Committee and the Indenture Trustee for the Old 13 1/2% Notes, that it intends to file a Claim for an Administrative Expense pursuant to section 503(b) of the Bankruptcy Code based upon its making a substantial contribution in the Chapter 11 Case. BT has agreed to reduce significantly the Claim which it might otherwise assert to $16,000, and the Debtor and the Committees have advised BT that they do not intend to object to such reduced amount. BT has advised the Debtor that, if such Administrative Expense is allowed, BT does not intend to assert a charging lien upon the New Common Stock to be distributed pursuant to the Plan to holders of Old 13 1/2% Notes.

         All quarterly fees due and payable to the Office of the United States Trustee pursuant to section 1930(a)(6) of title 28 of the United States Code will be duly paid in full on or before the Effective Date, as required by section 1129(a)(12) of the Bankruptcy Code. Lamonts projects that $5,000 will be payable to the Office of the United States Trustee for the quarter including the Effective Date. The Reorganized Debtor will remain responsible for timely payment of such quarterly fees due and payable after the Effective Date pursuant to section 1930(a)(6) of title 28 of the United States Code. After the Effective Date and until the Chapter 11 Case is closed, the Reorganized Debtor will file with the Office of the United States Trustee required monthly financial reports including a statement of all disbursements, whether or not pursuant to the Plan.

         2.   PRIORITY TAX CLAIMS.

         Priority Tax Claims include the Allowed Claims of governmental units entitled to a priority in right of payment under Section 507(a)(8) of the Bankruptcy Code. The Debtor estimates that the aggregate amount of Allowed Priority Tax Claims will be in the range of $960,000 to $1,120,000.

         Pursuant to the Plan, each Allowed Priority Tax Claim, except the Deferred Payment Tax Claims listed on Exhibit D to the Plan, will be paid in full, in cash, on the Effective Date or as soon thereafter as is practicable, except to the extent the holder of such Claim agrees to a different treatment or specifies a later payment date. Each Deferred Payment Tax Claim listed on Exhibit D to the Plan will be satisfied by the Reorganized Debtor in deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim, as provided in section 1129(a)(9)(C) of the Bankruptcy Code. Each Deferred Payment Tax Claim will be paid in equal installments of principal, with the first of such installments to be made three months after the later of (i) the Effective Date and (ii) the date on which an order allowing such Claim becomes a Final Order, and with each successive installment to be made at three month intervals thereafter. Interest will accrue on the unpaid principal balance of such Claim from and after the Effective Date at the simple interest rate specified by the applicable tax law for delay in the payment of taxes, without penalty, unless a different rate is specified by the Bankruptcy Court after notice thereof to the claimant and a hearing, and will be payable in arrears at the time of payment of each principal installment. Any Deferred Payment Tax Claim may be prepaid at any time without penalty or premium, and any such prepayments will be applied to future principal installments in order of maturity. Allowed Priority Tax Claims will not include any interest accruing subsequent to the Petition Date or any penalties, and all postpetition interest and all penalties will be disallowed.

    C.   CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

         1.   CLASS 1 - OTHER PRIORITY CLAIMS.

         Class 1 Claims are any Claims against the Debtor entitled to priority in accordance with Section 507(a) of the Bankruptcy Code (other than Priority Tax Claims and Administrative Expenses) and include, among others:
(a) unsecured Claims for accrued employee compensation earned within 90 days prior to the Petition Date, to the extent of $4,000 per employee;
(b) contributions to employee benefit plans arising from services rendered within 180 days prior to the Petition Date, but only for such plans to the extent of (i) the number of employees covered by such plans multiplied by $4,000, less (ii) the aggregate amount paid to such employees from the estate for wages, salaries or commissions; and (c) Claims by individual consumer customers in respect of deposits for goods, in an amount of up to $1,800 per individual.

         Pursuant to the Plan, Allowed Claims in Class 1 are to be paid in cash in full on the Effective Date or as soon as practicable thereafter, except to the extent the holder agrees to a different treatment. The Debtor was previously authorized by the Bankruptcy Court to honor certain of such employee and customer claims in the ordinary course of business. The Debtor estimates that the aggregate amount of remaining Allowed Other Priority Claims will not exceed $16,000.

         2.   CLASS 2 - FNBB CLAIM.

         The Class 2 Claim is the Claim of FNBB under the FNBB Facility. Under the Plan, the FNBB Claim, including without limitation any unpaid accrued interest, fees, costs, and charges, will be paid in accordance with all of the provisions of the FNBB Facility, and all of the legal, equitable, and contractual rights to which FNBB is entitled under the FNBB Facility will be left unaltered. The Debtor projects that, as of the Effective Date, the estimated outstanding amount of the Class 2 Claim will be approximately $20,500,000. Under the terms of the FNBB Facility, the Debtor is required to obtain FNBB's approval of the Plan.

         FNBB is to provide post-Effective Date secured working capital financing for the Reorganized Debtor on the terms and conditions set forth in the FNBB Facility. See "Description of FNBB Facility."

         3.   CLASS 3 - OTHER SECURED CLAIMS.

         Class 3 consists of all Allowed Secured Claims, other than the FNBB Claim. Under the Plan, any defaults with respect to an Allowed Other Secured Claim, other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured on the Effective Date; the maturity of each such Claim will be reinstated as the maturity existed before any defaults; the holder of each such Claim will be compensated on the Effective Date for any damages incurred as a result of any reasonable reliance by such holder on any contractual provision or applicable law that entitled the holder to accelerate maturity of the Claim; and the other legal, equitable, and contractual rights of the holder of such Allowed Other Secured Claim will not be otherwise altered. Certain personal property lease obligations may be construed to be Other Secured Claims. In such event, the Debtor estimates that the aggregate outstanding amount of Allowed Claims in Class 3, as of the Effective Date, will be in the range of $150,000 to $200,000.

         4.   CLASS 4 - GENERAL UNSECURED CLAIMS.

         Class 4 consists of the Allowed General Unsecured Claims. General Unsecured Claims are all allowed unsecured Claims other than Administrative Expenses, Priority Tax Claims, and Other Priority Claims, and include, without limitation, (a) Claims of trade creditors for goods and services provided to the Debtor prior to the Petition Date, (b) Claims of holders of Old 10-1/4% Notes,
(c) Claims of holders of Old 13-1/2% Notes, and (d) Claims of parties to executory contracts and unexpired leases which are rejected by the Debtor. The latter category includes any Allowed Claims of the lessors under rejected leases of stores closed by the Debtor. The Debtor estimates that the aggregate outstanding amount of Allowed Claims in Class 4, as of the Effective Date, will be in the range of $89,900,000 to $95,400,000.

         Under the Plan, on the Effective Date or as soon thereafter as is practicable, each holder of an Allowed General Unsecured Claim will receive, in exchange for and satisfaction of such Claim, all of the following: (i) its Pro Rata Share of 8,800,000 shares of New Common Stock (representing approximately 97.78% of the primary shares of New Common Stock which will be issued and outstanding as of the Effective Date or approximately 65.98% of the fully diluted shares of New Common Stock assuming exercise of all New Warrants and all New Employee Stock Options), (ii) its Pro Rata Share of New Class A Warrants exercisable for the purchase of 2,203,320 shares of New Common Stock

(representing a number of shares equal to approximately 24.48% of the primary shares of New Common Stock which will be issued and outstanding as of the Effective Date or approximately 16.52% of the fully diluted shares of New Common Stock assuming exercise of all New Warrants and all New Employee Stock Options), and (iii) its Pro Rata Share of New Class B Warrants exercisable for the purchase of 700,237 shares of New Common Stock (representing a number of shares equal to approximately 7.78% of the primary shares of New Common Stock which will be issued and outstanding as of the Effective Date or approximately 5.25% of the fully diluted shares of New Common Stock assuming exercise of all New Warrants and all New Employee Stock Options). See "Common Stock Ownership -- Dilution." Also see "Capitalization," "Description of New Common Stock," and "Description of New Warrants."

         A portion of the securities otherwise distributable to certain specified holders of Allowed General Unsecured Claims will instead be distributed to certain other specified holders of Allowed General Unsecured Claims who are entitled to the benefits of settlements under the Plan of disputes regarding subordination provisions of the respective indentures governing the Old 10-1/4% Notes and the Old 13-1/2% Notes. See "Summary of Certain Other Provisions of the Plan - Compromise of Subordination Disputes."

         As of the Effective Date, in conjunction with the issuance to holders of General Unsecured Claims of the New Common Stock and New Warrants, the Grant of Registration Rights contained in the Plan Documentary Supplement will be deemed an obligation of the Reorganized Debtor.

         5.   CLASS 5 - OLD COMMON STOCK.

         Class 5 consists of the Allowed Equity Interests of holders of Old Common Stock. Under the Plan, on the Effective Date or as soon thereafter as is practicable, each holder of record as of the Effective Date of an Allowed Equity Interest will receive, in exchange for and satisfaction of such Equity Interest, both of the following: (i) its Pro Rata Share of 200,000 shares of New Common Stock (representing approximately 2.22% of the primary shares of New Common Stock which will be issued and outstanding as of the Effective Date or approximately 1.50% of the fully diluted shares of New Common Stock assuming exercise of all New Warrants and all New Employee Stock Options), and (ii) its Pro Rata Share of New Class B Warrants exercisable for the purchase of 100,000 shares of New Common Stock (representing a number of shares equal to approximately 1.11% of the primary shares of New Common Stock which will be issued and outstanding as of the Effective Date or approximately 0.75% of the fully diluted shares of New Common Stock assuming exercise of all New Warrants and all New Employee Stock Options). See "Common Stock Ownership -- Dilution." Also see "Capitalization," "Description of New Common Stock," and "Description of New Warrants."

         As of the Effective Date, in conjunction with the issuance to holders of Old Common Stock of the New Common Stock and New Warrants, the Grant of Registration Rights contained in the Plan Documentary Supplement will be deemed an obligation of the Reorganized Debtor.

         Holders of Old Employee Stock Options and holders of Old Warrants who, in each case, shall have exercised prior to the Effective Date such holders' rights to purchase Old Common Stock in accordance with the provisions of such Old Employee Stock Options or Old Warrants, as the case may be, will be treated under the Plan with respect to the Old Common Stock so purchased in the manner specified in the Plan for the treatment of holders of Old Common Stock. Holders of unexercised Old Employee Stock Options or unexercised Old

Warrants will receive no consideration under the Plan, and all such Old Employee Stock Options and Old Warrants unexercised as of the Effective Date will be rejected.

    D.   SUMMARY OF CERTAIN OTHER PROVISIONS OF THE PLAN.

         1.   COMPROMISE OF SUBORDINATION DISPUTES.

         The Plan provides for the compromise of the disputes regarding the application and effect of the respective subordination provisions of both the indenture, as amended, for the Old 10-1/4% Notes (the "Old 10-1/4% Indenture"), and the indenture, as amended, for the Old 13-1/2% Notes (the "Old 13-1/2% Indenture"). A complete resolution, by litigation, of these controversies and disputes would be time-consuming and expensive, and the value of Lamonts' estate would likely deteriorate substantially as a result. After extensive negotiations, the parties have agreed to settle these disputes on the terms set forth in the Plan.

         The Old 10-1/4% Indenture provides, in relevant part, as follows:

    "All principal of, premium, if any, and interest on the Notes . . . shall be and hereby are expressly made subordinate and junior in right of payment to all Senior Claims . . . to the extent and in the manner provided in these subordination provisions. . . ."

         In the event of insolvency proceedings, the Old 10-1/4% Indenture provides, in relevant part:

    "All Senior Claims shall be paid in full . . . before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of [Old 10-1/4% Notes] on account of such [Notes] (excluding payments made with Junior Securities)."

         "Junior Securities" are defined by the Old 10-1/4% Indenture as including "Capital Stock."

         The Old 10-1/4% Indenture defines "Senior Claims" as follows:

    " 'Senior Claims' means (i) all Indebtedness of the Company unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such Indebtedness is junior and subordinate to other Indebtedness or Obligations of the Company; and (ii) all accounts payable and other obligations to trade creditors representing the balance deferred and unpaid of the purchase price of property or services."

         The representatives of holders of Senior Claims have contended that holders of Senior Claims are entitled to payment in full before any consideration can be distributed to holders of Old 10-1/4% Notes; the representatives of holders of Old 10-1/4% Notes have contended that the shares of New Common Stock constitute Junior Securities under the Old 10-1/4% Indenture and, therefore, are excluded from the operation of the subordination provisions.

         In order to resolve the ongoing disputes between the holders of Senior Claims and the holders of Old 10-1/4% Notes, and in full settlement and satisfaction of all subordination rights claimed by holders of all Claims which constitute Senior Claims, (i) a portion of the New Common Stock otherwise distributable as of the Effective Date to the holders of Old 10-1/4% Notes absent this compromise will instead be distributed on a pro rata basis to holders of Allowed Senior Claims to the extent that holders of Allowed Senior Claims will receive, in the aggregate, the number of shares of New Common Stock set forth in Exhibit E to the Plan, and (ii) all New Class A Warrants and New Class B Warrants otherwise distributable to the holders of Senior Claims absent this compromise will instead be distributed on a pro rata basis to holders of Old 10-1/4% Notes. Thus, the effect of the compromise will be that the holders of Old 10-1/4% Notes will receive fewer, and the holders of Allowed Senior Claims will receive more, shares of the New Common Stock to be issued as of the Effective Date than they would absent this compromise; and the New Warrants will be issued to holders of Old 10-1/4% Notes rather than to holders of Allowed Senior Claims so that holders of Allowed Senior Claims will not receive any of the New Warrants. This compromise takes fully into account the relative priorities of the Claims affected in connection with the contractual subordination provisions relating to the Old 10-1/4% Notes. Accordingly, all holders of Claims will be deemed, as of the Effective Date, to have waived any and all contractual subordination rights which they might otherwise have with respect to the Old 10-1/4% Notes and the Old 10-1/4% Indenture and shall be deemed, as of the Effective Date, permanently enjoined from enforcing or attempting to enforce any such rights with respect to the distributions under the Plan to the holders of the Old 10-1/4% Notes. In addition, this compromise takes fully into account the Debtor's right, if any, to exercise the previously granted option to exchange preferred and common stock for the Old 10-1/4% Notes.

         Exhibit E to the Plan specifies the number of shares of New Common Stock to which holders of allowed Senior Claims will be entitled under the terms of the compromise. That number will vary, depending upon the total amount of Senior Claims actually allowed in the Chapter 11 Case. The Debtor's best estimate is that approximately $14,000,000 to $16,500,000 in Senior Claims will ultimately be allowed, based upon the Debtor's analysis of the proofs of claim which have been timely filed in the Chapter 11 Case and a comparison of such proofs of claim to the Company's own books and records. If the Debtor's estimate proves to be accurate, then the aggregate number of shares to which holders of Allowed Senior Claims would be entitled as set forth on Exhibit E would be either 4,800,000 or 4,970,000. However, there can be no assurance that the Debtor's estimate will accurately predict the actual total amount of Senior Claims which will ultimately be allowed by the Bankruptcy Court.

         For purposes of the implementation of the compromise of the subordination disputes regarding the Old 10-1/4% Indenture, Annex C to this Disclosure Statement specifies those Claims that have been filed or are deemed filed in the Chapter 11 Case which will, to the extent ultimately allowed, be treated as Allowed Senior Claims. If any party in interest contends that Annex C to this Disclosure Statement is incorrect or incomplete, such party must file with the Bankruptcy Court and serve upon counsel for the Debtor and each of the Committees a written statement and an accompanying declaration in support thereof specifying the alleged error or omission in Annex C, no later than 31 calendar days before the date scheduled for the commencement of the Confirmation Hearing. Failure timely to file and serve such statement will result in the determination that those Claims specified in Annex C to this Disclosure Statement as Senior Claims constitute all of the Senior Claims and will, to the extent allowed, be treated as Allowed Senior Claims under Section V.E.1 of the Plan. The Debtor and the Committees reserve the right to object to any response filed by any party in interest, and any disputes with respect to whether a Claim constitutes an Allowed Senior Claim will be resolved by the Bankruptcy Court.

         The Old 13-1/2% Indenture provides, in relevant part, as follows:

    "The Company agrees, and each [holder of Old 13-1/2% Notes] by accepting [an Old 13-1/2% Note] agrees, that the indebtedness evidenced by the [Old 13-1/2% Notes] is subordinated in the right of payment to the extent and in the manner provided in [Article 10 of the Old 13-1/2% Indenture] to the prior payment in full in cash of all Senior Indebtedness of the Company, and that the subordination is for the benefit of the holders of Senior Indebtedness of the Company."

         The Old 13-1/2% Indenture defines "Senior Indebtedness", in relevant part, as follows:

    " 'Senior Indebtedness of the Company' means all Indebtedness (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof) including, without limitation, Indebtedness incurred, and all fees, expenses and other obligations payable, pursuant to the BNY Revolving Credit Agreement and all renewals, extensions and refundings thereof, unless the instrument under which such Indebtedness is created, incurred, assumed or guaranteed expressly provides that such Indebtedness is not senior or superior in right of payment to the [Old 13-1/2% Notes]. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness of the Company shall not include . . . any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and which constitutes a trade payable."

         In order to resolve the ongoing disputes between the holders of Senior Indebtedness and the holders of Old 13-1/2% Notes, and in full settlement and satisfaction of all subordination rights claimed by holders of Allowed Claims which constitute Senior Indebtedness, (i) only 16,500 shares of New Common Stock distributable as of the Effective Date to holders of Old 13-1/2% Notes will be retained by the holders of Old 13-1/2% Notes, (ii) all other shares of New Common Stock otherwise distributable as of the Effective Date to the holders of Old 13-1/2% Notes absent this compromise will instead be distributed on a pro rata basis to holders of Allowed Senior Indebtedness, and (iii) all New Class A Warrants and New Class B Warrants otherwise distributable to the holders of Old 13-1/2% Notes absent this compromise will instead be distributed on a pro rata basis to holders of Allowed Senior Indebtedness. This compromise takes fully into account the relative priorities of the Claims affected in connection with the contractual subordination provisions relating to the Old 13-1/2% Notes. Accordingly, all holders of Claims will be deemed, as of the Effective Date, to have waived any and all contractual subordination rights which they might otherwise have with respect to the Old 13-1/2% Notes and the Old 13-1/2% Indenture, and will be deemed, as of the Effective Date, permanently enjoined from enforcing or attempting to enforce any such rights with respect to the distributions under the Plan to the holders of the Old 13-1/2% Notes.

         For purposes of the implementation of the compromise of the subordination disputes regarding the Old 13-1/2% Indenture, only the Claims of the holders of Old 10-1/4% Notes will be treated as Allowed Senior Indebtedness. If any party in interest contends that such treatment is incorrect or that any other Claims constitute Allowed Senior Indebtedness, such party must file with the Bankruptcy Court and serve upon counsel for the Debtor and each of the Committees a written statement and an accompanying declaration in support thereof specifying the alleged error or omission, no later than 31 calendar days before the date scheduled for the commencement of the Confirmation Hearing. Failure timely to file and serve such statement will result in the determination that only the Allowed Claims of holders of Old 10-1/4% Notes constitute Senior Indebtedness and will be treated as Allowed Senior Indebtedness under Section V.E.2 of the Plan. The Debtor and the Committees reserve the right to object to any response filed by any party in interest, and any disputes with respect to whether a Claim constitutes Allowed Senior Indebtedness will be resolved by the Bankruptcy Court.

         In considering the proposed compromises, the Bankruptcy Court must evaluate (i) the probability of success in the litigation; (ii) the difficulties, if any, to be encountered in the matter of collection; (iii) the complexity of the litigation involved, and the expense, inconvenience and delay necessarily attending to it; and (iv) the paramount interest of the creditors and a proper deference to their reasonable views in the premises.

         In the present case, all four factors for Bankruptcy Court approval of the compromises are satisfied:

              (i) Probability of success. The parties have evaluated the probability of success, the merits of the litigation, and the risks inherent with litigation. Based upon their analysis, the parties have determined that the settlements reached are reasonable in light of the prospects of success in litigation. There is no guarantee that the either side would prevail. Additionally, any litigation with respect thereto would be expensive and time consuming and not in the best interest of the estate.

              (ii) Difficulties with collection. Collection is not a factor; therefore this element is not applicable.

              (iii) Complexity of the litigation. The issues involved are complex and would involve protracted litigation. Such litigation would undoubtedly delay confirmation of a consensual plan. Thus, approval of the compromises will avoid the time, delay, and expenses attendant to such litigation.

              (iv) Interests of Creditors. Upon resolution of the claims, the disputes between the parties will have been resolved, and the Debtor will be able to facilitate the orderly implementation of the Plan. In order to obviate any further delays, the Debtor believes that the compromises are in the best interest of the creditors. Moreover, the Committees have negotiated and approved the compromises.

         Lamonts submits that, under the applicable standards as more specifically set forth above, the compromises proposed in the Plan should be approved.

         2.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

         Subject to the approval of the Bankruptcy Court, the Bankruptcy Code empowers the Debtor in Possession to assume, assume and assign, or reject executory contracts and unexpired leases. As a general matter, an "executory contract" is a contract under which material performance (other than the payment of money) is due by each party. If an executory contract or unexpired lease is rejected by the Debtor in Possession, the other party to the agreement may file a Claim for any damages incurred by reason of the rejection. In the case of rejection of employment agreements and leases of real property, such damage Claims are subject to certain limitations imposed by the Bankruptcy Code. If an executory contract or unexpired lease is assumed, the Debtor generally has the obligation to perform its obligations thereunder in accordance with the terms of such agreement. If an executory contract is assumed and assigned, the assignee generally has the obligation to perform the obligations of the Debtor thereunder in accordance with the terms of such agreement.

         The Plan provides that entry of the Confirmation Order by the Bankruptcy Court will constitute approval, pursuant to section 365(a) of the Bankruptcy Code, of the Debtor's rejection or assumption of its executory contracts and unexpired leases as provided in the Plan. Executory contracts and unexpired leases to be assumed pursuant to the Plan are listed in Exhibit G thereto. All executory contracts and unexpired leases which have not previously been rejected and which are not assumed, either pursuant to the Plan or by separate proceeding in the Chapter 11 Case, are deemed rejected pursuant to the Plan. Exhibit H to the Plan contains a non-exclusive list of executory contracts and unexpired leases to be rejected under the Plan.

         Exhibit G specifies the Cure Payment amounts, if any, which the Debtor believes are required to be paid on the Effective Date in accordance with sections 365(b)(1)(A) & (B) of the Bankruptcy Code in connection with the assumption of the executory contracts and unexpired leases listed therein. The Plan requires that any party to a listed contract or lease who disagrees with the listed Cure Payment amount must serve upon counsel for the Debtor and file with the Bankruptcy Court an objection thereto no later than 31 calendar days before the date scheduled for the commencement of the Confirmation Hearing in the manner set forth therein, and any disputes which cannot be resolved by the parties will be determined by the Bankruptcy Court.

         The Plan provides that certain specified employment policies and certain specified compensation and benefit plans, policies, and programs of the Debtor applicable generally to its employees, including, without limitation, certain specified health care plans, disability plans, collective bargaining agreements, incentive plans, qualified pension plans, and life and accidental death and dismemberment insurance plans, are treated as executory contracts under the Plan and are assumed by the Debtor. Similarly, employment agreements with certain members of management will be assumed by the Debtor. See "Management -- Employment Agreements." The Debtor's obligation to indemnify former officers and directors is rejected under the Plan. See "Management -- Indemnification Of Officers And Directors Of Reorganized Debtor." The Debtor's obligations under two non-qualified pension plans are also rejected under the Plan. See "Management -- Executive Compensation -- Nonqualified Pension Plans."

         All Allowed Claims arising from the rejection of executory contracts or unexpired leases, whether under the Plan or by separate proceeding, will be treated as Class 4 Claims under the Plan.

         All Claims arising from the rejection of executory contracts or unexpired leases, whether under the Plan or by separate proceeding, must be filed with the Bankruptcy Court on or before such date as the Bankruptcy Court has fixed or may fix by express order with respect to Claims arising from the rejection of specified executory contracts and unexpired leases, or, if no such date is or has been fixed, on or before the first Business Day which is at least fifteen calendar days after the mailing of notice of entry of the Confirmation Order. Any such Claims which are not filed within such time will be forever barred from assertion against the Debtor, its estate, the Reorganized Debtor, and its property.

         3.   AMENDED AND RESTATED CERTIFICATE OF
              INCORPORATION AND BYLAWS.

         Pursuant to the Plan, the Certificate of Incorporation of the Debtor will be amended and restated in substantially the form set forth in the Plan Documentary Supplement (the "Amended and Restated Certificate of Incorporation"), and the Bylaws of the Debtor will be amended and restated in substantially the form included in the Plan Documentary Supplement (the "Amended and Restated Bylaws"). The Amended and Restated Certificate of Incorporation includes provisions limiting the liability of directors of the Reorganized Debtor, and the Amended and Restated Bylaws provide for mandatory indemnification of the Reorganized Debtor's agents (including officers and directors) for past and future acts to the maximum extent permitted by applicable law. The Amended and Restated Certificate of Incorporation prohibits the Reorganized Debtor from issuing non-voting equity securities, as required by section 1123(a)(6) of  the Bankruptcy Code.  See "Description of New Common
Stock."

         4.   BOARD OF DIRECTORS.

         Under the Plan, the initial Board of Directors of the Reorganized Debtor (the "New Board") will consist of the individuals to be designated as set forth in Exhibit F to the Plan. See "Management."

         5.   EFFECTIVE DATE.

         The Effective Date is the later of (i) the first Business Day on which no stay of the Confirmation Order is and remains in effect and which is at least one Business Day after the date on which all conditions to effectiveness of the Plan have been satisfied or waived, and (ii) February 1, 1997. See "Conditions Precedent." On the Effective Date or as soon thereafter as is practicable, the Debtor will deposit with the Disbursing Agent the New Common Stock, the New Warrants, and the cash to be distributed as of the Effective Date pursuant to the Plan.

         6.   TREATMENT OF FRACTIONAL SECURITIES.

         No fractional shares of New Common Stock and no fractional New
Warrants will be issued or distributed pursuant to the Plan. Instead, the number of shares of New Common Stock and/or number of New Warrants to be distributed to the holder of an Allowed Claim or Allowed Equity Interest will be rounded to the nearest whole number (with fractions equal to exactly one-half being rounded up). No consideration will be provided in lieu of the fractional shares that are rounded down and therefore are not issued.

         7.   NEW EMPLOYEE STOCK OPTIONS.

         Pursuant to the Plan, the Reorganized Debtor will, as of the Effective Date, adopt the Employee Stock Option Plan, authorizing the grant of options to purchase shares of New Common Stock to key employees and directors. Pursuant to the Plan, the Reorganized Debtor will issue as of and after the Effective Date, from time to time, New Employee Stock Options initially exercisable for the purchase of 1,000,000 (subject to adjustment to prevent dilution upon certain events, including among other things any exercise of New Class A Warrants or New Class B Warrants) of such authorized shares of New Common Stock, allocated as set forth in this Disclosure Statement under "Management," for distribution to specified employees of the Reorganized Debtor. See "Management -- Employee Stock Option Plan; Description Of New Employee Stock Options." The number of shares issuable upon exercise of the New Employee Stock Options will represent 10.00% of the fully diluted shares of New Common Stock assuming exercise of all New Warrants and all New Employee Stock Options. See "Common Stock Ownership -- Dilution."

         Under the terms of the Employee Stock Option Plan, the Reorganized Debtor will have available, in addition to the New Employee Stock Options, an additional 375,000 shares (subject to adjustment to prevent dilution upon certain events, excluding any exercise of New Class A Warrants, New Class B Warrants, or New Employee Stock Options) of new Common Stock for possible grants of additional stock options from time to time after the Effective Date if, and to the extent, the disinterested committee administering the Employee Stock Option Plan may determine that such additional grants would be in the best interest of the Reorganized Debtor. If options for all shares available under the Employee Stock Option Plan were to be issued and exercised, such shares would represent 12.46% of the fully diluted shares of New Common Stock assuming the exercise of all New Warrants. See "Common Stock Ownership -- Dilution."

         The Plan and the Disclosure Statement will be deemed to be a solicitation to the holders of Old Common Stock and to the holders of New Common Stock and New Warrants for approval of the Employee Stock Option Plan, and the entry of the Confirmation

Order will constitute approval of the plan, for purposes of compliance with Rule 16b-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Future employee stock plans or grants will be implemented by the New Board if and as the New Board determines such plans to be appropriate as a means to provide management with additional incentives.

         8.   RESALE OF SECURITIES.

         In reliance upon an exemption from the registration requirements of the Securities Act and state and local securities laws afforded by section 1145 of the Bankruptcy Code, the issuance of the New Common Stock and the New Warrants to holders of Claims and Equity Interests pursuant to the Plan will not require registration or qualification under the Securities Act or any state or local securities laws. In addition, subject to certain exceptions, any such securities issued pursuant to the Plan may be resold by any holder without registration under the Securities Act pursuant to the exemption provided by
Section 4(1) of the Securities Act, unless the holder is an "underwriter" with respect to such securities, as that term is defined in the Bankruptcy Code (a "statutory underwriter"). Section 1145(b) of the Bankruptcy Code defines "underwriter" for purposes of the Securities Act as one who (i) purchases a claim with a view to distribution of any security to be received in exchange for the claim, or (ii) offers to sell securities issued under a plan for the holders of such securities, or (iii) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities, or (iv) is a controlling person of the issuer of the securities.

         ENTITIES WHO BELIEVE THEY MAY BE STATUTORY UNDERWRITERS ARE ADVISED TO CONSULT THEIR OWN COUNSEL WITH RESPECT TO THE POSSIBLE AVAILABILITY OF EXEMPTIONS WHICH MAY BE PROVIDED BY SECTION 1145 OR OTHER APPLICABLE LAW.

         In addition, the securities issued under the Plan generally may be resold by the recipients thereof without registration on the state level pursuant to various exemptions provided by the respective laws of the several states. HOWEVER, RECIPIENTS OF SECURITIES ISSUED UNDER THE PLAN ARE ADVISED TO CONSULT WITH THEIR OWN COUNSEL AS TO THE AVAILABILITY OF ANY SUCH EXEMPTION FROM REGISTRATION UPON STATE LAW IN ANY GIVEN INSTANCE AND AS TO ANY APPLICABLE REQUIREMENTS OR CONDITIONS TO THE AVAILABILITY THEREOF.

         On the Effective Date and after giving effect to the distribution of New Common Stock pursuant to the Plan, each holder of an Allowed Class 4 Claim or Allowed Class 5 Interest which beneficially owns, together with its affiliates, in excess of ten percent (10%) of the issued and outstanding shares of New Common Stock (a "10% Holder"), will have the benefit of the Grant of Registration Rights included in the Plan Documentary Supplement (the "Registration Rights"). See "Common Stock Ownership." The Registration Rights provide that the Reorganized Debtor is obligated to cause a "shelf" registration statement (the "Shelf Registration") covering (i) the shares of New Common Stock issued to the 10% Holders pursuant to the Plan, (ii) the New Class A Warrants and New Class B Warrants issued to the 10% Holders pursuant to the Plan, and
(iii) the shares of New Common Stock issuable pursuant to such New Class A Warrants and New Class B Warrants (collectively, the "10% Holder Securities") to be effective no later than 45 days after the Effective Date and to maintain the effectiveness of such Shelf Registration for the period provided by the Registration Rights. In addition, the Registration Rights provide to the 10% Holders and their respective assignees and transferees, if any, (a) "piggyback" registration rights which give such parties the right to cause the Reorganized Debtor to include the 10% Holder Securities, on customary terms, in certain registrations of securities of the Reorganized Debtor and (b) the right to liquidated damages under certain circumstances should the Reorganized Debtor fail to cause the Shelf Registration to become effective or suspend or fail to maintain the effectiveness of the Shelf Registration.

         The foregoing summary of the Registration Rights is qualified in its entirety by reference to the Registration Rights itself. Persons who believe that they may be 10% Holders are encouraged to read the Registration Rights carefully for a complete statement of the rights granted thereby and the conditions, limitations and restrictions pertaining thereto.

         Although the Company intends to utilize its reasonable best efforts to continue its compliance with the reporting requirements of applicable securities laws and to facilitate trading of the New Common Stock, there can be no assurance that any market will develop for the New Common Stock or for the New Warrants, as to liquidity of any such market, the ability of holders of sell such securities, or the price at which holders would be able to sell such securities.

         9.   RETENTION OF JURISDICTION.

         The Plan provides for the retention by the Bankruptcy Court of jurisdiction over the Chapter 11 Case as specified in the Plan.

         10.  DISCHARGE OF DEBTOR.

         On and after the Effective Date, the Plan will bind the Debtor and all holders of Claims and Old Common Stock, whether or not they accept the Plan, and will also discharge the Debtor from all debts that arose before Confirmation, except as provided in the Plan and in the Confirmation Order.

         The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein will be in exchange for and in complete satisfaction, discharge, and release of any and all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such claims from and after the Petition Date, against the Debtor and the Debtor in Possession, or any of their assets or properties. Except as otherwise provided in the Plan, on the Effective Date, the Debtor will be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Equity Interests, including, but not limited to, demands, liabilities, Claims, and interests that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not: (a) a proof of claim or proof of interest based on such debt or interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim or Equity Interest based on such debt or interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of a Claim or Equity Interest based on such debt or interest has accepted the Plan. In addition, all persons and entities will be deemed precluded from asserting against the Reorganized Debtor, its successors, or its assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. The Confirmation Order will act as a discharge of any and all claims against and all debts and liabilities of the Debtor, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment against the Debtor at any time obtained to the extent that it relates to a Claim discharged.

         Except as otherwise provided in the Plan, the documents executed pursuant to the Plan, or the Confirmation Order, on and after the Effective Date, all persons and entities who have held, currently hold, or may hold a debt, Claim, or interest discharged pursuant to the terms of the Plan shall be deemed permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim, or interest: (a) commencing or continuing in any manner any action or other proceeding against the Debtor, the Reorganized Debtor, its successors, or its property; (b) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtor, the Reorganized Debtor, its successors, or its property; (c) creating, perfecting, or enforcing any lien or encumbrance against the Debtor, the Reorganized Debtor, its successors, or its property; (d) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due to the Debtor, the Reorganized Debtor, its successors, or its property; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. Any person or entity injured by any willful violation of such injunction will recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

         The discharge will not apply to the FNBB Claim or the FNBB Liens, which will survive and continue and be governed by the FNBB Facility.

    11.  PROCEDURES WITH RESPECT TO OLD COMMON STOCK,
         OLD 10-1/4% NOTES, AND OLD 13-1/2% NOTES.

         Pursuant to Bankruptcy Rule 3021, as of the Effective Date, the transfer ledgers for the Old 10-1/4% Notes, the Old 13-1/2% Notes, and the Old Common Stock will be closed, and there will be no further changes in the holders of record of such securities. The Disbursing Agent will have no obligation to recognize any transfer of such securities occurring after the Effective Date, but will instead be entitled to recognize and deal for all purposes under the Plan with only those holders of record stated on the applicable transfer ledgers as of the Effective Date.

         As of the Effective Date, the Old Employee Stock Options, the Old Warrants, and the Debtor's obligations under the Old 10-1/4% Indenture and the Old 13-1/2% Indenture and under the agreements governing the Old Employee Stock Options and Old Warrants will be rejected.

         As of the Effective Date, the instruments which previously evidenced ownership of the Old 10-1/4% Notes, the Old 13-1/2% Notes, and the Old Common Stock will be cancelled, and such instruments will thereafter represent only the right to receive the property distributable with respect to such securities under the Plan. No holder of Old 10-1/4% Notes, Old 13-1/2% Notes, or Old Common Stock will be entitled to any distribution under the Plan until such holder has surrendered to the Disbursing Agent the original certificate for the securities held by it or, in the event that such original securities have been lost, destroyed, stolen, or mutilated, has first executed and delivered an affidavit of loss and indemnity with respect thereto that is reasonably satisfactory to the Disbursing Agent and, if so requested by the Disbursing Agent, a bond in form and substance (including as to amount) reasonably satisfactory to the Disbursing Agent. As soon as practicable after such surrender or delivery of such affidavit, the Disbursing Agent will distribute to each holder of Old 10-1/4% Notes, Old 13-1/2% Notes, or Old Common Stock the distribution to which such holder is entitled under the Plan.

         In accordance with section 1143 of the Bankruptcy Code, any holder of Old 10-1/4% Notes, Old 13-1/2% Notes, or Old Common Stock who fails to surrender such security or deliver such affidavit of loss and indemnity and, if so requested, such bond as provided in the Plan within five years after the Effective Date will be deemed to have forfeited all rights, Claims, and interests and will not participate in any distribution under the Plan. Upon the expiration of such five-year period, all New Common Stock and cash, or proceeds received with respect thereto, held for distribution by the Disbursing Agent will be returned to the Reorganized Debtor.

         12.  CONDITIONS PRECEDENT.

         The Plan provides that it will not become effective unless each of the following conditions has occurred or, or in the case of condition (i), has been waived in writing by the Debtor: (i) the Confirmation Order shall have been entered on the docket of the Bankruptcy Court for at least 10 days (as calculated in accordance with Bankruptcy Rule 9006(a)); and (ii) all conditions precedent to the occurrence of the "Exit Facility Date" under the FNBB Facility shall have been satisfied or waived and no Event of Default shall have occurred thereunder.

         13.  AMENDMENT OF THE PLAN.

         The Debtor may amend or modify the Plan before or after the Confirmation Date in accordance with the provisions of section 1127 of the Bankruptcy Code.

         14.  REVOCATION OF THE PLAN.

         The Debtor may revoke or withdraw the Plan at any time prior to Confirmation.

         15.  PROVISIONS FOR TREATMENT OF DISPUTED
              ADMINISTRATIVE EXPENSES AND DISPUTED CLAIMS.

         On the Effective Date or as soon thereafter as practicable, the Disbursing Agent will establish such reserve (the "Distribution Reserve"), if any, as the Bankruptcy Court may require after notice and a hearing, on account of particular Disputed Priority Tax Claims, Disputed Other Priority Claims, and Disputed Administrative Expenses. No reserve will be required for any Disputed Claim or Disputed Administrative Expense to the extent of any effective insurance coverage therefor. Any such Distribution Reserve will be held in trust for the benefit of the holders of such Disputed Claims, Disputed Administrative Expenses, and the Reorganized Debtor, as their respective interests may appear, pending determination of their respective entitlement thereto. Any interest accruing thereon will be paid to the Reorganized Debtor.

         When, and to the extent that, a Disputed Claim or Disputed Administrative Expense for which a reserve has been required by the Bankruptcy Court becomes allowed pursuant to a Final Order, the Disbursing Agent will make a distribution to the holder thereof in accordance with the Plan. Any surplus in the Distribution Reserve which may result from the allowance of a Disputed Claim or Disputed Administrative Expense in an amount less than the Claim or Administrative Expense as filed with the Bankruptcy Court will be transferred to the Reorganized Debtor by the Disbursing Agent.

         Each beneficial owner of Old 10-1/4% Notes, Old 13-1/2% Notes, or Old Common Stock of record as of the Effective Date will be deemed to have an Allowed Class 4 Claim or Allowed Class 5 Interest, as the case may be, and need not file a proof of claim or proof of interest with respect thereto. In the event any entity which is NOT the record holder as of the Effective Date of an Old 10-1/4% Note, Old 13-1/2% Note, or Old Common Stock or the beneficial owner with respect thereto shall file a proof of right to record status pursuant to Bankruptcy Rule 3003(d), the Disbursing Agent will establish such reserve, if any, as may be ordered by the Bankruptcy Court on account of any objection thereto. Such reserve shall be held in trust for the holders of such Disputed Claims or Interests. To the extent any such Disputed Claim or Interest, as the case may be, is disallowed, any reserve pertaining to such Disputed Claim or Interest shall be distributed pro rata to all holders of Allowed Claims or Allowed Interests in the same class as such disallowed Disputed Claim or Interest, subject to redistribution pursuant to the compromises under Section V.E of the Plan.

         16.  NO LIABILITY FOR SOLICITATION OR PARTICIPATION.

         As specified in section 1125(e) of the Bankruptcy Code, persons who solicit acceptances or rejections of the Plan and/or who participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

         17.  LIMITATION OF LIABILITY.

         Neither the Debtor, nor the Reorganized Debtor, nor any of their respective employees, officers, directors, shareholders, agents, or representatives, nor the Committees or their members, nor any professional persons employed by the Debtor, the Debtor-in-Possession, the Reorganized Debtor, or the Committees, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with or related to negotiating, formulating, implementing, confirming, or consummating the Plan, this Disclosure Statement, or any contract, instrument, security, release, or other agreement, instrument or document created in connection with the Plan.

         18.  RIGHTS OF ACTION; PREFERENCES.

         Any and all rights and causes of action accruing to the Debtor or its estate will remain assets of and vest in the Reorganized Debtor, whether or not litigation relating thereto is pending on the Effective Date. The Reorganized Debtor may pursue all rights and causes of action in its sole discretion, in accordance with what is in the best interests, and for the benefit, of the Reorganized Debtor. Neither the Debtor nor the Reorganized Debtor waives, relinquishes, or abandons any right or cause of action which constitutes property of the Debtor's Estate, whether or not such right or cause of action has been listed or referred to in the Schedules or in this Disclosure Statement and whether or not such right or cause of action is currently known to the Debtor. Notwithstanding the foregoing, the Reorganized Debtor will not pursue any preference causes of action arising under section 547 of the Bankruptcy Code.

         The rights and causes of action which will remain assets of and vest in the Reorganized Debtor include, without limitation, the following:
              a.   Lamonts Apparel, Inc. v. Hickel Investment Company
                   United States District Court for Alaska
                   Cause No. A95-0463 (HRH) Filed 3/21/95
                   Recovery of overpayment of CAM charges
                   Defendant's address:
                        Hickel Investment Company
                        P.O. Box 101700
                        Anchorage, AK  99510

              b.   Lamonts Apparel, Inc. v. Si-Lloyd Associates
                   Oregon Court of Appeals
                   Cause No. CA A91907 filed 2/16/96
                   Lease dispute
                   Defendant's address:
                        Si-Lloyd Associates
                        c/o Katherine McDowell
                        Stoel Rives Boley Jones & Grey
                        Standard Insurance Center
                        900 S.W. Fifth Avenue, Suite 2300
                        Portland, OR  97204-1268

              c. Claims against National City Bank for breach and termination of credit card agreement
                   Address:  National City Card Services
                             4661 E. Main Street
                             Columbus, OH  43213

              d.   Claims against Leonard Snyder
                   Address:  Leonard Snyder
                             6277 N. Calle Retreta Serena
                             Tucson, AZ  85750

              e.   Claims against Frank Kulp
                   Address:  Frank Kulp
                             10 Columbia Way
                             Bellevue, WA  98006

              f. Any claims or rights of the Debtor under its leases or otherwise to any offset, credit or reimbursement for overpayment of taxes, insurance or common area maintenance charges.

         19.  CONTINUATION OF FNBB CLAIM AND FNBB LIENS.

         Notwithstanding the entry of the Confirmation Order and the implementation of the Plan on the Effective Date, the FNBB Claim will not be discharged, and all liens, security interests, and mortgages granted to FNBB pursuant to the FNBB Facility will continue in full force and effect. The validity and enforceability of the FNBB Claim and the validity, enforceability, perfection, and priority of the FNBB Liens will be automatically ratified and confirmed in all respects and will continue without any further action by FNBB. Without limiting the foregoing, the FNBB Liens will not be subject to any present or future contractual, statutory, or common law lien, security interest, or mortgage which might be avoided and preserved for the benefit of the estate pursuant to section 551 of the Bankruptcy Code. In furtherance of (and without limiting) the foregoing, the FNBB Liens in any of the Reorganized Debtor's non-fixture personal property will be superior and senior in priority to any and all liens arising by operation of law in favor of lessors and landlords for obligations relating to or arising in connection with rental agreement for the use of real property.

    20.  REVESTING OF ASSETS.

         Except as otherwise provided in the Plan, the property of the estate of the Debtor will revest in the Reorganized Debtor on the Effective Date. The Reorganized Debtor may operate its business and may use, acquire, and dispose of property without supervision by the Bankruptcy Court or the United States Trustee and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. As of the Effective Date, all property of the Reorganized Debtor will be free and clear of all Claims, liens, encumbrances, and other interests of creditors and holders of Equity Interests, except as otherwise provided in the Plan.

         HOLDERS OF IMPAIRED CLAIMS AND OLD COMMON STOCK AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PLAN (INCLUDING THE EXHIBITS THERETO) IN ITS ENTIRETY SO THAT THEY MAY MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN.

                                         VII.

                                CONFIRMATION PROCEDURE

         In order for the Plan to be confirmed by the Bankruptcy Court, all of the applicable requirements of section 1129 of the Bankruptcy Code must be met. These include, among others, the requirements that the Plan: (i) is accepted by all impaired classes of Claims and Equity Interests or, if rejected or deemed rejected by an impaired class, "does not discriminate unfairly" and is "fair and equitable" as to each rejecting class; (ii) is feasible; and (iii) is in the "best interest" of holders of Claims in each class impaired under the Plan and of holders of Old Common Stock.

    A.   SOLICITATION OF VOTES; ACCEPTANCE.

         Any holder of a Claim in either Class 1 or Class 4 is entitled to vote if either (i) such holder's Claim has been scheduled by the Debtor in the schedules filed with the Bankruptcy Court (provided that such Claim has not been scheduled as disputed, contingent, unknown, or unliquidated), or (ii) such holder has filed a proof of Claim on or before the deadline fixed by the Bankruptcy Court and such Claim is deemed allowed pursuant to section 502 of the Bankruptcy Code or has been allowed by the Bankruptcy Court, unless such Claim has been disallowed for voting purposes by the Bankruptcy Court. The record date for determining which holders of Old 10-1/4% Notes, of Old 13-1/2% Notes, or of Old Common Stock are entitled to vote on the Plan is the date specified in the Order and Notice (the "Record Date"). A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that an acceptance or rejection was not solicited or procured or made in good faith or in accordance with the provisions of the Bankruptcy Code.

         Each of the Voting Classes of Claims will be deemed to have accepted the Plan if the Plan is accepted by holders of at least two-thirds in dollar amount and more than one-half in number of the Claims of such Class (excluding certain Claims designated under section 1126(e) of the Bankruptcy Code) that have voted to accept or reject the Plan.

         THE TRUSTEES UNDER THE OLD 10-1/4% INDENTURE AND UNDER THE OLD 13-1/2% INDENTURE ARE NOT PERMITTED TO VOTE ON BEHALF OF THE HOLDERS OF THE NOTES. CONSEQUENTLY, SUCH HOLDERS MUST SUBMIT THEIR OWN BALLOTS IN ORDER FOR THEIR VOTES TO COUNT.

         Class 5, consisting of the Equity Interests of holders of Old Common Stock, will be deemed to have accepted the Plan if the Plan is accepted by holders of at least two-thirds of the outstanding shares that vote to accept or reject the Plan.

    B.   CONFIRMATION HEARING.

         Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan (the "Confirmation Hearing") after the Ballots have been cast. The Confirmation Hearing may be postponed from time to time by the Bankruptcy Court without further notice except for an announcement of the postponement made at the Confirmation Hearing.
Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan. Objections must be made in writing, specifying in detail the name and address of the person or entity objecting, the grounds for the objection, and the nature and amount of the Claim or Equity Interest held by the objector, and otherwise complying with the requirements of the Bankruptcy Rules and Local Bankruptcy Rules. Objections must be filed with the Clerk of the Bankruptcy Court, with two copies to chambers of the bankruptcy judge, together with proof of service, and served upon the parties so designated in the Order and Notice in the manner set forth therein, on or before the time and date designated in the Order and Notice as being the last date for serving and filing objections to confirmation of the Plan. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED IN ACCORDANCE WITH THE ORDER AND NOTICE, IT WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

         At the Confirmation Hearing, the Bankruptcy Court will determine, among other things, whether the following confirmation requirements specified in section 1129 of the Bankruptcy Code have been satisfied:

    1.   The Plan complies with the applicable provisions of the Bankruptcy
    Code.

    2. The Debtor has complied with the applicable provisions of the Bankruptcy Code.

    3. The Plan has been proposed in good faith and not by any means proscribed by law.

    4. Any payment made or promised by the Debtor for services or for costs and expenses in, or in connection with, the Bankruptcy Case, or in connection with the Plan and incident to the Bankruptcy Case, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable or, if such payment is to be fixed after the confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

    5. The Debtor has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Reorganized Debtor, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and holders of New Common Stock and with public policy, and the Debtor has disclosed the identity of any insider that will be employed or retained by the Reorganized Debtor and the nature of any compensation for such insider.

    6. Each holder of an impaired Claim and each holder of Old Common Stock either has accepted the Plan or will receive or retain under the Plan on account of such holder's Claims or Old Common Stock, as the case may be, property of a value, as of the Effective Date, that is not less than the amount that such entity would receive or retain if the Debtor were liquidated on such date under chapter 7 of the Bankruptcy Code. See "Best Interests Test."

    7. Unless the Debtor proposes a nonconsensual plan of reorganization, each class of Claims or Equity Interests has either accepted the Plan or is not impaired under the Plan. See "Nonconsensual Confirmation."

    8. Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Administrative Expenses and Other Priority Claims will be paid in full on the Effective Date and that Priority Tax Claims will receive on account of such Claims either payment in full on the Effective Date or deferred cash payments, over a period not exceeding six years after the date of assessment of such Claims, of a value as of the Effective Date equal to the allowed amount of such Claims.

    9. At least one class of Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in such class.

    10. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan. See "Feasibility."

         The Board of Directors of the Debtor believes that, upon acceptance of the Plan by each of the Voting Classes, the Plan will satisfy all the statutory requirements of Chapter 11 of the Bankruptcy Code, that the Debtor has complied or will have complied with all of the requirements of Chapter 11, and that the Plan is being proposed and will be submitted to the Bankruptcy Court in good faith.

    C.   BEST INTERESTS TEST.

         As referred to in subparagraph 6 above, confirmation of the Plan requires that each holder of an impaired Claim and each holder of Old Common Stock either (a) accepts the Plan or (b) receives or retains under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code.

         The Debtor has determined that confirmation of the Plan will provide each holder of a Claim and each holder of Old Common Stock with a recovery that is not less than, and will in fact substantially exceed, that which it would receive pursuant to a liquidation of the Debtor under chapter 7 of the Bankruptcy Code. This determination is based upon a consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to such holders, including: (i) the enormous erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail; (ii) the adverse effects on the liquidation proceeds as a result of the departure of key employees whose services would be required in connection with the liquidation; (iii) the substantial increases in Claims which would be satisfied on a priority basis or on parity with existing Claims in the Chapter 11 Case; and (iv) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee.

         Moreover, the Debtor believes that the value of any distributions from the liquidation proceeds to each class of Allowed Claims in a chapter 7 case would be further reduced because such distributions in a chapter 7 case may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve the Claims and prepare for distributions. In the event litigation were necessary to resolve Claims asserted in the chapter 7 case, the delay could be further prolonged.

         1.   CHAPTER 7.

         To determine the value that the holders of impaired Claims and the holders of Old Common Stock would receive if the Debtor were liquidated, the Bankruptcy Court would determine the dollar amount that would be generated from the liquidation of the Debtor's assets and properties in the context of a chapter 7 liquidation case. Section 704 of the Bankruptcy Code requires a chapter 7 trustee to collect and reduce to money the property of the estate as expeditiously as is compatible with the best interests of parties in interest. In the case of the Debtor, the chapter 7 trustee may face a difficult task in liquidating the assets of the estate given the Debtor's numerous locations, the nature of the Debtor's business and assets, and the current business environment. The cash amount which would be available for satisfaction of Allowed Administrative Expenses, Allowed Claims, and Allowed Equity Interests would consist of the proceeds resulting from the disposition of the Debtor's assets, augmented by the cash, if any, held by the Debtor at the time of the commencement of the chapter 7 case. Any such cash amount then would be reduced by the amount of any Claims secured by such assets, the costs and expenses of the liquidation, and such additional Administrative Expenses and priority Claims that may result from the termination of the Debtor's business and the use of chapter 7 for the purposes of liquidation.

         The costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those which might be payable to attorneys and other professionals that such a trustee may engage, plus any unpaid expenses incurred by the Debtor during the Chapter 11 Case and allowed in the chapter 7 case, such as compensation for attorneys, financial advisors, accountants, and other professionals and costs and expenses of the Committees. In addition, as described above, Claims would arise by reason of the breach or rejection of obligations incurred and executory contracts entered into or assumed by the Debtor during the pendency of the Chapter 11 Case. The foregoing types of Claims, costs, expenses, and fees and such other Claims which may arise in a liquidation case or result from the Chapter 11 Case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-petition priority Claims and General Unsecured Claims.

         To determine if the Plan is in the best interests of each impaired Class, the present value of the distributions from the proceeds of the liquidation of the Debtor's assets and properties, after subtracting the amounts attributable to the foregoing Claims, is then compared with the value of the property offered to such Class under the Plan.

         In applying the "best interests test," it is possible that Claims and Equity Interests in the chapter 7 case may not be classified according to the seniority of such Claims and Equity Interests as provided in the Plan. In the absence of a contrary determination by the Bankruptcy Court, all pre-petition unsecured Claims which have the same rights upon liquidation would be treated as one class for purposes of determining the potential distribution of the liquidation proceeds resulting from the chapter 7 case. The distributions from the liquidation proceeds would be calculated ratably according to the amount of the Claim held by the respective holder. The Debtor believes that the most likely outcome of liquidation proceedings under chapter 7 would be the application of the rule of absolute priority of distributions. Under that rule, no junior holder of a Claim receives any distribution until all senior holders are paid in full with interest, and no holder of an Equity Interest receives any distribution until all holders of Claims are paid in full with interest. CONSEQUENTLY, AS DEMONSTRATED IN THE FOLLOWING LIQUIDATION ANALYSIS, THE DEBTOR BELIEVES THAT UNDER CHAPTER 7 OF THE BANKRUPTCY CODE, SUBSTANTIALLY ALL OF THE LIQUIDATION PROCEEDS WOULD BE PAID TO FNBB ON ACCOUNT OF ITS SECURED CLAIMS AND SUPERPRIORITY CLAIMS AND TO HOLDERS OF ADMINISTRATIVE EXPENSES. HOLDERS OF OTHER PRIORITY CLAIMS, GENERAL UNSECURED CLAIMS, AND OLD COMMON STOCK WOULD RECEIVE LITTLE OR NO DISTRIBUTIONS.

    2.   LIQUIDATION ANALYSIS.

         The determination of the hypothetical proceeds from the sale of assets in a chapter 7 liquidation is an uncertain process involving numerous assumptions. Accordingly, there can be no assurance that the assumptions employed by the Debtor in determining the liquidation value of its assets will result in an accurate estimation of such liquidation values.

         The liquidation analysis presented herein assumes that all assets of the Debtor would be liquidated in the context of a chapter 7 case and sets forth the value as of February 1, 1997, of the proceeds of such liquidation. The assumptions utilized in the analysis considered the estimated liquidation value of the assets and the estimated amount of the Claims that would be allowed, together with an estimate of certain administrative costs and expenses that would likely result during the liquidation process. While the Debtor believes that the assumptions utilized in the liquidation analysis are reasonable, the validity of such assumptions may be affected by the occurrence of events and the existence of conditions not now contemplated or by other factors, many of which would be beyond the control of the Bankruptcy Court, the Debtor, and the chapter 7 trustee. The actual liquidation value of the Debtor would likely vary from that presented herein.

         For purposes of its liquidation analysis, the Debtor has assumed that a chapter 7 trustee is appointed and a hypothetical liquidation sale, lasting 12 weeks, is commenced on February 1, 1997. This liquidation would be effected by means of simultaneous "going out of business" sales managed by a professional retail liquidator hired by the chapter 7 trustee. All sales would be for cash. Any remaining inventory would be sold to a professional liquidator, and fixed assets in the stores and head office would be sold at auction, where feasible, or abandoned. Based upon the Debtor's recent experience with the liquidation of certain stores and indications received from professional liquidators, the Debtor estimates that the gross proceeds before payment of the costs of liquidation combined with projected cash on hand, would be in the range of $39,500,000 to $43,400,000. These amounts are not necessarily indicative of the amounts which might be realized from a commercially reasonable foreclosure sale.

         In the event, however, that the chapter 7 trustee were unable to conduct such "going out of business" sales, because, for example, of difficulties in retaining necessary employees, lack of cooperation from shopping center store landlords, and other factors, the trustee would instead be required to dispose of the inventory in bulk in auction sales. Based upon the indications received from professional retail liquidators, the Debtor estimates that the net liquidation proceeds under this approach would be substantially less than the net proceeds from "going out of business" sales.

         In view of FNBB's security interest in substantially all of the Debtor's assets and superpriority Administrative Claim, proceeds from any liquidation after payment of the costs of liquidation would be applied first to the obligations under the FNBB Facility in the estimated projected amount as of February 1, 1997 of approximately $20,500,000. Accordingly, assuming liquidation proceeds at the high end of the range discussed above in the amount of $43,400,000 were to be achieved by the chapter 7 trustee in the hypothetical chapter 7 case discussed herein, the Debtor estimates for purposes of this analysis that the proceeds would then be distributed as follows:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    Chapter 7 Administrative Claims and
    Liquidation Expenses                                  $17,200,000

    Chapter 11 Administrative Claims
    (Including Chapter 11 Trade Payables)                   5,700,000

    Priority Tax Claims                                         $ -0-

    Class 1 - Other Priority Claims                             $ -0-

    Class 2 - FNBB Claims                                  20,500,000

    Class 3 - Other Secured Claims             (return of collateral)

    Class 4 - General Unsecured Claims                          $ -0-

    Class 5 - Old Common Stock                                  $ -0-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         Based upon such liquidation analysis, the Debtor believes that the holders of Other Priority Claims, General Unsecured Claims, and Old Common Stock would likely receive little or nothing in liquidation. In contrast, under the Plan, such holders will receive cash and/or securities with respect to their Allowed Claims and Equity Interests.

    D.   FEASIBILITY.

         The Bankruptcy Code requires that, in order for the Plan to be confirmed by the Bankruptcy Court, it must be demonstrated that consummation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor. For purposes of determining whether the Plan meets this requirement, the Debtor has analyzed its ability to meet its obligations under the Plan. As part of such analysis, the Debtor has prepared the Projections of, among other things, its financial performance (assuming the transactions contemplated by the Plan are consummated) for the period ending January 30, 1999 (the "Projection Period"). The Projections include projected statements of operations and cash flows and certain projected balance sheet data, and are based on the assumption that the Effective Date will be February 1, 1997. The Projections and the significant assumptions on which they are based are discussed in this Disclosure Statement under "Certain Financial Projections." Based on the Projections, the Debtor believes that it will be able to make all payments required to be made pursuant to the Plan. See "Risk Factors -- Inherent Uncertainty In The Financial Projections."

         The Debtor anticipates that the aggregate amount of cash required to be distributed under the Plan as of the Effective Date will be approximately $2,900,000. The sources of funds for such cash payments will be cash on hand and funds available under the FNBB Facility at the Effective Date. The Debtor believes that such funds will be adequate.

    E.   NONCONSENSUAL CONFIRMATION.

         In the event that any impaired class of Claims does not accept the Plan, the Bankruptcy Court may nevertheless confirm the Plan at the Debtor's request if all other requirements of section 1129(a) of the Bankruptcy Code are satisfied, and if, as to each impaired class which has not accepted the Plan, the Bankruptcy Court determines that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to such nonaccepting class.

         1.   NO UNFAIR DISCRIMINATION.

         A plan of reorganization "does not discriminate unfairly" if (a) the legal rights of a nonaccepting class are treated in a manner that is consistent with the treatment of other classes whose legal rights are intertwined with those of the nonaccepting class, and (b) no class receives payments in excess of that which it is legally entitled to receive for its Claims. The Debtor believes that under the Plan, (i) all classes of impaired Claims are treated in a manner that is consistent with the treatment of other classes of Claims with which their legal rights are intertwined, if any, and (ii) no class of Claims will receive payments or property with an aggregate value greater than the aggregate value of the Allowed Claims in such class. Accordingly, the Debtor believes the Plan does not discriminate unfairly as to any impaired class.

         2.   FAIR AND EQUITABLE TEST.

         The Bankruptcy Code establishes different "fair and equitable" tests for holders of secured Claims and holders of unsecured Claims, as follows:

              (a) SECURED CLAIMS. Either (i) each holder of an impaired secured Claim either (x) retains the liens securing its secured Claim and receives on account of its Allowed Secured Claim deferred cash payments having a present value equal to the amount of its Allowed Secured Claim, or
    (y) realizes the "indubitable equivalent" of its Allowed Secured Claim, or
    (ii) the property securing the Claim is sold free and clear of liens, with such liens to attach to the proceeds, and the liens against such proceeds are treated in accordance with clause (i) of this subparagraph (a).

              (b) UNSECURED CLAIMS. Either (i) each holder of an impaired unsecured Claim receives or retains under the Plan property of a value equal to the amount of its Allowed Claim, or (ii) the holders of Claims and Equity Interests that are junior to the Claims of the nonaccepting class do not receive any property under the Plan on account of such Claims and Equity Interests.

         IN THE EVENT OF REJECTION OF THE PLAN BY ONE OR MORE IMPAIRED CLASSES, THE DEBTOR RESERVES THE RIGHT TO REQUEST THE BANKRUPTCY COURT TO CONFIRM THE PLAN IN ACCORDANCE WITH SECTION 1129(b).

                                      VIII.

                        ALTERNATIVES TO CONFIRMATION AND
                   CONSUMMATION OF THE PLAN OF REORGANIZATION

          The Debtor believes that the Plan affords holders of Claims and Equity Interests the potential for the greatest feasible realization out of the Debtor's assets, and, therefore, is in the best interest of such holders. The Debtor has considered alternatives to the Plan such as a liquidation in the context of a chapter 7 case. In the opinion of the Debtor, such alternatives would not afford holders of Claims or Equity Interests a return as great as may be achieved under the Plan.

     A.   LIQUIDATION UNDER CHAPTER 7.

          If no plan can be confirmed, the Debtor's Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Debtor's assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recovery by holders of Claims and Equity Interests is set forth under "Confirmation Procedures - Best Interests Test." In view of FNBB's liens on substantially all of the Debtor's assets and superpriority Administrative Claim, the Debtor believes that a chapter 7 liquidation would result in little or no distributions being made to holders of Other Priority Claims, General Unsecured Claims, or Old Common Stock.

     B.   ALTERNATIVE PLAN OF REORGANIZATION.

          If the Plan is not confirmed, the Debtor (or if the Debtor's exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different plan. Such a plan might involve either a reorganization and continuation of the Debtor's business or an orderly liquidation of its assets. With respect to an alternative plan, the Debtor and the Committees have explored various other alternatives in connection with the extensive negotiation process involved in the formulation and development of the Plan, but each concluded that the Plan provides the best feasible recoveries attainable under the circumstances. The Debtor has also considered, and held some preliminary discussions concerning, the sale of its entire business, but has concluded that (1) the merger market environment for its business is unattractive at the present time and (2) ultimately a higher value for the business can be obtained if the Debtor is restructured and relieved of a material portion of the debt that currently burdens its operations.

          In a liquidation under chapter 11, the Debtor's assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, probably resulting in somewhat greater (but indeterminate) recoveries. Further, since appointment of a trustee is not required in a chapter 11 liquidation, the expenses for professional fees would most likely be lower than those incurred in a chapter 7 case. Although preferable to a chapter 7 liquidation, the Debtor believes that any alternative liquidation under chapter 11 is a much less attractive alternative to holders of Claims and Old Common Stock than the Plan because of the substantially greater return provided for by the Plan.

          THE DEBTOR AND THE COMMITTEES BELIEVE THAT CONFIRMATION AND IMPLEMENTATION OF THE PLAN IS PREFERABLE TO ANY OF THE ALTERNATIVES DESCRIBED HEREIN BECAUSE IT IS EXPECTED TO PROVIDE SUBSTANTIALLY GREATER RECOVERIES AND INVOLVE LESS DELAY AND UNCERTAINTY AND LOWER ADMINISTRATIVE COSTS.

                                       IX.

                                VOTING PROCEDURES

          The Debtor is providing copies of this Disclosure Statement and Ballots to all known holders of impaired Claims and Equity Interests, including registered holders as of the Record Date of Old 10-1/4% Notes, Old 13-1/2% Notes, and Old Common Stock (or, if applicable, to those holders who are listed as participants in a clearing agency's position). Registered holders may include brokerage firms, commercial banks, trust companies, or other nominees. If such entities do not hold for their own account, they should provide copies of this Disclosure Statement and appropriate Ballots to their customers and to beneficial owners. Any beneficial owner who has not received a Ballot should contact such owner's brokerage firm or nominee, or write to Ryan, Swanson & Cleveland, 1201 Third Avenue, Suite 3400, Seattle, Washington 98101, Attention:
Anne K. Dudley, Legal Assistant (the "Ballot Tabulator"), or call (206) 464-
4224.

     A.   BENEFICIAL OWNERS.

          For purposes of voting to accept or reject the Plan, the beneficial owners of Old 10-1/4% Notes, Old 13-1/2% Notes, or Old Common Stock will be deemed to be the "holders" of the Claims or Equity Interests, as the case may be, represented thereby.

          Any beneficial owner holding Old 10-1/4% Notes, Old 13-1/2% Notes, or Old Common Stock in its own name can vote by completing and signing the enclosed Ballot and returning it directly to the Ballot Tabulator.

          Any beneficial owner holding Old 10-1/4% Notes, Old 13-1/2% Notes, or Old Common Stock in "street name" through a brokerage firm, bank, trust company, or other nominee can vote by following these instructions:

          1. Fill in all the applicable information on the Ballot, including the name of the registered holder of such securities;

          2. Sign the Ballot (unless the Ballot has already been signed by the brokerage firm, bank, trust company, or other nominee); and

          3. Return the Ballot to the Ballot Tabulator so that it will be received prior to the voting deadline specified in the Ballot.

     B.   BROKERAGE FIRMS, BANKS, TRUST COMPANIES AND OTHER NOMINEES.

          A nominee which is the registered holder of Old 10-1/4% Notes, Old 13-1/2% Notes, or Old Common Stock for a beneficial owner can arrange for such beneficial owner to vote directly as discussed above by distributing a copy of the Disclosure Statement and the Ballot to such beneficial owner.

          Alternatively, a nominee which is the registered holder of Old 10-1/4% Notes, Old 13-1/2% Notes, or Old Common Stock for a beneficial owner can vote on behalf of such beneficial owner by distributing a copy of this Disclosure Statement to such owner and thereafter completing a Ballot indicating the vote of such beneficial owner as directed by such owner.

     C.   MISCELLANEOUS.

          Unless otherwise directed by the Bankruptcy Court, Ballots which are signed, dated, and timely received, but on which a vote to accept or reject the Plan has not been indicated, will be disregarded.

          If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should indicate such capacity when signing.

          Unless the Ballot being furnished is timely received by the Ballot Tabulator on or prior to the date specified in the Order and Notice, the Ballot will not be counted in connection with confirmation of the Plan by the Bankruptcy Court. In no case should a Ballot be delivered to the Bankruptcy Court or the Debtor.


                                       X.

                                 CAPITALIZATION

          The following table sets forth, on an unaudited basis, the projected capitalization of the Reorganized Debtor at the assumed Effective Date of February 1, 1997, both before and after giving effect to consummation of the Plan and the transactions contemplated thereby. The table should be read in conjunction with the consolidated financial statements of the Debtor and related notes thereto included in Annex B hereto and in conjunction with the projected balance sheet at February 1, 1997 and other projections, and related notes and assumptions, discussed under "Certain Financial Projections."

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                              PROJECTED*
                                                           FEBRUARY 1, 1997
                                                            (IN THOUSANDS)
                                                    --------------------------
                                                        BEFORE       AFTER
------------------------------------------------------------------------------
 Current Debt
      FNBB Facility                                      $20,220      $20,544
      Notes Payable                                           65           65
      Deferred Payment Tax Liabilities                         0          190
      Capital Leases                                         880        1,330
------------------------------------------------------------------------------
 TOTAL CURRENT DEBT                                      $21,165      $22,129
------------------------------------------------------------------------------
 Long-Term Debt
      Liabilities Subject To Compromise                   23,784            0
      Capital Leases                                      13,120       14,519(2)
      Old 10-1/4% Notes (see note 1)                      67,576            0
      Old 13-1/2% Notes (see note 1)                         838            0
      Deferred Payment Tax Liabilities                         0          666
      Other                                                1,370        1,370
------------------------------------------------------------------------------
 TOTAL LONG-TERM DEBT                                    106,688       16,555
------------------------------------------------------------------------------
------------------------------------------------------------------------------
 Shareholders' Equity (Deficit)                         ($56,225)      $18,519
------------------------------------------------------------------------------
------------------------------------------------------------------------------
 TOTAL CAPITALIZATION                                    $71,628       $57,203
------------------------------------------------------------------------------
------------------------------------------------------------------------------
 The foregoing introductory statement and the following notes and assumptions are integral parts of this statement. See "Certain Financial Projections -- Pro Forma Balance Sheet."

 * For a discussion of certain risks and other factors regarding financial projections, see "Risk Factors -- Inherent Uncertainty In The Financial Projections."

 (1) These notes are included in Liabilities Subject to Compromise on the Balance Sheet.

 (2) Capital Lease Obligations have been restated to reflect current market rates of interest.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                       XI.

                          DESCRIPTION OF FNBB FACILITY

          The following is a summary of certain principal terms of the FNBB Facility applicable after the Effective Date. This summary is qualified in its entirety by the terms of the FNBB Facility (which is on file with the Bankruptcy Court.)

     A.   AMOUNT OF FACILITY.

          FNBB is providing Lamonts with a $32 million credit facility on the terms and conditions set forth in the FNBB Facility.

     B.   BORROWINGS.

          Lamonts is entitled to draw on the $32 million credit facility provided by FNBB by revolving advances and letters of credit with a sublimit of $3,000,000 in a net outstanding amount not to exceed the Borrowing Base, as defined in the FNBB Facility.

     C.   BORROWING BASE.

          The Borrowing Base after the Effective Date will be an amount equal to 65% of Lamonts' book value of eligible inventory, net of specified reserves (the "Inventory Advance Rate"). The "shrink reserves" are initially set at 2.6% of the book value of Lamonts' inventory. A "Landlord Lien Reserve" may apply under the circumstances described in the FNBB Facility.

     D.   MATURITY.

          The FNBB Facility will terminate two years after the Effective Date.

     E.   RATE AND PAYMENT OF INTEREST.

          Lamonts' borrowings under the FNBB Facility bear interest at a floating rate 1.5% above the "Base Rate," as defined in the FNBB Facility, or, at Lamonts' option, at 2.75% above the fully reserved adjusted eurodollar rate.
 The rates are subject to adjustment on June 1, 1997, and annually thereafter, based upon Lamonts' financial results in accordance with the criteria set forth in the FNBB Facility. Interest on loans measured by the base rate will be paid monthly in arrears. Interest on eurodollar loans will be paid in arrears at the end of the applicable interest period of one, two, or three months. The default rate of interest would be 3% above the Base Rate.

     F.   FEES AND COSTS.

          A facility fee will be payable $336,000 on the Effective Date and $224,000 on December 31, 1997. A letter of credit fee of 1.75% per annum will be charged quarterly in arrears based on the average daily outstanding balance of all letters of credit. A commitment fee in the amount of 0.5% per annum will be payable monthly in arrears based on the average daily unused amount of the maximum facility. There will be an administrative fee of $2,500 per month. In addition, Lamonts will reimburse certain fees, costs, and expenses incurred by FNBB, as set forth in the FNBB Facility.

     G.   SECURITY.

          Advances by FNBB under the FNBB Facility are secured by all real and personal property, rights, and assets of Lamonts, excluding any proceeds of bankruptcy causes of action under sections 544 through 550 of the Bankruptcy Code and the Escrow Account for unpaid professional fees as set forth in the FNBB Facility. Notwithstanding the entry of the Confirmation Order and the implementation of the Plan on the Effective Date, the FNBB Claim will not be discharged, and the FNBB Liens will continue in full force and effect. The validity and enforceability of the FNBB Claim and the validity, enforceability, perfection, and priority of the FNBB Liens will be automatically ratified and confirmed in all respects and will continue without any further action by FNBB. Without limiting the foregoing, the FNBB Liens will not be subject to any present or future contractual, statutory, or common law lien, security interest, or mortgage which might be avoided and preserved for the benefit of the estate pursuant to section 551 of the Bankruptcy Code. In furtherance of (and without limiting) the foregoing, the FNBB Liens in any of the Reorganized Debtor's non-fixture personal property will be superior and senior in priority to any and all liens arising by operation of law in favor of lessors and landlords for obligations relating to or arising in connection with rental agreements for the use of real property.

     H.   AFFIRMATIVE AND NEGATIVE COVENANTS.

          The FNBB Facility contains affirmative and negative covenants, including, without limitation, the following: (a) Lamonts may not incur or permit to exist any Indebtedness (as defined) or make any Investment (as defined), except as permitted in the FNBB Facility; (b) Lamonts may not make or incur obligations for Capital Expenditures (as defined) except as permitted in the FNBB Facility; (c) with certain exceptions, Lamonts may not allow any Liens, other than Permitted Liens (both as defined), to exist with respect to its assets and properties; (d) Lamonts may not enter into transactions with any related party on terms that are less favorable to the Company than those that might be obtained from a third party; (e) with certain exceptions provided in the FNBB Facility, Lamonts may not engage in certain specified corporate transactions or sell or dispose of assets other than in the ordinary and usual course of business; and (f) Lamonts must satisfy certain financial covenants, including with respect to its inventory levels and debt service coverage ratio.
 Although the Company failed to comply with certain covenants related to inventory levels, the Company requested and received a waiver relating to such breaches for the months ending July 6, 1996 and August 3, 1996.

     I.   EVENTS OF DEFAULT.

          Events of Default will be as specifically set forth in the FNBB Facility and will generally include, among others, failure to pay interest, principal, or fees when due; change of control as defined in the FNBB Facility; any final judgment in excess of $100,000 and certain other cross defaults; an injunction against conducting business; disruption of business for more than 10 days and that results in an impairment or decrease in the value of Lamonts' assets in an amount that exceeds $100,000; failure to deliver required reports to FNBB when due; certain bankruptcy and insolvency events; any representation or warranty is found to be incorrect in any material respect; or breach of any financial covenant, any negative covenant, or any affirmative covenant, subject to specified grace and cure periods, all as more particularly set forth in the FNBB Facility. Upon the occurrence of any Event of Default, in addition to other remedies, all unpaid principal and accrued interest would, with respect to certain Events of Default, become immediately due and payable without the giving of notice and, with respect to other Events of Default, would become immediately due and payable upon notice from FNBB to that effect.

     J.   CASH COLLATERAL.

          Under the terms of the FNBB Facility, all cash proceeds of FNBB's collateral are to be deposited into a blocked bank account and forwarded to FNBB on a daily basis for application to the outstanding balance of the obligations to FNBB.

                                      XII.

                         DESCRIPTION OF NEW COMMON STOCK

     A.   NEW COMMON STOCK.

          The Amended and Restated Certificate of Incorporation provides for an authorized capital stock consisting of 40,000,000 shares of New Common Stock. The shares of New Common Stock to be issued pursuant to the Plan will be, when issued, fully paid and nonassessable. The holders of shares of New Common Stock elect all directors and are entitled to one vote per share. Shareholders are entitled to receive dividends when and if declared by the Board of Directors out of legally available funds, although the Reorganized Debtor's ability to pay dividends is substantially limited. See "Risk Factors - Dividends." Upon any possible liquidation, dissolution, or winding up of the Reorganized Debtor, holders of New Common Stock are entitled to share pro rata in any distribution to the shareholders remaining after distribution to holders of preferred stock, if any. Holders of New Common Stock have no preemptive, subscription, redemption, or conversion rights.

     B. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS.

          The following description of certain provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which have been included in the Plan Documentary Supplement.

          Adoption of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws pursuant to the Plan has two primary purposes:

          (1) To increase the Company's authorized capital to provide for the issuance of New Common Stock pursuant to the Plan (including upon exercise of New Warrants and New Employee Stock Options authorized and issued pursuant to the Plan); and

          (2) To prohibit the issuance of non-voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code.

          All of the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws will automatically become effective as of the Effective Date.

     C.   TRANSFER AGENT AND REGISTRAR.

          The Transfer Agent and Registrar for the New Common Stock will be Keycorp Shareholder Services, Inc.


                                      XIII.

                           DESCRIPTION OF NEW WARRANTS

     A.   GENERAL.

          New Class A Warrants exercisable for a total of 2,203,320 shares of New Common Stock will be issued pursuant to the Plan, and New Class B Warrants exercisable for a total of 800,237 shares of New Common Stock will be issued pursuant to the Plan. The New Warrants will be issued pursuant to a Warrant Agreement (the "Warrant Agreement") between the Debtor and a Warrant Agent to be determined, in substantially the form contained in the Plan Documentary Supplement. The following summary of the principal terms of the New

Warrants is qualified in its entirety by reference to the Warrant Agreement and the form of New Warrants attached thereto.

     B.   EXERCISE; PURCHASE PRICE.

          The New Class A Warrants will be exercisable at any time after the first date on which the Aggregate Equity Trading Value (as defined in the Warrant Agreement) equals or exceeds $20,000,000 until the tenth anniversary of the Effective Date. The New Class B Warrants will be exercisable at any time after the first date on which the Aggregate Equity Trading Value equals or exceeds $25,000,000 until the tenth anniversary of the Effective Date.

          Each New Warrant will initially represent the right to purchase one share of New Common Stock at a price (the "Purchase Price") initially equal to $0.01 per share.

     C.   ADJUSTMENTS.

          The number and type of securities issuable upon exercise of the New Warrants and the Purchase Price payable upon exercise thereof are subject to customary anti-dilution protection as provided in the Warrant Agreement in the event of (a) stock dividends, subdivisions, combinations, and reclassifications affecting the New Common Stock, (b) issuances of rights, options, or warrants to all holders of New Common Stock entitling them to subscribe for or purchase New Common Stock (or securities convertible into New Common Stock) at a price per share of New Common Stock (or having a conversion price per share of New Common Stock, if a security convertible into New Common Stock) less than the Fair Market Value per share of New Common Stock (as defined in the Warrant Agreement), (c) distributions to all holders of New Common Stock of evidences of indebtedness or assets, including capital stock other than New Common Stock, or subscription rights, options or warrants (other than cash dividends or cash distributions payable out of consolidated earnings or earned or capital surplus or dividends payable in New Common Stock); and (d) subject to certain exceptions, issuances to any person of New Common Stock or rights, options or warrants to purchase New Common Stock (or securities convertible into New Common Stock) at a price per share of New Common Stock (or having a conversion price per share of New Common Stock, if a security convertible into New Common Stock) less than the Closing Price (as defined in the Warrant Agreement) per share of New Common Stock on the date of issuance.

          In addition to the foregoing provisions, if the Reorganized Debtor at any time consolidates with or merges with or into another corporation or the property of the Reorganized Debtor is sold substantially as an entirety, the holder of any outstanding New Warrants would be entitled to receive, upon the exercise thereof in accordance with their terms, the securities, property, or cash to which the holder of the number of shares of New Common Stock deliverable upon the exercise of such New Warrants immediately prior to such transaction would have been entitled upon such transaction. The Reorganized Debtor is obligated to take such steps in connection with any such transaction as may be necessary to assure that the provisions of the Warrant Agreement will thereafter be applicable, as nearly as possible, in relation to any securities or property thereafter deliverable upon the exercise of the New Warrants.

          Notwithstanding any contrary provision of the Warrant Agreement, the Reorganized Debtor will not be required to issue Warrant Certificates which evidence New Warrants to acquire fractional shares of New Common Stock upon the exercise of New Warrants. In lieu of New Warrants to acquire fractional shares of New Common Stock, the Reorganized Debtor will, as necessary, pay to the registered holder of a Warrant Certificate with respect to which New Warrants to acquire fractional shares of New Common Stock would otherwise be issuable, an amount of cash equal to the same fraction of the Closing Price of a whole share of New Common Stock as of the business day immediately preceding the date of exercise.

     D.   NOTICE OF PROPOSED ACTIONS.

          In case the Reorganized Debtor proposes to take certain actions, including, without limitation, (a) declare any dividends or other distributions (other than cash dividends on its New Common Stock, (b) offer to holders of New Common Stock of rights to subscribe for or purchase shares of New Common Stock or other securities, (c) effect certain reclassifications of the New Common Stock, or any capital reorganization, consolidation, or merger or sale or other disposition of all or substantially all of the assets, properties, and business of the Reorganized Debtor, or any liquidation, dissolution or winding up of the Reorganized Debtor, then the Reorganized Debtor will give advance notice (in the manner provided in the Warrant Agreement) to the Warrant Agent and shall cause the Warrant Agent to provide such notice to the registered holders of New Warrants.

     E.   WARRANT AGENT.

          The Warrant Agreement provides that the Reorganized Debtor will indemnify the Warrant Agent against any and all losses, expenses, or liabilities (including judgments, costs, and counsel fees and expenses) arising out of its agency under the Warrant Agreement, except as a direct result of the gross negligence or willful misconduct of the Warrant Agent.

     F.   REGISTRATION RIGHTS.

          The New Warrants and the New Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act to the extent, and pursuant to the provisions, of the Registration Rights granted pursuant to the Plan. See "The Plan of Reorganization -- Summary of Certain Other Provisions of the Plan -- Resale of Securities."


                                      XIV.

                             COMMON STOCK OWNERSHIP

     A.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

          The following table sets forth as of July 22, 1996 information known to the management of the Company concerning the beneficial ownership of Old Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Old Common Stock,
(ii) each current director and executive officer of the Company, (iii) each person who will serve as a director or executive officer of the Reorganized Debtor following consummation of the Plan and who is known by the Debtor to own shares of Old Common Stock, and (iv) all directors and executive officers of the Company as a group. The table also shows, as of the Effective Date, the number of shares and percentage of the outstanding New Common Stock expected to be received by each such person under the Plan. In addition, the table shows, to the best of the Debtor's knowledge, all persons who will be a holder of at least 5% of the shares of New Common Stock outstanding as of the Effective Date (calculated on a primary basis).

                                                      AS OF JULY 22, 1996            AS OF THE EFFECTIVE DATE
                                             --------------------------------------------------------------------
                                                AMOUNT AND       PERCENTAGE OF    AMOUNT AND         PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER            NATURE OF            CLASS        NATURE OF         OF CLASS (11)
                                                BENEFICIAL                        BENEFICIAL
                                               OWNERSHIP (1)                     OWNERSHIP (9)
-----------------------------------------------------------------------------------------------------------------
Alan R. Schlesinger                                       --               --          300,000             3.2%
12413 Willows Road N.E.
Kirkland, WA 98034
-----------------------------------------------------------------------------------------------------------------
Loren R. Rothschild                                       --               --           75,000           *
12413 Willows Road N.E.
Kirkland, WA 98034
-----------------------------------------------------------------------------------------------------------------
Peter Aaron (2)                                       22,067                *           27,500           *
12413 Willows Road N.E.
Kirkland, WA 98034
-----------------------------------------------------------------------------------------------------------------
Debbie A. Brownfield (3)                               6,737                *           22,500           *
12413 Willows Road N.E.
Kirkland, WA 98034
-----------------------------------------------------------------------------------------------------------------
E.H. Bulen                                                --               --           15,000           *
12413 Willows Road N.E.
Kirkland, WA 98034
-----------------------------------------------------------------------------------------------------------------
Jim Ferree                                                --               --           12,500           *
12413 Willows Road N.E.
Kirkland, WA 98034
-----------------------------------------------------------------------------------------------------------------
All directors and executive officers as               28,804                *          500,000             5.3%
group (9 persons) (4)
-----------------------------------------------------------------------------------------------------------------
Apollo Retail Partners, L.P. (5)                   6,887,133            38.5%           77,000           **
c/o Apollo Advisors, L.P.
2 Manhattanville Road
Purchase, New York 10577
-----------------------------------------------------------------------------------------------------------------
BEA Associates (6)                                 1,104,357             6.2%           12,400           **
153 East 53rd St.
One Citicorp Center
New York, NY 10022
-----------------------------------------------------------------------------------------------------------------
Executive Life Insurance Company                     898,406             5.0%          471,257             5.2%
of New York
c/o First Boston Asset Management
12 E. 49th Street - 30th Floor
New York, New York 10017
-----------------------------------------------------------------------------------------------------------------
FMR Corp.                                          2,734,938            14.0%        4,014,733            44.6%
Fidelity Management Trust Company                                                         (10)             (10)
Fidelity Management & Research
Company (7)
82 Devonshire Street
Boston, Massachusetts 02109
-----------------------------------------------------------------------------------------------------------------
Morgens Waterfall Vintiadis & Co., Inc. (8)        3,082,906            17.2%           34,400           **
610 Fifth Avenue, 7th Floor
New York, New York 10020
-----------------------------------------------------------------------------------------------------------------

THE FOLLOWING NOTES ARE AN INTEGRAL PART OF THIS TABLE.

*    Percentage equal to less than 1%

**   Percentage equal to less than 5%

(1) Except for applicable community property laws, with respect to the matters covered by the Voting Agreement (hereinafter defined), and as otherwise indicated, each person has the sole power to vote and dispose of all shares of Old Common Stock listed opposite his, her, or its name. Under the Voting Agreement, these beneficial owners and certain other persons, holding approximately 8,717,000 shares or 48.7% of the outstanding Old Common Stock, have the right to vote in concert with respect to the election of directors. Since the filing of the Petition, none of the parties to the Voting Agreement has exercised any rights thereunder. Lamonts' obligations under the Voting Agreement will be rejected as of the Effective Date under the Plan. See "Certain Transactions."

(2) Includes 1,047 shares of Old Common Stock issuable upon exercise of Old Warrants that have an exercise price of $5.01 per share and 20,782 shares of Old Common Stock subject to immediately exercisable, non-qualified Old Employee Stock Options that have an exercise price of $.01 per share.

(3) Includes 4,637 shares of Old Common Stock subject to immediately exercisable, non-qualified Old Employee Stock Options that have an exercise price of $.01 per share.

(4) Includes 1,047 shares of Old Common Stock issuable upon the exercise of Old Warrants that have an exercise price of $5.01 per share and 25,419 shares of Old Common Stock subject to immediately exercisable, non-qualified Old Employee Stock Options that have an exercise price of $.01 per share.

(5) The sole general partner of Apollo Retail Partners ("ARP") is AIF II, L.P. ("AIF II"); the managing general partner of AIF II is Apollo Advisors, L.P. ("Apollo Advisors"); and the general partner of Apollo Advisors is Apollo Capital Management, Inc.

(6) According to the Schedule 13G filed by BEA Associates on January 15, 1996, CS Holding directly owns 80% of the partnership units in BEA Associates. CS Holding and its direct and indirect subsidiaries, in addition to BEA Associates, may beneficially own shares of the Company and such shares are not reported in such Schedule 13G. CS Holding disclaims beneficial ownership of shares of the Company beneficially owned by its direct and indirect subsidiaries, including BEA Associates, and BEA Associates disclaims beneficial ownership of all the shares of Old Common Stock, which shares are held in discretionary accounts which BEA Associates manages.

(7) Fidelity Management & Research Company ("Fidelity") is the investment advisor to various registered investment companies (the "Fidelity Funds") and is a wholly owned subsidiary of FMR Corp. Fidelity Management Trust Company ("FMTC") is the trustee or managing agent for various private investment accounts (the "Accounts") and is a wholly owned subsidiary of FMR Corp. According to the Schedule 13G Filed by FMR Corp. on July 10, 1996, FMR Corp. beneficially owns (i) through Fidelity, as investment advisor to the Fidelity Funds, 2,578,526 shares of Old Common Stock (approximately 13.18%), including 1,586,860 shares of Old Common Stock subject to immediately exercisable Old Warrants that have an exercise price of $1.00 per share and (ii) through FMTC, the managing agent for the Accounts, 156,412 shares of Old Common Stock (approximately .80%), including 105,904 shares of Old Common Stock subject to immediately exercisable Old Warrants that have an exercise price of $1.00 per share.

(8) Morgens Waterfall Vintiadis & Company, Inc. ("Morgens") renders discretionary investment advisory services to (i) Morgens Waterfall Vintiadis N.V. which holds 95,450 shares of Old Common Stock, (ii) the Bond Fund of the Common Fund for Nonprofit Organizations which holds 211,362 shares of Old Common Stock and (iii) Betje Partners, which holds 102,264 shares of Old Common Stock. Messrs. Morgens and Waterfall are the general partners of (i) Morgens Waterfall Income Partners which holds 98,260 shares of Old Common Stock and (ii) Phoenix Partners which holds 287,089 shares of Old Common Stock. Messrs. Morgens and Waterfall are officers, directors and stockholders of Prime, Inc., which is the corporate general partner of three limited partnerships, each of which serves as a general partner of (i) Restart Partners, L.P., which holds 623,586 shares of Old Common Stock, (ii) Restart Partners II, L.P., which holds 1,022,800 shares of Old Common Stock and (iii) Restart Partners III, L.P., which holds 642,095 shares of Old Common Stock.

(9) Assumes each director and executive officer has fully exercised his or her vested New Employee Stock Options.

(10) Assumes that FMR Corp., through Fidelity and FMTC, will receive the maximum number of shares of New Common Stock possible under the Plan. The actual number of shares to which Fidelity and FMTC will be entitled may be less depending on the actual aggregate amount of Allowed Senior Claims and the allowed amounts of Claims of the other holders of General Unsecured Claims.

(11) For purposes of this table, the effect of possible exercise of New Warrants and Gordian Warrants has been disregarded.

     B.   DILUTION.

          The following table illustrates the ownership of Old Common Stock before giving effect to the Plan and the consummation of the transactions contemplated thereby and (both on a primary and a fully diluted basis) the ownership of New Common Stock on the Effective Date:

                                          PERCENTAGE OF OUTSTANDING SHARES
                                  ----------------------------------------------
                                   BEFORE(1)      AFTER(2)
                                  ----------------------------------------------
                                                                     FULLY
                                                     PRIMARY        DILUTED
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Holders of Old Common Stock       100.00%        2.22%(3)       2.25%(3)
--------------------------------------------------------------------------------
 Holders of General Unsecured
 Claims                            --             97.78%(4)      87.75%(4)
--------------------------------------------------------------------------------
 New Employee Stock Options        --             --             10.00%
--------------------------------------------------------------------------------
                                   100.00%        100.00%        100.00%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


(1) Subject to dilution upon exercise of Old Employee Stock Options and Old Warrants.

(2) "Primary" data are before giving effect to, and "Fully Diluted" data are after giving effect to, (a) the exercise of New Warrants to purchase shares of New Common Stock equivalent to 33.37% of the outstanding shares as of the Effective Date (calculated on a primary basis) issued to the holders of General Unsecured Claims and holders of Old Common Stock pursuant to the Plan, and (b) the exercise of New Employee Stock Options to purchase shares of New Common Stock equivalent to 14.82% of the shares outstanding on the Effective Date (calculated on a primary basis). The effect of possible exercise of Gordian Warrants has been disregarded.

(3) Excludes shares of New Common Stock issued to such persons pursuant to the Plan in respect of General Unsecured Claims held by them.

(4) Excludes shares of New Common Stock issued to such persons pursuant to the Plan in respect of Old Common Stock held by them.


                                       XV.

                         MARKET AND TRADING INFORMATION

     A.   OLD COMMON STOCK.

          The Old Common Stock is traded in the over-the-counter market and, until January 20, 1995, was listed on the NASDAQ Stock Market's SmallCap Market ("NASDAQ"). As a result of the filing, the Old Common Stock is no longer listed. The following table sets forth, for the periods indicated, the high and low closing bid prices as reported on NASDAQ and over the counter quotes. The bid prices, as stated, represent inter-dealer prices without adjustments for retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

 Fiscal 1994:                              High                      Low
----------------------------------     ------------              -----------

 Quarter ended January 29                  2-3/4                      2
 Quarter ended April 30                      2                      1-1/4
 Quarter ended July 30                     1-3/4                     3/4
 Quarter ended October 29                  13/16                     5/8



 January Quarter                           High                      Low
----------------------------------     ------------              -----------

 Quarter ended January 28, 1995              2                       1/8



 Fiscal 1995:                              High                      Low
----------------------------------     ------------              -----------

 Quarter ended April 29                     1/2                      1/8
 Quarter ended July 29                     7/16                      1/8
 Quarter ended Oct. 28                      1/4                     1/16
 Quarter ended February 3                   1/4                     1/16



 Fiscal 1996:                              High                      Low
----------------------------------     ------------              -----------

 Quarter ended May 4 1996                   1/4                      1/8
 Quarter ended August 3 1996                1/4                      1/4


          At August 31, 1996, there were 153 holders of record of the Old Common Stock.

     B.   OLD 10-1/4% NOTES AND OLD 13-1/2% NOTES.

          The Old 10-1/4% Notes and Old 13-1/2% Notes are traded infrequently in the over-the-counter market. Holders of such Notes are urged to contact their broker to obtain a current quote.

                                      XVI.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     A.   INTRODUCTION.

          The implementation of the Plan may have federal, state, and local tax consequences to Debtor and its subsidiaries filing a consolidated federal income tax return (collectively, the "Debtor Consolidated Group") and Debtor's creditors and stockholders. No tax opinion has been sought or will be obtained with respect to any tax consequences of the Plan. This Disclosure Statement does not constitute and is not intended to constitute either a tax opinion or tax advice to any person, and the summary contained herein is provided for informational purposes only.

          The discussion below summarizes only certain of the federal income tax consequences associated with the Plan's implementation. This discussion does not attempt to comment on all aspects of the federal income tax consequences associated with the Plan, nor does it attempt to consider various facts or limitations applicable to any particular creditor or stockholder which may modify or alter the consequences described herein. This discussion does not address state, local or foreign tax consequences or the consequences of any federal tax other than the federal income tax.

          The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the regulations promulgated thereunder, existing judicial decisions and administrative rulings. In light of the numerous recent amendments to the Internal Revenue Code, no assurance can be given that legislative, judicial or administrative changes will not be forthcoming that would affect the accuracy of the discussion below. Any such changes could be material and could be retroactive with respect to the transactions entered into or completed prior to the enactment or promulgation thereof. The tax consequences of certain aspects of the Plan are uncertain due to the lack of applicable legal authority and may be subject to judicial or administrative interpretations that differ from the discussion below.

          Tax legislation has been introduced into Congress which, if enacted, would fundamentally alter the basic scheme of federal taxation by replacing the federal income tax with a national retail sales tax or a form of value added tax. Other proposed tax legislation would transform the current graduated-rate federal income tax into an income-based flat tax. Although fundamental tax reform of the type described above is unlikely to be enacted in 1996, it may be enacted in 1997 or subsequent years. Insofar as the discussion below addresses income tax consequences in 1997 and/or subsequent years, such discussion may be completely invalidated if fundamental tax reform is enacted.

          CREDITORS AND STOCKHOLDERS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM AND TO DEBTOR OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

     B.   FEDERAL INCOME TAX CONSEQUENCES TO DEBTOR AND ITS SUBSIDIARIES.

          1.   TAX REORGANIZATION.

          Section 368 defines certain tax reorganizations under the Internal Revenue Code, including reorganizations under the Bankruptcy Code. Tax reorganizations usually involve exchanges of stock and tax securities in which the issuing corporation (or another corporation that is a party to the reorganization) and the holders of stock and tax securities participate.

          Debtor believes that the transactions contemplated by the Plan constitute a recapitalization tax reorganization under section 368(a)(1)(E) of the Internal Revenue Code (an "E" reorganization). However, no assurances can be given that such an interpretation ultimately will be sustained by the courts if challenged.

          2. CARRYOVER AND AVAILABILITY OF THE DEBTOR CONSOLIDATED GROUP'S NET OPERATING LOSSES.

               a.   GENERAL.

          Based on preliminary estimates, the Debtor Consolidated Group will have approximately $90 million of consolidated NOLs carrying forward from the tax year ending February 3, 1996 into the tax year ending February 1, 1997. All or nearly all of such NOLs are attributable to Debtor (as opposed to other members of the Debtor Consolidated Group). Debtor is uncertain whether the Debtor Consolidated Group will have a consolidated net operating loss in the current tax year.

          The NOL amounts of the Debtor Consolidated Group are subject to review and significant adjustment upon audit by the IRS. In addition, the foregoing estimates of the Debtor Consolidated Group's NOLs are subject to legal and factual uncertainty. The tax attribute reduction rules of section 108 of the Internal Revenue Code will have the effect of severely reducing the Debtor Consolidated Group's NOLs.

               b.   SECTION 382.

          Section 382 of the Internal Revenue Code places potentially severe limitations upon the use of a corporation's NOLs and certain other tax attributes if an "ownership change" occurs with respect to such corporation's stock. This limitation is in addition to, not in lieu of, the severe reduction of the NOLs that will occur as a result of attribute reduction. Based upon the anticipated stock ownership of the Reorganized Debtor, Debtor believes that an "ownership change" will occur with respect to Debtor's stock and, accordingly, that the limitations and restrictions of section 382 should apply.

          Under section 382 of the Internal Revenue Code, following an "ownership change," the amount of a loss corporation's income that can be offset by pre-ownership change NOLs cannot exceed an annual amount equal to the sum of
(i) the value of the loss corporation's equity immediately before the ownership change (excluding proscribed contributions to capital) multiplied by a prescribed rate of return, and (ii) recognized built-in gains, if any (as hereinafter described). Moreover, no NOLs will survive if the loss corporation does not continue its historic business or use a significant portion of its assets in such a business during the two-year period beginning on the date of the ownership change. If the loss corporation has more than one line of business, continuity of business enterprise requires only that it continue a significant line of business.

          As noted, the limitations of section 382 arise upon the occurrence of an "ownership change." An ownership change occurs if, following either an "owner shift" or an "equity structure shift" affecting the holdings of a "5 percent shareholder" during a three year testing period, there is more than a 50 percentage point aggregate increase in the total value of the stock of the loss corporation held at the close of the testing period by "5 percent shareholders" over the lowest percentage holdings by such shareholders during the testing period.

          The Debtor underwent an ownership change in 1992 that limited the use of NOLs that had accumulated in the tax year that ended October 1992 and earlier tax years. The annual NOL limitation under section 382 with respect to such ownership change is approximately $285,000. As discussed above, the Debtor will undergo another ownership change as a result of transactions contemplated by the Plan. The section 382 limitations discussed above regarding the second ownership change may, however, be ameliorated by certain provisions of section 382 that provide a more liberal rule for a corporation that is in a title 11 case when the ownership change occurs. These provisions -- section 382(l)(5) and section 382(l)(6) of the Internal Revenue Code -- are discussed below.

          Section 382(l)(5) generally provides that the limitations of section 382 shall not apply to any ownership change occurring in a case under the jurisdiction of a bankruptcy court under title 11 of the United States Code if qualifying creditors and shareholders own 50 percent or more of the loss corporation's stock after such ownership change. Under section 382(l)(5), the loss corporation's NOLs and specified credits must be recomputed to eliminate deductions for interest paid or accrued by the loss corporation on the portion of the debt that was exchanged for stock, and for which the loss corporation had previously claimed deductions during (i) the three taxable years prior to the taxable year in which the ownership change occurs, and (ii) the portion of the taxable year of the ownership change up to, but not including, the "change date." If section 382(l)(5) applies to an ownership change and a second ownership change occurs within two years, the section 382 limitation is reduced to zero (i.e., NOLs attributable to any period before the second ownership change cannot be utilized at all after the second ownership change).

          The Debtor has not yet determined whether it will be able to meet the threshold requirements for qualifying for section 382(l)(5). Nor has Debtor determined whether the application of section 382(l)(5) would be beneficial for Debtor. However, the issuance of stock to creditors in exchange for debt pursuant to the Plan should enable the Debtor to utilize the provisions of section 382(l)(6).

          Under section 382(l)(6), the usual section 382 loss limitation rules apply except that the value of the loss corporation's stock is increased (for purposes of calculating the limitation) by the increase in value that results from the surrender or cancellation of creditors' claims in the reorganization transaction.

          Any shift (deemed or actual) in the ownership of stock of the Debtor, directly or by attribution, outside the scope of the Plan may trigger (or may have already triggered) the application of section 382 and other provisions of the Internal Revenue Code which may affect the availability of the Debtor Consolidated Group's NOLs. Because the federal income tax consequences of any such shift would depend on the particular facts and circumstances at such time and the application of complex legislation and regulations, Debtor expresses no views as to the effect of any transactions outside the scope of the Plan or the survival of any carryovers.

          3.   REDUCTION OF DEBTOR'S INDEBTEDNESS.

          As a result of the Plan's implementation, the amount of Debtor's aggregate outstanding indebtedness will be reduced substantially. (Any amount of potential discharged indebtedness for federal income tax purposes will be referred to herein as a "Debt Discharge Amount.") In general, the Internal Revenue Code provides that a taxpayer who realizes a discharge of indebtedness must include the Debt Discharge Amount in its gross income in the taxable year of discharge to the extent that the Debt Discharge Amount exceeds any consideration given for such discharge. No income from the discharge of indebtedness is realized to the extent that payment of the liability being discharged would have given rise to a deduction.

          If a taxpayer is in a title 11 case and the discharge of indebtedness occurs pursuant to a plan approved by the court, such discharge of indebtedness is specifically excluded from gross income.

          Accordingly, Debtor will not be required to include in income any Debt Discharge Amount as a result of Plan transactions. The Internal Revenue Code requires certain tax attributes of Debtor to be reduced by the Debt Discharge Amount excluded from income. Tax attributes are reduced in the following order of priority: net operating losses and net operating loss carryovers; general business credits; minimum tax credits; capital loss carryovers; basis of property of the taxpayer; passive activity loss or credit carryovers; and foreign tax credit carryovers. Tax attributes are generally reduced by one dollar for each dollar excluded from gross income, except that general tax credits, minimum tax credits and foreign tax credits are reduced by 33.3 cents for each dollar excluded from gross income. As discussed above, the tax attribute reduction rules may eliminate all or a large portion of the Debtor Consolidated Group's NOLs and other Debtor tax attributes.

          An election can be made to alter the order of priority of attribute reduction by first applying the reduction against depreciable property held by the taxpayer in an amount not to exceed the aggregate adjusted basis of such
property.  Debtor has not yet decided whether to make such election.   The
deadline for making such election is the due date (including extensions) of Debtor's federal income tax return for the taxable year in which such debt is discharged pursuant to the Plan.

          Any Claim against Debtor (except a Claim that would give rise to a deduction if paid) that is discharged by payment to a creditor of Cash and/or property will result in the creation of a Debt Discharge Amount reducing tax attributes to the extent that the adjusted issue price of the debt discharged (plus accrued interest) exceeds the fair market value of the payment made in cancellation thereof.

          Debtor's Debt Discharge Amount may be increased to the extent that unsecured creditors holding unscheduled Claims fail to timely file a proof of Claim and have their Claims discharged on the Confirmation Date pursuant to section 1141 of the Bankruptcy Code.

     C.   TAX CONSEQUENCES TO CREDITORS.

          The tax consequences of the Plan's implementation to a creditor will depend on whether the creditor's present debt claim constitutes a "security" of Debtor for federal income tax purposes and the type of consideration received by the creditor in exchange for its Claim, whether the creditor reports income on the cash or accrual method, whether the creditor receives consideration in more than one tax year of the creditor, and whether all the consideration received by the creditor is deemed to be received by that creditor in an integrated transaction. The tax consequences upon the receipt of Cash, debt instruments or other property allocable to interest are discussed below under "Receipt of Interest."

          1.   CLAIMS CONSTITUTING TAX SECURITIES.

               a.   DEFINITION OF "SECURITY" FOR TAX PURPOSES.

          The determination whether a Claim of any particular creditor constitutes a "security" for federal income tax purposes is based upon the facts and circumstances surrounding the origin and nature of the Claim and its maturity date. Generally, Claims arising out of the extension of trade credit have been held not to be "securities" for federal income tax purposes ("Tax Securities"). Instruments with a term of five years or less rarely qualify as Tax Securities. On the other hand, bonds or debentures with an original term in excess of ten years have generally been held to be Tax Securities. The Debtor expresses no view with respect to whether a Claim based on any pre-Effective Date obligation of the Debtor constitutes a Tax Security. EACH CREDITOR IS URGED TO CONSULT ITS OWN TAX ADVISOR IN THIS REGARD.

               b.   RECEIPT OF TAX SECURITIES.

          Section 354 of the Tax Code provides for nonrecognition of gain or loss by holders of Tax Securities of a corporation who exchange these Claims solely for stock or Tax Securities, pursuant to certain tax reorganizations, including a recapitalization pursuant to section 368(a)(1)(E) of the Tax Code. In the context of the Plan, such section would apply where a holder of Tax Securities of the Debtor exchanges such items for stock of the Debtor. The nonrecognition rule of Section 354 is not applicable by its terms if: (i) the principal amount of Tax Securities received exceeds the principal amount of Tax Securities surrendered; or (ii) Tax Securities are received, but none are surrendered; or (iii) stock or Tax Securities are received for accrued interest. If solely stock or Tax Securities of the Debtor are received, but clause (i) or
(ii) applies, gain (but not loss) will be recognized to the extent of the fair market value of the amounts described in clauses (i) or (ii), as applicable.
The treatment of Tax Securities received for accrued interest is described in "Receipt of Interest" below.

               c. RECEIPT OF CASH OR DEBT NOT CONSTITUTING TAX SECURITIES FOR TAX SECURITIES.

          A creditor whose existing Claims constitute Tax Securities of the Debtor may recognize gain (but not loss) if, in addition to stock or Tax Securities of the Debtor, such creditor receives: cash, debt of the Debtor not constituting Tax Securities, or other property ("Boot"). The amount of such gain, if any, to a cash basis taxpayer will equal the lesser of (i) the excess, if any, of the sum of cash and fair market value of all other consideration received over the basis of the creditor in such creditor's existing Claims (other than any Claims in respect of accrued interest); or (ii) the amount of cash and the fair market value of other Boot items.

               d.   DETERMINATION OF CHARACTER OF GAIN.

          In the case of a creditor whose existing Claims constitute capital assets in such creditor's hands, the gain required to be recognized will be classified as a capital gain, except to the extent of interest (including accrued market discount, if any). Any gain recognized will be treated as ordinary income to the extent of accrued market discount. To the extent gain at least equal to any accrued market discount is not recognized by the holder, such unrecognized accrued market discount will be attributed to the Tax Securities and New Common Stock received. Any gain recognized by the creditor upon a subsequent sale or exchange of such Tax Securities or New Common Stock will be ordinary income to the extent of such accrued market discount. See "Other Tax Considerations - Market Discount." In this regard, it should be noted that section 582(c) of the Tax Code provides that the sale or exchange of a bond, debenture, note or certificate, or other evidence of indebtedness by a bank or certain other financial institutions shall not be considered the sale or exchange of a capital asset. Accordingly, any gain recognized by such creditors as a result of the Plan's implementation will be ordinary income, notwithstanding the nature of their Claims. Any capital gain recognized by a creditor will be long-term capital gain with respect to those Claims for which the creditor's holding period is more than one year, and short-term capital gain with respect to such Claims for which the creditor's holding period is one year or less. As a result of the Revenue Reconciliation Act of 1990, there may be a favorable tax rate applied to capital gains for certain holders.

               e.   TAX BASIS AND HOLDING PERIOD OF ITEMS RECEIVED.

          The aggregate tax basis of any stock or Tax Securities of the Debtor received by a cash basis creditor, other than amounts received on account of interest, will be a substituted basis equal to the creditor's basis in the Claim surrendered (other than any Claims in respect of accrued interest), increased by any gain recognized on the exchange, and decreased by the amount of any cash and the fair market value of any other Boot items received. If a creditor subsequently recognizes any gain on the sale or exchange of stock received, the gain recognized by such creditor on such sale or exchange will be treated as ordinary income to the extent of any bad debt deduction attributable to such creditor's Claim or ordinary loss deduction previously claimed by such creditor, provided that the stock constitutes a capital asset in the creditor's hands.

          A creditor's holding period for any stock or Tax Securities of Debtor (other than stock or Tax Securities received on account of interest) received pursuant to the Plan will include the period during which such creditor held the exchanged Tax Security.

               f.   RECEIPT SOLELY OF BOOT.

          A creditor holding Tax Securities who receives solely cash and/or other Boot items in full satisfaction of such creditor's Claim will be required to recognize gain or loss on the exchange. The creditor will recognize gain or loss equal to the difference between the amount realized in respect of such Claim and the creditor's tax basis in the Claim, and the tax treatment will parallel the tax treatment set forth below in "Claims Not Constituting Tax Securities".

          2.   CLAIMS NOT CONSTITUTING TAX SECURITIES.

               a.   GAIN/LOSS ON EXCHANGE.

          A creditor whose existing Claims do not constitute Tax Securities (such as most or all trade Claims) will recognize gain or loss on the actual or constructive exchange of such creditor's existing Claims (other than Claims for accrued interest) for Cash and any other consideration received (including New Common Stock) equal to the difference between (i) the "amount realized" in respect of such Claims and (ii) the creditor's tax basis in such Claims. The "amount realized" will be equal to the sum of the Cash and (i) as to a cash-basis taxpayer, the fair market value of all other consideration received, and
(ii) as to an accrual-basis taxpayer, the face amount of any new debt instruments and fair market value of the other consideration received, less any amounts allocable to interest, unstated interest or original issue discount.

               b.   TAX BASIS AND HOLDING PERIOD OF ITEMS RECEIVED.

          The aggregate tax basis in the items received by a creditor will equal the amount realized in respect of such items (other than amounts allocable to any accrued interest). The holding period for items received in the exchange will begin on the day following the exchange.

               c.   BAD DEBT DEDUCTION ON DISCHARGE OF CLAIM.

          A creditor whose existing Claim does not constitute a Tax Security and who receives no consideration under the Plan with respect to such Claim may be entitled to a bad debt deduction equal in amount to such creditor's adjusted basis in such Claim. A bad debt deduction is allowed in the taxable year of the creditor in which a debt becomes wholly worthless. The discharge of a Claim pursuant to the Plan establishes that such Claim is wholly worthless as of the date of discharge (assuming the holder of the Claim receives no consideration under the Plan with respect to such Claim and the Debtor does not reaffirm the obligation). It is possible, however, that such Claim may have become wholly worthless on an earlier date, depending upon all the facts and circumstances. Debtor expresses no opinion regarding the date or dates on which Claims discharged under the Plan became worthless.

          3.   RECEIPT OF INTEREST.

          Income attributable to accrued but unpaid interest will be treated as ordinary income, regardless of whether the creditor's existing Claims are capital assets in its hands.

          A creditor who, under its accounting method, was not previously required to include in income accrued but unpaid interest attributable to existing Claims, and who exchanges its interest Claim for Cash, or other property pursuant to the Plan, will be treated as receiving ordinary interest income to the extent of any consideration so received allocable to such interest, regardless of whether that creditor realizes an overall gain or loss as a result of the exchange of its existing Claims. A creditor who had previously included in income accrued but unpaid interest attributable to its existing Claims will recognize a loss to the extent such accrued but unpaid interest is not satisfied in full. For purposes of the above discussion, "accrued" interest means interest which was accrued while the underlying Claim was held by the creditor. The extent to which consideration distributable under the Plan is allocable to such interest is uncertain.

          4.   OTHER TAX CONSIDERATIONS.

               a.   MARKET DISCOUNT.

          If a creditor has a lower tax basis in a Debtor obligation than its face amount, the difference may constitute market discount under section 1276 of the Internal Revenue Code. (Certain Debtor obligations are excluded from the operation of this rule, such as obligations with a fixed maturity date not exceeding one year from the date of issue, installment obligations to which Internal Revenue Code section 453B applies and, in all likelihood, demand instruments).

          Holders in whose hands Debtor obligations are market discount bonds will be required to treat as ordinary income any gain recognized upon the exchange of such obligations to the extent of the market discount accrued during the holder's period of ownership, unless the holder has elected to include such market discount in income as it accrued.

               b.   ORIGINAL ISSUE DISCOUNT.

          The actual or constructive exchange of a Reorganized Debtor debt instrument for an existing Debtor debt instrument (including certain constructive exchanges that occur when an existing debt instrument is significantly or materially modified) may result in the creation of original issue discount ("OID") to the extent that the issue price of the new debt instrument is less than its stated redemption price at maturity (generally, its face amount).

          The holder of an OID instrument must include in income the sum of the daily portion of the OID accretion during the taxable year for each year it holds the instrument even in the absence of payments during such year. The daily portion of the OID accretion on an instrument is determined by allocating to each day in the period the ratable portion of the increase in the adjusted issue price of the instrument during that period.

               c.   WITHHOLDING.

          The Disbursing Agent will withhold any amounts required by law from payments made to creditors. This may require payments by certain creditors of the required withholding tax on the non-Cash consideration issuable under the Plan. In addition, creditors may be required to provide general tax information to Reorganized Debtor or a Disbursing Agent.

               d.   TAXATION OF CERTAIN RESERVES.

          Section 468B(g) of the Internal Revenue Code provides that escrow accounts, settlement funds or similar funds are subject to current taxation. It also provides that the IRS shall prescribe regulations for the taxation of any such account or fund, whether as a grantor trust or otherwise. The IRS issued final regulations regarding settlement funds on December 18, 1992. However, such regulations specifically reserve the tax treatment of settlement funds in bankruptcy and the treatment of stock of the issuer to satisfy such obligations. It is thus uncertain as to who is responsible for reporting income generated by the funds in any unclaimed property or Disputed Claims Reserve formed pursuant to the Plan. If any reserves are treated as a grantor trust created by Debtor, then the income generated by such reserves would likely be reported on the Debtor

Consolidated Group's federal income tax return. If the reserves are not treated as such a grantor trust, they will likely be treated as an association or trust taxable currently as separate entities on their income. It is also possible that the reserves could be treated as a grantor trust for which the creditor beneficiaries are treated as grantors. As such, the creditor beneficiaries would be subject to current taxation on the income generated by such reserves. Pursuant to the Plan and related documents, any party responsible for administering such reserves will also be required to file appropriate income tax returns and pay any tax due out of such reserves as a result of any income earned in such reserves.

     D.   TAX CONSEQUENCES TO SHAREHOLDERS.

          The holders of Old Common Stock should not recognize any gain or loss as a result of the exchange of such interests under the Plan. A shareholder's holding period for any New Common Stock issued in exchange for Old Common Stock will include the period during which such shareholder held the exchanged Old Common Stock.


                                      XVII.

                          CERTAIN FINANCIAL PROJECTIONS

     A.   PRO FORMA BALANCE SHEET.

          Set forth below is the projected unaudited balance sheet of the Reorganized Debtor as of the assumed Effective Date of February 1, 1997, both prior to and, on a pro forma basis, after giving effect to the transactions contemplated by the Plan.

          THE ACTUAL BALANCE SHEET AS OF THE EFFECTIVE DATE MAY VARY MATERIALLY FROM THE AMOUNTS SET FORTH BELOW, BASED UPON, AMONG OTHER THINGS: (i) OPERATING RESULTS AND OTHER FACTORS OCCURRING BEFORE THE EFFECTIVE DATE; (ii) INACCURACIES IN THE ASSUMPTIONS UNDERLYING THE PROJECTED BALANCE SHEET; (iii) CHANGES IN THE ESTIMATED PRO FORMA ADJUSTMENTS WHICH HAVE BEEN ESTIMATED BASED UPON THE BEST INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT BUT WHICH MAY CHANGE WITH THE PASSAGE OF TIME AND THE ACCUMULATION OF ADDITIONAL AND MORE COMPLETE INFORMATION; AND (iv) OTHER FACTORS BEYOND THE DEBTOR'S CONTROL. IN ADDITION, THE PROJECTED BALANCE SHEET ASSUMES AN EFFECTIVE DATE OF FEBRUARY 1, 1997. AN EFFECTIVE DATE MATERIALLY DIFFERENT FROM THIS DATE COULD SUBSTANTIALLY AFFECT THE PROJECTED BALANCE SHEET.

          Readers are urged to review carefully the Description of Pro Forma Adjustments accompanying the projected balance sheet, which forms an integral part thereof. The projected balance sheet has been prepared by the Debtor's management in accordance with generally accepted accounting principles, except that notes required under generally accepted accounting principles have not been included. Readers are therefore encouraged to refer to the notes to the historical financial statements included in Annex B hereto. Also see "Risk Factors -- Inherent Uncertainty In The Financial Projections."

          SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The information contained in the projected unaudited balance sheet and certain other statements contained or incorporated by reference herein, including, without limitation, statements containing the words "believes," "anticipates," "expects," and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local general economic and market conditions; demographic changes; liability and other claims asserted against the Company; competition; the loss of significant customers or suppliers; fluctuations in operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; ownership of Common Stock; volatility of stock price; and other factors referenced herein. Certain of these factors are discussed in more detail elsewhere herein, including, without limitation, under the captions "Risk Factors," "The Company," and "Capitalization." GIVEN THESE UNCERTAINTIES, THOSE READING THIS DISCLOSURE STATEMENT ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect untrue events or developments.

             PROJECTED UNAUDITED BALANCE SHEET AS OF EFFECTIVE DATE
                            (IN THOUSANDS OF DOLLARS)

                                          Projected              Pro Forma            Pro Forma
                                       February 1,1997         Adjustment(a)       February 1, 1997
 CURRENT ASSETS:
    Cash                                    $     1,263                                  $     1,263
                                                                       (230) (b)
                                                                       (336) (f)
                                                                        324  (g)
                                                                        242  (h)
    FNBB Facility Fee - current                                         280  (f)                 280
    Inventory                                    36,353                                       36,353
    Other Current Assets                          3,219                (242) (h)               2,977
                                        -------------------------------------------------------------
      Total Current Assets                       40,835                  38                   40,873
 FNBB Facility Fee - noncurrent                     125                 280  (f)                 405
 OTHER NONCURRENT ASSETS                         52,084             (14,519) (e)              37,565
                                        -------------------------------------------------------------
 TOTAL ASSETS                              $     93,044         $   (14,201)            $     78,843
                                           -------------         -----------            -------------
                                           -------------         -----------            -------------
 CURRENT LIABILITIES:
    Short Term Revolver                    $     20,220         $       324  (g)        $     20,544
    Capital Leases -- Current portion               880                 450  (e)               1,330
    Deferred Payment Tax Liabilities --               0                 190  (c)                 190
     Current portion
    Other Current Liabilities                    21,481                                       21,481
    FNBB Facility Fee                                 0                 224  (f)                 224
                                        -------------------------------------------------------------
      Total Current Liabilities                  42,581               1,188                   43,769
                                        -------------------------------------------------------------
 LONG-TERM LIABILITIES
    Liabilities subject to compromise            92,198                (230) (b)                   0
                                                                       (856) (c)
                                                                    (91,112) (d)
    Capital Leases                               13,120               1,399  (e)              14,519
    Deferred Payment Tax Liabilities                  0                 666  (c)                 666
    Other                                         1,370                                        1,370
                                        -------------------------------------------------------------
      Total Long-Term Liabilities               106,688             (90,133)                  16,555
                                        -------------------------------------------------------------
 STOCKHOLDERS' EQUITY:
    Common Stock & Additional Paid-in            63,153                                       18,519
     Capital
                                                                    (62,980) (d)
                                                                     18,346  (d)
    Minimum Pension Liability Adjustment           (250)                250  (e)                   0
    Accumulated Earnings (Deficit)             (119,128)             (1,849) (e)                   0

                                                                     62,980  (d)
                                                                     72,766  (d)
                                                                    (14,769) (e)
                                        -------------------------------------------------------------
    Total Stockholders' Equity                  (56,225)        $    74,744                   18,519
                                           -------------         -----------            -------------
 TOTAL LIABILITIES & EQUITY                $     93,044         $   (14,201)            $     78,843
                                           -------------         -----------            -------------
                                           -------------         -----------            -------------

             (See Accompanying Description of Pro Forma Adjustments)

                     DESCRIPTION OF PRO FORMA ADJUSTMENTS TO
                        PROJECTED UNAUDITED BALANCE SHEET

(a) The pro forma adjustments do not necessarily include all adjustments required by AICPA Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." The total pro forma stockholders' equity of $18,519,000 is based upon a preliminary estimate by management and is not necessarily indicative of the actual trading value of the Reorganized Debtor's equity securities or of the fair market value of the stockholders' equity. The Company expects to obtain an independent evaluation of its assets as of the Effective Date. To the extent that such evaluation differs from management's estimate, the balance sheet as of the Effective Date will be revised accordingly.

(b) To record or reserve for cash payments required as of the Effective Date for the payment of certain Allowed Administrative Expenses, certain Priority Tax Claims, and Cure Payments on assumed executory contracts and unexpired leases.

(c)  To account for the liability for Deferred Payment Tax Claims.

(d) To reflect the issuance of 200,000 shares of New Common Stock to the holders of Old Common Stock and the issuance of 8,800,000 shares of New Common Stock to holders of General Unsecured Claims and the resulting gain on the extinguishment of indebtedness.

(e) To adjust the carrying value of non-current assets and liabilities in accordance with fresh start reporting required under AICPA Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." No adjustments have been made to specific asset values as valuations of these assets have not been completed.

(f) To record FNBB facility fee of $560,000 ($336,000 payable on the Effective Date and $224,000 payable on December 31, 1997.)

(g)  To record the application of excess cash to the FNBB Claims.

(h)  To reflect transfer from restricted cash to cash.

     B. PRO FORMA PROJECTIONS OF INCOME STATEMENT, BALANCE SHEET DATA AND CASH FLOWS.

          Set forth below are the Projections of the Reorganized Debtor's net income, balance sheet data, and cash flows for each of the fiscal years in the period ending January 30, 1999, assuming an Effective Date of February 1, 1997.
 The purpose of the Projections is to set forth the Debtor's estimates of the future net income, assets, liabilities, shareholders' equity, and cash flows of the Reorganized Debtor. Actual results may differ substantially from the Projections as a result, among other things, of changing market and economic conditions in the future. There is no assurance that the results projected will be achieved. THE PROJECTIONS HAVE BEEN PREPARED BY OR UNDER THE SUPERVISION OF DEBTOR'S MANAGEMENT AND HAVE NOT BEEN REVIEWED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OR PREPARED IN COMPLIANCE WITH PUBLISHED GUIDELINES OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR IN ACCORDANCE IN WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. MOREOVER, SUBSTANTIAL UNCERTAINTIES ARE INVOLVED IN PROJECTING NET INCOME AND CASH FLOW. THE PROJECTIONS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE DISCUSSION SET FORTH ABOVE UNDER "RISK FACTORS -- INHERENT UNCERTAINTY IN THE FINANCIAL PROJECTIONS."

          THE PROJECTIONS REPRESENT AN ESTIMATE BY THE DEBTOR'S MANAGEMENT OF FUTURE EVENTS BASED UPON CERTAIN ASSUMPTIONS SET FORTH BELOW. THESE FUTURE EVENTS MAY OR MAY NOT OCCUR, AND THE PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS WHICH WILL OCCUR. BECAUSE OF THE UNCERTAINTIES INHERENT IN PROJECTIONS OF FUTURE EVENTS, THE ACTUAL RESULTS OF OPERATIONS MAY WELL BE DIFFERENT FROM THOSE PROJECTED, AND SUCH DIFFERENCES MAY BE MATERIAL AND ADVERSE.

          THE PROJECTIONS ARE INTENDED TO ASSESS FUTURE INCOME AND CASH FLOW AVAILABLE FOR DEBT SERVICE AND TO FORM THE BASIS FOR DETERMINING THE FEASIBILITY OF THE PLAN.

          THE ASSUMPTIONS INCLUDED WITH THE PROJECTIONS ARE AN INTEGRAL PART OF THE PROJECTIONS. THEY SHOULD BE THOROUGHLY ANALYZED. SEE "RISK FACTORS -- INHERENT UNCERTAINTY IN THE FINANCIAL PROJECTIONS."

          SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The information contained in the Projections and certain other statements contained or incorporated by reference herein, including, without limitation, statements containing the words "believes," "anticipates," "expects," and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local general economic and market conditions; demographic changes; liability and other claims asserted against the Company; competition; the loss of significant customers or suppliers; fluctuations in operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; ownership of Common Stock; volatility of stock price; and other factors referenced herein. Certain of these factors are discussed in more detail elsewhere herein, including, without limitation, under the captions "Risk Factors," "The Company," and "Capitalization." GIVEN THESE UNCERTAINTIES, THOSE READING THIS DISCLOSURE STATEMENT ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect untrue events or developments.

                                                              PROJECTIONS
                                                        (IN THOUSANDS OF DOLLARS)
                                                   As of or for the fiscal year ending
------------------------------------------------------------------------------------------------
                                           2/1/97(a)             1/31/98             1/30/99
------------------------------------------------------------------------------------------------
INCOME STATEMENT

  Total Sales                                  $205,337            $202,116            $220,928

  Gross Profit                                   74,584              73,610              80,395

  Operating & Administrative Expenses            75,656              69,858              73,617

  Operating Income (Loss)                        (1,072)              3,752               6,778

  Other Income (Expense) (See Note (b))         (12,650)             (4,540)             (4,416)

  Net Income (Loss)                             (13,722)               (788)              2,362

  EBITDA                                          7,178              10,205              13,201
------------------------------------------------------------------------------------------------
BALANCE SHEET DATA

  Inventory                                      36,353              35,429              37,939

  Other Current Assets                            4,520               4,250               4,693

  Total Assets                                   78,843              73,267              74,967

  FNBB Facility                                  20,544              21,131              23,756

  Other Current Liabilities                      23,225              19,322              17,665

  Total Liabilities                              60,324              55,590              55,034

  Shareholders' Equity                           18,519              17,678              19,932
------------------------------------------------------------------------------------------------
STATEMENT OF CASH FLOWS

  Net Cash provided by (used in)
  Operating Activities                           (3,760)              2,331               3,759

  Reorganization Expenses -- Cash Paid           (2,909)             (1,836)                  0

  Capital Expenditures                             (624)             (1,500)             (4,850)

  Other Cash provided by Investing
  Activities(c)                                   4,645                   0                   0

  Net Cash provided by (used in)
  Financing Activities                             (579)               (831)              1,102
------------------------------------------------------------------------------------------------

The foregoing introductory statement and the following notes and assumptions are integral parts of this statement.

(a) Estimates are based on actual year-to-date results through September 1996 and projections for October 1996 to January 1997.

(b)  Includes Reorganization and restructuring expenses of $7,550 for 2/1/97.

(c)  Includes $4,460 net proceeds from sale and leaseback of Alderwood Mall
Store.

                             SIGNIFICANT ASSUMPTIONS
                             (DOLLARS IN THOUSANDS)
                           FOR THE FISCAL YEAR ENDING
--------------------------------------------------------------------------------
                                          2/1/97         1/31/98        1/30/99
--------------------------------------------------------------------------------
Sales Growth vs. Previous Year                2.9%          (1.6%)          9.3%
--------------------------------------------------------------------------------
Same Store Sales Growth vs. Previous
   Year                                       6.5%           5.7%           5.0%
--------------------------------------------------------------------------------
Gross Profit as a % of Sales                 36.3%          36.4%          36.4%
--------------------------------------------------------------------------------
Operating & Administrative expenses as
   a % of Sales                              36.8%          34.6%          33.3%
--------------------------------------------------------------------------------
Inflation Rate                                 N/A           1.0%           2.0%
--------------------------------------------------------------------------------
Interest Rate (Average)                      10.4%           9.0%           9.0%
--------------------------------------------------------------------------------
Licensee Shoe Sales as a % of Total
   Sales                                      6.3%           7.1%           7.6%
--------------------------------------------------------------------------------
Number of Stores                                38             38             42
--------------------------------------------------------------------------------
Total Selling Square Footage             1,457,372      1,457,372      1,585,372
--------------------------------------------------------------------------------
Merchandise Vendor Credit Terms
   (average in # of days)                       23             30             30
--------------------------------------------------------------------------------
Capital Expenditures                          $624         $1,500         $4,850
--------------------------------------------------------------------------------
Inventory Method                         LIFO/FIFO      LIFO/FIFO      LIFO/FIFO
--------------------------------------------------------------------------------

                                      XVIII.

                                   MANAGEMENT
     A.   GENERAL.

          Certain information with respect to the persons expected to serve as directors and senior executive officers of the Reorganized Debtor upon consummation of the Plan is set forth below:


           NAME               AGE                        POSITION

 Alan R. Schlesinger          53           Director, Chairman of the Board,
                                           President, and Chief Executive
                                           Officer

 Loren R. Rothschild          57           Director and Vice Chairman of the
                                           Board

 Peter Aaron                  46           Executive Vice President

 Debbie A. Brownfield         41           Senior Vice President , Chief
                                           Financial Officer, and Secretary

 Ed Bulen                     46           Senior Vice President and General
                                           Merchandise Manager

 Jim Ferree                   38           Senior Vice President and General
                                           Merchandise Manager

          Mr. Schlesinger joined Lamonts as President and Chief Executive Officer in November 1994. In December 1994, Mr. Schlesinger was appointed Director and Chairman of the Board. From 1991 to 1994, Mr. Schlesinger was a Senior Vice President with The May Company Department Stores.

          Mr. Rothschild, a Director of the Company since October 1992, became Vice Chairman of the Board in December 1994. In addition, Mr. Rothschild has served as President and director of Sycamore Hill Capital Group since September 1993. Prior to that time, he served as Vice Chairman and President of American Protection Industries Inc. ("API"), a privately held company engaged in direct marketing of collectibles, home decor products, flowers by wire clearing house, and real estate and agribusiness, and Vice Chairman of The Franklin Mint from 1985 to June 1992. From 1988 to June 1992, Mr. Rothschild also served as Chairman and Chief Executive Officer of API's Agribusiness division.

          Mr. Aaron joined the Company as Executive Vice President in November 1983 and was Acting Secretary of the Company from January 1993 through August 1993.

          Ms. Brownfield joined the Company as Vice President of Finance, Secretary, and Treasurer in September 1985 and served as Acting Chief Financial Officer of the Company from January 1993 through August 1993. Ms. Brownfield was named Senior Vice President and Chief Financial Officer in December 1995.

          Mr. Bulen joined Lamonts in November 1995 as Senior Vice President and General Merchandise Manager. Prior to joining the Company, Mr. Bulen was Vice President,

Retail Stores, with Vans, Inc. from April 1993. He also has an extensive retail background with May Company -- California, where he served in a variety of merchandising roles.

          Mr. Ferree joined Lamonts in June 1996 as Senior Vice President and General Merchandise Manager. Prior to joining the Company, Mr. Ferree was Vice President and General Merchandise Manager with Sycamore Stores in Indianapolis, Indiana from August 1994. Prior to Sycamore, Mr. Ferree served as Divisional Vice President and Merchandise Manager with Famous Barr, a division of May Department Stores from February 1989.

          All directors and executive officers are elected for a term of one year and serve until their successors are duly elected and qualified.

          In order to assist it in carrying out its duties, the Board of Directors of the Reorganized Debtor will delegate certain authority to an Audit and Compensation Committee, the members of which will be selected by the Board. The initial members will be selected by the Board as constituted pursuant to the Plan. With respect to its audit function, the committee's duties and responsibilities will include, among other things, meetings with the independent accountants to review the scope and results of audits and other activities of the Reorganized Debtor, evaluating the independent accountants' performance, and recommending to the Board of Directors as to whether the accounting firm should be retained by the Reorganized Debtor for the ensuing fiscal year. In addition, the committee will review the Reorganized Debtor's internal accounting and financial controls and reporting systems and practices. With respect to its compensation function, its duties and responsibilities will include, among other things, reviewing, approving and recommending to the full Board of Directors the salaries and other compensation arrangements of all other officer-employees of the Reorganized Debtor and administering the Employee Stock Option Plan.
Members of the Audit and Compensation Committee may be addressed at 12413 Willows Road N.E., Kirkland, Washington 98034.

          The Reorganized Debtor will pay each of its outside directors an annual fee to be determined. Directors will also be reimbursed for reasonable expenses incurred in connection with attending meetings of the Board or the Audit and Compensation Committee.

     B.   EXECUTIVE COMPENSATION.

          1.   SUMMARY COMPENSATION TABLE.

          The following table sets forth certain information regarding estimated compensation to be paid during the 1996 fiscal year, and actual compensation previously paid during the 1995, 1994, and 1993 fiscal years, to (i) the Company's Chief Executive Officer, (ii) the Company's four other most highly compensated senior executive officers, and (iii) three additional individuals who would have qualified for inclusion had their employment not been terminated (collectively, the "Named Executive Officers"):


                                                                     Long Term     All Other Compensation

                                           Annual Compensation     Compensation     ($)

                                                                       Awards
                                                                                  ------------------------------------------------
 Name and                    Fiscal                                  Securities
 Principal Position           Year      Salary ($)   Bonus ($)       Underlying     TRIP         Other        Group      Total
                                                                    Options/SARs    Plan (1)                  Plan (2)
----------------------------------------------------------------------------------------------------------------------------------

 Alan R. Schlesinger,          1996     450,000    500,000 (3)                      1,500       7,200 (4)       2,430       11,130
 Director, Chairman of the     1995     450,000        100,000                                  7,230 (4)       3,600       10,830
 Board, President and          1994      58,270        125,000
 Chief Executive Officer

 Loren R. Rothschild,          1996     240,000    187,000 (5)
 Director and Vice             1995     240,000           ----                                                  2,789        2,789
 Chairman of the Board         1994       6,462        125,000                                 16,667 (6)                   16,667

 Peter Aaron,                  1996     210,000     60,000 (7)                      1,500                       1,890        3,390
 Executive Vice President      1995     207,917         30,000                      1,500             ---       1,747        3,247
                               1994     183,836          8,160                      1,890          42 (8)       1,650        3,582
                               1993     183,836      18,160(9)                      2,020             ---       1,671        3,691

 Debbie A. Brownfield,         1996     160,000     65,000 (7)                      1,500                       1,286        2,786
 Senior Vice President,        1995     119,521         30,000                        967                         530        1,497
 Chief Financial Officer
 and Secretary

 Ed Bulen,                     1996     151,998         15,000                                                  1,037        1,037
 Senior Vice President,        1995      48,930         -----
 General Merchandise                       (10)
 Manager

 Jim Ferree                    1996     116,664         30,000                               112,615 (11)         443      113,058
 Senior Vice President,
 General Merchandise
 Manager (12)

 Earle J. Spokane,             1995     156,987                                       358             ---         852        1,210
 Executive Vice President,     1994     215,004          -----                        896             ---       1,791        2,687
 and Chief Administrative      1993      89,585                  25,000(15)           ---             ---       1,579        1,579
 Officer (16)

 Wallace D. Holznagel,         1995     202,053                                     1,500             ---       3,194        4,694
 Executive Vice President      1994     188,664         20,000                        950         283 (8)       1,758        2,991
 (16)                          1993     188,664     30,000 (9)                      1,900             ---       1,770        3,670

 Carolyn Morris,               1996     100,256         ------                                                    543          543
 Senior Vice President,        1995     177,440         70,000                               104,379 (13)         425      104,804
 General Merchandise
 Manager (14)

                       NOTES TO SUMMARY COMPENSATION TABLE

     (1) Consists of Company contributions to a tax qualified trust under the Company's Tax Relief Investments Protection Plan, as amended and restated effective July 1, 1991.

     (2) Premiums paid by the Company pursuant to the Lamonts Apparel Group Life and Long-Term Disability Plan, effective July 7, 1977.

     (3) Includes a $400,000 bonus upon exit from Chapter 11 and $100,000 annual guaranteed bonus.

     (4)  Annual car allowance.

     (5)  $187,000 bonus upon exit from Chapter 11.

     (6)  Directors' fees from 1/1/94 to 10/31/94.

     (7)  Includes a $30,000 bonus upon exit from Chapter 11.

     (8) Company contributions to a grantor trust under the Company's Supplemental (TRIP) Benefit Plan effective January 1, 1991. The Company intends to reject this Plan and recover all amounts contributed.

     (9) Includes a bonus of $30,000 and $18,160 respectively pursuant to each of Messrs. Holznagel and Aaron's employment agreements.

     (10) Includes $24,430 in consulting fees for the period from 9/27/95 to 11/30/95.

     (11) Relocation expenses.

     (12) Mr. Ferree commenced his employment with Lamonts on 6/3/96.

     (13) Relocation expenses.

     (14) Ms. Morris resigned as Senior Vice President and General Merchandise Manager effective 6/11/96.

     (15) Mr. Spokane was granted 25,000 options upon joining the Company on June 1, 1993.

     (16) In May 1995, Mr. Holznagel resigned his position as Executive Vice President of the Company. Mr. Spokane ceased to be employed by the Company in February 1995.

          2.   OLD EMPLOYEE STOCK OPTIONS.

          The Lamonts Apparel, Inc. 1992 Incentive and Nonstatutory Stock Option Plan (the "1992 Stock Option Plan"), which was approved by the Board of Directors and by the stockholders in 1992 and amended by the Board of Directors and by the stockholders in 1994, provides for the issuance of Old Employee Stock Options to purchase up to 1,972,845 shares of Old Common Stock, subject to certain anti-dilution adjustments. Awards may be granted under the 1992 Stock Option Plan to individuals, identified by the plan committee, who have or will have a direct and significant effect on the performance or financial development of the Company. The following table summarizes the 1992 Stock Option Plan activity:

                                                               NUMBER OF OLD
                                                               EMPLOYEE STOCK
                                                             OPTIONS OUTSTANDING
                                                             -------------------

Balance, October 30, 1993                                                420,650


     Granted                                                             200,000

     Exercised                                                          (11,334)

     Canceled                                                           (16,644)
                                                             -------------------
Balance, October 29, 1994                                                592,672


     Granted                                                                   0

     Exercised                                                          (12,545)

     Canceled                                                          (205,387)
                                                            -------------------
Balance, January 28, 1995                                                374,740


     Granted                                                                   0

     Exercised                                                          (11,774)

     Canceled                                                           (43,902)
                                                            -------------------
Balance, February 3, 1996                                                319,064
                                                            -------------------
                                                            -------------------
     Granted                                                                   0

     Exercised                                                             (504)

     Canceled                                                           (39,994)
                                                            -------------------
Balance, August 3, 1996                                                  278,566
                                                            -------------------
                                                            -------------------


          At August 3, 1996, Old Employee Stock Options to purchase 278,566 shares of Old Common Stock at an exercise price of $.01 per share were issued and outstanding, of which 258,787 are currently exercisable and the balance thereof, subject to certain conditions, were to vest ratably through the fifth anniversary of the date of grant. All options are exercisable for a period of ten years from the date of grant. The exercise price was below the fair market value of the underlying shares on the date of grant.

          The following table provides information related to the number of Old Employee Stock Options held by the Named Executive Officers. There were no Old Employee Stock Options granted to Named Executive Officers during the 1995 fiscal year. None of the Named Executive Officers exercised any Old Employee Stock Options during the 1995 fiscal year.


                                            Number of Securities
                                           Underlying Unexercised
                                             Options/SARs at 1995
                                            Fiscal Year End (#)(1)
                                  ----------------------------------------

 Name                             Exercisable      / Unexercisable
-----------------------           ----------------------------------------

 Peter Aaron                      20,782           / 6,286

 Debbie Brownfield                4,637              1,346

--------------------

(1) Consists of 1992 Options granted to the Named Executive Officers under the 1992 Option Plan.

          All unexercised Old Employee Stock Options will be rejected under the Plan as of the Effective Date, and no consideration will be provided on account thereof. Under the terms of the Plan, the Company's obligations under the 1992 Stock Option Plan will be deemed rejected as of the Effective Date.

          3.   NEW EMPLOYEE STOCK OPTIONS.

          On and after the Effective Date, the Reorganized Debtor will, pursuant to the Plan, issue from time to time New Employee Stock Options exercisable for the purchase of 1,000,000 shares (subject to adjustment to prevent dilution upon certain events, including among other things any exercise of New Class A Warrants or New Class B Warrants) of New Common Stock with an exercise price of $1,000,000 in the aggregate, for distribution to specified employees of the Reorganized Debtor. For a description of the New Employee Stock Options, see "Employee Stock Option Plan; Description of New Employee Stock Options." Those New Employee Stock Options which are expected to be allocated as of the Effective Date will be allocated as follows:

        NAME             ALLOCATION OF NEW                 POSITION
                      EMPLOYEE STOCK OPTIONS
 Alan R. Schlesinger                 600,000  Director, Chairman of the Board,
                                              President, and Chief Executive
                                              Officer

 Loren R. Rothschild                 150,000  Director and Vice Chairman of
                                              the Board

 Peter Aaron                          55,000  Executive Vice President

 Debbie A. Brownfield                 45,000  Senior Vice President, Chief
                                              Financial Officer, and Secretary

 Ed Bulen                             30,000  Senior Vice President and
                                              General Merchandise Manager

 Jim Ferree                           25,000  Senior Vice President and
                                              General Merchandise Manager

 Others                               95,000  Employees

          Under the terms of the Employee Stock Option Plan, the Reorganized Debtor will have available, in addition to the New Employee Stock Options, an additional 375,000 shares (subject to adjustment to prevent dilution upon certain events, excluding any exercise of New Class A Warrants, New Class B Warrants, or New Employee Stock Options) of new Common Stock for possible grants of additional stock options from time to time after the Effective Date if, and to the extent, the disinterested committee administering the Employee Stock Option Plan may determine that such additional grants would be in the best interest of the Reorganized Debtor.

          4.   QUALIFIED PENSION PLANS.

               (a) DEFINED BENEFIT PLAN. The Company established a defined benefit pension plan for certain of its employees known as the Lamonts Apparel, Inc. Employees' Retirement Trust, effective January 1, 1986, (as amended to date, the "Pension Plan"). This Pension Plan is a non contributory defined benefit pension plan for employees of the Company who are not eligible for pension benefits from another pension plan pursuant to collective bargaining agreements. Participant benefits are based on years of service and compensation during later years of employment.

          This Pension Plan is covered by Title IV of the Employee Retirement Income Security Act of 1974, AS AMENDED ("ERISA,"); 29 U.S.C. Section 1301 ET SEQ. ERISA provides for certain minimum funding standards, ERISA Section 302, 29 U.S.C. Section 1082; Internal Revenue Code of 1954 ("I.R.C.") Section 412, 26 U.S.C. Section 412. In addition, in the event of a termination of the Pension Plan, the Debtor and certain other parties may be jointly and severally liable for the unfunded benefit liabilities of the Pension Plan. ERISA Section 4062, 29 U.S.C., Section 1362(a). The Pension Plan may be terminated only if the statutory requirements of either ERISA Section 4041, 29 U.S.C. Section 1341, or ERISA Section 4042, 29 U.S.C. Section 1342, are met.

          Information about the funding status of the Pension Plan is as follows:

          The Pension Plan's ongoing pension liability is $5,256,352, and the present value of accumulated benefits is $4,577,367. The Pension Plan's actuarial value of assets is $5,648,039, resulting in a zero unfunded liability. The Pension Plan has no minimum contribution requirement for the 1996 plan year.

          The above information is as of January 1, 1996, and is contained in the January 1, 1996 actuarial valuation of the Pension Plan.

          The Pension Benefit Guaranty Corporation ("PBGC") is a wholly-owned United States Government corporation created under Title IV of ERISA which guarantees the payment of certain pension benefits upon termination of a pension plan. It should be noted that in the event of a termination, the PBGC would review the determination of the Pension Plan's enrolled actuary as to asset sufficiency, including all actuarial assumptions. 29 C.F.R. Section 2617.1 ET SEQ. The PBGC estimates that the Pension Plan is underfunded on a termination basis as of April 28, 1995 in the total amount of approximately $2,843,900.00. The Debtor disputes this estimate.

          Information about the claims filed by the PBGC on its own behalf and on behalf of the Pension Plan is as follows:

          The PBGC has filed three Proofs of Claim in the Chapter 11 Case based on an assumed Pension Plan termination date of April 28, 1995. These Claims consist of the following components: (a) a Claim for minimum funding contributions ("Minimum Funding Contributions") under Sections 302 and 4062(c) of ERISA, 29 U.S.C. Sections 1082 and 1362(c), and Section 412 of the Internal Revenue Code, 26 U.S.C. Section 412; (b) a Claim for unfunded benefit liabilities ("Unfunded Benefit Liabilities") as defined in ERISA Section 4001(a)(18), 29 U.S.C. Section 1301(a)(18); and (c) a Claim for unpaid premiums with interest and penalties ("Premiums"), under ERISA Section 4007(a), (b), and
(e), 29 U.S.C. Section 1307(a), (b), and (e); 29 C.F.R. Section 2610.26(a).

          The estimated amount of the Minimum Funding Contribution Claim filed by the PBGC is $155,179.00; the estimated amount of the Unfunded Benefit Liabilities Claim filed by the PBGC is $2,843,900.00; and the estimated amount of the Premium Claim filed by the PBGC is $33,749.07. Of the three Claims, both the Claim for Minimum Funding Contributions and Premiums were filed as unliquidated in part.

          The PBGC asserts that (a) the Minimum Funding Contribution Claim is entitled to priority under Sections 507(a)(1), 507(a)(4), and/or 507(a)(8) of the Bankruptcy Code; (b) the Unfunded Benefit Liabilities Claim is entitled to priority under Section 507(a) (1) or, in the alternative, Section 507(a)(8) of the Bankruptcy Code; and (c) portions of the Premium Claim are entitled to priority as an Administrative Claim under Section 507(a)(1) of the Bankruptcy Code.

          On December 4, 1995 the Court approved a Joint Stipulation filed by the PBGC, the Debtor, the Unsecured Creditors' Committee, and the Bondholders' Committee regarding the PBGC's claim for Unfunded Benefit Liabilities. Under the terms of this stipulation, the PBGC agreed to withdraw its Claim without prejudice and reserved the right to refile a proof of Claim for Unfunded Benefit Liabilities if the circumstances surrounding the case require such a Claim be filed. Such refiling will be treated as timely. Simultaneously, the Debtor withdrew its objection to the PBGC's Claim for Unfunded Benefit Liabilities also without prejudice. The Debtor retained the right to require the PBGC to refile its proof of Claim on not less than 30 days' notice. This stipulation had no effect on the PBGC's Claim for minimum funding contributions or its Claim for premiums due to the PBGC and those Claims remain on the Claims Register, subject to the Debtor's right to object to said Claims in the future.

          The Debtor stated in the Joint Stipulation that it intends to maintain the Pension Plan after confirmation of its Plan. The PBGC asserts that, in such circumstances, the sponsor of a pension plan should make every attempt to rectify any unpaid balance attributable to minimum funding contributions owed to the Plan and premiums owed to the PBGC prior to confirmation of the Plan. It is the Debtor's position that it is current on all amounts owed to the

Pension Plan for minimum funding contributions and to the PBGC for premiums under the Tittle IV insurance program.

          Unless the Pension Plan has been terminated prior to the Effective Date of the Plan, the Debtor's liability under ERISA Section 4062, 29 U.S.C.
Section 1362, will not be affected in any way by confirmation of the Plan or by discharge. Thus, neither the Pension Plan, nor the PBGC, will be precluded by confirmation of the Plan from commencing any litigation, or from taking any other action, to collect, enforce, or recover from the Reorganized Debtor, its successors, or its assets or properties, any rights or claims under ERISA or otherwise. For example, the Plan will have no effect upon any liability that may arise under ERISA Section 4062, 29 U.S.C. Section 1362, for the amount by which the assets of the Plan are insufficient to cover benefit liabilities under the Pension Plan on the date of termination, and for any liability under ERISA
Section 4062(c), 29 U.S.C. Section 2362(c), for the outstanding balance, if any, of the accumulated funding deficiencies of the Pension Plan, as determined in accordance with ERISA Section 302(a)(2), 29 U.S.C. Section 1082(a)(2), and I.R.C. Section 412(a), 26 U.S.C. Section 412(a).

          Under the terms of the Plan, as of the Effective Date, Lamonts will assume its obligations under the Pension Plan.

               (b) 401(k) PLAN. The Company established the Lamonts Apparel Inc. Tax Relief Investments Protection Plan, effective December 1, 1986, (as amended to date, the "401(k) Plan"). The 401(k) Plan provides participants the opportunity to elect to defer an amount from 1% to 15% (10% for highly compensated employees) of their compensation in increments of 1%. Under the 401(k) Plan, the Company matches contributions equal to 50% of each Participant's deferred pay contributions (such contributions not to exceed 1% of the Participant's compensation). The Company contributed approximately $0.15 Million, $0.04 Million, $0.2 Million, and $0.2 Million during the 1995 fiscal year, the quarter ended January 28, 1995, the 1994 fiscal year, and the 1993 fiscal year, respectively.

          Under the terms of the Plan, as of the Effective Date, Lamonts will assume its obligations under the 401(k) Plan.

          5.   NONQUALIFIED PENSION PLANS.

               (a) SUPPLEMENTAL RETIREMENT PLAN. The Company established the Lamonts Apparel, Inc. Supplemental Executive Retirement Plan, effective
January 1, 1994, (as amended to date, the "SERP"). The SERP in a non-qualified, unfunded plan maintained primarily for providing supplemental retirement compensation for a select group of management or highly compensated employees whose benefit under the Pension Plan would be affected by IRS compensation and benefit limits. Mr. Aaron and Ms. Brownfield are the only current officers eligible for retirement benefits under the SERP.

          Under the terms of the Plan, as of the Effective Date, Lamonts will reject its obligations under the SERP.

               (b) SUPPLEMENTAL 401(k) PLAN. The Company established the Lamonts Supplemental (TRIP) Benefit Plan, effective January 1, 1991, (as amended to date, the "Supplemental 401(k) Plan") The Supplemental 401(k) Plan is a non-qualified arrangement for a select group of management or highly compensated employees which allows deferrals and corresponding company contributions in excess of the Internal Revenue Service limits imposed on such individuals under the qualified 401(k) Plan.

          As of December 31, 1995, the deferrals made by executives eligible under the Supplemental 401(k) Plan together with Company contributions and earnings totaled

$151,675.48. Mr. Aaron is the only current officer eligible for a benefit under the Supplemental 401(k) Plan.

          Under the terms of the Plan, Lamonts will reject its obligations under the Supplemental 401(k) Plan.

     C.   EMPLOYMENT AGREEMENTS.

          On October 16, 1994, Alan Schlesinger entered into an employment agreement with the Company that had a term that ran through November 15, 1998, at a base salary of $450,000, subject to annual review and upward adjustment at the discretion of the Board. Pursuant to Mr. Schlesinger's employment agreement, as amended, Mr. Schlesinger received a signing bonus of $125,000. In addition, Mr. Schlesinger received $168,000 as compensation for all compensation and benefits forfeited by Mr. Schlesinger from his previous employer and $47,000 for moving and related costs.

          In connection with the Chapter 11 Case, the Company and Mr. Schlesinger entered into a new employment agreement approved by the Bankruptcy Court. Mr. Schlesinger's current employment agreement has a term that runs through January 5, 1999, at a base salary of $450,000, subject to annual review and upward adjustment at the discretion of the Board. Pursuant to Mr. Schlesinger's employment agreement, Mr. Schlesinger will receive a guaranteed annual bonus in the sum of $100,000 and a one-time reorganization bonus upon the Effective Date of the Plan of $400,000. In addition, upon the Effective Date of the Plan, Mr. Schlesinger is entitled under his contract to receive stock options to purchase 6% of the fully diluted number of shares of Common Stock to be outstanding immediately following such Effective Date based upon the final terms of such Plan. See "Executive Compensation -- New Employee Stock Options" and "Employee Stock Option Plan; Description of New Employee Stock Options."

          Mr. Schlesinger's employment agreement provides that, if the Company terminates Mr. Schlesinger's employment without "cause", Mr. Schlesinger will be entitled to receive his base salary for a period of up to two years or for the remainder of the term of his agreement, whichever is shorter, subject to offset for amounts received by Mr. Schlesinger from any other employer during such period. Upon a "change in control" of the Company (other than solely as a result of any exchange of equity for debt securities upon consummation of a plan of reorganization) after January 5, 1997, the term of Mr. Schlesinger's employment agreement shall extend to a date which is two years from the date on which such "change in control" is consummated. Upon a "change in control" of the Company on or after the effective date of a plan of reorganization, all options granted to Mr. Schlesinger as described above shall vest and become immediately exercisable. The Company will assume Mr. Schlesinger's employment agreement under the Plan.

          On December 28, 1994, Loren Rothschild entered into an employment agreement with the Company that had a term that ran until consummation of a Restructuring (as defined therein), at a base salary of $240,000. Pursuant to Mr. Rothschild's employment agreement, Mr. Rothschild received a signing bonus of $125,000.

          In connection with the Chapter 11 Case, the Company and Mr. Rothschild entered into a new employment agreement which was approved by the Bankruptcy Court. Mr. Rothschild's current employment agreement has a term that runs through the 90th day following the Effective Date of the Plan, at a base salary of $240,000. Pursuant to Mr. Rothschild's employment agreement, upon the Effective Date of the Plan, Mr. Rothschild will receive $187,000. In addition, upon the effective date of a Plan, Mr. Rothschild is entitled to receive a number of stock options equal to 25% of the number of options issued to the Company's Chief Executive Officer, which options shall be fully vested upon issuance. Mr. Rothschild's employment agreement provides that if the Company terminates Mr. Rothschild's employment without "cause", Mr. Rothschild shall be entitled to receive his base salary until the first anniversary of such termination or until the effective date of a plan of reorganization, whichever is sooner. In addition, if a plan of reorganization becomes effective prior to the 270th day following such termination, Mr. Rothschild shall be entitled to receive $350,000 plus the number of stock options described above. On the Effective Date, Mr. Rothschild's contract will be assumed by Lamonts, and Lamonts will be deemed to exercise its option to extend the contract for another year.

          In connection with the Recapitalization, Peter Aaron entered into an employment agreement with the Company which has a term that runs through November 30, 1997, at a base salary of $185,000, subject to annual increases based on his accomplishments during the prior year. Pursuant to Mr. Aaron's employment agreement, Mr. Aaron is entitled to a yearly performance bonus, based upon the achievement by the Company of goals to be set forth in the management operating profit plan of the Company for each year, not to exceed $65,000. Mr. Aaron is guaranteed a minimum yearly performance bonus of $8,160. Mr. Aaron's employment agreement provides that if the Company terminates his employment without "cause" or if he terminates employment for "good reason," he will be entitled to receive, for a period of not less than 12 months or more than two years, the base salary and guaranteed minimum bonus that he would have received had such termination not occurred and to continue to participate in all benefit plans and receive all other benefits to which he was entitled at the time of the termination. Mr. Aaron may elect to receive the severance payment payable under the agreement in a single lump sum payment. The Company will assume Mr. Aaron's contract under the Plan.

          In connection with the Recapitalization, Wallace Holznagel entered into an employment agreement with the Company which had a term through November 30, 1997, at a base salary of $190,000, plus an annual performance bonus, not to exceed $80,000. Mr. Holznagel was guaranteed a minimum yearly performance bonus, based upon the achievement by the Company of goals as set forth in management operating profit plans, not to exceed $20,000. Effective May 2, 1995, Mr. Holznagel resigned as Executive Vice President of the Company. Pursuant to a resignation agreement entered into with Mr. Holznagel, the Company paid to Mr. Holznagel $105,000, or an amount equal to six months' base salary and the minimum guaranteed bonus under the employment agreement. In addition, the Company paid approximately $14,615 for accrued but unused vacation and continued to provide certain medical benefits through November 1995. In addition, all Old Employee Stock Options held by Mr. Holznagel were canceled.

          In June 1993, Earle Spokane entered into an employment agreement with the Company, at a base salary of $215,000, plus a yearly performance bonus, based upon the achievement by the Company of goals as set forth in management operating profit plans, not to exceed $85,000. Effective February 24, 1995, Mr. Spokane ceased to be employed by the Company as Executive Vice President and Chief Administrative Officer. Pursuant to a resignation agreement entered into with Mr. Spokane with the approval of the Bankruptcy Court, the Company paid Mr. Spokane $107,000, or an amount equal to six months' base salary plus approximately $12,400 for accrued but unused vacation. In addition, the Company continued to provide certain medical benefits through June 30, 1995. In addition, all stock options held by Mr. Spokane were canceled.

     D.   INDEMNIFICATION OF OFFICERS AND DIRECTORS OF REORGANIZED DEBTOR.

          Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents in connection with actions, suits, or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees, or agents, against liabilities and expenses incurred in any such action, suit or proceeding. The Amended and Restated Bylaws to be adopted pursuant to the Plan will provide that the Company shall indemnify its present and future officers and directors to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware. Under the Plan, the Company will reject its indemnification obligations to former officers and directors, will assume its indemnification obligations to present officers and directors, and will assume its insurance policies which provide certain coverage against liability of officers and directors.

          All continuing directors and senior executive officers of the Reorganized Debtor will enter into indemnification agreements with the Company pursuant to which the Company will indemnify, to the fullest extent permitted by applicable law, such officer or director against liabilities and expenses incurred by such officer or director in any proceeding or action because such officer or director is or was a director, officer, employee, or agent of the Company and other certain other circumstances. This indemnification is in addition to the indemnification provided in the Company's Amended and Restated Bylaws. In neither case will indemnification be provided if prohibited under applicable law.

     E.   EMPLOYEE STOCK OPTION PLAN; DESCRIPTION OF
          NEW EMPLOYEE STOCK OPTIONS.

          The Plan provides for the adoption of the Lamonts Apparel, Inc. 1996 Stock Option Plan (the "Employee Stock Option Plan"), substantially in the form set forth in the Plan Documentary Supplement. The Employee Stock Option Plan provides for the grant of New Employee Stock Options to selected employees and directors of the Reorganized Debtor. All New Employee Stock Options must be evidenced by an agreement (an "Option Agreement") setting forth the terms and conditions applicable thereto. The Employee Stock Option Plan provides for the issuance of a maximum of 1,375,000 shares of New Common Stock (subject to certain adjustments as described below).

          The Employee Stock Option Plan is designed to comply with the requirements for "performance-based compensation" under Section 162(m) of the Internal Revenue Code, as amended, and the conditions for exemption from the short-swing profit recovery rules under Rule 16b-3 of the 1934 Act. In order to meet the requirements under Section 162(m) of the Internal Revenue Code, the Employee Stock Option Plan must be approved by the stockholders of the Company.

          THE PLAN AND THE DISCLOSURE STATEMENT WILL BE DEEMED TO BE A SOLICITATION TO THE HOLDERS OF OLD COMMON STOCK AND TO THE HOLDERS OF NEW COMMON STOCK AND NEW WARRANTS FOR APPROVAL OF THE EMPLOYEE STOCK OPTION PLAN, AND THE ENTRY OF THE CONFIRMATION ORDER WILL CONSTITUTE APPROVAL OF THE PLAN, FOR PURPOSES OF COMPLIANCE WITH RULE 16B-3(a) PROMULGATED UNDER THE 1934 ACT.
Future employee stock plans or grants will be implemented by the New Board if and as the New Board determines such plans to be appropriate as a means to provide management with additional incentives.

          The summary that follows is subject to the actual terms of the Employee Stock Option Plan. Capitalized terms not defined below have the meaning set forth in the Employee Stock Option Plan.

          1.   PLAN ADMINISTRATION.
          The Employee Stock Option Plan will be administered by the New Board or by a committee of the New Board, the composition of which will at all times satisfy the provisions of Rule 16b-3 (the "Plan Administrator"). No person is entitled to receive remuneration for administering the Employee Stock Option Plan. The Employee Stock Option Plan provides that no member of the New Board will be liable for any action or determination taken or made in good faith with respect to the Employee Stock Option Plan or any New Employee Stock Option granted thereunder.

          Subject to the terms of the Employee Stock Option Plan, the Plan Administrator has the right to grant New Employee Stock Options to eligible recipients and to determine the terms and conditions of Option Agreements, including the vesting schedule and exercise price of such New Employee Stock Options, and the effect, if any, of a change in control of the Company on such New Employee Stock Options. Pursuant to this authority, the Plan Administrator has made certain grants to participants, as more fully described on the chart below, in each case at an initial exercise price of $1.00 per share, subject to adjustment in accordance with the antidilution provisions described below. The following table provides information with respect to certain of these grants.

------------------------------------------------------------------------------
------------------------------------------------------------------------------
NAME AND POSITION          OPTIONS GRANTED                   VESTING*
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Alan R. Schlesinger                600,000               Schedule A
------------------------------------------------------------------------------
Loren R. Rothschild                150,000               Schedule B
------------------------------------------------------------------------------
Peter Aaron                         55,000               Schedule A
------------------------------------------------------------------------------
Debbie A. Brownfield                45,000               Schedule A
------------------------------------------------------------------------------
Ed Bulen                            30,000               Schedule A
------------------------------------------------------------------------------
Jim Ferree                          25,000               Schedule A
------------------------------------------------------------------------------
Other Employees**                   95,000               To Be Determined
------------------------------------------------------------------------------
------------------------------------------------------------------------------
* VESTING SCHEDULE A: 50% on the Effective Date; 25% on the first anniversary of the Effective Date; and 25% on the second anniversary of the Effective Date.

     VESTING SCHEDULE B: 50% on the Effective Date; and 50% on the first anniversary of the Effective Date.

** To be granted to employees (other than Messrs. Schlesinger and Rothschild) from time to time, in such amounts, and subject to such terms, as management shall determine.
------------------------------------------------------------------------------
------------------------------------------------------------------------------


          Under the terms of the Employee Stock Option Plan, the Reorganized Debtor will have available, in addition to the New Employee Stock Options, an additional 375,000 shares (subject to adjustment to prevent dilution upon certain events, excluding any exercise of New Class A Warrants, New Class B Warrants, or New Employee Stock Options) of new Common Stock for possible grants of additional stock options from time to time after the Effective Date if, and to the extent, the disinterested Plan Administrator may determine that such additional grants would be in the best interest of the Reorganized Debtor.

          2.   SHARES SUBJECT TO THE EMPLOYEE STOCK OPTION PLAN.

          The shares reserved for issuance under the Employee Stock Option Plan may be authorized but unissued shares of New Common Stock or shares which have or may be reacquired by the Company in the open market, in private transactions or otherwise. The

Employee Stock Option Plan provides that, in the event of changes in the New Common Stock by reason of a merger, reorganization, recapitalization, common stock dividend, stock split, or similar change, the Plan Administrator will make appropriate adjustments in the aggregate number of shares available for issuance under the Employee Stock Option Plan, the purchase price to be paid, and the number of shares issuable upon the exercise thereafter of any New Employee Stock Option previously granted. The New Employee Stock Options, initially exercisable for 1,000,000 shares of New Common Stock, will also be adjusted to prevent dilution upon exercise of the New Warrants. The Plan Administrator has the discretion to make other appropriate adjustments to New Employee Stock Options to prevent dilution or other devaluations of shares, not inconsistent with the Plan.

          3.   EXERCISE OF NEW EMPLOYEE STOCK OPTIONS.

          New Employee Stock Options vest and become exercisable over the exercise period set forth in each participant's Option Agreement. The Plan Administrator may accelerate the exercisability of any outstanding New Employee Stock Option at such time and under such circumstances as it deems appropriate. New Employee Stock Options that are not exercised within ten years from the date of grant, however, will expire without value. New Employee Stock Options are exercisable during the optionee's lifetime only by the optionee. The Option Agreements contain provisions regarding the exercise of New Employee Stock Options following termination of employment with or service to the Company, including terminations due to the death, disability or retirement of an optionee, or upon a change in control of the Company.

          Upon the exercise of any New Employee Stock Option, the purchase price may be fully paid in cash, by delivery of New Common Stock previously owned by the optionee equal in value to the exercise price, by means of a loan from the Company, or by having shares of New Common Stock with a fair market value (on the date of exercise) equal to the exercise price withheld by the Company or sold by a broker-dealer under qualifying circumstances (or in any combination of the foregoing).

          4.   PAYMENT OF TAXES.

          The Company is authorized to withhold from any New Employee Stock Option granted under the Plan, any payment relating to such New Employee Stock Option (including from a distribution of New Common Stock), amounts of withholding and other taxes due in connection with the New Employee Stock Option, and to take such other action as the Plan Administrator may deem advisable to enable the Company and optionees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the New Employee Stock Option. This authority includes the right to withhold or receive New Common Stock or other property and to make cash payments in respect thereof in satisfaction of an optionee's tax obligations.

          5.   CERTAIN TAX EFFECTS OF NEW EMPLOYEE STOCK OPTIONS.

          The New Employee Stock Options which have been granted to participants are non-qualified stock options ("NSOs"). A participant will generally not be taxed upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the New Employee Stock Option price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

          If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sales price and the fair market value of such New Common Stock on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss (if the New Common Stock is a capital asset of the participant) depending upon whether the New Common Stock has been held for more than one year after such date.

          According to a published ruling of the Internal Revenue Service, a participant who pays the New Employee Stock Option price upon exercise of an NSO, in whole or in part, by delivering shares of New Common Stock already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described
above.   With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of the shares acquired will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date which governs the determination of the participant's ordinary income, and the holding period for such additional shares will commence on such date.

                                 XIX.

                        CERTAIN TRANSACTIONS

          In connection with the Recapitalization, certain of the Company's post-Recapitalization stockholders, representing an aggregate of approximately 8,717,000 shares or 98% of the Old Common Stock outstanding immediately following the Recapitalization (currently 48.7%), entered into that certain Voting Agreement dated as of October 30, 1992 (the "Voting Agreement"). The Voting Agreement provides, among other things, that (i) Apollo Retail Partners, L.P. may designate six persons to the Board of Directors, and (ii) a majority of certain former holders of the Old 13-1/2% Notes, which notes were exchanged for Old Common Stock pursuant to the Recapitalization, may designate two persons to the Board of Directors. The Voting Agreement was to terminate upon the earlier of (i) October 30, 2002, or (ii) the date upon which at least 25% of the then outstanding shares of Old Common Stock are publicly held pursuant to one or more underwritten registered offerings of primary shares. Since the filing of the Petition, none of the parties to the Voting Agreement has exercised its rights thereunder. Lamonts' obligations under the Voting Agreement will be rejected as of the Effective Date under the Plan.

          In connection with the Recapitalization, the parties to the Recapitalization Agreement (and/or their permitted assignees) entered into an equity registration rights agreement and a debt registration rights agreement. Under certain circumstances, the holders of at least 10% of the aggregate principal amount of the then outstanding Securities (as defined therein) covered by such agreements could exercise up to two demand registrations with respect to such Securities. The Company was required to pay all expenses (other than underwriting discounts and commissions) in connection with all such registrations. The agreements also provided for certain piggyback registration rights. The Old Common Stock held by ARP and Morgens is covered by the equity registration rights agreement pursuant to its terms. The agreements will be rejected as of the Effective Date under the Plan.

          A former director of the Company is an affiliate of Morgens Waterfall Vintiadis & Co. Inc. ("Morgens Waterfall"). Pursuant to the Recapitalization, certain affiliates of Morgens Waterfall received an aggregate of approximately 16.7% (1,482,906 shares) of Old Common Stock outstanding immediately following the Recapitalization in exchange for approximately $12.5 million in principal amount of Old 13-1/2% Notes.

          A former director of the Company was an officer of one of the banks which extended a line of credit to the Company prior to its replacement with the Foothill Facility in January 1994.

          Pursuant to the Recapitalization, Executive Life Insurance Company of New York ("ELICNY") received 898,406 shares of the Old Common Stock and $7.8 million ($6.4 million after adjustment for the Infusion) in principal amount of the Old 10-1/4% Notes. During the 1994 and 1993 fiscal years, the Company paid ELICNY $0.8 million and $0.4 million of cash interest on the Old 10-1/4% Notes, respectively. In addition, at October 29, 1994, the Company had accrued $0.4 million of interest on the Old 10-1/4% Notes, which was subsequently issued to ELICNY in additional securities of the Company as interest paid in kind. As a result of the filing of the Petition, the Company has paid ELICNY no cash interest on the Old 10-1/4% Notes since the Petition Date.

          In connection with the Infusion, certain funds and accounts managed by Fidelity Management and Research Company or Fidelity Management Trust Company (the "Fidelity Funds"), the holders of those Old 10-1/4% Notes which are not owned by ELICNY, became the holders of more than 5% of the Company's Old Common Stock. Accordingly, the Company has reflected the entire amount of the Old 10-1/4% Notes as related party debt for all periods presented. During the 1994 fiscal year, the Company paid the Fidelity Funds $6.9 million of cash interest on the Old 10-1/4% Notes. In addition, at October 29, 1994, the Company had accrued $3.6 million of interest on the Old 10-1/4% Notes, which was subsequently issued to the Fidelity Funds in additional securities of the Company as interest paid in kind. As a result of the filing of the Petition, the Company has paid no interest to the Fidelity Funds on the Old 10-1/4% Notes since the Petition Date.

          On October 16, 1994, Alan R. Schlesinger, currently a Director and the Chairman of the Board, President, and Chief Executive Officer of the Company, entered into an employment agreement with the Company. In connection with the Chapter 11 Case, Mr. Schlesinger entered into a new employment agreement with the Company, which new employment agreement was approved by the Bankruptcy Court on April 13, 1995. See "Management -- Employment Agreements" for a description of the employment agreements between Mr. Schlesinger and the Company.

          On December 28, 1994, Loren R. Rothschild, currently a Director and the Vice Chairman of the Board of the Company, entered into an employment agreement with the Company. In connection with the Chapter 11 Case, Mr. Rothschild entered into a new employment agreement with the Company, which new employment agreement was approved by the Bankruptcy Court on April 13, 1995. See "Management -- Employment Agreements" for a description of the employment agreements between Mr. Rothschild and the Company.

          On February 28, 1995, Earle J. Spokane, a former executive vice president of the Company, entered into a resignation agreement with the Company. See "Management -- Employment Agreements" for a description of the resignation agreement and payments made by the Company pursuant thereto.

          Effective March 14, 1995, the Company employed Carolyn Morris as its Senior Vice President and General Merchandise Manager. Ms. Morris was compensated at a salary rate of $200,000 per year, with a guaranteed annual bonus of $35,000. See "Management -- Executive Compensation." Ms. Morris resigned from the Company effective June 11, 1996, and such resignation is not subject to any resignation or other agreement between Ms. Morris and the Company.

          On May 2, 1995, Wallace D. Holznagel, a former executive vice president of the Company, entered into a resignation agreement with the Company. See "Management -- Employment Agreements" for a description of the resignation agreement and payments made by the Company pursuant thereto. Mr. Holznagel has filed two claims in the Chapter 11 Case, one based upon contributions to the Company's non-qualified TRIP plan in the amount of $40,053.26, and one based upon contributions to the Company's non-qualified supplemental employee retirement plan in the amount of $2,078.04.


          On October 30, 1992, the Company entered into a written consulting agreement (the "Thompson Agreement") with The Thompson Company ("Thompson"), one of the principals of which is a former shareholder of the Company. Pursuant to the Thompson Agreement, Thompson, through its President, John R. Sloan (who is also a former Director of the Company), or other executive, provided certain management, training, consulting, and advisory services to the Company, for which Thompson was entitled to receive in excess of $60,000 per year. The Thompson Agreement was rejected by order of the Court on March 10, 1995.

          The Company believes that, to the extent applicable, all of the transactions described above were, and intends that all transactions with affiliated parties will continue to be, on terms no less favorable to the Company than those available from unaffiliated parties offering comparable goods and services.

          On October 30, 1992, Leonard M. Snyder ("Snyder"), the former Chairman and Chief Executive Officer of the Company, entered into an employment agreement (the "Snyder Employment Agreement") with the Company for a term ending (subject to specified termination rights) not earlier than November 30, 1997. On November 14, 1994, the Company entered into a Resignation Agreement with Snyder (the "Snyder Resignation Agreement"), pursuant to which Snyder agreed to resign from the Company effective January 31, 1995 (the "Snyder Termination Date"). Pursuant to the Snyder Resignation Agreement, Snyder was to perform certain duties for the Company until the Snyder Termination Date and was to receive certain cash payments and other remuneration and benefits including, but not limited to, (a) continuation of his Base Salary specified in the Snyder Employment Agreement until January 31, 1995, (b) a performance bonus of $50,000 to be paid not later than December 31, 1994 (which amount was paid to Mr. Snyder), (c) a lump sum payment of $600,000 to be paid on January 31, 1995,
(d) accrued vacation in the amount of $20,000 to be paid on January 31, 1995, and (e) continuation, for the eighteen month period following the Snyder Termination Date, of all other benefits (excluding vacation and severance) ordinarily provided to Company executives. The Snyder Resignation Agreement was rejected by order of the Court on January 27, 1995, and Snyder filed a proof of claim (the "Snyder Claim") in the Chapter 11 Case. The total amount of the Snyder Claim is $974,416.61, all but $2,000 of which is a nonpriority unsecured claim. The Unsecured Creditors' Committee is reviewing this claim and will file and prosecute any appropriate objections thereto.

          On October 30, 1992, Frank E. Kulp III ("Kulp"), the former President and Chief Operating Officer of the Company, entered into an employment agreement (the "Kulp Employment Agreement") with the Company for a term ending (subject to specified termination rights) not earlier than November 30, 1997. On
November 14, 1994, the Company entered into a Resignation Agreement with Kulp (the "Kulp Resignation Agreement"), pursuant to which Kulp agreed to resign from the Company effective January 31, 1995 (the "Kulp Termination

Date"). Pursuant to the Kulp Resignation Agreement, Kulp was to perform certain duties for the Company until November 30, 1994, and was to receive certain cash payments and other remuneration and benefits including, but not limited to,
(a) continuation of his Base Salary specified in the Kulp Employment Agreement until January 31, 1995, (b) a performance bonus of $20,000 to be paid not later than December 31, 1994 (which amount was paid to Mr. Kulp), (c) a lump sum payment of $324,583 to be paid on January 31, 1995, (d) accrued vacation in the amount of $21,153 to be paid on January 31, 1995, and (e) continuation, for the twelve month period following the Kulp Termination Date, of all other benefits (excluding vacation and severance) ordinarily provided to Company executives. The Kulp Resignation Agreement was rejected by order of the Court on January 27, 1995, and Kulp filed a proof of claim (the "Kulp Claim") in the Chapter 11 Case. The total amount of the Kulp Claim is $555,696.00, all but $2,000 of which is a nonpriority unsecured claim. The Unsecured Creditors' Committee is reviewing this claim and will file and prosecute any appropriate objections thereto.

                                       XX.

                                FEES AND EXPENSES

          The expenses of seeking acceptances of the Plan and of other aspects of Plan proceedings will be borne by the Debtor. The solicitation is being made principally by mail; however, additional solicitation may be made by telecopier, telephone, or in person by officers and regular employees of the Debtor, who will not receive additional compensation for those services. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward this Disclosure Statement, Ballots, and other pertinent materials to the beneficial holders of Old Common Stock, Old 10-1/4% Notes, and Old 13-1/2% Notes. The Debtor will reimburse such forwarding agents for reasonable out-of-pocket expenses incurred by them, but no compensation will be paid for their services.

          In addition to the foregoing, the estate is obligated to pay fees and reimburse expenses for the various professionals employed in connection with the Chapter 11 Case to the extent such fees and expenses are allowed by the Bankruptcy Court. See "The Plan of Reorganization - Unclassified Claims - Administrative Expenses." The Debtor is also obligated to reimburse FNBB for its costs, fees, and expenses as provided in the FNBB facility.

                                       XXI.

                  SUMMARY OF ADDITIONAL SOURCES OF INFORMATION

          Additional sources of information regarding the Debtor and documents relating to the Plan are available to holders of Claims and Equity Interests. The following is a summary of certain documents and the places they can be reviewed or obtained:

          1. The Debtor is subject to the informational requirements of the 1934 Act and in accordance therewith has filed reports, proxy statements, and other information with the SEC which can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at 26 Federal Plaza, New York, New York; 219 S. Dearborn St., Chicago, Illinois; and 5757 Wilshire Blvd., Los Angeles, California. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of such material may be accessible via on-line computer.

          2. Orders of the Bankruptcy Court and related papers pertaining to transactions outside of the Debtor's ordinary course of business may be inspected at the office of the Clerk of the Bankruptcy Court, Park Place Building, 1200 Sixth Avenue, Seattle, Washington. Copies of such papers may be ordered from Nightrider, Attention: Steve Porter, 1401 Third Avenue, Suite 200, Seattle, Washington 98101, telephone number (205) 233-9066.

          3. The Debtor's Schedules of Assets and Liabilities, Statement of Affairs, List of Equity Security Holders, and Schedules of Executory Contracts and Unexpired Leases may be inspected at the office of the Clerk of the Bankruptcy Court, Park Place Building, 1200 Sixth Avenue, Seattle, Washington. Copies of such papers may be ordered from Nightrider, Attention: Steve Porter, 1401 Third Avenue, Suite 200, Seattle, Washington 98101, telephone number (205) 233-9066.

          4. Periodic post-Petition financial reports as filed with the United States Trustee may be inspected at the office of the United States Trustee, Park Place Building, 1200 Sixth Avenue, Seattle, Washington.

                                      XXII.

                          RECOMMENDATION AND CONCLUSION

          The Debtor believes that confirmation and implementation of the Plan are preferable to any of the feasible alternatives because the Plan will provide substantially greater recoveries for holders of Claims and Equity Interests. Accordingly, the Debtor urges holders of impaired Claims and Equity Interests to vote to accept the Plan by so indicating on their Ballots and returning them as specified in the Order and Notice.

DATED:  October 23, 1996                  LAMONTS APPAREL, INC.,
                                          a Delaware corporation

                                          By /s/ Loren R. Rothschild
                                             ----------------------------------
                                          LOREN R. ROTHSCHILD,
                                          Vice-Chairman of the Board of
                                          Directors

SUBMITTED BY:

/s/ Jeffrey Davidson
---------------------------------
JEFFREY H. DAVIDSON and
MICHAEL H. GOLDSTEIN, Members of
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
Special Reorganization Counsel
for Debtor and Debtor in Possession

-and-


/s/ Richard J. Hyatt
----------------------------------
RICHARD J. HYATT (WSBA No. 14048)
RYAN SWANSON & CLEVELAND
1201 Third Avenue, Suite 3400
Seattle, WA  98101
(206) 464-4224
Counsel for Debtor and
Debtor in Possession

                                     ANNEX A

                             PLAN OF REORGANIZATION


     A copy of the "Debtor's Plan of Reorganization under Chapter 11 of the Bankruptcy Code" will be attached as Annex A to the Disclosure Statement when it is circulated to creditors, equity holders and other parties in interest.







                                     ANNEX A

                                       ANNEX B

                                FINANCIAL INFORMATION




Audited Consolidated Financial Statements as of and for the Year ended February 3, 1996       B-1

Management's Discussion and Analysis                                                          B-22

Form 10-Q for the Period ended May 4, 1996
  -  Unaudited Financial Statements                                                           B-29
  -  Management's Discussion and Analysis                                                     B-37

Form 10-Q for the Period ended August 3, 1996
  -  Unaudited Financial Statements                                                           B-41
  -  Management's Discussion and Analysis                                                     B-50

Unaudited Financial Statements as of and for the month ended August 31, 1996                  B-54



                                       ANNEX B

                         (This page intentionally left blank)

                          REPORT OF INDEPENDENT ACCOUNTANTS



To the Stockholders and Board of Directors
Lamonts Apparel, Inc.

We have audited the accompanying consolidated balance sheets of Lamonts Apparel, Inc. (Debtor-in-Possession) as of February 3, 1996, January 28, 1995 and October 29, 1994 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the 53 weeks ended February 3, 1996, Quarter ended January 28, 1995 and the 52 weeks ended October 29, 1994, and October 30, 1993. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lamonts Apparel, Inc. (Debtor-in-Possession) as of February 3, 1996, January 28, 1995 and October 29, 1994 and the results of its operations and its cash flows for the 53 weeks ended February 3, 1996, Quarter ended January 28, 1995 and the 52 weeks ended October 29, 1994 and October 30, 1993, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations. As discussed in Note 1 of the notes to the consolidated financial statements, on January 6, 1995, the Company filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code. Further, as more fully described in Note 1, claims substantially in excess of amounts reflected as liabilities in the consolidated financial statements have been asserted against the Company as a result of the reorganization proceedings. The validity of these claims, as well as the amount and manner of payment of all valid claims, will ultimately be determined by the Bankruptcy Court. As a result of the reorganization proceedings, the Company may sell or otherwise realize assets and liquidate or settle liabilities for amounts other than those reflected in the consolidated financial statements. Further, the confirmation of a Plan or Reorganization could materially change the amounts currently recorded in the consolidated financial statements. These matters raise substantial doubt about its ability to continue as a going concern and recover the carrying amounts of its assets, including the excess of cost over net assets acquired. Management's plans in regard to these matters are also discussed in
Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



COOPERS & LYBRAND L.L.P.



Seattle, Washington
April 16, 1996

                                LAMONTS APPAREL, INC.
                                (DEBTOR-IN-POSSESSION)
                             CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                          FEBRUARY 3,    JANUARY 28,    OCTOBER 29,
                                                            1996            1995           1994
                                                         ------------   ------------   ------------
Current Assets:
  Cash                                                         $1,581         $7,972         $2,694
  Receivables, net                                              2,458          3,050          1,994
  Inventories                                                  30,401         28,399         61,713
  Prepaid expenses and other                                    2,076          5,517          5,924
  Restricted cash                                               1,058            532
     Total current assets                                      37,574         45,470         72,325
                                                          ------------   ------------   ------------
Property and equipment                                         42,083         51,924         54,661
Leasehold interests                                             4,570          5,058          5,241
Excess of cost over net assets acquired                        13,278         13,639         13,730
Deferred financing costs                                        2,713          3,436          3,617
Restricted cash                                                 1,278            256          1,884
Other assets                                                      865            486          1,131
                                                          ------------   ------------   ------------
     Total assets                                            $102,361       $120,269       $152,589
                                                          ------------   ------------   ------------
                                                          ------------   ------------   ------------

Liabilities not subject to settlement under
   reorganization proceedings:
Current Liabilities:
  Borrowings under DIP Facility                              $ 20,334       $              $
  Borrowings under working capital facility                                   15,838         24,593
  Accounts payable                                              8,417          1,754         16,151
  Accrued payroll and related costs                             2,396          2,913          4,979
  Accrued taxes                                                   821            455          1,699
  Accrued interest                                                207            336          1,249
  Accrued store closure costs                                   3,254          2,951          3,557
  Other accrued expenses                                        4,393          5,198          8,047
  Current maturities of long term debt                                                          796
  Current maturities of obligations under capital leases                                      1,316
                                                          ------------   ------------   ------------
     Total current liabilities                                 39,822         29,445         62,387

  Long term debt - related party                                                             66,026
  Obligations under capital leases                                                           14,616
  Other                                                           250                         2,000
                                                          ------------   ------------   ------------
     Total liabilities not subject to settlement under
          reorganization proceedings                           40,072         29,445        145,029
                                                          ------------   ------------   ------------


Liabilities subject to settlement under
  reorganization proceedings:
  Related party                                                68,414         68,414
  Other                                                        36,431         39,919
                                                          ------------   ------------   ------------
                                                              104,845        108,333

Commitments and contingencies

Stockholders' Equity (Deficit):
Common stock, $.01 par value; 40,000,000 shares
  authorized; 17,899,549, 17,887,775 and 17,875,230
  shares issued and outstanding, respectively                     179            179            179
  Additional paid-in-capital                                   62,921         62,843         62,777
  Minimum pension liability adjustment                           (250)
  Accumulated deficit                                        (105,406)       (80,531)       (55,396)
                                                          ------------   ------------   ------------
     Total stockholders' equity (deficit)                     (42,556)       (17,509)         7,560

                                                          ------------   ------------   ------------
     Total liabilities and stockholders'
      equity  (deficit)                                      $102,361       $120,269       $152,589
                                                          ------------   ------------   ------------
                                                          ------------   ------------   ------------




      The accompanying notes are an integral part of these financial statements.

                                LAMONTS APPAREL, INC.
                                (DEBTOR-IN-POSSESSION)
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                53 WEEKS        QUARTER             52 WEEKS ENDED
                                                  ENDED          ENDED        --------------------------
                                                FEBRUARY 3,    JANUARY 28,    OCTOBER 29,    OCTOBER 30,
                                                   1996           1995           1994           1993
                                                -----------    -----------    -----------    -----------

Revenues                                           $199,548        $71,014       $237,922       $251,015
Cost of merchandise sold                            131,677         60,587        163,697        157,098
                                                 -----------    -----------    -----------    -----------
   Gross profit                                      67,871         10,427         74,225         93,917

Operating and administrative expenses                71,372         22,400         88,520         84,176
Depreciation and amortization                         9,232          2,666         11,441         11,164
Store closure costs                                                                 7,200
                                                 -----------    -----------    -----------    -----------
    Operating costs                                  80,604         25,066        107,161         95,340
                                                 -----------    -----------    -----------    -----------

Loss from operations before other income
(expense), reorganization expenses and
income tax benefit                                  (12,733)       (14,639)       (32,936)        (1,423)

Other income (expense):
  Interest expense:
    Cash (contractual interest of $13.8
     million and $3.6 million during 1995
     and the January Quarter, respectively)          (5,098)        (1,356)        (8,130)       (12,477)
    Non-cash                                         (1,670)        (3,490)
  Other income (expense)                                196             29           (369)            29
                                                 -----------    -----------    -----------    -----------

Loss from operations before
  reorganization expenses and
  income tax benefit                                (17,635)       (17,636)       (44,925)       (13,871)

Reorganization expenses                               7,240          7,499
                                                 -----------    -----------    -----------    -----------

Loss before income tax benefit                      (24,875)       (25,135)       (44,925)       (13,871)

Income tax benefit                                                                   (400)        (3,000)
                                                 -----------    -----------    -----------    -----------

Net loss                                           ($24,875)      ($25,135)      ($44,525)      ($10,871)
                                                 -----------    -----------    -----------    -----------
                                                 -----------    -----------    -----------    -----------



Net loss per common share                            ($1.39)        ($1.41)        ($3.05)        ($1.22)
                                                 -----------    -----------    -----------    -----------
                                                 -----------    -----------    -----------    -----------




The accompanying notes are an integral part of these financial statements.

                                LAMONTS APPAREL, INC.
                                (DEBTOR-IN-POSSESSION)
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                (DOLLARS IN THOUSANDS)



                                                                                        Minimum
                                                                         Additional     pension
                                            Preferred        Common       paid-in       liability      Accumulated
                                              stock           stock       capital       adjustment        deficit
                                           -----------     ----------   ------------   ------------   ------------

Balance, October 31, 1992                           $0            $89        $46,684             $0             $0

    Net loss for the 52 weeks
    ended October 30, 1993                                                                                 (10,871)

    Compensation expense related
  to  stock option plan                                                          306
                                            -----------     ----------   ------------   ------------   ------------

Balance, October 30, 1993                                          89         46,990                       (10,871)

    Net loss for the 52 weeks
    ended October 29, 1994                                                                                 (44,525)

    Issuance of  Series A Preferred
    stock pursuant to the Infusion,
    net of issuance cost                            45                       12,990

    Conversion of Series A Preferred
    Stock into Common Stock                        (45)            89            (44)

    Options exercised                                               1

    Issuance of warrants                                                       2,205

    Compensation expense related
    to stock option plan                                                         636
                                            -----------     ----------   ------------   ------------   ------------

Balance, October 29, 1994                                         179         62,777                       (55,396)

    Net loss for the quarter
    ended January 28, 1995                                                                                 (25,135)

    Compensation expense related
    to stock option plan                                                          66
                                            -----------     ----------   ------------   ------------   ------------

Balance, January 28, 1995                                         179         62,843                       (80,531)

    Net loss for the 53 weeks
    ended February 3, 1996                                                                                 (24,875)

    Compensation expense related
    to stock option plan                                                          78

    Minimum pension liability adjustment                                                       (250)
                                            -----------     ----------   ------------   ------------   ------------

Balance, February 3, 1996                           $0           $179        $62,921          ($250)     ($105,406)
                                            -----------     ----------   ------------   ------------   ------------
                                            -----------     ----------   ------------   ------------   ------------




The accompanying notes are an integral part of these financial statements.

                                LAMONTS APPAREL, INC.
                                (DEBTOR-IN-POSSESSION)
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (DOLLARS IN THOUSANDS)



                                                                53 WEEKS        QUARTER             52 WEEKS ENDED
                                                                  ENDED          ENDED       ----------------------------
                                                                FEBRUARY 3,    JANUARY 28,    OCTOBER 29,    OCTOBER 30,
                                                                   1996           1995           1994           1993
                                                              --------------  -------------  -------------  -------------
Cash flows from operating activities:
  Net loss                                                        ($24,875)      ($25,135)      ($44,525)      ($10,871)

Adjustments to reconcile net loss to net cash provided
(used) by operating activities before reorganization items:
    Depreciation and amortization                                    9,232          2,666         11,441         11,164
    Store closure costs charged to operations                        6,129
    Non-cash interest, including interest paid-in-kind and
      amortization of debt discount                                  1,670          3,490
    Income taxes                                                      (400)        (3,000)
    Stock option expense                                                78             66            636            306
Net realizable value adjustment to inventory                           500         10,000
Increase in long term restricted cash                               (1,022)
Other                                                               (1,425)          (950)           473           (388)
Net change in current assets and liabilities                         4,895         31,186          7,342          3,706
Reorganization expenses                                              7,240          7,499
                                                               --------------  -------------  -------------  -------------

  Net cash provided (used) by operating activities before
     reorganization expenses                                        (5,377)        17,002         (5,414)           917

Operating cash flows used by reorganization items:
  Payment for professional fees or other expenses
    related to the Chapter 11 proceedings                           (2,475)        (1,872)
                                                               --------------  -------------  -------------  -------------

  Net cash provided (used) by operating activities                  (7,852)        15,130         (5,414)           917
                                                               --------------  -------------  -------------  -------------

Cash flows from investing activities:
  Capital expenditures                                              (1,343)          (694)        (3,889)        (6,522)
  Proceeds from escrow                                                                                              500
  Other                                                               (448)            (3)           228              8
                                                               --------------  -------------  -------------  -------------

Net cash used by investing activities                               (1,791)          (697)        (3,661)        (6,014)
                                                               --------------  -------------  -------------  -------------

Cash flows from financing activities:
  Pre-petition borrowings under working capital facility                           26,667        194,768         72,850
  Pre-petition payments under working capital facility                            (35,422)      (183,875)       (64,950)
  Post-petition borrowings under working capital facility          244,178
  Post-petition payments under working capital facility           (239,682)
  Principal payments on obligations under capital leases            (1,183)          (373)        (1,484)        (1,331)
  Payments of financing costs                                                                       (805)        (1,495)
  Proceeds from sale of preferred stock                                                           13,399
  Payment of long term debt                                                                      (13,000)
  Other                                                                (61)           (27)          (159)          (140)
                                                               --------------  -------------  -------------  -------------

Net cash provided (used) by financing activities                     3,252         (9,155)         8,844          4,934
                                                               --------------  -------------  -------------  -------------

Net increase (decrease) in cash                                     (6,391)         5,278           (231)          (163)
Cash, beginning of period                                            7,972          2,694          2,925          3,088
                                                               --------------  -------------  -------------  -------------

Cash, end of period                                                 $1,581         $7,972         $2,694         $2,925
                                                               --------------  -------------  -------------  -------------
                                                               --------------  -------------  -------------  -------------




The accompanying notes are an integral part of these financial statements.

                                LAMONTS APPAREL, INC.
                                (DEBTOR-IN-POSSESSION)
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (DOLLARS IN THOUSANDS)



                                                                53 WEEKS                            52 WEEKS ENDED
                                                                  ENDED       QUARTER ENDED   --------------------------
                                                                FEBRUARY 3,     JANUARY 28,   OCTOBER 29,    OCTOBER 30,
                                                                   1996            1995          1994           1993
                                                                ----------    ------------    ----------     ----------

Reconciliation of net change in
  current assets and liabilities

(Increase) decrease in accounts receivable                            $692        ($1,056)        $1,144          ($423)
(Increase) decrease in inventory (excluding adjustment for
  net realizable value)                                             (2,692)        32,400          9,895          2,912
(Increase) decrease in prepaid expenses                              2,018            992           (907)         2,318
Increase (decrease) in accounts payable                              6,663         (3,245)        (1,012)        (4,718)
Increase (decrease) in accrued interest                               (103)          (666)        (3,982)         4,349
Increase (decrease) in other accrued expenses                       (1,683)         2,761          2,149           (466)
(Increase) decrease in other working capital                                                          55           (266)
                                                                 ----------    ------------     ---------     ----------
                                                                    $4,895        $31,186         $7,342         $3,706
                                                                 ----------    ------------     ---------     ----------
                                                                 ----------    ------------     ---------     ----------

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash interest payments made                                         $5,201         $1,401        $12,178         $8,129
Non-cash transactions:
  Issuance of debt in payment of interest                                                          4,026
  Issuance of warrants                                                                             2,205
  Conversion of Series A Preferred Stock
    into Common Stock                                                                                 89




The accompanying notes are an integral part of these financial statements.

                                LAMONTS APPAREL, INC.
                                (DEBTOR-IN-POSSESSION)
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   FEBRUARY 3, 1996

NOTE 1 - CHAPTER 11 PROCEEDINGS AND BASIS OF PRESENTATION

On January 6, 1995 (the "Petition Date"), Lamonts Apparel, Inc. (the "Company" or "Lamonts") filed a voluntary petition for relief under Chapter 11 ("Chapter 11") of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court (the "Court") for the Western District of Washington at Seattle. In Chapter 11, the Company has continued to manage its affairs and operate its business as a debtor-in-possession. The Company and representatives of the committees that represent Lamonts' unsecured trade creditors, bondholders and equityholders ("the Committees") have reached a confidential agreement in principle regarding the economic terms of a consensual Plan of Reorganization designed to enable the Company to emerge from Chapter 11 (the "Plan"). The Company and the Committees are discussing the timing for the filing with the Court of the Plan and the Disclosure Statement related thereto. In addition, the Company has received certain non-binding proposals regarding potential new equity and/or debt investments in the Company, which proposals are subject to customary conditions, including, in certain cases, consummation of a plan of reorganization. The Company and the representatives of the Committees are evaluating such proposals. After a consensual plan of reorganization is completed, it will be sent, with a Disclosure Statement approved by the Court, after notice and hearing, to members of all classes of impaired creditors and equity security holders for acceptance or rejection. Following acceptance or rejection of a plan of reorganization by creditors and equity security holders, the Court, at a noticed hearing, will consider whether to confirm a plan of reorganization. As a debtor-in-possession in Chapter 11, the Company may not engage in transactions outside of the ordinary course of business without approval, after notice and hearing, of the Court.

The accompanying consolidated financial statements of the Company have been prepared on a going concern basis of accounting, and, for the periods subsequent to the bankruptcy filing, in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE. Recurring losses from operations and the matters discussed herein related to the bankruptcy filing raise substantial doubt about the Company's ability to continue on a going concern. The ability of the Company to continue as a going concern is dependent upon, among other things, (i) the ability to comply with its debtor-in-possession financing agreement, (ii) confirmation of a Plan under the Bankruptcy Code,
(iii) the ability to achieve profitable operations after such confirmation and
(iv) the ability to generate sufficient cash from operations to meet its obligations.

As of the Petition Date, payment of pre-petition liabilities to unsecured creditors, including trade creditors and noteholders, and pending litigation against the Company are generally stayed while the Company continues its business operations as a debtor-in-possession. In a Chapter 11 reorganization plan, the rights of the creditors may be significantly altered. Creditors may receive substantially less than the full face amount of claims. Certain creditors have filed claims with the Court substantially in excess of amounts reflected in the Company's financial statements. The Company continues to analyze and reconcile the claims filed by creditors with the Company's financial records, but believes it has made appropriate provision for all claims filed. However, no estimate of the amount of adjustments, if any, from recorded amounts, to amounts to be realized by creditors, is available at this time. These liabilities are included in the balance sheet as "liabilities subject to settlement under reorganization proceedings."

As a result of the Company's Chapter 11 filing, the Company is currently in default under the indentures governing the Company's 10-1/4% Subordinated Notes due November 1999 (the "10-1/4% Notes") and the 13-1/2% Senior Subordinated Notes which were due February 1995 (the "13-1/2% Notes"). As a result, all unpaid principal of, and accrued pre-petition interest on, such debt became immediately due and payable. The payment of such debt and accrued but unpaid interest thereon is prohibited during the pendency of the Company's Chapter 11 case, and these liabilities have been included in the balance sheet as "liabilities subject to settlement under reorganization proceedings." (Also see
Note 3)

Pre-petition liabilities subject to settlement under reorganization proceedings include the following (dollars in thousands):

                                                      FEBRUARY 3,  JANUARY 28,
                                                         1996         1995
                                                      -----------  ----------
Accounts payable and accrued liabilities                  $23,511     $23,714
Capital lease obligations                                  12,321      15,560
10-1/4% Notes (including pre-petition accrued interest)    67,576      67,576
13-1/2% Notes (including pre-petition accrued interest)       838         838
Notes payable                                                 599         645
                                                       ----------  ----------
                                                         $104,845    $108,333
                                                       ----------  ----------
                                                       ----------  ----------


In accordance with the Bankruptcy Code, the Company can seek Court approval for the rejection of pre-petition executory contracts, including real property leases. Any such rejection may give rise to a pre-petition claim for breach of contract. In connection with the Company's Chapter 11 proceedings, a review is being undertaken of all of the Company's obligations under its executory contracts. As of March 31, 1996, the Company has rejected nine real property leases and certain executory contracts and assumed six leases (with certain conditions and limitations).

As a result of the reorganization proceedings, the Company may sell or otherwise realize assets and liquidate or settle liabilities for amounts other than those reflected in the financial statements. Further, a plan of reorganization could materially change the amounts currently recorded in the financial statements, including amounts recorded for the excess of cost over net assets acquired. The accompanying financial statements do not include any adjustments that might result from the outcome of these matters or adjustments that might result should the Company be unable to continue as a going concern. Generally if a debtor-in-possession is unable to emerge from Chapter 11, such debtor-in-possession could be required to liquidate its assets.

Costs associated with the reorganization of the Company are charged to expense as incurred. Under the requirements of the Chapter 11 filing, the Company is required to pay certain expenses of the unsecured trade creditors, bondholders, and equityholders committees. The amounts charged to reorganization expense by the Company are as follows (dollars in thousands):

                                                 Fiscal      January
                                                  1995       Quarter
                                               ----------  ----------

Write-off of property & equipment,
  net of obligations under capital leases        $2,362      $1,330
Professional Fees                                 2,479         699
Lease Related Costs                                 925       3,400
Payroll Related Costs                               411         728
Other                                             1,063       1,342
                                               ----------  ----------
                                                 $7,240      $7,499
                                               ----------  ----------
                                               ----------  ----------


NOTE 2 - CONSOLIDATION

The consolidated financial statements present the consolidated financial position and results of operations of the Company and its subsidiaries. All subsidiaries of the Company are inactive. All significant intercompany transactions and account balances have been eliminated in consolidation.

The Company is a Northwest based regional retailer of moderately priced casual apparel. The Company has positioned itself as a focused specialty retailer with emphasis on casual wear and high quality branded products, including denim.

NOTE 3 - BACKGROUND

On October 30, 1992, the Company completed a comprehensive recapitalization (the "Recapitalization"). Prior to the Recapitalization, the Company was named Lamonts Corporation and was the holding company for Lamonts Apparel, Inc., its sole operating subsidiary ("Apparel"). Concurrent with the Recapitalization, Apparel was merged with and into Lamonts Corporation whose name was changed to Lamonts Apparel, Inc.

Pursuant to the Recapitalization, the Company issued an aggregate of $75.0 million in principal amount of its 10-1/4% Notes and issued 8,080,734 shares of its common stock, par value $.01 per share (the "Common Stock"), in exchange for $138.6 million, after original issue discount, of outstanding debt and the transfer of a $2.0 million promissory note held by the Company to one of its debtholders. In addition, the Company's 9-1/2% Convertible Exchangeable Preferred Stock, par value $15 per share (the "Old Preferred Stock"), was converted into 622,600 shares of Common Stock. After the Recapitalization, approximately $796,000 in principal amount of the Company's 13-1/2% Notes also remained outstanding. As a result of the Recapitalization, the holders of Common Stock prior to the Recapitalization held 2.09% of the Common Stock outstanding immediately following the Recapitalization. The Recapitalization was reported as a complete reorganization at October 30, 1992. Purchase accounting was applied in accordance with the provisions of Accounting Principles Board Opinion No. 16. Accordingly, at October 30, 1992, all assets and liabilities were re-valued at their estimated current fair market value and the excess of purchase price over the fair market value of the net assets acquired was allocated to excess of cost over net assets acquired.

In December 1993, the Company completed a capital infusion and debt reduction plan (the "Infusion") pursuant to which it received approximately $13.4 million from the issuance of 4,466,206 shares of its Series A Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), which, together with cash flow from operations was used to repurchase $13.0 million aggregate principal amount of the 10-1/4% Notes, at par, together with accrued interest through the repurchase date. Each share of the Series A Preferred Stock automatically converted into two shares of Common Stock on March 14, 1994, concurrent with the effective date of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15 million to 40 million shares. In connection with this transaction, the terms of the 10-1/4% Notes that remained outstanding were amended to, among other things, prospectively reduce the interest rate thereof from 11-1/2% (the original rate at issuance) to 10-1/4%.

On June 10, 1994, the Company further amended the terms of the 10-1/4% Notes to
(i) modify the minimum net worth covenant to exclude store closure costs and
(ii) provide that interest payments due on the 10-1/4% Notes through November 1, 1995 could be paid, at the Company's option, either in cash, at a rate of 12% per annum, or in additional 10-1/4% Notes, at a rate of 13% per annum ("PIK Interest"). In accordance with the amendment, the Company elected to issue additional 10-1/4% Notes at the PIK Interest rate of 13% for the November 1, 1994 interest payment. Interest continued to accrue on the 10-1/4% Notes until the date of filing of the Company's Chapter 11 case.

On October 18, 1994, the holders of all outstanding 10-1/4% Notes (i) granted the Company the option to exchange the 10-1/4% Notes for shares of Common Stock representing approximately 70% of the Common Stock outstanding immediately following the exchange and $50.0 million aggregate liquidation preference of a new series of preferred stock of the Company and (ii) released the collateral securing the 10-1/4% Notes and generally subordinated the Company's obligations under the 10-1/4% Notes so that they are junior to trade payables and certain other liabilities, subject to certain exceptions. The Company could have exercised its option to exchange the 10-1/4% Notes on or prior to March 31 1995. However, on March 27, 1995, the Company received an extension from the holders of the 10-1/4% Notes to extend indefinitely, the time in which the Company may exercise its option to require the holders to exchange their 10-1/4% Notes; provided, however, that a majority of the holders of the 10-1/4% Notes may terminate such extension upon 60 days notice to the Company.

The $75.0 million principal amount of 10-1/4% Notes were issued in connection with the Recapitalization pursuant to the Note Indenture dated October 30, 1992 between the Company and First Trust National Association, as trustee (the "Indenture"). The Indenture initially provided for semi-annual interest payments on May 1 and November 1 of each year at 11-1/2% per annum. Subject to certain exceptions, no principal payments would be due with respect to the 10-1/4% Notes until the maturity thereof on November 1, 1999. The 10-1/4% Notes Indenture contains, among other things, covenants that (i) limit the Company's ability to make payments on its stock, to make certain investments or to make payments in respect of subordinated indebtedness, (ii) limit the Company's ability to enter into transactions with affiliates, (iii) limit the Company's ability to incur additional indebtedness, (iv) require the Company to repurchase a portion of the 10-1/4% Notes if it fails to maintain a minimum net worth,
(v) limit the Company's ability to create or permit payment restrictions affecting its subsidiaries, (vi) prohibit the Company from creating, incurring, assuming or suffering to exist any liens upon its assets other than usual and customary permitted liens and liens in favor of a working capital lender,
(vii) require the Company to apply 100% of all net asset sale proceeds to investment in assets directly related to the business of the Company and its subsidiaries, to repay letter of credit or working capital indebtedness or to repurchase the 10-1/4% Notes, (viii) require the Company to offer to purchase all of the 10-1/4% Notes in the event of a post-Recapitalization change of control and (ix) limit the Company's ability to invest in unrestricted subsidiaries.

As a result of the Company's Chapter 11 filing, the Company is currently in default on all its funded debt, except for the borrowings under the working capital facility with Foothill, in effect prior to the Petition Date. The Company has not accrued interest on this indebtedness since the date of filing. The 13-1/2% Notes were due February 15, 1995.

NOTE 4 - SUMMARY OF ACCOUNTING POLICIES

CHANGE IN YEAR END

On March 9, 1995, the Company elected to change its fiscal year end from the Saturday closest to October 31 to the Saturday closest to January 31 in order to enhance comparability of the Company's results of operations with other apparel retailers. Accordingly, the accompanying financial statements include the results of operations of the Company for the 53 week period ended February 3, 1996 ("Fiscal 1995"), and the quarter ended January 28, 1995, the "January Quarter"). The preceding fiscal years are comprised of the 52 weeks ended October 29, 1994 ("Fiscal 1994") and October 30, 1993 ("Fiscal 1993").

INVENTORIES

Inventories are valued at the lower of cost (using the retail last-in, first-out ("LIFO") method) or net realizable value. At October 30, 1992, as a result of the Recapitalization, the purchase price allocated to merchandise inventories was computed based on the estimated selling prices of such merchandise less the costs of disposal and a profit for the selling effort. As a result of purchase accounting and the use of the LIFO method (the "Step-up"), the carrying value of the Company's inventories at February 3, 1996, January 28, 1995 and October 29, 1994 exceeded the weighted average cost of inventories by $2.1 million (net of a reserve of $0.5 million), $2.6 million and $5.5 million (net of a reserve of $10.0 million), respectively. The reserves were provided to reduce the Step-up to net realizable value.

During Fiscal 1995 and the January Quarter, reductions in inventory quantities resulted in the elimination of LIFO inventory layers which were carried at higher costs (including the step-up) as compared with the cost of merchandise purchased in Fiscal 1995 and the January Quarter. The effect of these reductions increased cost of merchandise sold by $0.04 million and $3.2 million ($0.18 per share) in Fiscal 1995 and the January Quarter, respectively.

PRE-OPENING EXPENSES

Certain costs incurred in connection with the opening of new stores are capitalized and amortized on a straight-line basis over twelve months commencing the month following the store opening.

RESTRICTED CASH

Current restricted cash includes amounts deposited in restricted operating accounts for the purpose of ensuring payment of employee payroll, utilities, and certain taxes, including retail sales tax. The Company chose this option while operating as a debtor-in-possession and will close the accounts at the time of
emergence from Chapter 11.   Noncurrent restricted cash represents amounts held
as a deposit by the Company's buying service for the annual usage of international letters of credit, as well as deposits for workers' compensation.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost less accumulated depreciation based on the following useful lives: buildings, 10-40 years; furniture, fixtures and equipment, 3-10 years; and leasehold improvements and property under capital leases, life of lease or useful life if shorter. Depreciation is computed using primarily the straight-line method for financial reporting purposes and accelerated depreciation methods for income tax purposes.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts of the Company and any gain or loss is reflected in the consolidated financial statements in the period the sale or retirement occurred. Maintenance and repair costs are expensed as incurred. Expenditures for renewals and betterments are generally capitalized.

Software development costs incurred in connection with significant upgrades of management information systems are capitalized. Amortization of capitalized software development costs begins when the related software is placed in service using the straight-line method over estimated useful lives of three to five years.

LEASEHOLD INTERESTS

In connection with the Recapitalization and the application of purchase accounting, the excess of the fair rental value of leased facilities under operating leases over the respective contractual rents has been recorded as an asset at its discounted net present value and is amortized on a straight-line basis over the respective remaining lease terms. The accumulated amortization of leasehold interests was $1.4 million, $1.3 million, and $1.1 million, at February 3, 1996, January 28, 1995, and October 29, 1994, respectively.

EXCESS OF COST OVER NET ASSETS ACQUIRED

The Company evaluates the recoverability of the carrying amount of the excess of cost over net assets acquired by estimating future cash flows from operations. Management believes that after giving effect to its reorganization efforts and the filing of the Company's Chapter 11 case, the Company should generate cash flows from operations in the future sufficient to support this asset. However, because of the uncertainty surrounding the results of the Company's Chapter 11 filing, there can be no assurance that such results will occur.

The excess of cost over the fair market value of net assets acquired pursuant to the Recapitalization is being amortized on a straight-line basis over 40 years. Accumulated amortization approximated $1.2 million, $0.8 million and $0.7 million at February 3, 1996, January 28, 1995 and October 29, 1994, respectively.

DEFERRED FINANCING COSTS

Costs incurred in connection with the issuance of the Company's debt are amortized using the effective interest method over the term of the related indebtedness. In connection with an amendment to the 10-1/4% Notes in June 1994, the Company issued Warrants (the "1994 Warrants") initially to purchase up to an aggregate of approximately 2.0 million shares of Common Stock to the holders of the 10-1/4% Notes. The 1994 Warrants may be exercised on or prior to June 10, 1999, at an initial exercise price of $1.00 per share of Common Stock. The issuance of the 1994 Warrants resulted in an increase of $2.2 million in deferred financing costs and additional paid-in capital. The accumulated amortization of deferred financing costs approximated $2.1 million, $1.4 million and $1.2 million at February 3, 1996, January 28, 1995 and October 29, 1994, respectively.

ADVERTISING COSTS

The Company expenses the production costs of advertising as incurred. Advertising expense was $12.6 million, $3.8 million, $15.0 million and $13.9 million during Fiscal 1995, the January Quarter, Fiscal 1994 and Fiscal 1993, respectively.

CASH EQUIVALENTS

The Company considers all short term investments with maturities of three months or less when purchased to be cash equivalents. Under the terms of the DIP Facility (see Note 8), all cash from the sale of inventory collected by the Company is paid to the lender and applied to the outstanding balance.

OTHER

In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("Statement No. 121"). Statement No. 121 requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If impairment has occurred, an impairment loss must be recognized. Implementation of Statement No. 121 is required in the Company's Fiscal Year ending February 1, 1997. Based on estimates by management as of February 3, 1996, subject to the outcome of issues discussed in Note 1, the impact of the adoption of this standard is not expected to be material to the financial position, results of operations, or liquidity of the Company.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain prior period amounts in the financial statements have been reclassified to conform with the current year presentation.

NOTE 5 - NET LOSS PER COMMON SHARE

Net loss per common share has been computed by dividing net loss by the weighted average number of common shares outstanding. The common stock equivalents, represented by stock options, warrants and Series A Preferred Stock (outstanding from December 1, 1993 to March 13, 1994) were not considered in the calculation as they either have an exercise price greater than the applicable market price, or the effect of assuming their exercise or conversion would be anti-dilutive. The weighted average number of shares outstanding was 17,893,675, 17,883,135, 14,583,038 and 8,917,624 for 1995, the January Quarter, 1994, and 1993,
respectively.

Fully diluted earnings per share are not presented as the effect of assuming common stock equivalents exercise or conversion would be anti-dilutive.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment comprise the following (dollars in thousands):


                                            FEBRUARY 3, JANUARY 28, OCTOBER 29,
                                               1996        1995        1994
                                            ----------  ----------  ----------

         Land                                  $1,412      $1,412      $1,412
         Buildings under capital leases        15,073      18,018      18,033
         Buildings and improvements             7,594       7,594       7,594
         Leasehold improvements                17,953      19,498      20,789
         Furniture, fixtures, and equipment    16,608      17,781      17,701
         Deferred software costs                6,484       5,897       5,706
                                             ----------  ----------  ----------
                                               65,124      70,200      71,235
         Less accumulated depreciation and
          amortization                        (23,041)    (18,276)    (16,574)
                                             ----------  ----------  ----------
                                              $42,083     $51,924     $54,661
                                             ----------  ----------  ----------
                                             ----------  ----------  ----------


Accumulated amortization for buildings under capital leases was $4.6 million, $4.1 million and $3.6 million at February 3, 1996, January 28, 1995, and October 29, 1994, respectively.

In March 1996 the Company closed a store in Eugene, Oregon. The Company owns the building subject to a ground lease and is currently attempting to market the building for sale. The net book value of the building and improvements totaled $2.2 million at February 3, 1996. (See Note 9.)

The Company entered into a sale-leaseback transaction involving the sale of land and building in February 1996 (see Note 16, Subsequent Events).

NOTE 7 - LEASES

The Company leases all of its stores (except one which is subject to a ground lease), some of its equipment and its office facility. Generally, store leases provide for minimum rentals (which, in some cases, include payment of taxes and insurance) and contingent rentals (based upon a percentage of sales in excess of a stipulated minimum). The majority of lease agreements cover periods from 20 to 30 years, including three to six renewal options of five years each.

Operating lease rental expense is summarized as follows (dollars in thousands):

                           FISCAL       JANUARY        FISCAL        FISCAL
                            1995        QUARTER         1994          1993
                         ---------     ---------      --------      --------

Minimum rentals             $7,300        $2,265        $9,258        $9,313
Contingent rentals             496           217           670           567
Sublease rentals              (803)         (214)         (710)         (684)
                         ---------     ---------      --------      --------
                            $6,993        $2,268        $9,218        $9,196
                         ---------     ---------      --------      --------
                         ---------     ---------      --------      --------

The Company had capital lease contingent rental expense of approximately $0.1 million and received sublease rentals of approximately $0.4 million during each of Fiscal 1995, Fiscal 1994, and Fiscal 1993. During the January Quarter, the Company had contingent capital lease rental expense of $0.1 million and received $0.2 million in sublease rentals. Capital lease interest expense was $2.0 million, $0.6 million, $2.7 million and $2.9 million during Fiscal 1995, the January Quarter, Fiscal 1994 and Fiscal 1993, respectively.

In September 1995, in connection with the Company's Chapter 11 case, the Company negotiated a rental concession with one of its landlords in the Alaska market. The lease agreement was amended to reduce monthly payments from September 1995 through August 2001. The concession has been reflected in the tables below.

Future minimum rental payments as of February 3, 1996 under capital and operating leases, excluding amounts related to contracts which have been rejected by the Company in connection with the Company's Chapter 11 filing, are summarized as follows (dollars in thousands):

                                           CAPITAL            OPERATING
                                            LEASES              LEASES
                                       ----------------    ----------------
For the fiscal years ending:
                          1996                   $2,612              $7,271
                          1997                    2,612               6,830
                          1998                    2,612               6,767
                          1999                    2,613               6,538
                          2000                    2,481               5,759
                    Thereafter                   11,448              34,880
                                       ----------------    ----------------

Total minimum rental payments                    24,378             $68,045
                                                           ----------------
                                                           ----------------

Less estimated executory costs
  (primarily taxes and insurance)                  (115)
Less amounts representing interest              (11,942)
                                       ----------------
Present value of obligations                    $12,321
                                       ----------------
                                       ----------------

In addition, the Company guarantees an operating lease, expiring February 1998 with one option to renew the lease for a term of three years, of a third party which operates a distribution center for the Company. At February 3, 1996, annual future minimum rentals of the operating lease relating to the distribution center are approximately $0.3 million per year.

In May 1996, the Company will be relocating its corporate office to Kirkland, WA. The new operating lease, which expires in May 2006, requires annual payments of approximately $0.4 million.

NOTE 8 - DEBT

WORKING CAPITAL FACILITY

In January 1994, the Company replaced its existing working capital facility with a new loan and security agreement with an asset-based lender, Foothill Capital Group ("Foothill"). The new facility was amended on June 27, 1994 to, among other things, (i) modify the minimum net worth covenant to exclude from the calculation of net worth write-offs made and costs incurred in connection with the closing of stores and (ii) change the Company's borrowing capacity in each calendar year to $25.0 million from January through September and $28.0 million from October through December. An additional amendment, which was effective October 18, 1994, increased the borrowing capacity to $31 million from October 1994 to December 1994. Amounts borrowed bore interest payable monthly at 1.75%, increased to 2.25% on June 21, 1994, above the reference rate (the base rate charged by major money center banks) with a minimum of 7.50% per annum. An additional amendment, which was effective October 18, 1994, increased the borrowing capacity to $31 million from October 1994 to December 1994. At October 29, 1994, the Company had $24.6 million of borrowings and $2.4 million of letters of credit outstanding under the facility, with additional borrowing capacity of $4.0 million.

On February 17, 1995, the Company received approval from the Court for a loan and security agreement (the "DIP Facility") with Foothill. The DIP Facility provides for a borrowing capacity of up to $32.0 million in revolving loans, including up to $15 million of letters of credit, subject to borrowing base limitations based upon, among other things, the value of inventory. Effective October 17, 1995, the DIP Facility was amended to increase the percentage of inventory value allowed in the borrowing capacity from 60% to 70%. This increase in borrowing base was in effect for the period October 17, 1995 through December 2, 1995. Effective November 28, 1995, Foothill increased the Company's borrowing capacity from $32 million to $34 million to accommodate seasonal requirements. The additional $2 million in borrowing capacity expired December 15, 1995. At February 3, 1996, the Company had $20.3 million of borrowings and $0.1 million letters of credit outstanding under the DIP Facility, with additional borrowing capacity of $1.8 million.

The DIP Facility provides that interest will accrue at the rate of 3% per annum in excess of the reference rate, payable monthly in arrears. The DIP Facility also provides that in the event of a default in the payment of any amount due thereunder, the interest rate on such defaulted amount shall be 4.5% per annum in excess of the reference rate, payable on demand. At February 3, 1996, the reference rate was 8.25%.

The Company paid Foothill $80,000 upon the closing of the DIP Facility in February 1995 and the additional closing fees totaling $240,000, all of which has been paid as of March 31, 1996. Fees payable under the DIP Facility consist primarily of monthly payments equal to 1/2% of the average unused borrowing capacity and quarterly payments equal to 1/4% of the borrowing capacity for each quarterly renewal period.

The obligations of the Company under the DIP Facility are collateralized by, among other things, inventory and certain real property. The DIP Facility imposes limitations on the Company with respect to, among other things, (i) the creation of incurrence of liens, (ii) consolidations, mergers and sales of assets, (iii) the incurrence of guarantees or other contingent obligations, (iv) capital expenditures in excess of specified levels, (v) the creation or incurrence of any indebtedness for borrowed money or the payment of principal of or interest on any prepetition indebtedness, (vi) the prepayment of certain indebtedness and (vii) transactions with affiliates. Additionally, the Company must maintain a minimum net worth of $10.0 million (as defined in the DIP Facility to exclude, among other items, reorganization expenses, certain liabilities incurred prior to the Company's filing, reductions in goodwill, charges for store closure and non-cash interest).

The DIP Facility has been extended from its initial maturity date of May 17, 1996 and will now expire on the earlier of August 17, 1996, with provisions for two additional quarterly renewals, or the effective date of the Company's plan of reorganization.

The Company believes it may be in violation of certain covenants on or after May 3, 1996. Consequently, if the Company does not enter into the New DIP Facility on or prior to such date, it will be in default under the DIP Facility. Although, the Company believes that it would be able to obtain a waiver of any such default, there can be no assurances that the Company could obtain such waiver.

The Company is currently negotiating with the First National Bank of Boston ("FNBB") with respect to (i) a debtor-in-possession credit facility (the "New DIP Facility"), which would replace the DIP Facility and (ii) an exit facility (the "Exit Facility" and, together with the New DIP Facility, the "New Facilities"), which would replace the New DIP Facility upon the Company's emergence from Chapter 11. On April 5, 1996, the Court approved the payment by the Company of $50,000 to FNBB as a deposit in connection with the New Facilities pursuant to a Term Sheet dated April 3, 1996 (the "FNBB Term Sheet") provided to the Company by FNBB. The consummation of each of the New Facilities is subject to final documentation satisfactory to FNBB, approval of the Court and other customary conditions, including, in the case of the Exit Facility, effectiveness of a plan of reorganization. There can be no assurances that any of such conditions will be satisfied.

Under the currently proposed terms of the New Facilities, fees payable under the New Facilities consist primarily of monthly payments equal to 1/2% of the average unused borrowing capacity under the New Facilities; provided, that with respect to the Exit Facility, after January 31, 1997, such rates will be subject to prospective adjustments based upon achievement of certain financial tests.
In addition, the Company shall pay a New Dip Facility Fee each month equal to 1/8 of 1.0% of the total New DIP Facility and an Exit Facility Fee equal to 1.75% of the total Exit Facility payable in two installments. Fees payable with respect to letters of credit shall be 1.75% per annum of the maximum amount available to be drawn thereunder.


NOTE 9 - STORE CLOSURE COSTS

In July 1994, the Company determined that three of its Portland, Oregon stores and five Lamonts For Kids children's stores should be closed because of poor performance. These stores represented approximately 8.1% of the Company's 1994 revenues. All store closures occurred by January 31, 1995, and a $7.2 million charge against operations for these costs was recorded at October 29, 1994. In connection with its operational restructuring, the Company received permission from the Court to close six additional under performing stores in early 1995. A charge to reorganization expense of $2.2 million was recorded in the January Quarter. In January 1996, the Company received permission from the Court to close an under performing store located in Eugene, Oregon, and the Company conducted going out of business sales at this store through March 1996. The Company owns the building in Eugene subject to a ground lease and is currently attempting to market the building. If a purchaser is not located, ownership of the building will revert to the owner of the underlying land. The write off of the net book value of the building and leasehold improvements is included in the $3.0 million charge to reorganization expense recorded in Fiscal 1995 in connection with the closure of the Eugene store. Store closure costs for Fiscal 1995, the January Quarter and Fiscal 1994 are as follows (dollars in thousands):

                                                      STORE CLOSURE COSTS

                                                FISCAL    JANUARY     FISCAL
                                                 1995     QUARTER      1994
                                              ---------  --------    ---------
Write-off of property and equipment, net of
   obligations under capital leases              $2,362    $1,330       $2,972
Adjustments to inventory carrying values            450       400        1,748
Estimated operating losses through the dates
 of closure                                                              1,357
Employee severance                                   75       190          288
Other                                               163       280          835
                                              ---------  --------    ---------
                                                 $3,050    $2,200       $7,200
                                              ---------  --------    ---------
                                              ---------  --------    ---------

Amounts charged to reserve                       $3,247    $2,806       $3,843
                                              ---------  --------    ---------
                                              ---------  --------    ---------

Revenues associated with the closed stores totaled $3.9 million, $8.8 million and $34.8 million in Fiscal 1995, the January Quarter and Fiscal 1994, respectively. Operating losses, excluding the allocation of corporate expenses, interest and reorganization expenses, incurred from these stores were $0.8 million, $2.1 million and $5.4 million in Fiscal 1995, the January Quarter and Fiscal 1994, respectively.

NOTE 10 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). Under FAS 109, deferred tax assets and liabilities are recognized on temporary differences between the financial statement and tax bases of assets and liabilities using applicable enacted tax rates.

The income tax benefit from operations is comprised of the following (dollars in thousands):

                    FISCAL 1994         FISCAL 1993
                  ---------------     ---------------
Current                   ($400)
Deferred                                    ($3,000)
                  ---------------     ---------------
                          ($400)            ($3,000)
                  ---------------     ---------------


The Company has recorded a valuation allowance against net deferred tax assets as the Company could not conclude that it was more likely than not that the tax benefits from temporary differences and net operating loss carryforwards would be realized.

The differences between the Company's effective income tax rate and the Federal statutory rate for 1994 and 1993 are summarized as follows:


                                FISCAL 1994          FISCAL 1993
                            ------------------   ------------------
Expected benefit                       (34.0%)             (34.0%)
Effect of current year
  net operating loss                    34.0%               13.1%
Adjustment to tax
  provision                             (0.9%)
Other                                                       (0.7%)
                            ------------------   ------------------
                                        (0.9%)             (21.6%)
                            ------------------   ------------------
                            ------------------   ------------------


Significant components of the Company's deferred income tax assets and liabilities are as follows (dollars in thousands):



                                       FEBRUARY 3,    JANUARY 28,    OCTOBER 29,
                                          1996           1995           1994
                                       -----------    -----------    -----------

Deferred income tax assets:
    Net operating loss carryovers         $30,835        $24,192        $17,650
    Accrued payroll and related costs         948          1,074          1,094
    Leasehold interests                     2,652          2,630          2,620
    Store closure expenses                  3,821          2,856          2,363
    Other                                   1,883          1,623            549
    Valuation allowance                   (38,707)       (30,395)       (22,198)
                                        -----------    -----------    -----------
Total deferred income tax assets            1,432          1,980          2,078
                                        -----------    -----------    -----------

Deferred income tax liabilities:
    Inventory                                (454)          (644)        (1,282)
    Property and equipment                   (978)        (1,336)          (796)
                                        -----------    -----------    -----------
Total deferred income tax liabilities      (1,432)        (1,980)        (2,078)
                                        -----------    -----------    -----------

Net deferred income taxes                      $0             $0             $0
                                        -----------    -----------    -----------
                                        -----------    -----------    -----------



Pursuant to the Recapitalization, the Company recorded a $3.0 million deferred tax liability as a result of the difference between the net book basis and the net tax basis of the Company's assets and liabilities as of the Recapitalization date. These "temporary differences" will result in the recognition of revenue and expense in different periods for tax and financial statement purposes. The temporary differences at the Recapitalization date had no effect on the tax benefit for Fiscal 1994. The temporary differences for Fiscal 1993 resulted in a tax benefit as follows (dollars in thousands):


                                               FISCAL 1993
                                             ---------------

Difference due to inventory methods                   ($347)
Proceeds from escrow                                   (170)
Capital leases                                         (225)
Vacation accrual                                        (35)
Difference due to depreciation methods                 (148)
Net operating loss                                   (2,115)
Other                                                     40
                                             ---------------
                                                    ($3,000)
                                             ---------------
                                             ---------------

In connection with the Recapitalization, the Company issued Common Stock with an approximate fair market value of $44.0 million and $75.0 million principal amount of debt in exchange for $138.6 million of debt. In general, when the fair market value of stock and the issue price of new debt is less than the adjusted issue price of debt retired, taxable income must be recognized. However, since the tax basis of the Company's liabilities exceeded the fair market value of its assets immediately prior to the Recapitalization, the Company did not recognize taxable income in connection with the Recapitalization to the extent that it was insolvent for tax purposes immediately prior to the Recapitalization.

As a result of the Recapitalization, the Company's ability to utilize its Federal tax net operating loss carryforward of $14.7 million and its alternative minimum tax net operating loss carryforward of $2.8 million at October 31, 1992, which expire beginning in 2005, may be significantly limited under Internal Revenue Code Section 382 in future years. The Federal tax net operating loss carryforward and the alternative minimum tax net operating loss carryforward at October 31, 1992 are shown net of a $9.5 million and $6.4 million, respectively, reduction associated with the Company's agreement with the Internal Revenue Service ("IRS") discussed below.

As of February 3, 1996, the Company had $90.7 million and $78.9 million of regular tax and alternative minimum tax net operating losses, respectively, which are available to offset future income, expiring in years beginning in 2005. Possible restructuring of the Company and cancellation of indebtedness resulting from the reorganization of the Company under Chapter 11 could further impact the Company's ability to utilize its net operating loss carryforwards.

The Company's Federal income tax returns for fiscal years 1988, 1989 and 1990 were examined by the IRS. An agreement, which was reviewed and accepted by the Joint Committee of Taxation was reached with the IRS, whereby the Company was given notice to pay the IRS approximately $504,000 for additional taxes and interest. This amount is included in the balance sheet as liabilities subject to settlement under reorganization proceedings. As a result of reaching this agreement, the Company reduced its previously established accrued liability for taxes and interest for this examination by approximately $1.0 million during 1994. The IRS also completed its examinations of the Company's Federal income tax returns for fiscal years 1991 and 1992, which resulted in no additional tax due.

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with Statement of Financial Accounting Standards No. 107 "Disclosures about Fair Value of Financial Instruments", the following assumptions were used by management of the Company in estimating its fair value disclosures for the Company's financial instruments:

CASH

The carrying amount for cash approximates fair value because of the short maturity of amounts therein.

WORKING CAPITAL FACILITY

The carrying value of borrowings under the DIP Facility approximates market value as the interest rate is variable.

LETTERS OF CREDIT

At February 3, 1996, the Company had $0.1 million outstanding under trade and stand-by letters of credit as discussed in Note 8. The contract amount of the letters of credit is a reasonable estimate of their fair market value as the value of each is fixed over the life of the commitment.

LONG TERM DEBT INCLUDED IN LIABILITIES SUBJECT TO COMPROMISE

Management believes the carrying amount the Company's 10-1/4% Notes and the 13-1/2% Notes is in excess of fair value based on the Company's Chapter 11 filing. Until a plan of reorganization is approved by the Court, a fair value can not be readily determined.

NOTE 12 - COMMITMENTS, CONTINGENCIES AND OTHER

The Company was a defendant in a lawsuit originally brought as a class action in state court in Anchorage, Alaska on September 18, 1992. Plaintiffs alleged that certain employees in the State of Alaska were not exempt from overtime pay requirements under the Alaska Wage and Hour Act and thus have worked hours for which they had not been compensated. The complaint sought back wages, liquidated damages, attorneys fees and costs. Subsequent to the Petition Date, the plaintiffs filed a proof of claim in the Court asserting the same claims.
On October 27, 1995, following a hearing before the Court, an order was entered granting the Company's objection to and precluding the Class Action claim. The balance of the claim by two individuals has been settled in an amount not material to the Company.

The Company is also involved in various other matters of litigation arising in the ordinary course of business. In the opinion of management, the ultimate outcome of all such matters should not have a material adverse effect on the financial position of the Company, but, if decided adversely to the Company, could have a material effect upon the Company's anticipated plan of reorganization and operating results during the period in which the litigation is resolved.

CREDIT CARD PLAN AGREEMENT

The Company is party to an agreement with a commercial bank which administers and owns the receivables generated from purchases made by customers using the Lamonts credit card. The Company pays a fee, currently 1%, up to a maximum of 3% based on the volume of purchases and is generally responsible for 50% of net bad debt expenses relating to such purchases. At February 3, 1996, January 28, 1995 and October 29, 1994 the Company had $0.3 million, $0.3 million and $0.2 million reserved for bad debts arising from this program. Bad debt expense for Fiscal 1995, the January Quarter, Fiscal 1994 and Fiscal 1993 was approximately $0.9 million, $0.2 million, $0.8 million and $0.8 million, respectively.

NOTE 13 - STOCKHOLDERS' EQUITY

COMMON STOCK

Each share of Common Stock entitles the holder thereof to one vote on all matters on which holders are permitted to vote. No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by the Company, and no stockholder has any right to convert Common Stock into other securities. No shares of Common Stock are subject to redemption or to any sinking fund provisions. All of the outstanding shares of Common Stock are fully paid and nonassessable.

Subject to rights of holders of Preferred Stock, if any, the holders of shares of Common Stock are entitled to dividends when, and if declared by the Board of Directors from funds legally available and, upon liquidation, to a pro rata share in any distribution to stockholders.

PREFERRED STOCK

On December 1, 1993, 4,466,206 shares of the Company's Series A Preferred Stock was issued pursuant to the Infusion. Each share of the Series A Preferred Stock automatically converted into two shares of Common Stock on March 14, 1994, concurrent with the stockholders approval of an increase in the number of authorized shares of Common Stock of the Company from 15 million to 40 million shares.

Pursuant to the Restated Certificate of Incorporation of the Company, the Board of Directors has the authority, without further shareholder approval, to provide for the issuance of up to 10 million shares of Preferred Stock in one or more series and to determine the dividend rights, conversion rights, sinking fund rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Because the Board of Directors has the power to establish the preferences and rights of each series, it may afford the holders of any Preferred Stock preferences, powers and rights (including voting rights) senior to the rights of the holders of Common Stock. No shares of Preferred Stock are currently outstanding.

WARRANTS

On September 21, 1992, the Company distributed as a dividend to the holders of Common Stock of record as of September 1, 1992, 1992 Warrants to purchase an aggregate of 1,017,478 shares of Common Stock. The exercise price of the 1992 Warrants is $5.01 per share which shall increase on each September 28 by an amount equal to 10% of the exercise price immediately prior to such increase. At February 3, 1996 none of the 1992 Warrants have been exercised.

On June 10, 1994, the Company issued 1994 Warrants to purchase up to an aggregate of approximately 2.0 million shares of Common Stock (or approximately 10% of the Common Stock outstanding after giving effect to the exercise of such 1994 Warrants) to the holders of the 10-1/4% Notes. The 1994 Warrants may be exercised on or prior to June 10, 1999, at an initial exercise price of $1.00 per share of Common Stock. As of February 3, 1996, none of the 1994 Warrants have been exercised.

The exercise price per share of Common Stock subject to the 1992 and 1994 Warrants would be decreased upon the occurrence of certain events, including future distributions or issuances by the Company of: (i) Common Stock, (ii) rights, options or warrants to purchase Common Stock or (iii) securities convertible into or exchangeable for Common Stock, at a price per share less than the then current market price per share of Common stock. Upon each such adjustment to the exercise price, the number of shares of Common Stock subject to the 1992 and 1994 Warrants will be proportionately adjusted.

STOCK OPTIONS

The Lamonts Apparel, Inc. 1992 Incentive and Nonstatutory Stock Option Plan (the "1992 Stock Option Plan"), which was approved by the Board of Directors and by the stockholders in 1992 and amended by the Board of Directors and by the stockholders in 1994, provides for the issuance of options to purchase up to 1,972,845 shares of Common Stock, subject to certain anti-dilution adjustments. Awards may be granted under the 1992 Stock Option Plan to individuals, identified by the plan committee, who have or will have a direct and significant effect on the performance or financial development of the Company. The following table summarizes the 1992 Stock Option Plan activity:

                                       NUMBER OF
                                       OPTIONS
                                    ---------------
Balance, October 30, 1993                   420,650

     Granted                                200,000
     Exercised                              (11,334)
     Canceled                               (16,644)
                                    ---------------
Balance, October 29, 1994                   592,672

     Granted                                      0
     Exercised                              (12,545)
     Canceled                              (205,387)
                                    ---------------
Balance, January 28, 1995                   374,740

     Granted                                      0
     Exercised                              (11,774)
     Canceled                               (43,902)
                                    ---------------
Balance, February 3, 1996                   319,064
                                    ---------------
                                    ---------------


At February 3, 1996 options to purchase 319,064 shares at an exercise price of $.01 per share were issued and outstanding of which, 296,685 are currently exercisable and the balance thereof, subject to certain conditions, will vest ratably through the fifth anniversary of the date of grant. All options are exercisable for a period of ten years from the date of grant. The exercise price was below the fair market value of the underlying shares on the date of grant and, accordingly, $0.1 million, $0.1 million, $0.6 million and $0.3 million was charged to compensation expense during Fiscal 1995, the January Quarter, Fiscal 1994 and Fiscal 1993, respectively.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". This statement encourages, but does not require, a fair value based method of accounting for stock compensation plans. Companies may elect to continue to apply current accounting requirements for employee stock compensation awards. All companies are required to comply with the disclosure requirements of the statement, and the Company will adopt the policy beginning in the fiscal year ending February 1, 1997. The Company expects to continue accounting for employee stock compensation awards using current accounting requirements.

NOTE 14 - RELATED PARTY TRANSACTIONS

In connection with the Recapitalization, certain of the Company's stockholders, representing an aggregate of approximately 8,717,000 shares or 98% of the Common Stock outstanding immediately following the Recapitalization (currently 48.7%), entered into a voting agreement (the "Voting Agreement"). The Voting Agreement provides, among other things, that (i) Apollo Retail Partners, L.P. (together with its permitted assignees, "ARP") may designate six persons to the Board of Directors, (ii) management may designate two persons to the Board of Directors, and (iii) a majority of certain former holders of the 13-1/2% Notes, which notes were exchanged for Common Stock pursuant to the Recapitalization, may designate two persons to the Board of Directors. The Voting Agreement will terminate upon the earlier of (i) October 30, 2002, or (ii) the date upon which at least 25% of the then outstanding shares of Common Stock are publicly held pursuant to one or more underwritten registered offerings of primary shares. Since the Company's Chapter 11 filing, none of the parties to the Voting Agreement has exercised its right thereunder.

A former director of the Company is an affiliate of Morgens Waterfall Vintiadis & Co. Inc. ("Morgens Waterfall"). Pursuant to the Recapitalization, certain affiliates of Morgens Waterfall received an aggregate of approximately 16.7% (1,482,906 shares) of Common Stock outstanding immediately following the Recapitalization in exchange for approximately $12.5 million in principal amount of 13-1/2% Notes.

A former director of the Company was an officer of one of the banks which extended a line of credit to the Company prior to its replacement with the existing working capital facility in January 1994 (see Note 8).

Pursuant to the Recapitalization, Executive Life Insurance Company of New York ("ELICNY") received 898,406 shares of the Company's Common Stock and $7.8 million ($6.4 million after adjustment for the Infusion) in principal amount of the 10-1/4% Notes. During Fiscal 1994 and Fiscal 1993, the Company paid ELICNY $0.8 million and $0.4 million of cash interest on the 10-1/4% Notes, respectively. In addition, at October 29, 1994 the Company had accrued $0.4 million of interest on the 10-1/4% Notes, which was subsequently issued to ELICNY in additional securities of the Company as interest paid in kind.

In connection with the Infusion, certain funds and accounts managed by Fidelity Management and Research Company or Fidelity Management Trust Company (the "Fidelity Funds"), the holders of the remaining 10-1/4% Notes, became the holders of more than 5% of the Company's Common Stock. Accordingly, the Company has reflected the entire amount of the 10-1/4% Notes as related party debt. During Fiscal 1994, the Company paid the Fidelity Funds $6.9 million of cash interest on the 10-1/4% Notes. In addition, at October 29, 1994 the Company had accrued $3.6 million of interest on the 10-1/4% Notes, which was subsequently issued to the Fidelity Funds in additional securities of the Company as interest paid in kind.

NOTE 15 - BENEFIT PLANS

PENSION PLAN

On January 1, 1986, the Company established the Lamonts Apparel, Inc. Employees Retirement Trust and the Lamonts Apparel, Inc. Supplemental Executive Retirement Plan (collectively the "Retirement Plan"). The Retirement Plan is a noncontributory defined benefit pension plan for employees of the Company who are not eligible for pension benefits from another pension plan pursuant to collective bargaining agreements. Participant benefits are based on years of service and compensation during later years of employment. It is the Company's policy to make contributions to the Retirement Plan in amounts which comply with the minimum regulatory funding requirements.

The following table sets forth the Company's funded plan status and amounts recognized in the Company's consolidated balance sheets (dollars in thousands):



                                                                     FEBRUARY 3,    JANUARY 28,    OCTOBER 29,
                                                                        1996           1995           1994
                                                                     -----------    -----------    -----------

Actuarial present value of accumulated benefit obligations,
  including vested benefits of $5,462, $4,286 and $4,176 in
  Fiscal 1995, the January Quarter and Fiscal 1994, respectively         $5,651         $4,583         $4,465
                                                                      -----------    -----------    -----------
                                                                      -----------    -----------    -----------

Projected benefit obligation                                             $6,639         $5,499         $5,384
Retirement Plan assets at value, primarily money market
 funds and guaranteed investment contracts                                5,143          4,652          4,685
                                                                      -----------    -----------    -----------
Projected benefit obligation in excess of Retirement Plan assets          1,496            847            699
Unrecognized net loss from past experience different
 from that assumed                                                       (1,238)        (1,162)        (1,083)
                                                                      -----------    -----------    -----------
Accrued (prepaid) pension cost                                              258           (315)          (384)
Additional liability charge to equity to recognize minimum liability        250
                                                                      -----------    -----------    -----------

Total accrued (prepaid) pension cost                                       $508          ($315)         ($384)
                                                                      -----------    -----------    -----------
                                                                      -----------    -----------    -----------

Discount rate                                                             7.25%           8.5%           8.5%
Rate of increase in future compensation levels                             3.5%           4.5%           4.5%



Amounts charged to expense under the Retirement Plan were as follows (dollars in thousands):


                                                               FISCAL       JANUARY          FISCAL         FISCAL
                                                                1995        QUARTER           1994           1993
                                                             --------     ----------       --------       --------

Service cost, benefits earned during the period                  $414           $108           $536           $365
Interest cost on projected benefit obligation                     483            113            407            340
Actual return on assets                                          (883)            39             11           (565)
Other, including deferred recognition of asset gain/(loss)        559           (129)          (444)           151
                                                             --------     ----------       --------       --------
Net pension cost                                                 $573           $131           $510           $291
                                                             --------     ----------       --------       --------
                                                             --------     ----------       --------       --------



During Fiscal 1995, a claim was filed against the Company by the Pension Benefit Guaranty Corporation ("PBGC") in the amount of $2.8 million based upon PBGC's assumption that one of the Company's qualified employee retirement plans would be terminated. The Company believes that even if the plan was terminated, unfunded plan benefit liabilities would not be material. The Company disputed the claim. PBGC has withdrawn its claim without prejudice to its right to refile at a future date if the PBGC determines it is appropriate to do so.

LAMONTS 401(K) PLAN

The Lamonts Apparel, Inc. Tax Relief Investments Protection Plan, as amended and restated effective July 1, 1991 (the "401(k) Plan") provides participants the opportunity to elect to defer an amount from one percent to 10% of their compensation, in increments of one percent. Under the 401(k) Plan, the Company matches contributions equal to 50% of each participant's deferred pay contributions (such contribution not to exceed one percent of the participant's compensation). The Company contributed $0.15 million, $0.04 million, $0.2 million and $0.2 million during Fiscal 1995, the January Quarter, Fiscal 1994 and Fiscal 1993, respectively.

NOTE 16 - SUBSEQUENT EVENT

On February 8, 1996, the Company entered into a sale-leaseback transaction for the land and building at the Company's Alderwood store in Washington. The proceeds of $5 million were applied against the Company's DIP Facility borrowings. The Company concurrently entered into a 20 year lease agreement with the purchaser.

ITEM 7 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with the Consolidated Financial Statements and Notes thereto included elsewhere in this document. On March 9, 1995, the Company elected to change its fiscal year end from the Saturday closest to October 31 to the Saturday closest to January 31 in order to enhance comparability of the Company's results of operations with other apparel retailers. Accordingly, for purposes of comparing the results of operations of the Company for Fiscal 1995, the Company believes it is meaningful to use the comparable prior year period as the basis for comparison.

FINANCIAL CONDITION

BACKGROUND

On October 30, 1992, the Company completed the Recapitalization pursuant to which the Company issued an aggregate of $75.0 million in principal amount of its 10-1/4% Notes and issued 8,080,734 shares of its Common Stock, in exchange for $138.6 million, after original issue discount, of outstanding debt and the transfer of a $2.0 million promissory note held by the Company to one of its debtholders. In addition, the Company's 9-1/2% Convertible Exchangeable Preferred Stock, par value $15 per share (the "Old Preferred Stock"), was converted into 622,600 shares of Common Stock. After the transaction, approximately $796,000 in principal amount of the Company's 13-1/2% Senior Subordinated Notes due February 15, 1995 (the "13-1/2 Notes") remained outstanding. As a result of the Recapitalization, (i) the holders of Common Stock outstanding prior to the Recapitalization held 2.09% of the Common Stock outstanding immediately following the Recapitalization and (ii) the Company's funded debt was reduced by $63.6 million.

In December 1993, the Company completed the Infusion pursuant to which it received approximately $13.4 million from the issuance of 4,466,206 shares of its Series A Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), which, together with cash flow from operations was used to repurchase $13.0 million aggregate principal amount of the 10-1/4% Notes, at par, together with accrued interest through the repurchase date. Each share of the Series A Preferred Stock automatically converted into two shares of Common Stock on March 14, 1994. In connection with this transaction, the terms of the 10-1/4% Notes that remained outstanding were amended to, among other things, prospectively reduce the interest rate thereof from 11-1/2% to 10-1/4%.

On June 10, 1994, the Company further amended the terms of the 10-1/4% Notes to provide, among other things, that interest payments due on the 10-1/4% Notes through November 1, 1995 could be paid, at the Company's option, either in cash, at a rate of 12% per annum, or in additional 10-1/4% Notes, at a rate of 13% per annum. In accordance with the amendment, the Company elected to issue additional 10-1/4% Notes at the PIK Interest rate of 13% for the November 1, 1994 interest payment. Interest continued to accrue on the 10-1/4% Notes until the date of filing of the Company's Chapter 11 case. In addition, on June 10, 1994, the Company issued the 1994 Warrants initially to purchase up to an aggregate of approximately 2 million shares of Common Stock, (or approximately 10% of the Common Stock outstanding after giving effect to the exercise of such 1994 Warrants) to the holders of the 10-1/4% Notes. The 1994 Warrants may be exercised on or prior to June 10, 1999, at an initial exercise price of $1.00 per share of Common Stock. As of February 3, 1996, none of the 1994 Warrants have been exercised.


On October 18, 1994, the holders of all outstanding 10-1/4% Notes (i) granted the Company the option to exchange the 10-1/4% Notes for shares of Common Stock representing approximately 70% of the Common Stock outstanding immediately following the exchange and $50.0 million aggregate liquidation preference of a new series of preferred stock of the Company and (ii) released the collateral securing the 10-1/4% Notes and generally subordinated the Company's obligations under the 10-1/4% Notes so that they are junior to trade payables and certain other liabilities, subject to certain exceptions. The Company could exercise its option to exchange the 10-1/4% Notes on or prior to March 31, 1995. However, on March 27, 1995, the Company received an extension from the holders of the 10-1/4% Notes to extend indefinitely, the time in which the Company may exercise its option to require the holders to exchange their 10-1/4% Notes; provided, however, that a majority of the holders of the 10-1/4% Notes may terminate such extension upon 60 days notice to the Company.

Notwithstanding the foregoing, the Company's financial position continued to deteriorate through Fiscal 1994. The Company's ability to service its debt and to obtain trade credit was dependent on its performance, which continued to fall short of anticipated results. In response to its deteriorating financial condition, the Company determined that a more significant financial and operational restructuring was necessary.

FILING

On January 6, 1995, the Company filed for protection pursuant to Chapter 11. In Chapter 11, the Company has continued to manage its affairs and operate its business as a debtor-in-possession The Company and representatives of the Committees have reached a confidential agreement in principle regarding the economic terms of a Plan designed to enable the Company to emerge from Chapter
11. The Company and the Committees are discussing the timing for the filing with the Court of the Plan and the Disclosure Statement related thereto. In addition, the Company has received certain non-binding proposals regarding potential new equity and/or debt investments in the Company, which proposals are subject to customary conditions, including, in certain cases, consummation of a plan of reorganization. The Company and the representatives of the Committees are evaluating such proposals. For additional information related to the Company's Chapter 11 case, see "Item 3 - Legal Proceedings."


As of the Petition Date, payment of pre-petition liabilities to unsecured creditors, including trade creditors and noteholders, and pending litigation against the Company are generally stayed while the Company continues its business operations as a debtor-in-possession. In a Chapter 11 reorganization plan, the rights of the creditors may be significantly altered. Creditors may receive substantially less than the full face amount of claims. No estimate of the amount of adjustments, if any, from recorded amounts, to amounts to be realized by creditors, is available at this time.

As a result of the Company's Chapter 11 case, the Company is currently in default under the indentures governing the 10-1/4% Notes and the 13-1/2% Notes. As a result, all unpaid principal of, and accrued prepetition interest on, such debt became immediately due and payable. The payment of such debt and accrued but unpaid interest thereon is prohibited during the pendency of the Company's Chapter 11 case.

STORE LOCATIONS

Since October 29, 1994, the Company has closed 15 stores, six of which, with the approval of the Court, were closed in January 1995. The last store was closed in March 1996. Of the 15 stores closed, all were closed due to poor performance. Management is continually evaluating store locations and operations to determine whether to close, downsize or relocate stores that do not meet performance objectives.

In March 1995, the Company opened a new store in Issaquah, Washington. Management is also evaluating possibilities of opening new stores in desirable geographic locations to facilitate revenue growth.

RESULTS OF OPERATIONS

FISCAL 1995 COMPARED TO THE 12 MONTHS ENDED JANUARY 28, 1995

REVENUES. Revenues of $199 million for Fiscal 1995 decreased 13.7% on a total store basis from $231 million for the comparable prior year period, primarily because the comparable prior year period results include revenues from six stores that were closed in January 1995. In addition, the majority of the revenue decrease in Fiscal 1995 occurred during the first three months after the Company's Chapter 11 filing. Comparable store revenues decreased 4.5% in Fiscal 1995 (after deducting the 53rd week of sales in Fiscal 1995). Comparable store revenues are defined as revenues generated at stores opened for at least twelve months in each of the periods.

GROSS PROFIT. Gross profit, as a percentage of revenues, increased 3.2% for Fiscal 1995, to 34.5% from 31.3% of revenues in the comparable prior year period (excluding the effect of non-cash charges of $16.5 million in the comparable prior year period and $0.9 million in Fiscal 1995). The non-cash charges consist primarily of "LIFO" inventory valuation and net realizable value adjustments. The improvement in gross profit margins can be attributed to the Company's implementation of new merchandising strategies designed to improve the quality of merchandise offered while maintaining price points geared to the Company's customer base, reduced inventory levels and increased inventory turns. Merchandise turnover increased from 2.3 times in the comparable prior year period to 2.8 times in Fiscal 1995, a 22% improvement. The Company has also initiated policies to mark-down and clear out any unsold merchandise within its respective season.

OPERATING AND ADMINISTRATIVE EXPENSES. Operating and administrative expenses of $71.3 million, or 35.8% of revenues for Fiscal 1995, decreased compared to $87.8 million, or 38.0% of revenues for the comparable prior year period. On a comparable store basis, operating and administrative expenses have decreased $5.5 million or 7.3%. Reduction in payroll, corporate administration and professional expenses are primarily attributable to this improvement.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense of $9.2 million for Fiscal 1995 decreased from $11.4 million in the comparable prior year period. The decrease is primarily attributable to the six stores closed during January 1995. The increase in depreciation and amortization associated with newly acquired assets was offset by reductions due to assets becoming fully depreciated or amortized.

REORGANIZATION EXPENSES. Reorganization expenses relate to costs associated with the Company's Chapter 11 filing and the general restructuring of the Company's business operations. Since the Chapter 11 filing, the Company has recognized $14.7 million in reorganization expense (approximately $9.0 million of non-cash charges), of which $7.2 million was incurred during Fiscal 1995 and $7.5 million during the comparable prior year period. These expenses relate primarily to legal costs associated with the Company's Chapter 11 case, the accrued or estimated costs associated with the rejection of real property leases, and costs related to closing under performing and nonprofitable stores subsequent to the Company's Chapter 11 case. The charges for store closures are primarily non-cash write-offs of abandoned assets but also include inventory losses realized in the inventory liquidation process.

INTEREST EXPENSE. Interest expense of $5.1 million for Fiscal 1995 decreased from $11.8 million ($6.7 million cash and $5.1 million non-cash) in the comparable prior year period. The decrease in interest expense is primarily a result of the Company's Chapter 11 case. See "Item 3, Legal Proceedings". As of February 3, 1996, the DIP Facility accrued interest at an annual rate of 11.25% as compared to 12% on borrowings on the Company's working capital facility in the comparable prior year period.

NET LOSS. The Fiscal 1995 net loss of $24.8 million decreased $44.6 million compared to the net loss of $69.4 million for the comparable prior year period. The reduction in operating losses is primarily a result of (i) a $12 million improvement in gross margin which includes non-cash charges in the comparable prior year period as discussed above, (ii) a $6.4 million decrease in costs related to the closing of stores in Fiscal 1995 compared to the comparable prior year period, (iii) lower operating and administrative expenses of $16.4 million in Fiscal 1995 as discussed above, (iv) a $6.8 million reduction in interest expense in Fiscal 1995 due to the Company's Chapter 11 filing and (v) a $2.1 million decline in depreciation and amortization expense during Fiscal 1995. Although the Company has realized a significant reduction in operating and other expenses due to downsizing, these savings have been partially offset by a decline in sales also attributable to a reduced number of operating stores.

QUARTER ENDED JANUARY 28, 1995 COMPARED TO QUARTER ENDED JANUARY 29, 1994

REVENUES Revenues of $71.0 million for the January Quarter include the Christmas holiday season and are not indicative of an annualized trend. Revenues decreased 8.6% on a total store basis from $77.7 million for the quarter ended January 29, 1994. Store closures contributed $2.4 million to the total revenue decline. Comparable store revenues decreased 6.4% for the January Quarter as compared to the same period in the prior year. Management believes that revenues have been adversely affected, in part, by (i) a weak retail environment for apparel, (ii) the adverse publicity associated with the Company's Chapter 11 filing and (iii) the interruption in the receipt of merchandise due to a reduction in available credit immediately following the filing.

GROSS PROFIT. Gross profit, as a percentage of revenues, decreased approximately 17.3% for the January Quarter, to 20.2% as compared to 37.5% for the comparable prior year period (excluding the effects of non-cash charges of $3.9 million during the January Quarter and $0.3 million during the comparable prior year period). The decrease in gross profit, excluding non-cash items, is primarily attributable to the significant markdowns taken during the January Quarter in order to sell aged and slow-moving merchandise from the Company's inventory. Non-cash charges, primarily resulting from the Company's use of the LIFO method for valuing inventories, increased during the January Quarter due to the $2.9 million liquidation of a step-up layer included in inventory.

OPERATING AND ADMINISTRATIVE EXPENSES. Operating and administrative expenses of $22.4 million for the January Quarter were $0.7 million lower than the $23.1 million incurred for the comparable prior year period. The closure of nine stores subsequent to January 29, 1994 resulted in a decrease of $1.8 million in operating and administrative expenses offset, in part, by a slight increase in comparable store operating and administrative expenses. As a percentage of revenues, operating and administrative expenses increased to 31.5% for the January Quarter compared to the 29.7% for the same period of the prior year due to lower revenues.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense of $2.7 million for the January Quarter remained relatively unchanged from $2.8 million recorded for comparable prior year period. Increased depreciation and amortization associated with newly acquired assets offset reductions associated with assets retired as a result of store closures and assets becoming fully depreciated or amortized.

INTEREST EXPENSE. Interest expense of $3.0 million ($1.3 million cash and $1.7 million non-cash) for the January Quarter increased $0.2 million from $2.8 million (all cash) in the comparable prior year period primarily due to (i) the accrual of payment-in-kind interest on the 10-1/4% Notes at the rate of 13% through the date of the filing as compared to a cash interest rate of 10-1/4% in effect for the majority of the prior year period and (ii) higher borrowing levels and higher interest rates under the Company's working capital facilities, offset by (i) the termination of interest accruals on the 10-1/4% Notes and on the 13-1/2% Notes as of the date of the Company's Chapter 11 filing, and (ii) the December 1993 repurchase of $13.0 million aggregate principal amount of the 10-1/4% Notes.

OTHER. Other expense of $0.4 million for the January Quarter reflects the write-off of certain deferred financing costs attributable to $13.0 million aggregate principal amount of 10-1/4% Notes repurchased by the Company in December 1993.

REORGANIZATION EXPENSES. Reorganization expenses represent costs directly related to the Company's Chapter 11 filing, and include (i) estimated costs associated with the rejection of real property leases, (ii) estimated cost of closing under performing stores and (iii) professional fees and other expenditures.

NET LOSS. The Company reported a net loss of $25.1 million for the January Quarter as compared to a net loss of $0.2 million for the comparable prior year period. The decrease in net earnings of $24.9 million is primarily attributable to decreased gross profit dollars and the recognition of reorganization expenses attributable to the Company's Chapter 11 proceedings offset, in part, by lower operating and administrative expenses.

FISCAL 1994 COMPARED TO FISCAL 1993

REVENUES. Revenues of $237.9 million for Fiscal 1994 decreased 5.2% on a total store basis from $251.0 million for Fiscal 1993. Comparable store revenues decreased 6.4% for Fiscal 1994 as compared to Fiscal 1993. Management believes that revenues have been affected by (i) slow reaction to a changing consumer,
(ii) an unprecedented increase of approximately 1.7 million square feet of mass merchant/discount retail space since the Fall of 1993 in the Alaska market,
(iii) the sluggish economy in the Seattle/Tacoma market and (iv) the general lower demand for apparel experienced by the Company and many other apparel retailers.

GROSS PROFIT. Gross profit, as a percentage of revenues decreased 1.4% in Fiscal 1994, to 36.5% from 37.9% of revenues in Fiscal 1993 (excluding the effect of non-cash charges of $12.6 million in Fiscal 1994 and $1.2 million in Fiscal 1993). The non-cash charges increased $11.4 million in Fiscal 1994 primarily due to a $10.0 million reduction in the step-up in inventory to net realizable value. The step-up was recorded in connection with the Recapitalization in October 1992 pursuant to the provisions of purchase accounting and the use of the LIFO method of valuing inventory. Management believes that the decrease in gross profit is attributable to (i) planned inventory levels that supported turns at less than the industry norm, (ii) higher markdowns resulting from lower sales volume which necessitated extensive clearance pricing to maintain planned inventory levels and (iii) lower markups on merchandise due to changes in mix of business.

OPERATING AND ADMINISTRATIVE EXPENSES. Operating and administrative expenses of $88.5 million (or 37.2% of revenues) for Fiscal 1994 increased compared to $84.2 million (or 33.5% of revenues) for Fiscal 1993. While cost containment measures were successful in stabilizing or reducing most operating expenses, these measures were more than offset by (i) increased advertising expenditures which management believed were necessary to maintain a competitive stance in the Company's markets, (ii) legal expenditures required to defend against certain lawsuits (see "Item 3 - Legal Proceedings"), (iii) less favorable experience in the Company's self-insured medical program and (iv) costs associated with the change in management in November 1994.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense of $11.4 million for Fiscal 1994 remained relatively flat as compared to the comparable period in the prior year. The increase in depreciation and amortization associated with newly acquired assets was offset by reductions due to assets becoming fully depreciated or amortized.

STORE CLOSURE COSTS. Store closure costs of $7.2 million for Fiscal 1994 reflect the Company's estimate of write-offs to be made and costs to be incurred in connection with certain store closures. As the store closure costs consist primarily of non-cash write-offs, the Company anticipates a net cash outlay of approximately $1.0 million.

INTEREST EXPENSE. Interest expense of $11.6 million ($8.1 million cash and $3.5 million non-cash) for Fiscal 1994 decreased from $12.5 million (all cash) for Fiscal 1993. The decrease in interest expense is primarily a result of (i) the repurchase of $13.0 million of the Company's 10-1/4% Notes in connection with the Infusion and (ii) the reversal of $0.6 million of accrued interest previously established as a liability for settlement of an examination of the Company's Federal income tax returns (see Note 10 of the Notes to the Consolidated Financial Statements contained elsewhere in this document), partially offset by (i) the Company's election to accrue interest at the PIK Interest rate of 13% for the November 1, 1994 interest payment and (ii) increased interest expense associated with higher borrowing levels and higher interest rates under the Company's existing working capital facility.

OTHER. Other expense of $0.4 million for Fiscal 1994 reflects the write-off of certain deferred financing costs attributable to the $13.0 million of 10-1/4% Notes repurchased pursuant to the Infusion.

NET LOSS. The Fiscal 1994 net loss of $44.5 million increased $33.6 million compared to the net loss of $10.9 million for Fiscal 1993 primarily as a result of (i) the $19.7 million decrease in gross profit dollars, $10.0 million of which is attributable to the net realizable value adjustment to inventory, (ii) the $7.2 million charge for store closure costs, (iii) higher operating and administrative expenses and (iv) the $3.0 million reversal of a deferred tax credit recognized during Fiscal 1993 offset, in part, by (i) the reversal of $0.4 million of accrued taxes and the $0.6 million of accrued interest previously established as a liability for settlement of an examination of the Company's Federal income tax returns (see Note 10 of the Notes to the Consolidated Financial Statements contained elsewhere in this document) and (ii) lower interest expense.

LIQUIDITY AND CAPITAL RESOURCES

The Company used $5.4 million of cash for operating activities for Fiscal 1995. The Company's primary cash requirement is the procurement of inventory which is currently funded through borrowings under the DIP Facility and trade credit. Like other apparel retailers, the Company is dependent upon its ability to obtain trade credit. If the Company is able to continue to obtain the trade credit terms it is currently receiving, and enters into the New Facility on substantially the terms set forth in the FNBB Term Sheet, the Company believes that its available sources of cash will provide the cash necessary to fund the Company's cash requirements.

The Company utilized $1.8 million of cash for investing activities in Fiscal 1995. The $1.8 million relates primarily to capital expenditures.

DIP FINANCING

On February 17, 1995, the Company received approval from the Court for the DIP Facility with Foothill. The DIP Facility provides for a borrowing capacity of up to $32.0 million in revolving loans, including up to $15 million of letters of credit, subject to borrowing base limitations based upon, among other things, the value of inventory. Effective October 17, 1995, the DIP Facility was amended to increase the percentage of inventory value allowed in determining the borrowing capacity. This increase in borrowing capacity was in effect for the period October 17, 1995 through December 2, 1995. Effective November 28, 1995, Foothill increased the Company's borrowing capacity from $32 million to $34 million to accommodate seasonal requirements. The additional $2 million in borrowing capacity expired December 15, 1995. As of April 10, 1996, the Company had $17.6 million of borrowings and $0.1 million letters of credit outstanding under the DIP Facility, with additional borrowing capacity of $2.5 million.

The DIP Facility provides that interest will accrue at the rate of 3% per annum in excess of the reference rate, payable monthly in arrears. The DIP Facility also provides that in the event of a default in the payment of any amount due thereunder, the interest rate on such defaulted amount shall be 4.5% per annum in excess of the reference rate, payable on demand. At April 10, 1996, the reference rate was 8.25%.

Additionally, the Company must maintain a minimum net worth of $10.0 million (as defined in the DIP Facility to exclude, among other items, reorganization expenses, certain liabilities incurred prior to the filing, reductions in goodwill, charges for store closure and non-cash interest). The DIP Facility has been extended from its initial maturity date of May 17, 1996 and will now expire on the earlier of August 17, 1996, with provisions for two additional quarterly renewals, or the effective date of the Company's plan of reorganization.

The Company believes it may be in violation of certain covenants on or after May 3, 1996. Consequently, if the Company does not enter into the New DIP Facility on or prior to such date, it will be in default under the DIP Facility. Although, the Company believes that it would be able to obtain a waiver of any such default, there can be no assurances that the Company could obtain such waiver.

The Company and representatives of the Committees have reached a confidential agreement in principle regarding the economic terms of a Plan designed to enable the Company to emerge from Chapter 11. The Company and the Committees are discussing the timing for the filing with the Court of the Plan and the Disclosure Statement related thereto. In addition, the Company has received certain non-binding proposals regarding potential new equity and/or debt investments in the Company, which proposals are subject to customary conditions, including, in certain cases, consummation of a plan of reorganization. The Company and the representatives of the Committees are evaluating such proposals.

The Company is currently negotiating with FNBB with respect to (i) the New DIP Facility, which would replace the DIP Facility and (ii) the Exit Facility, which would replace the New DIP Facility upon the Company's emergence from Chapter 11. On April 5, 1996, the Court approved the payment by the Company of $50,000 to FNBB as a deposit in connection with the New Facilities pursuant to the FNBB Term Sheet. The consummation of each of the New Facilities is subject to final documentation satisfactory to FNBB, approval of the Court and other customary conditions, including, in the case of the Exit Facility, effectiveness of a plan of reorganization. There can be no assurances that any of such conditions will be satisfied. In addition, the following description of the New Facilities is based on currently proposed terms and there can be no assurances that such terms will not be changed in a manner adverse to the Company.

Under the currently proposed terms of the New Facilities, the Company will be able to borrow up to $32 million in revolving loans, including up to $3 million of documentary and standby letters of credit. Borrowings under the New Facilities will be subject to borrowing base limitations based upon, among other things, the value of eligible inventory.

The New Facilities will provide that interest will accrue at the rate of 1.5% per annum in excess of FNBB's alternate base rate, payable monthly in arrears, or 2.75% per annum in excess of the fully reserve adjusted eurodollar rate for interest periods of one, two and three months, payable at the end of the applicable interest period; provided, that with respect to the Exit Facility, after January 31, 1997, such rates will be subject to prospective adjustment based upon achievement of certain financial tests. The New Facilities also provide that in the event of a default in the payment of any amount due thereunder, the interest rate on such defaulted amount shall be 3% per annum in excess of FNBB's alternate base rate.

The New DIP Facility will be secured by all real and personal property of the Company and will be an allowed administrative expense claim with priority over certain other administrative expenses in the Company's Chapter 11 case. The Exit Facility will be secured by all existing and after acquired assets, properties and rights of the Company (including, without limitation, inventory, accounts receivables, general intangibles, equipment, real property and intellectual property). The New Facilities will impose limitations on the Company with respect to, among other things, (i) consolidations, mergers and sales of assets, (ii) the incurrence of liens and encumbrances, (iii)the incurrence of debt or guaranties, (iv) capital expenditures in excess of specified levels, (v) investments and dividends and (vi) the prepayment of certain indebtedness. Additionally, under the New Facilities, the Company will be required to satisfy certain financial tests. The New DIP Facility will expire on the earlier of June 30, 1997, or the effective date of a plan of reorganization and the Exit Facility will expire two years from the closing of such facility.

OTHER

The Company has never declared or paid cash dividends on its Common Stock, or any other equity security, and does not anticipate paying cash dividends on the Common Stock or any other equity security in the foreseeable future. Any future determination as to the payment of dividends will depend upon certain debt instrument limitations, future earnings, results of operations, capital requirements and the financial condition of the Company. The ability of the Company to pay dividends is restricted under the terms of the DIP Facility. In addition, the Bankruptcy Code prohibits the Company's payment of cash dividends during the pendency of the Company's Chapter 11 case and, based on the terms set forth in the FNBB Term Sheet, will be restricted under the New Facilities.

SEASONALITY

The Company's sales are seasonal, with the Christmas Season being its strongest quarter. The table below sets forth the effect of seasonality on the Company's business for Fiscal 1995 and the comparable prior year period. Revenues by quarter in the comparable prior year period have been restated to conform with the current year presentation, after the Company's change in fiscal year to the Saturday closest to January 31.

                        1ST QTR   2ND QTR   3RD QTR   4TH QTR    TOTAL
                        -------   -------   -------   -------   --------
                                    (dollars in thousands)

FISCAL 1995
  Revenues              $36,682   $47,711   $49,802   $65,353   $199,548
  % Contribution          18.4%     23.9%     24.9%     32.8%

TWELVE MONTHS ENDED
 JANUARY 28, 1995
  Revenues              $48,503   $54,994   $56,688   $71,014   $231,199
  % Contribution          21.0%     23.8%     24.5%     30.7%


INFLATION

The primary items affected by inflation include the cost of merchandise, utilities, and labor. Retail sales prices are generally set to reflect such inflationary increases, the effects of which cannot be readily determined. Management of the Company believes that inflationary factors have had a minimal effect on the Company's operations during the past three years.

                                LAMONTS APPAREL, INC.
                                (DEBTOR-IN-POSSESSION)
                                      FORM 10-Q
                                     MAY 4, 1996


                                        INDEX







Part I.     Financial Information                                                                       Page
                                                                                                        -----
         Item 1  Consolidated Financial Statements

                 - Consolidated Balance Sheets - May 4, 1996 and February 3, 1996                          3

                 - Consolidated Statements of Operations and Accumulated Deficit for the three months
                   ended May 4, 1996 and April 29, 1995                                                    4

                 - Consolidated Statements of Cash Flows for the three months ended May 4, 1996
                   and April 29, 1995                                                                      5

                 - Notes to Consolidated Financial Statements                                              6

         Item 2  - Management's Discussion and Analysis of Financial Condition and Results of
                   Operations                                                                              10


                                LAMONTS APPAREL, INC.
                              (DEBTOR-IN-POSSESSION)
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                              (DOLLARS IN THOUSANDS)


                                                                                            May 4,     February 3,
                                                                                             1996          1996
                                                                                         ----------    -----------
Current Assets:
  Cash                                                                                       $2,083          1,581
  Receivables - net                                                                           2,256          2,458
  Inventories                                                                                34,973         30,401
  Prepaid expenses and other                                                                  1,751          2,076
  Restricted cash                                                                               902          1,058
                                                                                         ----------    -----------
    Total current assets                                                                     41,965         37,574

Property and equipment - net of accumulated depreciation and amortization
  $23,661 and $23,041, respectively                                                          36,951         42,083
Leasehold interests                                                                           4,452          4,570
Excess of cost over net assets acquired - net                                                13,188         13,278
Deferred financing costs - net                                                                2,532          2,713
Restricted cash                                                                               1,278          1,278
Other assets                                                                                    892            865
                                                                                         ----------    -----------

    Total assets                                                                           $101,258       $102,361
                                                                                         ----------    -----------
                                                                                         ----------    -----------

Liabilities not subject to settlement under reorganization proceedings:
Current Liabilities:
  Borrowings under DIP Facility                                                             $19,984        $20,334
  Accounts payable                                                                           12,637          8,417
  Accrued payroll and related costs                                                           1,841          2,396
  Accrued taxes                                                                               1,067            821
  Accrued interest                                                                              221            207
  Accrued store closure costs                                                                    --          3,254
  Other accrued expenses                                                                      6,326          4,393
                                                                                         ----------    -----------
    Total current liabilities                                                                42,076         39,822

Obligations under capital leases                                                              2,808             --
Other                                                                                           472            250
                                                                                         ----------    -----------

  Total liabilities not subject to settlement under reorganization proceedings               45,356         40,072
                                                                                         ----------    -----------

Liabilities subject to settlement under reorganization proceedings                          104,547        104,845
                                                                                         ----------    -----------

Stockholders' Equity (Deficit):
  Common stock, $0.01 par value, 40,000,000 shares authorized, 17,899,549
    shares issued and outstanding                                                               179            179
  Additional paid-in capital                                                                 62,935         62,921
  Minimum pension liability adjustment                                                         (250)          (250)
  Accumulated deficit                                                                      (111,509)      (105,406)
                                                                                         ----------    -----------

  Total stockholders' equity (deficit)                                                      (48,645)       (42,556)
                                                                                         ----------    -----------

    Total liabilities and stockholders' equity (deficit)                                   $101,258       $102,361
                                                                                         ----------    -----------
                                                                                         ----------    -----------


  The accompanying notes are an integral part of these financial statements.


                            LAMONTS APPAREL, INC.
                           (DEBTOR-IN-POSSESSION)
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND ACCUMULATED DEFICIT
                                   (UNAUDITED)
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                          QUARTER ENDED
                                                                  ----------------------------
                                                                     MAY 4,         APRIL 29,
                                                                     1996              1995
                                                                    -----------    -----------
Revenues                                                                $37,922        $36,682
Cost of merchandise sold                                                 24,348         24,717
                                                                    -----------    -----------

  Gross profit                                                           13,574         11,965
                                                                    -----------    -----------

Operating and administrative expenses                                    15,775         16,369
Depreciation and amortization                                             2,037          2,494
                                                                    -----------    -----------

  Operating costs                                                        17,812         18,863
                                                                    -----------    -----------

Loss from operations before other income (expense) and
  reorganization expenses                                                (4,238)        (6,898)

Other income (expense):
  Interest expense (contractual interest of $3.4 million and $3.3
    million in 1996 and 1995, respectively)                              (1,198)        (1,099)
Other                                                                         3             26
                                                                    -----------    -----------

  Loss from operations before reorganization expenses                    (5,433)        (7,971)

Reorganization expenses                                                     670            600
                                                                    -----------    -----------

Net loss                                                                 (6,103)        (8,571)

Accumulated deficit, beginning of period                               (105,406)       (80,531)
                                                                    -----------    -----------

Accumulated deficit, end of period                                    ($111,509)      ($89,102)
                                                                    -----------    -----------
                                                                    -----------    -----------




Net loss per common share                                                ($0.34)        ($0.48)
                                                                   ------------    -----------
                                                                   ------------    -----------



  The accompanying notes are an integral part of these financial statements.

                             LAMONTS APPAREL, INC.
                            (DEBTOR-IN-POSSESSION)
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

                                                                                    QUARTER ENDED
                                                                              ---------------------------
                                                                                 MAY 4,        APRIL 29,
                                                                                  1996            1995
                                                                              -----------     ----------
Cash flows from operating activities:

  Net less                                                                        ($6,103)       ($8,571)

  Adjustments to reconcile net loss to net cash used in operating activities before reorganization items:
     Depreciation and amortization                                                  2,037          2,494
     Reorganization expenses                                                          670            600
     Increase in inventories                                                       (5,414)        (5,483)
     Decrease in prepaid expenses and other                                            95          1,385
     Increase in accounts payable                                                   4,220          8,458
     Increase in accrued interest                                                      14             10
     Increase in accrued expenses                                                   1,806          1,603
     Other                                                                             48         (1,262)
                                                                              -----------     ----------
  Net cash used in operating activities before reorganization items                (2,627)          (766)

  Operating cash flows used by reorganization items:
     Payments for professional fees and other expenses related to the
       Chapter 11 proceedings                                                        (596)          (476)
                                                                              -----------     ----------
         Net cash used in operating activities                                     (3,223)        (1,242)
                                                                              -----------     ----------

Cash flows from investing activities:
  Capital expenditures                                                               (170)          (385)
  Proceeds from sale of land and building                                           4,459             --
  Other                                                                                24             23
                                                                              -----------     ----------
    Net cash provided by (used in) investing activities                             4,313           (362)
                                                                              -----------     ----------

Cash flows from financing activities:
  Post-petition borrowings under working capital facility                          45,637         48,444
  Post-petition payments under working capital facility                           (45,987)       (52,217)
  Principal payments on obligations under capital leases                             (221)          (392)
  Other                                                                               (17)           (15)
                                                                              -----------     ----------
Net cash used in financing activities                                                (588)        (4,180)
                                                                              -----------     ----------

Net increase (decrease) in cash                                                       502         (5,784)

Cash, beginning of period                                                           1,581          7,972
                                                                              -----------     ----------

Cash, end of period                                                                $2,083         $2,188
                                                                              -----------     ----------
                                                                              -----------     ----------

Supplemental disclosures of cash flow information:
  Cash paid for interest                                                           $1,184         $1,089
                                                                              -----------     ----------
                                                                              -----------     ----------


Supplemental disclosure of noncash investing and financing activities:
  Capital lease relating to sale-leaseback of Alderwood store                      $2,835             --
                                                                              -----------     ----------
                                                                              -----------     ----------


   The accompanying notes are an integral part of these financial statements.

                                LAMONTS APPAREL, INC.
                                (DEBTOR-IN-POSSESSION)
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     MAY 4, 1996

NOTE 1 - PETITION FOR RELIEF UNDER CHAPTER 11

On January 6, 1995 (the "Petition Date"), Lamonts Apparel, Inc. (the "Company") filed a voluntary petition for relief (the "Filing") under Chapter 11 ("Chapter 11") of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court (the "Court") for the Western District of Washington at Seattle. In Chapter 11, the Company has continued to manage its affairs and operate its business as a debtor-in-possession. The Company and representatives of the committees that represent Lamonts' unsecured trade creditors, bondholders and equityholders (the "Committees") have reached an understanding regarding the material economic terms of a consensual Plan of Reorganization designed to enable the Company to emerge from Chapter 11 (the "Plan"). The Company and the Committees are discussing the timing for the filing with the Court of the Plan and the Disclosure Statement related thereto. In addition, the Company has received certain non-binding proposals regarding potential new equity and/or debt investments in the Company, which proposals are subject to customary conditions, including, in certain cases, consummation of a plan of reorganization. The Company and the representatives of the Committees are engaged in negotiations regarding such proposals. After a consensual plan of reorganization is completed, it will be sent, with a Disclosure Statement approved by the Court, after notice and hearing, to members of all classes of impaired creditors and equity security holders for acceptance or rejection. Following acceptance or rejection of a plan of reorganization by creditors and equity security holders, the Court, at a noticed hearing, will consider whether to confirm a plan of reorganization.

Although the Company is authorized to operate its business as a debtor-in-possession, it may not engage in transactions outside the ordinary course of business without first complying with the notice and hearing provisions of the Bankruptcy Code and obtaining Court approval.

As of the Petition Date, payment of pre-petition liabilities to unsecured creditors, including trade creditors and noteholders, and pending litigation against the Company are generally stayed while the Company continues its business operations as a debtor-in-possession. In a Chapter 11 reorganization plan, the rights of the creditors may be significantly altered. Creditors may receive substantially less than the full face amount of claims. Certain creditors have filed claims with the Court substantially in excess of amounts reflected in the Company's financial statements. The Company continues to analyze and reconcile the claims filed by creditors with the Company's financial records, but believes it has made appropriate provision for all claims filed. However, no estimate of the amount of adjustments, if any, from recorded amounts, to amounts to be realized by creditors, is available at this time. These liabilities are included in the balance sheet as "liabilities subject to settlement under reorganization proceedings."

As a result of the Filing, the Company is currently in default under the indentures governing the Company's 10-1/4% Subordinated Notes due November 1999 (the "10-1/4% Notes") and 13-1/2% Senior Subordinated Notes which were due February 1995 (the "13-1/2% Notes"). As a result, all unpaid principal of, and accrued pre-petition interest on, such debt became immediately due and payable. The payment of such debt and accrued but unpaid interest thereon is prohibited during the pendency of the Company's Chapter 11 case, and these liabilities have been included in the balance sheet as "liabilities subject to settlement under reorganization proceedings."

Pre-petition liabilities subject to settlement under reorganization proceedings include the following (dollars in thousands):

                                                           MAY 4,   FEBRUARY 3,
                                                            1996        1996
                                                          --------    --------
  Accounts payable and accrued liabilities                 $23,424     $23,511
  Capital lease obligations                                 12,126      12,321
  10-1/4% Notes (including pre-petition accrued interest)
   related party                                            67,576      67,576
  13-1/2% Notes (including pre-petition accrued interest)
   related party                                               838         838
  Notes payable                                                583          59
                                                          --------    --------

                                                          $104,547    $104,845
                                                          --------    --------
                                                          --------    --------

The reductions in capital lease obligations consist of payments to landlords for store locations in the ongoing business operations of the Company.

In accordance with the Bankruptcy Code, the Company can seek court approval for the rejection of executory contracts, including real property leases. Any such rejection may give rise to a prepetition unsecured claim for breach of contract. In connection with the Company's Chapter 11 case, a review is being undertaken of all the Company's obligations under its executory contracts. As of May 4, 1996, the Company has rejected ten real property leases and certain executory contracts and assumed five leases (with certain conditions and limitations).

As a result of the reorganization proceedings, the Company may sell or otherwise realize assets and liquidate or settle liabilities for amounts other than those reflected in the financial statements. Further, a plan of reorganization could materially change the amounts currently recorded in the financial statements, including amounts recorded for the excess of cost over net assets acquired. The accompanying financial statements do not include any adjustments that might result from the outcome of these matters or adjustments that might result should the Company be unable to continue as a going concern. Generally if a debtor-in-possession is unable to emerge from Chapter 11, such debtor-in-possession could be required to liquidate its assets.

Costs associated with the reorganization of the Company are charged to expense as incurred. Under the requirements of the Chapter 11 filing, the Company is required to pay certain expenses of the Committees. The amounts charged to reorganization expense by the Company have consisted and will continue to consist primarily of write-off of property and equipment, professional fees, lease related costs and severance costs.

NOTE 2 - BASIS OF PRESENTATION

The consolidated financial statements present the consolidated financial position and results of operations of the Company and its subsidiaries, of which all are inactive. All significant intercompany transactions and account balances have been eliminated in consolidation. The financial statements included herein should be read in conjunction with the audited, annual financial statements for the fiscal year ended February 3, 1996, included in the Company's Annual Report on Form 10-K. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

The accompanying consolidated financial statements of the Company have been prepared on a going concern basis of accounting, and, for the periods subsequent to the Filing, in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE. Recurring losses from operations and the matters discussed herein related to the Filing raise substantial doubt about the Company's ability to continue on a going concern. The ability of the Company to continue as a going concern is dependent upon, among other things,
(i) the ability to comply with its debtor-in-possession financing agreement,
(ii) confirmation of a plan of reorganization under the Bankruptcy Code, (iii) the ability to achieve profitable operations after such confirmation and (iv) the ability to generate sufficient cash from operations to meet its obligations.

The financial statements presented herein reflect all adjustments that are, in the opinion of management, necessary to present fairly the operating results for the periods reported. Except as discussed in Note 1, all such adjustments are normal and recurring in nature. The results of operations for the quarterly periods are not necessarily indicative of results for the entire year.

OTHER

In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("Statement No. 121"). Statement No. 121 requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If impairment has occurred, an impairment loss must be recognized. Implementation of Statement No. 121 is required in the Company's Fiscal Year ending February 1, 1997. Based on estimates by management as of May 4, 1996, subject to the outcome of issues discussed in Note 1, the impact of the adoption of this standard has not had a material impact on the financial position, results of operations, or liquidity of the Company.

RECLASSIFICATIONS

Certain reclassifications have been made to the financial statements for the quarter ended April 29, 1995 in order to conform with the financial statements for the quarter ended May 4, 1996.

NOTE 3 - LOAN AND SECURITY AGREEMENT

On February 17, 1995, the Company received approval from the Court for a Loan and Security Agreement (the "DIP Facility") with Foothill Capital Corporation ("Foothill"). The DIP Facility provided for a borrowing capacity of up to $32.0 million in revolving loans, including up to $15.0 million of letters of credit, subject to borrowing base limitations based upon, among other things, the value of inventory and certain real property. The DIP Facility provided that interest will accrue at the rate of 3% per annum in excess of the Reference Rate (as defined therein), payable monthly in arrears. The DIP Facility also provided that in the event of a default in the payment of any amount due thereunder, the interest rate on such defaulted amount would be 4.5% per annum in excess of the Reference Rate, payable on demand. At May 4, 1996, the reference rate was 8.25%.

The Company paid Foothill $80,000 upon the closing of the DIP Facility in February 1995 and the additional closing fees totaling $240,000, all of which had been paid as of March 31, 1996. Fees payable under the DIP Facility consisted primarily of monthly payments equal to 1/2% of the average unused borrowing capacity and quarterly payments equal to 1/4% of the borrowing capacity for each quarterly renewal period.

The obligations of the Company under the DIP Facility were collateralized by, among other things, inventory and certain real property. The DIP Facility imposed limitations on the Company with respect to, among other things, (i) the creation or incurrence of liens, (ii) consolidations, mergers and sales of assets, (iii) the incurrence of guarantees or other contingent obligations, (iv) capital expenditures in excess of specified levels, (v) the creation or incurrence of any indebtedness for borrowed money or the payment of principal of or interest on any prepetition indebtedness, (vi) the prepayment of certain indebtedness and (vii) transactions with affiliates. Additionally, the Company was required to maintain a minimum net worth of $10.0 million (as defined in the DIP Facility to exclude, among other items, reorganization expenses, certain liabilities incurred prior to the Company's filing, reduction in goodwill, charges for store closure and non-cash interest).

The DIP Facility had been extended from its initial maturity date of May 17, 1996 to the earlier of August 17, 1996 (with provisions for two additional quarterly renewals) or the effective date of the Company's plan of reorganization. However, on June 4, 1996, the Company entered into a loan and security agreement with the First National Bank of Boston ("FNBB") replacing the Company's debtor-in-possession financing agreement with Foothill, after a hearing by the Court and the entering of an order approving such financing. Although Foothill had taken no action to declare the Company in default as of the date on which the Foothill financing was terminated, the Company was in violation of the net worth covenant in the Foothill financing agreement.

Pursuant to the new loan and security agreement (the "FNBB Facility") with FNBB, the Company is able to borrow up to $32 million in revolving loans (including $3 million of letters of credit), subject to borrowing base limitations based upon, among other things, the value of inventory and certain real property, during the pendency of the Company's Chapter 11 proceeding until June 30, 1997 and, subject to FNBB's approval of a plan of reorganization and other specified conditions, for a two year period following the effective date of a plan of reorganization.

The FNBB Facility provides that interest will accrue at the rate of 1.5% per annum in excess of the Base Rate (as defined therein), payable monthly in arrears for base rate loans. For Eurodollar loans, the interest rate will be the Eurodollar Rate (as defined therein) plus 2.75% (adjusted as provided therein). The FNBB Facility also provides that in the event of a default in the payment of any amount due thereunder, the interest rate on such default shall be the greater of (i) 3.0% per annum in excess of the Base Rate and (ii) the applicable rate on the loan, payable on demand. The Company paid FNBB $97,500 upon the closing of the Facility on June 4, 1996. Fees payable under the FNBB Facility consist primarily of monthly payments equal to 0.5% (adjusted as provided therein) of the average unused borrowing capacity and monthly payments equal to 0.125% of the borrowing capacity. There will be an additional fee after the effective date of a plan of reorganization and the satisfaction of certain conditions described in the FNBB Facility in the amount of $560,000 which shall be payable as follows: (a) if the conditions are satisfied prior to December 31, 1996, $336,000 shall be payable on the date the conditions are satisfied and $224,000 shall be payable on December 31, 1996 (or, if earlier, the time of termination of the commitments), or (b) if the conditions are satisfied on or after December, 1996, $336,000 shall be payable on the date the conditions are satisfied and $224,000 shall be payable on December 31, 1997 (or, if earlier, the time of termination of the commitments).

Borrowings under the FNBB Facility, together with cash flow from operations, may be used by the Company to finance general working capital requirements, including purchases of inventory and other expenditures permitted under the FNBB Facility. The FNBB Facility is secured by inventory and substantially all other assets and is an allowed administrative expense claim with super priority over other administrative expenses in the Chapter 11 case. The FNBB Facility imposes limitations on the Company with respect to, among other things, (i) consolidations, mergers, and sales of assets, (ii) capital expenditures in excess of specified levels and (iii) the prepayment of certain indebtedness. Additionally, the Company must comply with certain operating and financial covenants (as described therein).

NOTE 4 - LOSS PER COMMON SHARE

Net loss per common share has been computed by dividing net loss by the weighted average number of common shares outstanding during the period. The common stock equivalents, represented by stock options and warrants were not considered in the calculation as they either have an exercise price greater than the applicable market price, or the effect of assuming their exercise or conversion would be anti-dilutive. The weighted average number of shares outstanding for the quarters ended May 4, 1996 and April 29, 1995 were 17,899,549 and 17,887,775, respectively.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company is involved in various matters of litigation arising in the ordinary course of business. In the opinion of management, the ultimate outcome of all such matters should not have a material adverse effect on the financial position of the Company, but, if decided adversely to the Company, could have a material effect upon the Company's anticipated plan of reorganization and operating results during the period in which the litigation is resolved. (See also Part II, Item 1.)

ITEM 2 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                OF OPERATIONS


BACKGROUND

Lamonts Apparel, Inc. (the "Company") retails brand-name apparel and accessories for the entire family through its 42 full-line apparel stores. Lamonts currently operates in malls and regional shopping centers located in the states of Alaska, Idaho, Montana, Oregon, Utah and Washington.

On January 6, 1995 (the "Petition Date"), Lamonts Apparel, Inc. (the "Company") filed a voluntary petition for relief (the "Filing") under Chapter 11 ("Chapter 11") of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court (the "Court") for the Western District of Washington at Seattle. In Chapter 11, the Company has continued to manage its affairs and operate its business as a debtor-in-possession. The Company and representatives of the committees that represent Lamonts' unsecured trade creditors, bondholders and equityholders (the "Committees") have reached an understanding regarding the material economic terms of a consensual Plan of Reorganization designed to enable the Company to emerge from Chapter 11 (the "Plan"). The Company and the Committees are discussing the timing for the filing with the Court of the Plan and the Disclosure Statement related thereto. In addition, the Company has received certain non-binding proposals regarding potential new equity and/or debt investments in the Company, which proposals are subject to customary conditions, including, in certain cases, consummation of a plan of reorganization. The Company and the representatives of the Committees are engaged in negotiations regarding such proposals. After a consensual plan of reorganization is completed, it will be sent, with a Disclosure Statement approved by the Court, after notice and hearing, to members of all classes of impaired creditors and equity security holders for acceptance or rejection. Following acceptance or rejection of a plan of reorganization by creditors and equity security holders, the Court, at a noticed hearing, will consider whether to confirm a plan of reorganization.

Although the Company is authorized to operate its business as a debtor-in-possession, it may not engage in transactions outside the ordinary course of business without first complying with the notice and hearing provisions of the Bankruptcy Code and obtaining Court approval.

As of the Petition Date, payment of pre-petition liabilities to unsecured creditors, including trade creditors and noteholders, and pending litigation against the Company are generally stayed while the Company continues its business operations as a debtor-in-possession. In a Chapter 11 reorganization plan, the rights of the creditors may be significantly altered. Creditors may receive substantially less than the full face amount of claims. Certain creditors have filed claims with the Court substantially in excess of amounts reflected in the Company's financial statements. The Company continues to analyze and reconcile the claims filed by creditors with the Company's financial records, but believes it has made appropriate provision for all claims filed. However, no estimate of the amount of adjustments, if any, from recorded amounts, to amounts to be realized by creditors, is available at this time.

As a result of the Filing, the Company is currently in default under the indentures governing the Company's 10-1/4% Subordinated Notes due November 1999 (the "10-1/4% Notes") and 13-1/2% Senior Subordinated Notes which were due February 1995 (the "13-1/2% Notes"). As a result, all unpaid principal of, and accrued pre-petition interest on, such debt became immediately due and payable. The payment of such debt and accrued but unpaid interest thereon is prohibited during the pendency of the Company's Chapter 11 case.

Since February 3, 1996, the Company has closed one store, with the approval of the Court. The store was closed due to poor performance. Management is continually evaluating store locations and operations to determine whether to close, downsize or relocate stores that do not meet performance objectives.

Management believes that Lamonts has made substantial progress in the period since the Filing. The Company has closed unprofitable stores, eliminated unprofitable merchandise lines, added a home decor line, replaced its shoe licensee and reduced operating expenses. In addition, management implemented new merchandising strategies designed to: (i) improve the quality of merchandise offered while maintaining price points geared to the Company's customer base,
(ii) reduce cash operating expenses, and (iii) reduce inventory levels and increase inventory turns to improve the Company's performance. The Company also has initiated a policy to mark-down and clear out any unsold merchandise within its respective season. As a result, the age and quality of inventory has been improved significantly.

On June 4, 1996, the Company entered into the FNBB Facility with FNBB replacing the Company's debtor-in-possession financing agreement with Foothill, after a hearing by the Court and the entering of an order approving such financing.

Although Foothill had taken no action to declare the Company in default as of the date on which the Foothill financing was terminated, the Company was in violation of the net worth covenant in the Foothill financing agreement.

Pursuant to the FNBB Facility, the Company is able to borrow up to $32 million in revolving loans (including $3 million of letters of credit), subject to borrowing base limitations based upon, among other things, the value of inventory and certain real property, during the pendency of the Company's Chapter 11 proceeding until June 30, 1997 and, subject to FNBB's approval of a plan of reorganization and other specified conditions, for a two year period following the effective date of a plan of reorganization.

The FNBB Facility provides that interest will accrue at the rate of 1.5% per annum in excess of the Base Rate (as defined therein), payable monthly in arrears for base rate loans. For Eurodollar loans, the interest rate will be the Eurodollar Rate (as defined therein) plus 2.75% (adjusted as provided therein). The FNBB Facility also provides that in the event of a default in the payment of any amount due thereunder, the interest rate on such default shall be the greater of (i) 3.0% per annum in excess of the Base Rate and (ii) the applicable rate on the loan, payable on demand. The Company paid FNBB $97,500 upon the closing of the Facility on June 4, 1996. Fees payable under the FNBB Facility consist primarily of monthly payments equal to 0.5% (adjusted as provided therein) of the average unused borrowing capacity and monthly payments equal to 0.125% of the borrowing capacity. There will be an additional fee after the effective date of a plan of reorganization and the satisfaction of certain conditions described in the FNBB Facility in the amount of $560,000 which shall be payable as follows: (a) if the conditions are satisfied prior to December 31, 1996, $336,000 shall be payable on the date the conditions are satisfied and $224,000 shall be payable on December 31, 1996 (or, if earlier, the time of termination of the commitments), or (b) if the conditions are satisfied on or after December, 1996, $336,000 shall be payable on the date the conditions are satisfied and $224,000 shall be payable on December 31, 1997 (or, if earlier, the time of termination of the commitments).

Borrowings under the FNBB Facility, together with cash flow from operations, may be used by the Company to finance general working capital requirements, including purchases of inventory and other expenditures permitted under the FNBB Facility. The FNBB Facility is secured by inventory and substantially all other assets and is an allowed administrative expense claim with super priority over other administrative expenses in the Chapter 11 case. The FNBB Facility imposes limitations on the Company with respect to, among other things, (i) consolidations, mergers, and sales of assets, (ii) capital expenditures in excess of specified levels and (iii) the prepayment of certain indebtedness. Additionally, the Company must comply with certain operating and financial covenants (as described therein).

RESULTS OF OPERATIONS

The following discussion and analysis provides information with respect to the results of operations for the Quarter ended May 4, 1996 ("1st Quarter 1996") compared to the Quarter ended April 29, 1995 ("1st Quarter 1995").

REVENUES. Revenues of $37.9 million for the 1st Quarter 1996 increased 3.4% on a total store basis from $36.7 million for the 1st Quarter 1995. Comparable store revenues increased 4.8% for the 1st Quarter 1996 as compared to the same period for the prior year. Management believes that revenues have increased due to increased levels of inventory and overall improvement in the quality of the merchandise offered in the stores compared to the 1st Quarter 1995. In addition, the Company's new merchandising strategy has resulted in quicker turnover of merchandise, and the strength of the home decor department has resulted in increased sales.

GROSS PROFIT. Gross profit, as a percentage of revenues increased to 35.8% during the 1st Quarter 1996 compared to 32.6% during the 1st Quarter 1995. The increase in gross profit results primarily from (i) policies implemented to establish more competitive pricing strategies and (ii) management's purchasing strategies, which have decreased the cost of merchandise sold.

OPERATING AND ADMINISTRATIVE EXPENSES. Operating and administrative expenses of $15.8 million for the 1st Quarter 1996 decreased 4% from $16.4 million for the 1st Quarter 1995. The decrease of $0.6 million primarily relates to (i) a reduction in operating costs attributable to closed stores operating in the 1st Quarter 1995, accounting for approximately $0.4 million and (ii) lower payroll costs of $0.7 million due to a reduction in employees, offset by an increase in advertising expense of $0.6 million.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense of $2.0 million for the 1st Quarter 1996 decreased $0.5 million as compared to $2.5 million for the 1st Quarter 1995. The decrease primarily relates to assets retired as a result of store closures and assets becoming fully depreciated or amortized.

INTEREST EXPENSE. Interest expense of $1.2 million for the 1st Quarter 1996 increased $0.1 million from $1.1 million for the 1st Quarter 1995. The increase is primarily due to increased borrowing levels under the Company's working capital facility.

REORGANIZATION EXPENSES. Reorganization expenses of $0.7 million for the 1st Quarter 1996 and $0.6 million for the 1st Quarter 1995 represent costs directly related to the Company's Chapter 11 case and consist primarily of professional fees and severance costs.

NET LOSS. The Company reported a net loss of $6.1 million for the 1st Quarter 1996 as compared to a net loss of $8.6 million for the 1st Quarter 1995. The loss for the 1st Quarter 1996 decreased $2.5 million from the prior period primarily due to (i) $1.6 million increase in gross profit, (ii) $0.6 million decrease in operating and administrative expenses, and (iii) $0.5 million decrease in depreciation and amortization expense.

LIQUIDITY AND CAPITAL RESOURCES

CASH FLOW

The Company used $2.6 million of cash for operating activities before reorganization items for the 1st Quarter 1996, an increase of $1.8 million as compared to $0.8 million used in the 1st Quarter 1995. Increases in funds were used primarily to pay down trade payables.

The Company received $4.3 million of cash in investing activities for the 1st Quarter 1996 as compared to using $0.4 million for the 1st Quarter 1995. The difference of $4.7 million results primarily from net sale proceeds of $4.5 million received in the sale-leaseback of the Company's Alderwood store during the 1st Quarter 1996.

The $3.6 million decrease in cash used in financing activities is primarily due to lower net payments under the Company's working capital facilities during the 1st Quarter 1996 as compared to the 1st Quarter 1995.

As of May 4, 1996, the Company had $2.1 million of cash and an additional $0.9 million of current restricted cash, representing the funding of payroll and taxes in connection with the Filing.

CAPITAL RESOURCES

On February 17, 1995, the Company received approval from the Court for a Loan and Security Agreement with Foothill. The DIP Facility provided for a borrowing capacity of up to $32.0 million in revolving loans, including up to $15.0 million of letters of credit ("borrowing capacity"), subject to borrowing base limitations based upon, among other things, the value of inventory and certain real property

The DIP Facility had been extended from its initial maturity date of May 17, 1996 to the earlier of August 17, 1996 (with provisions for two additional quarterly renewals) or the effective date of the Company's plan of reorganization. However, on June 4, 1996, the Company entered into the FNBB Facility with FNBB replacing the Company's debtor-in-possession financing agreement with Foothill, after a hearing by the Court and the entering of an order approving such financing. Although Foothill had taken no action to declare the Company in default as of the date on which the Foothill financing was terminated, the Company was in violation of the net worth covenant in the Foothill financing agreement.

Pursuant to the FNBB Facility with FNBB, the Company is able to borrow up to $32 million in revolving loans (including $3 million of letters of credit), subject to borrowing base limitations based upon, among other things, the value of inventory and certain real property, during the pendency of the Company's Chapter 11 proceeding until June 30, 1997 and, subject to FNBB's approval of a plan of reorganization and other specified conditions, for a two year period following the effective date of a plan of reorganization.

The FNBB Facility provides that interest will accrue at the rate of 1.5% per annum in excess of the Base Rate (as defined therein), payable monthly in arrears for base rate loans. For Eurodollar loans, the interest rate will be the Eurodollar Rate (as defined therein) plus 2.75% (adjusted as provided therein). The FNBB Facility also provides that in the event of a default in the payment of any amount due thereunder, the interest rate on such default shall be the greater of (i) 3.0% per annum in excess of the Base Rate and (ii) the applicable rate on the loan, payable on demand. The Company paid FNBB $97,500 upon the closing of the Facility on June 4, 1996. Fees payable under the FNBB Facility consist primarily of monthly payments equal to 0.5% (adjusted as provided therein) of the average unused borrowing capacity and monthly payments equal to 0.125% of the borrowing capacity. There will be an additional fee after the effective date of

                                          12
a plan of reorganization and the satisfaction of certain conditions described in the FNBB Facility in the amount of $560,000 which shall be payable as follows:
(a) if the conditions are satisfied prior to December 31, 1996, $336,000 shall be payable on the date the conditions are satisfied and $224,000 shall be payable on December 31, 1996 (or, if earlier, the time of termination of the commitments), or (b) if the conditions are satisfied on or after December, 1996, $336,000 shall be payable on the date the conditions are satisfied and $224,000 shall be payable on December 31, 1997 (or, if earlier, the time of termination of the commitments).

Borrowings under the FNBB Facility, together with cash flow from operations, may be used by the Company to finance general working capital requirements, including purchases of inventory and expenditures permitted under the FNBB Facility. The FNBB Facility is secured by inventory and substantially all other assets and is an allowed administrative expense claim with super priority over other administrative expenses in the Chapter 11 case. The FNBB Facility imposes limitations on the Company with respect to, among other things, (i) consolidations, mergers, and sales of assets, (ii) capital expenditures in excess of specified levels and (iii) the prepayment of certain indebtedness. Additionally, the Company must comply with certain operating and financial covenants (as described therein).

As of June 11, 1996, the Company had $22.6 million of borrowings outstanding under the FNBB Facility with additional borrowing capacity thereunder of $6.6 million.

The Company's primary cash requirement is the procurement of inventory which is currently funded through (i) borrowings under the FNBB Facility (ii) trade credit and (iii) cash generated from operations. Like other apparel retailers, the Company is dependent upon its ability to obtain trade credit, which is generally extended by its vendors and a small number of factoring institutions that continually monitor the Company's credit lines. If the Company is able to obtain its expected trade credit terms, the Company believes that borrowings under the FNBB Facility and cash generated from operations will provide the cash necessary to fund the Company's cash requirements.

OTHER

The Company has never declared or paid cash dividends on its Common Stock or any other equity security, and does not anticipate paying cash dividends on the Common Stock, or any other equity security, in the foreseeable future. Any future determination as to the payment of dividends will depend upon certain debt instrument limitations, future earnings, results of operations, capital requirements and the financial condition of the Company. The ability of the Company to pay dividends is restricted under the terms of the FNBB Facility. Such restrictions prohibit the payment of dividends for the foreseeable future. In addition, the Bankruptcy Code prohibits the Company's payment of cash dividends (during the pendency of the Company's Chapter 11 case).

SEASONALITY

The Company's revenues are seasonal, with the Christmas season (included in the Quarter ending the Saturday closest to January 31) being its strongest period.

                                LAMONTS APPAREL, INC.
                                (DEBTOR-IN-POSSESSION)
                                      FORM 10-Q
                                    AUGUST 3, 1996


                                        INDEX





Part I.  Financial Information                                                                                                Page
                                                                                                                              ----
         Item 1  Consolidated Financial Statements

                 - Consolidated Balance Sheets - August 3, 1996 and February 3, 1996                                            3

                 - Consolidated Statements of Operations and Accumulated Deficit for the three months
                   ended August 3, 1996 and July 29, 1995                                                                       4

                 - Consolidated Statements of Operations and Accumulated Deficit for the six months ended August 3, 1996 and
                   July 29, 1995                                                                                                5

                 - Consolidated Statements of Cash Flows for the six months ended August 3, 1996 and July 29, 1995              6

                 - Notes to Consolidated Financial Statements                                                                   7

         Item 2  -  Management's Discussion and Analysis of Financial Condition and Results of Operations                      11


Part II.  Other Information

         Item 1  -  Legal Proceedings                                                                                          15

         Item 3  -  Defaults Upon Senior Securities                                                                            15

         Item 6  -   Exhibits and Reports on Form 8-K                                                                          15


                               LAMONTS APPAREL, INC.
                              (DEBTOR-IN-POSSESSION)
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                                  AUGUST 3,        FEBRUARY 3,
                                                                                     1996              1996
                                                                               ----------          ----------
Current Assets:
  Cash                                                                             $2,541              $1,581
  Receivables - net                                                                 3,828               2,458
  Inventories                                                                      44,372              30,401
  Prepaid expenses and other                                                        1,788               2,076
  Restricted cash                                                                     820               1,058
                                                                               ----------          ----------
    Total current assets                                                           53,349              37,574

Property and equipment - net of accumulated depreciation and amortization
  $25,138 and $23,041 as of August 3 and February 3, respectively
                                                                                   35,118              42,083
Leasehold interests                                                                 4,334               4,570
Excess of cost over net assets acquired - net                                      13,097              13,278
Deferred financing costs - net                                                      2,351               2,713
Restricted cash                                                                     1,311               1,278
Other assets                                                                          979                 865
                                                                               ----------          ----------

    Total assets                                                                 $110,539            $102,361
                                                                               ----------          ----------
                                                                               ----------          ----------

Liabilities not subject to settlement under reorganization proceedings:
Current Liabilities:
  Borrowings under DIP Facility                                                   $28,130             $20,334
  Accounts payable                                                                 16,016               8,417
  Accrued payroll and related costs                                                 2,471               2,396
  Accrued taxes                                                                     1,619                 821
  Accrued interest                                                                    332                 207
  Accrued store closure costs                                                          --               3,254
  Other accrued expenses                                                            6,911               4,393
                                                                               ----------          ----------
    Total current liabilities                                                      55,479              39,822

Obligations under capital leases                                                    2,808
Other                                                                                 541                 250
                                                                               ----------          ----------
    Total liabilities not subject to settlement under
      reorganization proceedings                                                   58,828              40,072
                                                                               ----------          ----------

Liabilities subject to settlement under reorganization proceedings                103,733             104,845
                                                                               ----------          ----------

Stockholders' Equity (Deficit):
  Common stock, $0.01 par value, 40,000,000 shares authorized,
    17,900,053 and 17,899,549 shares issued and outstanding as of August 3
    and February 3, respectively                                                      179                 179
  Additional paid-in capital                                                       62,949              62,921
  Minimum pension liability adjustment                                               (250)               (250)
  Accumulated deficit                                                            (114,900)           (105,406)
                                                                               ----------          ----------

    Total stockholders' equity (deficit)                                          (52,022)            (42,556)
                                                                               ----------          ----------

         Total liabilities and stockholders' equity (deficit)                    $110,539            $102,361
                                                                               ----------          ----------
                                                                               ----------          ----------

  The accompanying notes are an integral part of these financial statements.

                            LAMONTS APPAREL, INC.
                           (DEBTOR-IN-POSSESSION)
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                           AND ACCUMULATED DEFICIT
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          QUARTER ENDED
                                                                                    -------------------------
                                                                                     AUGUST 3,       JULY 29,
                                                                                       1996            1995
                                                                                    ----------     ----------
Revenues                                                                               $49,657        $47,711
Cost of merchandise sold                                                                31,607         30,779
                                                                                    ----------     ----------

Gross profit                                                                            18,050         16,932
                                                                                    ----------     ----------

Operating and administrative expenses                                                   17,201         16,829
Depreciation and amortization                                                            2,000          2,267
                                                                                    ----------     ----------

Operating costs                                                                         19,201         19,096
                                                                                    ----------     ----------

Loss from operations before other income (expense) and
  reorganization expenses                                                               (1,151)        (2,164)

Other income (expense):
Interest expense (contractual interest of $3.4 million in 1996
  and 1995)                                                                             (1,257)        (1,214)
Other                                                                                        2            124
                                                                                    ----------     ----------
  Loss from operations before reorganization expenses                                   (2,406)        (3,254)

Reorganization expenses                                                                    985            640
                                                                                    ----------     ----------

  Net loss                                                                              (3,391)        (3,894)

  Accumulated deficit, beginning of period                                            (111,509)       (89,102)
                                                                                    ----------     ----------

  Accumulated deficit, end of period                                                 ($114,900)      ($92,996)
                                                                                    ----------     ----------
                                                                                    ----------     ----------




  Net loss per common share                                                             ($0.19)        ($0.22)
                                                                                    ----------     ----------
                                                                                    ----------     ----------



  The accompanying notes are an integral part of these financial statements.

                            LAMONTS APPAREL, INC.
                           (DEBTOR-IN-POSSESSION)
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                           AND ACCUMULATED DEFICIT
                                 (UNAUDITED)
              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    SIX MONTHS ENDED
                                                                                 -----------------------
                                                                                 AUGUST 3,      JULY 29,
                                                                                    1996           1995
                                                                                 ---------      --------
Revenues                                                                          $87,579        $84,393
Cost of merchandise sold                                                           55,954         55,496
                                                                                 ---------      --------

  Gross profit                                                                     31,625         28,897
                                                                                 ---------      --------

Operating and administrative expenses                                              32,977         33,198
Depreciation and amortization                                                       4,037          4,761
                                                                                 ---------      --------

  Operating costs                                                                  37,014         37,959
                                                                                 ---------      --------

Loss from operations before other income (expense) and
  reorganization expenses                                                          (5,389)        (9,062)

Other income (expense):
  Interest expense (contractual interest of $6.8 million and $6.7
    million in 1996 and 1995, respectively)                                        (2,455)        (2,313)
  Other                                                                                 5            150
                                                                                 ---------      --------

  Loss from operations before reorganization expenses                              (7,839)       (11,225)
Reorganization expenses                                                             1,655          1,240
                                                                                 ---------      --------

  Net loss                                                                         (9,494)       (12,465)

  Accumulated deficit, beginning of period                                       (105,406)       (80,531)
                                                                                 ---------      --------

  Accumulated deficit, end of period                                            ($114,900)      ($92,996)
                                                                                 ---------      --------
                                                                                 ---------      --------



  Net loss per common share                                                        ($0.53)        ($0.70)
                                                                                 ---------      --------
                                                                                 ---------      --------






   The accompanying notes are an integral part of these financial statements.

                            LAMONTS APPAREL, INC.
                           (DEBTOR-IN-POSSESSION)
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)
                           (DOLLARS IN THOUSANDS)


                                                                               SIX MONTHS ENDED
                                                                          --------------------------
                                                                            AUGUST 3,      JULY 29,
                                                                               1996          1995
                                                                          -----------     -----------
Cash flows from operating activities:
Net loss                                                                     ($9,494)      ($12,465)

Adjustments to reconcile net loss to net cash used in operating activities before reorganization items:
  Depreciation and amortization                                                4,037          4,761
  Reorganization expenses                                                      1,655          1,240
  Increase in accounts receivable                                             (1,371)        (4,398)
  Increase in inventories                                                    (14,812)        (7,557)
  Decrease (increase) in prepaid expenses and other                              (33)         1,019
  Increase in accounts payable                                                 7,599          9,087
  Increase in accrued interest                                                   124             90
  Increase in accrued expenses                                                 3,403            375
  Other                                                                         (275)           (68)
                                                                          ----------     ----------
    Net cash used in operating activities before reorganization items         (9,167)        (7,916)

Operating cash flows used by reorganization items:
Payments for professional fees and other expenses related to the
  Chapter 11 proceedings                                                      (1,360)        (1,270)
                                                                          ----------     ----------
    Net cash used in operating activities                                    (10,527)        (9,186)
                                                                          ----------     ----------

Cash flows from investing activities:
  Capital expenditures                                                          (335)          (656)
  Proceeds from sale of land and building                                      4,459             --
  Other                                                                           45           (297)
                                                                          ----------     ----------
    Net cash provided by (used in) investing activities                        4,169           (953)
                                                                          ----------     ----------

Cash flows from financing activities:
  Post-petition borrowings under working capital facility                    128,372        108,999
  Post-petition payments under working capital facility                     (120,576)      (104,266)
  Principal payments on obligations under capital leases                        (445)          (670)
  Other                                                                          (33)           (30)
                                                                          ----------     ----------
    Net cash provided by financing activities                                  7,318          4,033
                                                                          ----------     ----------

Net increase (decrease) in cash                                                  960         (6,106)

Cash, beginning of period                                                      1,581          7,972
                                                                          ----------     ----------

Cash, end of period                                                           $2,541         $1,866
                                                                          ----------     ----------
                                                                          ----------     ----------

Supplemental disclosures of cash flow information:
  Cash paid for interest                                                      $2,489         $2,223
                                                                          ----------     ----------
                                                                          ----------     ----------

Supplemental disclosure of noncash investing and financing activities:
  Capital lease relating to sale-leaseback of Alderwood store                 $2,835             --
                                                                          ----------     ----------
                                                                          ----------     ----------

  The accompanying notes are an integral part of these financial statements.

                                LAMONTS APPAREL, INC.
                                (DEBTOR-IN-POSSESSION)
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    AUGUST 3, 1996

NOTE 1 - PETITION FOR RELIEF UNDER CHAPTER 11

On January 6, 1995 (the "Petition Date"), Lamonts Apparel, Inc. (the "Company") filed a voluntary petition for relief (the "Filing") under Chapter 11 ("Chapter 11") of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court (the "Court") for the Western District of Washington at Seattle. In Chapter 11, the Company has continued to manage its affairs and operate its business as a debtor-in-possession. The Company and representatives of the committees that represent Lamonts' unsecured trade creditors, bondholders and equityholders (the "Committees") have reached an understanding regarding the material economic terms of a proposed consensual Plan of Reorganization designed to enable the Company to emerge from Chapter 11 (the "Plan"). On August 23, 1996, the Plan was filed with the Court, along with the proposed disclosure statement relating to the Plan. The Plan and proposed disclosure statement are each subject to amendment, which amendments may be material. A hearing to consider approval of the proposed disclosure statement has been scheduled by the Court for October 24, 1996. At such time as a disclosure statement has been approved by the Court, the Plan and such disclosure statement will be transmitted to all impaired creditors and equity security holders along with ballots for the purpose of soliciting acceptances of the Plan. Following the period of solicitation of ballots, a hearing would be held by the Court to consider confirmation of the Plan. A confirmation hearing has been tentatively scheduled for January 6, 1997. The Plan provides that the Company's current equity holders will be substantially diluted. The confirmation and effectiveness of the Plan, the implementation of the Company's proposed business plan and the Company's proposed equity distribution are each subject to numerous uncertainties set forth in detail in the Plan and proposed disclosure statement. Accordingly, the value of the Company's common stock remains highly speculative.

In a Chapter 11 reorganization plan, the rights of the pre-Filing creditors may be significantly altered. Pre-Filing creditors may receive substantially less than the full face amount of claims. Certain pre-Filing creditors have filed claims with the Court substantially in excess of amounts reflected in the Company's financial statements. The Company continues to analyze and reconcile the claims filed by pre-Filing creditors with the Company's financial records, but believes it has made appropriate provision for all claims filed. However, no estimate of the amount of adjustments, if any, from recorded amounts, to amounts to be realized by pre-Filing creditors, is available at this time. These liabilities are included in the balance sheet as "liabilities subject to settlement under reorganization proceedings."

As of the Petition Date, payment of pre-petition liabilities to unsecured creditors, including trade creditors and noteholders, and pending litigation against the Company are generally stayed while the Company continues its business operations as a debtor-in-possession. Although the Company is authorized to operate its business as a debtor-in-possession, it may not engage in transactions outside the ordinary course of business without first complying with the notice and hearing provisions of the Bankruptcy Code and obtaining Court approval.

As a result of the Filing, the Company is currently in default under the indentures governing the Company's 10-1/4% Subordinated Notes due November 1999 (the "10-1/4% Notes") and 13-1/2% Senior Subordinated Notes which were due February 1995 (the "13-1/2% Notes"). As a result, all unpaid principal of, and accrued pre-petition interest on, such debt became immediately due and payable. The payment of such debt and accrued but unpaid interest thereon is prohibited during the pendency of the Company's Chapter 11 case, and these liabilities have been included in the balance sheet as "liabilities subject to settlement under reorganization proceedings."


                                          7

Pre-petition liabilities subject to settlement under reorganization proceedings include the following (dollars in thousands):





                                                                             AUGUST 3,   FEBRUARY 3,
                                                                               1996         1996
                                                                             ----------  ---------
    Accounts payable and accrued liabilities                                   $23,167     $23,511
    Capital lease obligations                                                   11,600      12,321
    10-1/4% Notes (including pre-petition accrued interest) related party       67,576      67,576
    13-1/2% Notes (including pre-petition accrued interest)                        838         838
    Notes payable                                                                  552         599
                                                                             ----------  ---------

                                                                              $103,733    $104,845
                                                                             ----------  ---------
                                                                             ----------  ---------



The reductions in capital lease obligations since February 3, 1996, consist of payments to landlords for store locations in the ordinary course of business operations of the Company.

In accordance with the Bankruptcy Code, the Company can seek Court approval for the rejection of executory contracts, including real property leases. Any such rejection may give rise to a prepetition unsecured claim for breach of contract. In connection with the Company's Chapter 11 case, a review is being undertaken of all the Company's obligations under its executory contracts. As of August 3, 1996, the Company has rejected 10 real property leases and certain executory contracts and assumed 5 leases (with certain conditions and limitations). The Plan provides for the assumption or rejection of other executory contracts and leases which have not been previously assumed or rejected.

As a result of the reorganization proceedings, the Company may sell or otherwise realize assets and liquidate or settle liabilities for amounts other than those reflected in the financial statements. Further, a plan of reorganization could materially change the amounts currently recorded in the financial statements, including amounts recorded for the excess of cost over net assets acquired. The accompanying financial statements do not include any adjustments that might result from the outcome of these matters or adjustments that might result should the Company be unable to continue as a going concern. Generally if a debtor-in-possession is unable to emerge from Chapter 11, such debtor-in-possession could be required to liquidate its assets.

Costs associated with the reorganization of the Company are charged to expense as incurred. Under the requirements of the Chapter 11 Filing, the Company is required to pay certain expenses of the Committees. The amounts charged to reorganization expense by the Company have consisted and will continue to consist primarily of write-off of property and equipment, professional fees, lease related costs and severance costs.

NOTE 2 - BASIS OF PRESENTATION

The consolidated financial statements present the consolidated financial position and results of operations of the Company and its subsidiaries, of which all are inactive. All significant intercompany transactions and account balances have been eliminated in consolidation. The financial statements included herein should be read in conjunction with the audited, annual financial statements for the fiscal year ended February 3, 1996, included in the Company's Annual Report on Form 10-K. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

The accompanying consolidated financial statements of the Company have been prepared on a going concern basis of accounting, and, for the periods subsequent to the Filing, in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE. Recurring losses from operations and the matters discussed herein related to the Filing raise substantial doubt about the Company's ability to continue on a going concern. The ability of the Company to continue as a going concern is dependent upon, among other things,
(i) the ability to comply with its debtor-in-possession financing agreement,
(ii) confirmation of a plan of reorganization under the Bankruptcy Code, (iii) the ability to achieve profitable operations after such confirmation and (iv) the ability to generate sufficient cash from operations to meet its obligations.

The financial statements presented herein reflect all adjustments that are, in the opinion of management, necessary to present fairly the operating results for the periods reported. Except as discussed in Note 1, all such adjustments are

                                          8
normal and recurring in nature. The results of operations for the quarterly periods are not necessarily indicative of results for the entire year.

OTHER

In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("Statement No. 121"). Statement No. 121 requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If impairment has occurred, an impairment loss must be recognized. Implementation of Statement No. 121 is required in the Company's fiscal year ending February 1, 1997. Based on estimates by management as of August 3, 1996, the adoption of this standard has not had a material effect on the financial position, results of operations, or liquidity of the Company. However, if the Company is not successful in implementing it's plans as discussed in Note 1, future application of statement 121 could have a material impact on the Company.


RECLASSIFICATIONS

Certain reclassifications have been made to the financial statements for the quarter ended July 29, 1995 in order to conform with the financial statements for the quarter ended August 3, 1996.


NOTE 3 - LOAN AND SECURITY AGREEMENTS

On February 17, 1995, the Company received approval from the Court for a Loan and Security Agreement (the "Old DIP Facility") with Foothill Capital Corporation ("Foothill"). The Old DIP Facility provided for a borrowing capacity of up to $32.0 million in revolving loans, including up to $15.0 million of letters of credit, subject to borrowing base limitations based upon, among other things, the value of inventory and certain real property. The Old DIP Facility provided that interest would accrue at the rate of 3% per annum in excess of the Reference Rate (as defined therein), payable monthly in arrears. The Old DIP Facility also provided that in the event of a default in the payment of any amount due thereunder, the interest rate on such defaulted amount would be 4.5% per annum in excess of the Reference Rate, payable on demand. At June 4, 1996, the date the Company ended its financing agreement with Foothill, the Reference Rate was 8.25%.

The Company paid Foothill $80,000 upon the closing of the Old DIP Facility in February 1995 and the additional closing fees totaling $240,000, all of which had been paid as of March 31, 1996. Fees payable under the Old DIP Facility consisted primarily of monthly payments equal to 1/2% of the average unused borrowing capacity and quarterly payments equal to 1/4% of the borrowing capacity for each quarterly renewal period.

The obligations of the Company under the Old DIP Facility were collateralized by, among other things, inventory and certain real property. The Old DIP Facility imposed limitations on the Company with respect to, among other things,
(i) the creation or incurrence of liens, (ii) consolidations, mergers and sales of assets, (iii) the incurrence of guarantees or other contingent obligations,
(iv) capital expenditures in excess of specified levels, (v) the creation or incurrence of any indebtedness for borrowed money or the payment of principal of or interest on any prepetition indebtedness, (vi) the prepayment of certain indebtedness and (vii) transactions with affiliates. Additionally, the Company was required to maintain a minimum net worth of $10.0 million (as defined in the Old DIP Facility to exclude, among other items, reorganization expenses, certain liabilities incurred prior to the Filing, reduction in goodwill, charges for store closure and non-cash interest).

The Old DIP Facility had been extended from its initial maturity date of May 17, 1996 to the earlier of August 17, 1996 (with provisions for two additional quarterly renewals) or the effective date of the Company's plan of reorganization. However, on June 4, 1996, the Company entered into loan and security agreements with the First National Bank of Boston ("FNBB") replacing the Company's debtor-in-possession financing agreement with Foothill, after a hearing by the Court and the entering of an order approving such financing. Although Foothill had taken no action to declare the Company in default as of the date on which the Foothill financing was terminated, the Company was in violation of the net worth covenant in the Old DIP Facility.

Pursuant to the new loan and security agreement with FNBB (the "FNBB Facility"), the Company is able to borrow up to $32 million in revolving loans (including $3 million of letters of credit), subject to borrowing base limitations based upon, among other things, the value of inventory and certain real property, during the pendency of the Company's Chapter 11 proceeding or until June 30, 1997. Subject to FNBB's approval of a plan of reorganization and other specified conditions, the FNBB Facility will continue for a two year period following the effective date of a plan of reorganization.

The FNBB Facility provides that for Base Rate loans interest will accrue at the rate of 1.5% per annum in excess of the Base Rate (as defined therein), payable monthly in arrears. For Eurodollar loans, the interest rate will be the Eurodollar Rate (as defined therein) plus 2.75% (adjusted as provided therein). The FNBB Facility also provides that in the event of a default in the payment of any amount due thereunder, the interest rate on such default shall be the greater of (i) 3.0% per annum in excess of the Base Rate and (ii) the applicable rate on the loan, payable on demand. The interest rates for both Base Rate loans and Eurodollar loans are subject to adjustment after the Plan is approved and other conditions described in the FNBB Facility have occurred based on financial ratios of the Company specified in the FNBB Facility. At August 3, 1996, the Base Rate was 8.25% and the Eurodollar Rates ranged from 5.44% to 5.56%.

The Company has paid FNBB $171,200 in fees for the FNBB Facility as of August 3, 1996. Fees payable under the FNBB Facility consist primarily of monthly payments equal to 0.5% (adjusted as provided therein) of the average unused borrowing capacity and monthly payments equal to 0.125% of the borrowing capacity. There will be an additional fee after the effective date of a plan of reorganization and the satisfaction of certain conditions described in the FNBB Facility in the amount of $560,000 which shall be payable as follows: (a) if the conditions are satisfied prior to December 31, 1996, $336,000 shall be payable on the date the conditions are satisfied and $224,000 shall be payable on December 31, 1996 (or, if earlier, the time of termination of the commitments), or (b) if the conditions are satisfied on or after December, 1996, $336,000 shall be payable on the date the conditions are satisfied and $224,000 shall be payable on December 31, 1997 (or, if earlier, the time of termination of the commitments).

Borrowings under the FNBB Facility, together with cash flow from operations, may be used by the Company to finance general working capital requirements, including purchases of inventory and other expenditures permitted under the FNBB Facility. The FNBB Facility is secured by inventory and substantially all other assets and is an allowed administrative expense claim with super priority over other administrative expenses in the Chapter 11 case. The FNBB Facility imposes limitations on the Company with respect to, among other things, (i) consolidations, mergers, and sales of assets, (ii) capital expenditures in excess of specified levels and (iii) the prepayment of certain indebtedness. Additionally, the Company must comply with certain operating and financial
covenants (as described therein).   Although the Company failed to comply with
certain covenants related to inventory levels, the Company requested and received a waiver relating to such breaches for the months ending July 6, 1996 and August 3, 1996.

NOTE 4 - LOSS PER COMMON SHARE

Net loss per common share has been computed by dividing net loss by the weighted average number of common shares outstanding during the period. The common stock equivalents, represented by stock options and warrants were not considered in the calculation as they either have an exercise price greater than the applicable market price, or the effect of assuming their exercise or conversion would be anti-dilutive. The weighted average number of shares outstanding for the quarter and six months ended August 3, 1996 were 17,899,970 and 17,899,759, respectively.

The weighted average number of shares outstanding for the quarter and six months ended July 29, 1995 were 17,890,559 and 17,889,167, respectively.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company is involved in various matters of litigation arising in the ordinary course of business. In the opinion of management, the ultimate outcome of all such matters should not have a material adverse effect on the financial position of the Company, but, if decided adversely to the Company, could have a material effect upon the Company's anticipated plan of reorganization and operating results during the period in which the litigation is resolved. (See also Part II, Item 1.)

ITEM 2 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BACKGROUND

Lamonts Apparel, Inc. (the "Company") retails brand-name apparel and accessories for the entire family through its 42 full-line apparel stores. Lamonts currently operates in malls and regional shopping centers located in the states of Alaska, Idaho, Montana, Oregon, Utah and Washington.

On January 6, 1995 (the "Petition Date"), Lamonts Apparel, Inc. (the "Company") filed a voluntary petition for relief (the "Filing") under Chapter 11 ("Chapter 11") of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court (the "Court") for the Western District of Washington at Seattle. In Chapter 11, the Company has continued to manage its affairs and operate its business as a debtor-in-possession. The Company and representatives of the committees that represent Lamonts' unsecured trade creditors, bondholders and equityholders (the "Committees") have reached an understanding regarding the material economic terms of a proposed consensual Plan of Reorganization designed to enable the Company to emerge from Chapter 11 (the "Plan"). On August 23, 1996, the Plan was filed with the Court, along with the proposed disclosure statement relating to the Plan. The Plan and proposed disclosure statement are each subject to amendment, which amendments may be material. A hearing to consider approval of the proposed disclosure statement has been scheduled by the Court for October 24, 1996. At such time as a disclosure statement has been approved by the Court, the Plan and such disclosure statement will be transmitted to all impaired creditors and equity security holders along with ballots for the purpose of soliciting acceptances of the Plan. Following the period of solicitation of ballots, a hearing would be held by the Court to consider confirmation of the Plan. A confirmation hearing has been tentatively scheduled for January 6, 1997. The Plan provides that the Company's current equity holders will be substantially diluted. The confirmation and effectiveness of the Plan, the implementation of the Company's proposed business plan and the Company's proposed equity distribution are each subject to numerous uncertainties set forth in detail in the Plan and proposed disclosure statement. Accordingly, the value of the Company's common stock remains highly speculative.

In a Chapter 11 reorganization plan, the rights of the pre-Filing creditors may be significantly altered. Pre-Filing creditors may receive substantially less than the full face amount of claims. Certain pre-Filing creditors have filed claims with the Court substantially in excess of amounts reflected in the Company's financial statements. The Company continues to analyze and reconcile the claims filed by pre-Filing creditors with the Company's financial records, but believes it has made appropriate provision for all claims filed. However, no estimate of the amount of adjustments, if any, from recorded amounts, to amounts to be realized by pre-Filing creditors, is available at this time. These liabilities are included in the balance sheet as "liabilities subject to settlement under reorganization proceedings."

As of the Petition Date, payment of pre-petition liabilities to unsecured creditors, including trade creditors and noteholders, and pending litigation against the Company are generally stayed while the Company continues its
business operations as a debtor-in-possession.   Although the Company is
authorized to operate its business as a debtor-in-possession, it may not engage in transactions outside the ordinary course of business without first complying with the notice and hearing provisions of the Bankruptcy Code and obtaining Court approval.

As a result of the Filing, the Company is currently in default under the indentures governing the Company's 10-1/4% Subordinated Notes due November 1999 (the "10-1/4% Notes") and 13-1/2% Senior Subordinated Notes which were due February 1995 (the "13-1/2% Notes"). As a result, all unpaid principal of, and accrued pre-petition interest on, such debt became immediately due and payable. The payment of such debt and accrued but unpaid interest thereon is prohibited during the pendency of the Company's Chapter 11 case.

Since February 3, 1996, the Company has closed one store, with the approval of the Court. The store was closed due to poor performance. Management is continually evaluating store locations and operations to determine whether to close, downsize or relocate stores that do not meet performance objectives.

Management believes that Lamonts has made substantial progress in the period since the Filing. The Company has closed unprofitable stores, eliminated unprofitable merchandise lines, added a home decor line, replaced its shoe licensee and reduced operating expenses. In addition, management implemented new merchandising strategies designed to: (i) improve the quality of merchandise offered while maintaining price points geared to the Company's customer base,
(ii) reduce cash operating expenses, and (iii) increase inventory turns to improve the Company's performance. The Company also has initiated a policy to mark-down and clear out any unsold merchandise within its respective season. As a result, the age and quality of inventory has been improved significantly.

On June 4, 1996, the Company entered into a new loan and security agreement (the "FNBB Facility") with the First National Bank of Boston ("FNBB") replacing the Company's existing loan agreement (the "Old DIP Facility") with Foothill Capital Corporation ("Foothill"), after a hearing by the Court and the entering of an order approving such financing. See "Liquidity and Capital Resources" herein.

RESULTS OF OPERATIONS

The following discussion and analysis provides information with respect to the results of operations for the quarter ("2nd Quarter 1996") and six month period ("YTD 1996") ended August 3, 1996 compared to the quarter ("2nd Quarter 1995") and six month period ("YTD 1995") ended July 29, 1995.

REVENUES. Revenues of $49.7 million for the 2nd Quarter 1996 increased 4.1% on a total store basis from $47.7 million for the 2nd Quarter 1995. Comparable store revenues (i.e., stores open for at least a year) increased 5.7% for the 2nd Quarter 1996 as compared to 2nd Quarter 1995. Revenues of $87.6 million for YTD 1996 increased 3.8% on a total store basis from $84.4 million for YTD 1995. Comparable store revenues increased 5.6% for YTD 1996 as compared to YTD 1995. Management believes that revenues have increased due to increased levels of inventory and overall improvement in the quality of the merchandise offered in the stores compared to the prior year periods. In addition, the Company's new merchandising strategy has resulted in quicker turnover of certain categories of merchandise, and the strength of the home decor department has resulted in increased sales.

GROSS PROFIT. Gross profit, as a percentage of revenues, increased to 36.4% during the 2nd Quarter 1996 compared to 35.5% during the 2nd Quarter 1995.
Gross profit, as a percentage of revenues, increased to 36.1% for YTD 1996 compared to 34.2% for YTD 1995. The increase in gross profit resulted primarily from (i) policies implemented to establish more competitive pricing strategies and (ii) management's purchasing strategies, which have decreased the cost of merchandise sold.

OPERATING AND ADMINISTRATIVE EXPENSES. Operating and administrative expenses of $17.2 million for the 2nd Quarter 1996 increased 2.2% from $16.8 million for the 2nd Quarter 1995. The increase of $0.4 million primarily relates to (i) an increase in advertising expense of $0.9 million and (ii) an increase in rent of $0.3 million, offset by a reduction in payroll costs of $0.6 million due to a reduction in employees and operating costs attributable to closed stores operating expense in the 2nd Quarter 1995, accounting for approximately $0.3 million.

Operating and administrative expenses of $33.0 million for YTD 1996 decreased 0.7% from $33.2 million for YTD 1995. The decrease of $0.2 million primarily relates to (i) a reduction in operating costs attributable to closed stores operating in the YTD 1995, accounting for approximately $0.8 million and (ii) lower payroll costs of $1.2 million due to a reduction in employees, offset by an increase in advertising expense of $1.5 million.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense of $2.0 million for the 2nd Quarter 1996 decreased $0.3 million as compared to $2.3 million for the 2nd Quarter 1995. Depreciation and amortization expense of $4.0 million for YTD 1996 decreased $0.8 million as compared to $4.8 million for YTD 1995. The decrease primarily relates to assets retired as a result of store closures and assets becoming fully depreciated or amortized.

INTEREST EXPENSE. Interest expense of $1.3 million for the 2nd Quarter 1996 increased $0.1 million from $1.2 million for the 2nd Quarter 1995. Interest expense of $2.5 million for YTD 1996 increased $0.2 million from $2.3 million for YTD 1995. The increase primarily relates to increased borrowing levels under the Company's working capital facility, offset by lower interest rates.

REORGANIZATION EXPENSES. Reorganization expenses of $1.0 million for the 2nd Quarter 1996 increased $0.4 million from $0.6 million for the 2nd Quarter 1995. The YTD 1996 expense of $1.7 million increased $0.5 million from $1.2 million for the YTD 1995. The reorganization expenses represent costs directly related to the Company's Chapter 11 case and consist primarily of professional fees and severance costs. The increase from the prior periods consists of higher professional fees related to the preparation and filing of the Plan and related proposed disclosure statement and the FNBB Facility.

NET LOSS. The Company reported a net loss of $3.4 million for the 2nd Quarter 1996 as compared to a net loss of $3.9 million for the 2nd Quarter 1995. The loss for the 2nd Quarter 1996 decreased $0.5 million from the prior period primarily due to (i) $1.1 million increase in gross profit and (ii) $0.3 million decrease in depreciation and amortization expense, offset by (iii) an increase of $0.4 million in operating expenses and (iv) an increase of $0.4 million in reorganization expenses.

The YTD 1996 loss of $9.5 million decreased $3.0 million from the loss of $12.5 million for YTD 1995. The reduction for YTD 1996 resulted from (i) $2.7 million increase in gross profit, (ii) $0.2 million decrease in operating and administrative expenses, (iii) $0.8 million decrease in depreciation and amortization expense, offset by $0.4 million increase in reorganization expenses and $0.3 million increase in net other income (expense).

LIQUIDITY AND CAPITAL RESOURCES

CASH FLOW

The Company used $9.2 million of cash for operating activities before reorganization items for YTD 1996, an increase of $1.2 million as compared to $7.9 million used for YTD 1995. Increases in funds were used primarily to pay down trade payables and to increase inventory levels.

The Company received $4.2 million of cash in investing activities for YTD 1996 as compared to using $1.0 million for YTD 1995. The difference of $5.2 million results primarily from net sale proceeds of $4.5 million received from the sale-leaseback of the Company's Alderwood store during YTD 1996.

The $3.3 million increase in cash provided by financing activities is primarily due to increased borrowings under the Company's working capital facilities during YTD 1996 as compared to YTD 1995, which cash was primarily used to increase inventory levels.

As of August 3, 1996, the Company had $2.5 million of cash and an additional $0.8 million of current restricted cash, representing the prefunding of payroll and taxes in connection with the Filing.

CAPITAL RESOURCES

On February 17, 1995, the Company received approval from the Court for a Loan and Security Agreement with Foothill. The Old DIP Facility provided for a borrowing capacity of up to $32.0 million in revolving loans, including up to $15.0 million of letters of credit ("borrowing capacity"), subject to borrowing base limitations based upon, among other things, the value of inventory and certain real property. The Old DIP Facility had been extended from its initial maturity date of May 17, 1996 to the earlier of August 17, 1996 (with provisions for two additional quarterly renewals) or the effective date of the Company's plan of reorganization. However, on June 4, 1996, the Company entered into the FNBB Facility with FNBB replacing the Old DIP Facility, after a hearing by the Court and the entering of an order approving such financing. Although Foothill had taken no action to declare the Company in default as of the date on which the Foothill financing was terminated, the Company was in violation of the net worth covenant in Old DIP Facility.

Pursuant to the FNBB Facility, the Company is able to borrow up to $32 million in revolving loans (including $3 million of letters of credit), subject to borrowing base limitations based upon, among other things, the value of inventory and certain real property, during the pendency of the Company's Chapter 11 proceeding or until June 30, 1997. Subject to FNBB's approval of a plan of reorganization and other specified conditions, the FNBB Facility will continue for a two year period following the effective date of a plan of reorganization.

The FNBB Facility provides that for Base Rate loans interest will accrue at the rate of 1.5% per annum in excess of the Base Rate (as defined therein), payable monthly in arrears. For Eurodollar loans, the interest rate will be the Eurodollar Rate (as defined therein) plus 2.75% (adjusted as provided therein). The FNBB Facility also provides that in the event of a default in the payment of any amount due thereunder, the interest rate on such default shall be the greater of (i) 3.0% per annum in excess of the Base Rate and (ii) the applicable rate on the loan, payable on demand. The interest rates for both Base Rate loans and Eurodollar loans are subject to adjustment after the plan of reorganization is approved and other conditions described in the FNBB Facility have occurred based on financial ratios of the Company specified in the FNBB Facility. At August 3, 1996, the Base Rate was 8.25% and the Eurodollar Rates ranged from 5.44% to 5.56%.

The Company has paid FNBB $171,200 in fees for the FNBB Facility as of August 3, 1996. Fees payable under the

FNBB Facility consist primarily of monthly payments equal to 0.5% (adjusted as provided therein) of the average unused borrowing capacity and monthly payments equal to 0.125% of the borrowing capacity. There will be an additional fee after the effective date of a plan of reorganization and the satisfaction of certain conditions described in the FNBB Facility in the amount of $560,000 which shall be payable as follows: (a) if the conditions are satisfied prior to December 31, 1996, $336,000 shall be payable on the date the conditions are satisfied and $224,000 shall be payable on December 31, 1996 (or, if earlier, the time of termination of the commitments), or (b) if the conditions are satisfied on or after December, 1996, $336,000 shall be payable on the date the conditions are satisfied and $224,000 shall be payable on December 31, 1997 (or, if earlier, the time of termination of the commitments).

Borrowings under the FNBB Facility, together with cash flow from operations, may be used by the Company to finance general working capital requirements, including purchases of inventory and expenditures permitted under the FNBB Facility. The FNBB Facility is secured by inventory and substantially all other assets and is an allowed administrative expense claim with super priority over other administrative expenses in the Chapter 11 case. The FNBB Facility imposes limitations on the Company with respect to, among other things, (i) consolidations, mergers, and sales of assets, (ii) capital expenditures in excess of specified levels and (iii) the prepayment of certain indebtedness. Additionally, the Company must comply with certain operating and financial
covenants (as described therein).   Although the Company failed to comply with
certain covenants related to inventory levels, the Company requested and received a waiver relating to such breaches for the months ending July 6, 1996 and August 3, 1996.

As of September 11, 1996, the Company had $26.7 million of borrowings outstanding under the FNBB Facility with additional borrowing capacity thereunder of $4.2 million.

The Company's primary cash requirement is the procurement of inventory which is currently funded through (i) borrowings under the FNBB Facility (ii) trade credit and (iii) cash generated from operations. Like other apparel retailers, the Company is highly dependent upon its ability to obtain trade credit, which is generally extended by its vendors and a small number of factoring institutions that continually monitor the Company's credit lines. If the Company is able to obtain its expected trade credit terms, the Company believes that borrowings under the FNBB Facility and cash generated from operations will provide the cash necessary to fund the Company's immediate cash requirements.

On August 23, 1996, the Company filed the Plan and related proposed disclosure statement with the Court. The adequacy of the Company's long-term capital resources and liquidity will depend on whether and when the Plan is confirmed and upon the terms thereof, which are subject to material amendment.

OTHER

The Company has never declared or paid cash dividends on its Common Stock or any other equity security, and does not anticipate paying cash dividends on the Common Stock, or any other equity security, in the foreseeable future. Any future determination as to the payment of dividends will depend upon certain debt instrument limitations, future earnings, results of operations, capital requirements and the financial condition of the Company. The ability of the Company to pay dividends is restricted under the terms of the FNBB Facility. Such restrictions prohibit the payment of dividends for the foreseeable future. In addition, the Bankruptcy Code prohibits the Company's payment of cash dividends (during the pendency of the Company's Chapter 11 case).

SEASONALITY

The Company's revenues are seasonal, with the Christmas season (included in the Quarter ending the Saturday closest to January 31) being its strongest period

                              LAMONTS APPAREL, INC.
                             (DEBTOR-IN-POSSESSION)
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)
                                 AUGUST 31, 1996

Current Assets:
  Cash                                                               $   3,077
  Receivables - net                                                      2,436
  Inventories                                                           43,181
  Prepaid expenses and other                                             2,342
  Restricted cash                                                          762
                                                                   -----------
    Total current assets                                                51,798

Property and equipment - net                                            34,662
Leasehold interests                                                      4,295
Excess of cost over net assets acquired - net                           13,067
Deferred financing costs - net                                           2,290
Restricted cash                                                          1,139
Other assets                                                               975
                                                                   -----------
    Total assets                                                     $ 108,226
                                                                   -----------
                                                                   -----------

Liabilities not subject to settlement under reorganization
 proceedings:
Current Liabilities:
   Borrowings under DIP Facility                                     $  27,385
   Accounts payable                                                     13,972
   Accrued payroll and related costs                                     2,482
   Other accrued expenses                                               10,083
                                                                   -----------
     Total current liabilities                                          53,922

Obligations under capital leases                                         2,808
Other                                                                      543
                                                                   -----------
     Total liabilities not subject to settlement under                   3,351
      reorganization proceedings                                   -----------

Liabilities subject to settlement under reorganization                 103,666
proceedings                                                        -----------

Stockholders' Equity (Deficit):
   Common stock, $0.01 par value, 40,000,000 shares authorized,
    17,900,053 shares issued and outstanding                               179
   Additional paid-in capital                                           62,954
   Minimum pension liability adjustment                                   (250)
   Accumulated deficit                                                (115,596)
                                                                   -----------

    Total stockholders' equity (deficit)                               (52,713)
                                                                   -----------

      Total liabilities and stockholders' equity (deficit)           $ 108,226
                                                                   -----------
                                                                   -----------

                              LAMONTS APPAREL, INC.
                             (DEBTOR-IN-POSSESSION)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             AND ACCUMULATED DEFICIT
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                           MONTH ENDED AUGUST 31, 1996


Revenues                                                              $ 17,335
Cost of merchandise sold                                                11,185
                                                                  ------------

 Gross profit                                                            6,150
                                                                  ------------

Operating and administrative expenses                                    5,356
Depreciation and amortization                                              667
                                                                  ------------

 Operating costs                                                         6,023
                                                                  ------------

Income from operations before other income
(expense) and reorganization expenses                                      127

Other income (expense):
   Interest expense                                                       (445)
   Other                                                                     1
                                                                  ------------

Loss from operations before reorganization expenses                       (317)

Reorganization expenses                                                    379
                                                                  ------------

Net loss                                                                  (696)

Accumulated deficit, beginning of period                              (114,900)
                                                                  ------------

Accumulated deficit, end of period                                  ($ 115,596)
                                                                  ------------



Net loss per common share                                               ($ .04)
                                                                  ------------

                              LAMONTS APPAREL, INC.
                             (DEBTOR-IN-POSSESSION)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)
                           MONTH ENDED AUGUST 31, 1996


Cash flows from operating activities:
  Net loss                                                              ($ 696)

  Adjustments to reconcile net loss to net cash used in
     operating activities before reorganization items:
     Depreciation and amortization                                         667
     Reorganization expenses                                               379
     Decrease in inventories                                             1,191
     Decrease in accounts payable                                       (2,043)
     Other                                                               2,028
                                                                  ------------
       Net cash used in operating activities before                      1,526
         reorganization items

Operating cash flows used by reorganization items:
Payments for professional fees and other expenses
   related to the Chapter 11 proceedings                                  (126)
                                                                  ------------
      Net cash used in operating activities                              1,400
                                                                  ------------

Cash flows from investing activities:
  Capital expenditures                                                     (46)
  Proceeds from sale of land and building                                    0
  Other                                                                      0
                                                                  ------------
      Net cash provided by (used in) investing                             (46)
        activities                                                ------------

Cash flows from financing activities:
  Post-petition borrowings under working capital facility               19,648
  Post-petition payments under working capital facility                (20,393)
  Principal payments on obligations under capital leases                   (67)
  Other                                                                     (6)
                                                                  ------------
      Net cash provided by (used in) financing                            (818)
        activities                                                ------------

Net increase (decrease) in cash                                            536

Cash, beginning of period                                                2,541
                                                                  ------------

Cash, end of period                                                    $ 3,077
                                                                  ------------
                                                                  ------------

Supplemental disclosures of cash flow information:
  Cash paid for interest                                                 $ 248
                                                                  ------------
                                                                  ------------

                                       ANNEX C
                                LIST OF SENIOR CLAIMS

Creditor Name                          Claim Filed  Claim                                                  Claim Filed   Claim No.
                                       /Scheduled     No.        Creditor Name                              /Scheduled
1.2 & O CLEANERS                       Scheduled                 AMERICAN BUILDING MAINTENANCE CO               Claim       576
1928 JEWELRY COMPANY                     Claim       726         AMERICAN CLEANING                              Claim       361
4K RADIO                               Scheduled                 AMERICAN ELECTRIC INC                          Claim       232
4K RADIO INC DBA KOZE AM/FM              Claim       193         AMERICAN INSTITUTE OF ARCHITECTS            Scheduled
A & E PRODUCTS/CARLISLE PLASTICS         Claim       188         AMERICAN LINEN (BLACKFOOT)                  Scheduled
A RIFKIN CO                              Claim       466         AMERICAN LINEN (EUGENE)                        Claim       306
A TO Z RENTALS                         Scheduled                 AMERICAN LINEN (PORTLAND)                      Claim       902
A-L WELDING PRODUCTS                   Scheduled                 AMERICAN LINEN (SPOKANE)                       Claim        73
AA LOCK & SAFE                           Claim       241         AMERICAN NORTHWEST ENTERPRISES                 Claim       678
AAA PRINTING & GRAPHICS                  Claim       487         AMERICAN PLUMBING & HEATING CO              Scheduled
AAA SEWER SERVICE                        Claim       744         AMERICAN RED CROSS                          Scheduled
AANNEX RENTS INC/AA PARTY RENTALS        Claim       591         AMERICAN SPECIALTY/PATRIOT FUND                Claim       493
ABERDEEN SANITATION                    Scheduled                 AMERICAN TIMES DBA ACUET WATCH                 Claim       173
ACADEMY PRESS INC                        Claim       517         AMERICAN UNITED INC                            Claim        19
ACCESSORY STREET                         Claim       108         AMITY LEATHER PRODUCTS CO                      Claim       100
ACCOUNTEMPS                              Claim       565         AMSBURY GLASS                               Scheduled
ACCOUNTS PAYABLE RECOVERIES              Claim       140         ANACOMP INC                                    Claim       514
ACE BOX COMPANY INC                      Claim       433         ANCHORAGE DAILY NEWS                           Claim       208
ACE JANITORIAL & SUPPLY                Scheduled                 ANCHORAGE RECYCLING CENTER                  Scheduled
ACTION COMMUNICATIONS INC              Scheduled                 ANCHORAGE REFUSE INC                        Scheduled
ACTION LAUNDRY                         Scheduled                 ANCHORAGE TELEPHONE UTILITY                 Scheduled
ACTION SECURITY INC                      Claim       714         ANCHORAGE WATER & WASTEWATER UTILITY        Scheduled
ADHESA PLATE MFG INC                   Scheduled                 ANDERSON, MAGGIE                            Scheduled
ADIA SERVICES INC                        Claim       484         ANGELIQUE IMPORTS INC                          Claim       915
ADT SECURITY SYSTEMS INC               Scheduled                 ANN KLEIN II/E. GLUCK CORP                     Claim       340
ADVANCE FOAM & PLASTICS CO               Claim       659         ANN LEWIS JEWELRY                           Scheduled
ADVANCED INFOMATION SERVICE            Scheduled                 APOLLO DRAIN & ROOTER SERVICE               Scheduled
ADVENTURES IN ADVERTISING              Scheduled                 APOLLO HANDBAG CO                              Claim       138
ADVERTISING AGE                        Scheduled                 APPLAUSE                                       Claim        82
AEI MUSIC NETWORK INC                    Claim        77         APPLE VALLEY BROADCASTING                      Claim        30
AETNA CASUALTY & SURETY                Scheduled                 ARBITRON COMPANY                            Scheduled
AGAPE SERVICE                          Scheduled                 ARGENTUM PHOTOGRAPHIC SERVICES INC             Claim       724
AIR LIQUIDE AMERICA CORP               Scheduled                 ARGUS SYSTEMS INC                              Claim       841
AIR PLUS MECHANICAL                      Claim       342         ARIS ISOTONER INC                              Claim       815
AIRBORNE FRIEGHT CORP                  Scheduled                 ARMADILLO SECURITY                             Claim       491
ALASKA AIRLINES INC                    Scheduled                 ARROW REFUSE                                Scheduled
ALASKA BROADCASTING NETWORK              Claim       378         ARROW/BIDERMANN                                Claim       969
ALASKA CLEANERS                        Scheduled                 ART & RAYS LOCK & SAFE                      Scheduled
ALASKA DISPLAY                         Scheduled                 ART MOORE INC                               Scheduled
ALASKA ELECTRIC LIGHT & POWER CO         Claim       251         ARTIC CLEANING SUPPLIES                     Scheduled
ALASKA FIRE EXTINGUISHER               Scheduled                 ASPLUND SUPPLY INC                          Scheduled
ALASKA'S BEST WATER PRODUCTS           Scheduled                 ASSOCIATED AIR FREIGHT                      Scheduled
ALASKA-JUNEAU COMMUNICATION INC          Claim       626         ASTORIA BUSINESS EQUIPMENT CO               Scheduled
ALBANY DEMOCRAT HERALD                   Claim       504         ASTORIA HIGH SCHOOL                         Scheduled
ALBANY RADIO CORP/KHPE                   Claim       747         AT LAST SPORTSWEAR                             Claim       904
ALEX (PANLINE USA)                     Scheduled                 AT&T                                        Scheduled
ALFIN INC                                Claim       150         AT&T COMMUNICATIONS                            Claim       779
ALL PURPOSE DOOR REPAIR INC              Claim       806         AT&T TELECONFERENCE                         Scheduled
ALL STATES TRANSPORATION INC             Claim       782         AT&T WIRELESS                               Scheduled
ALLEN D EVERITT KNITTING CO              Claim       452         ATHENA                                      Scheduled
ALLIED BUSINESS CO INC                   Claim       445         AUTHENTIC FITNESS CORPORATION                  Claim       632
ALLIED PRINTERS                        Scheduled                 AUTOMATIC & MANUAL DOOR                     Scheduled
ALLIED SECURITY                        Scheduled                 AZ TECH ELECTRIC                               Claim       612
ALLIED SECURITY INTERNATIONAL            Claim        41         B & B GLASS CO INC                             Claim       728
ALPHA MILLS                            Scheduled                 BABY TOGS                                   Scheduled
ALPHA OMEGA SIGN CO                      Claim       267         BACHOFNER ELECTIC INC                          Claim       665
ALTA COPY & PRINT                      Scheduled                 BACKGROUND MUSIC CO                            Claim       503
AMBASSADOR MEDIA CORP/KKVI-TV            Claim       225         BAGOY'S FLORIST INC                            Claim       249
AMBASSADOR MEDIA CORP/KPVI-TV            Claim       233         BALI COMPANY/SARA LEE INTIMATES                Claim       768
AMERICAN BLDG MAINTENANCE              Scheduled                 BAMBOO INC                                     Claim       675



Creditor Name                          Claim Filed  Claim                                                  Claim Filed   Claim No.
                                       /Scheduled     No.        Creditor Name                              /Scheduled

BANK OF AMERICA                        Scheduled                 CASCADE NATURAL GAS CORP                       Claim       112
BANK OF NEW YORK, THE                  Scheduled                 CASSIE COTILLION INC                           Claim       854
BANKCARD SERVICES/ERNST                Scheduled                 CATALINA                                    Scheduled
BANTAM COLLECTIONS INC                   Claim       758         CCI MECHANICAL SERVICE                      Scheduled
BARR AUDIO VISUAL INC                    Claim       266         CDA GARBAGE SERVICE                            Claim       218
BASSETT WALKER INC                       Claim       101         CELLINI INC                                    Claim       128
BATTS INC                                Claim       261         CELTIC CAPITAL CORPORATION                  Scheduled
BAUMAN OLYMPIC DBA PENINSULA FUEL        Claim       127         CENTRALIZED COPY SERVICES INC                  Claim       394
BAXTER, CYNTHIA M                      Scheduled                 CENTURY BUSINESS CREDIT CORP                   Claim        97
BCSR INC                               Scheduled                 CENTURY PROPERTIES INC                      Scheduled
BEAUMONT & CO                            Claim       360         CENTURY RICH                                Scheduled
BELDOCH INDUSTRIES CORP                  Claim        88         CESUCCI DESIGNS WEST                        Scheduled
BELLAIR EXPEDITING NORTHWEST INC         Claim       403         CHALK LINE INC                                 Claim       894
BELLEVUE ART & FRAME                   Scheduled                 CHAMPION JOGBRA, JBI                           Claim       338
BELLEVUE ATHLETIC CLUB                 Scheduled                 CHANNEL 2 BROADCASTING INC                     Claim       355
BELLEVUE COMMUNITY COLLEGE             Scheduled                 CHEROKEE WATCHES/SAVANT LTD                 Scheduled
BELLEVUE HOLIDAY INN                   Scheduled                 CHILDREN'S MEDIA NETWORK INC                   Claim       172
BELLEVUE RADIO INC                       Claim       685         CHORUS LINE                                    Claim       482
BERKELEY DESIGNS                         Claim       283         CHRISTIAN DIOR PERFUMES CO                     Claim       365
BERKLEY SHIRT CO INC                     Claim       125         CHRONCILE, THE                              Scheduled
BERNETTE TEXTILE                       Scheduled                 CHUGACH ELECTRIC ASSOCIATION INC               Claim       376
BEST KNITTING MILLS INC                  Claim       391         CINTULA ENTERPRISES DBA ABLE LOCK              Claim       102
BEST LOCKING SYSTEMS OF PORTLAND         Claim       521         CITIZEN WATCH COMPANY OF AMERICA               Claim       373
BESTFORM FOUNDATIONS INC                 Claim       557         CITY OF ABERDEEN-FINANCE DEPT               Scheduled
BFI                                      Claim       313         CITY OF BELLEVUE TREASURY                   Scheduled
BIG BALL SPORTS INC                      Claim       719         CITY OF BELLEVUE UTILITY BILLING            Scheduled
BIG VAC INC                              Claim       370         CITY OF COEUR D'ALENE                          Claim       320
BLACKMER CONSTRUCTION INC                Claim       660         CITY OF CORVALLIS FINANCE DEPT                 Claim       547
BLASKO, TRACY H.                       Scheduled                 CITY OF EVERETT UTILITY SERVICE             Scheduled
BLUE RIBBON LINEN SUPPLY               Scheduled                 CITY OF HILLSBORO UTILITIES COMMISSION      Scheduled
BLUE SPRINGS WATER                     Scheduled                 CITY OF IDAHO FALLS UTILITY DEPT            Scheduled
BOISE CASCADE OFFICE PRODUCTS            Claim        11         CITY OF KENNEWICK                              Claim       447
BOISE CASCADE OFFICE PRODUCTS            Claim        12         CITY OF KIRKLAND UTILITIES                  Scheduled
BOMAC INTERNATIONAL CORP                 Claim       791         CITY OF LEWISTON                               Claim       500
BOND, RICKI                            Scheduled                 CITY OF LEWISTON                            Scheduled
BONNY'S BAKERY                           Claim       406         CITY OF LYNNWOOD-UTILITIES                  Scheduled
BOWE INDUSTRIES DBA CHANGES              Claim       129         CITY OF MARYSVILLE                             Claim        29
BOXES PLUS                             Scheduled                 CITY OF MOSCOW                              Scheduled
BREM-AIR DISPOSAL INC                  Scheduled                 CITY OF MOSES LAKE                          Scheduled
BRITISH MOTOR COACH INC                Scheduled                 CITY OF OGDEN UTILITIES                        Claim       442
BROWNING FERRIS INDUSTRIES             Scheduled                 CITY OF OLYMPIA                                Claim       689
BRYSTIE INC                              Claim        48         CITY OF POCATELLO UTILITY BILLING              Claim       183
BUD BARTON'S GLAS-CO INC               Scheduled                 CITY OF PORT ANGELES                           Claim       260
BUGLE BOY INDUSTRIES INC                 Claim       759         CITY OF PUYALLUP                               Claim       676
BULLET INC                             Scheduled                 CITY OF SEATTLE                                Claim       933
BUREAU OF WATER WORKS                  Scheduled                 CITY OF SEATTLE FINANCE DEPT                Scheduled
BUSTER BROWN APPAREL INC                 Claim       622         CITY OF SEATTLE TREASURY                    Scheduled
BUSTER BROWN APPAREL INC                 Claim       622         CITY OF SEATTLE TREASURY                    Scheduled
BUSTER BROWN DBA PETER RABBIT            Claim       621         CITY OF SOLDOTNA                            Scheduled
BUXTON CO                              Scheduled                 CITY OF SPOKANE                                Claim       642
BYER CALIFORNIA                          Claim       792         CITY OF TACOMA PUBLIC UTILITIES                Claim        50
C & C GLASS & MILLWORK                   Claim       787         CITY OF TIGARD                                 Claim       275
C'MON SPORTSWEAR LTD                     Claim       962         CITY OF UNION GAP                              Claim       525
CABLE LANGENBACK ET AL                   Claim       210         CITY OF VANCOUVER                              Claim       903
CADEAUX                                  Claim       877         CITY OF WARRENTON                           Scheduled
CAFE' FONTE                            Scheduled                 CITY OF WASILLA-WATER UTILITY               Scheduled
CALIFORNIA KRUSH/DIV OF D & M          Scheduled                 CITY PARCEL                                 Scheduled
CAPE CODE CRICKET LANE                   Claim       650         CLARK PUBLIC UTILITES                          Claim        70
CAPITAL MERCURY SHIRT CORP               Claim       323         CLASSIC ONE EAST                            Scheduled
CAROL FOR EVA GRAHAM INC                 Claim       222         CLAUDE                                      Scheduled



Creditor Name                          Claim Filed  Claim                                                  Claim Filed   Claim No.
                                       /Scheduled     No.        Creditor Name                              /Scheduled

CLEARR CORP                              Claim       603         CUSTOM LIGHTING SERVICE                        Claim        33
CLEARR CORP                            Scheduled                 CUSTOM VACUUM                               Scheduled
CLIPPER EXPRESS COMPANY                  Claim       653         DAILY ASTORIAN, THE                            Claim       468
CLOTHES CIRCIUT                        Scheduled                 DAILY WORLD, THE                               Claim       395
CMS CASUALS INC                          Claim       181         DALOW INDUSTRIES INC                           Claim       553
CNTY-BENTON PUD                          Claim       177         DANECRAFT                                   Scheduled
CNTY-CACHE SERVICE AREA                Scheduled                 DANSKIN INC                                    Claim       566
CNTY-DOUGLAS PUD #1                      Claim       219         DANZAS CORP                                    Claim        98
CNTY-DOUGLAS SEWER DISTRICT #1         Scheduled                 DATA BASE INC                                  Claim       135
CNTY-GRAYS HARBOR PUD                    Claim       510         DATAVISION INC                                 Claim       441
CNTY-KING WATER DISTRICT #49             Claim       237         DAVIDSON & ASSOCIATES INC                   Scheduled
CNTY-KITSAP PUBLIC WORKS               Scheduled                 DAWES TRANSPORT INC                         Scheduled
CNTY-KOOTENAI/DEPT OF LEGAL SVCS         Claim       405         DCNL INC                                    Scheduled
CNTY-SPOKANE UTILITIES                 Scheduled                 DELON ENTERPRISES                           Scheduled
COCHRAN ELECTRIC CO INC                Scheduled                 DEPARTMENT 56 INC                              Claim       374
COEUR D'ALENE PRESS                      Claim       243         DEPOSITORY TRUST COMPANY, THE               Scheduled
COLE OF CALIFORNIA                     Scheduled                 DERBY DAYS INC                              Scheduled
COLLECTION XIIX                        Scheduled                 DESPERADO FASHIONS INC                         Claim       911
COLOR SERVICE INC                      Scheduled                 DHL CORP                                    Scheduled
COLORBOK PAPER PRODUCTS INC              Claim       116         DIMOND HIGH SCHOOL                          Scheduled
COLUMBIA BASIN HERALD                  Scheduled                 DIRECT TO RETAIL                            Scheduled
COLUMBIA ELECTRIC SUPPLY               Scheduled                 DISPLAY HOUSE                               Scheduled
COLUMBIA EMPIRE BROADCASTING           Scheduled                 DOAK'S LOCK & KEY                           Scheduled
COLUMBIA FIRE EQUIP                    Scheduled                 DOLLAR STRETCHERS                           Scheduled
COLUMBIA LOCK  & SAFE                    Claim       271         DONALD KINGSLEY                             Scheduled
COLUMBIAN                                Claim       109         DONDEVO NORTHGATE FLORIST                      Claim       196
COMCO BROADCASTING                       Claim       264         DONNKENNY APPAREL INC                          Claim        75
COMCO BROADCASTING                       Claim       289         DOORS/WINDOWS UNLIMITED INC                 Scheduled
COMMERICAL FILTER SALES & SERVICE        Claim       799         DOWNTOWN CORVALLIS ASSOCIATION              Scheduled
COMMUNITY GLASS COMPANY INC              Claim       359         E WENATCHEE WATER DISTRICT                  Scheduled
COMMUNITY PACIFIC BROADCASTING           Claim       471         EAGLE COMMUNICATIONS INC                       Claim       318
COMPUSERVE                             Scheduled                 EARTHQUAKE                                  Scheduled
COMPUTER REPAIR INC                    Scheduled                 EASTGATE SEWER DISTRICT                     Scheduled
CONSOLIDATED ELECTRIC-PORTLAND         Scheduled                 EASTSIDE CATHOLIC HIGH SCHOOL               Scheduled
CONSOLIDATED ELECTRIC-SALT LAKE        Scheduled                 EASTSIDE DISPOSAL                              Claim        83
CONSOLIDATED ELECTRIC-SPOKANE          Scheduled                 EASTSIDE PAINT COMPANY                      Scheduled
CONSOLIDATED FREIGHTWAYS CORP            Claim       158         ECSI EXECUTONE                                 Claim       624
CONTAINER HAULING SERVICE-BELLEVUE       Claim        86         ED HARDESTY/HARDESTY ENTERPRISES            Scheduled
CONTAINER HAULING SERVICE-BELLEVUE       Claim        87         EDEN TOYS INC                                  Claim       706
CONTRACT DATA SCAN INC                   Claim       379         EDGAR BEREBI ASSOCIATES                        Claim       754
CONTROL SENECA CORPORATION               Claim       691         EDWARD LEVENSON INC/EJ ENTERPRISES             Claim       358
COON INLET SOCCER                      Scheduled                 EHS ELECTRICAL CONTRACTORS                     Claim       236
COPIER SPECIALIST                      Scheduled                 EILEEN SEALS INTERNATIONAL                     Claim       494
COPIES PLUS                            Scheduled                 EILEEN WEST                                    Claim       380
COPY WORKS                             Scheduled                 EIR RECYCLE                                 Scheduled
CORVALLIS DISPOSAL CO                  Scheduled                 ELECTRIC SMITH INC                          Scheduled
CORVALLIS RENTAL INC                   Scheduled                 ELECTRONIC TRANSACTION CORP                    Claim       613
COSMOPOLITAN HANDBAG CO INC              Claim       583         ELIZABETH ARDEN INC                            Claim       750
CR GIBSON CO                             Claim       486         ELLEN DESIGNS INC                           Scheduled
CRAIG CLOTHING CO                      Scheduled                 EMERALD CITY RECYCLE                           Claim       113
CRANDELL ENTERPRISES INC               Scheduled                 EMERY WORLDWIDE                             Scheduled
CRAWFORD DOOR SALES/WAYNE-DALTON       Scheduled                 EMPIRE GLASS INC                            Scheduled
CRAWFORD'S BUSINESS FURNITURE          Scheduled                 ENA COURIERS                                   Claim       186
CROSBY INCORPORATED                    Scheduled                 ENSTAR NATURAL GAS COMPANY                     Claim       156
CROWNTUFT MTG                            Claim       852         ENTERAINMENT COMMUNICATIONS INC                Claim       551
CRYSTAL BRANDS                         Scheduled                 ENTERPRISE NEWSPAPERS, THE                     Claim       411
CRYSTAL KNITTERS                       Scheduled                 ENVIROTECT SYSTEMS INC                         Claim       227
CRYSTAL LINEN                            Claim       639         ESCANTE INC                                    Claim       455
CUMMINS NORTHWEST INC                  Scheduled                 ESCAPADES                                   Scheduled
CURRANTS                               Scheduled                 ESPIRT DE CORPS                             Scheduled



Creditor Name                          Claim Filed  Claim                                                  Claim Filed   Claim No.
                                       /Scheduled     No.        Creditor Name                              /Scheduled

ESQUIRE NECKWEAR INC                   Scheduled                 FURST GROUP, THE                               Claim       961
ESSENTIAL SERVICES CORP                  Claim       869         G&K SERVICES                                Scheduled
ESTEY CORP, THE                          Claim       757         G-III LEATHER FASHIONS INC                     Claim       910
EUGENE WATER & ELECTRIC BOARD            Claim       352         GALERIE AU CHOCOLAT                            Claim       853
EUREKA COMPANY, THE                      Claim       663         GAMBELLA                                    Scheduled
EURO TEK STORE FIXTURE CORP              Claim       396         GANT CORPORATION                               Claim       339
EUROPECRAFT                              Claim       963         GARDEN CITY PAINT & GLASS INC               Scheduled
EXCEL SERVICES                         Scheduled                 GAVORAS SUPER VALU FOODS                       Claim       861
EXCEPTIONAL FORESTERS INC              Scheduled                 GE INFORMATION SERVICES                     Scheduled
EXECUTIVE WINDOW CLEANING              Scheduled                 GEM STATE TROPHIES                             Claim       223
FABRICARE CLEANING CENTER              Scheduled                 GEMMY INDUSTRIES                               Claim       420
FAIRBANKS DAILY NEWS-MINER             Scheduled                 GENERAL BINDING CORPORATION                 Scheduled
FAIRBANKS RESOURCE AGENCY                Claim       554         GENERAL COMMUNICATIONS INC                     Claim       709
FAIRCHILD PUBLICATIONS                 Scheduled                 GENERAL ELECTRIC CAPITAL CORP               Scheduled
FARAH USA INC                            Claim       279         GENERAL FIRE & SAFETY                       Scheduled
FARMER BROS CO                         Scheduled                 GENERAL TELEPHONE CO                        Scheduled
FARRINTON SPECIALISTS                    Claim       407         GENEXUS INTERNATIONAL INC                      Claim       761
FARRINTON SPECIALISTS                    Claim       526         GIBBS LOCK & SAFE                           Scheduled
FASHION MANUFACTURING                  Scheduled                 GILES ALASKAN IMAGES PHOTO                     Claim       562
FASHION NECKWEAR COMPANY INC             Claim       692         GIORGIO BEVERLY HILLS INC                      Claim       778
FEDERAL EXPRESS                          Claim        49         GIOVANNI JEWELRY COMPANY                       Claim       561
FEDERAL WAY DISPOSAL                     Claim       542         GJB ENTERPRISES                             Scheduled
FIDELITY & DEPOSIT CO/NANTUCKET          Claim       968         GLAMOUR RINGS                                  Claim       213
FIDELITY COLLECTION SERIVCE              Claim       645         GLASCO GLASS COMPANY                        Scheduled
FIELDS ROOF SERVICE INC                  Claim       185         GLASS, SASH & DOOR SUPPLY INC                  Claim       921
FIFTH AVENUE SHOE REPAIR               Scheduled                 GLAZER'S CAMERA SUPPLY                         Claim       273
FINLAY FINE JEWELRY CORPORATION          Claim       721         GLEEM CHEMICAL                              Scheduled
FINOVA CAPITAL CORP                      Claim       282         GLICKSON,SAUL                                  Claim       288
FIRE CHIEF EQUIPMENT INC                 Claim       176         GMA RESEARCH CORPORATION                       Claim       716
FIRST ASIAN TRADING CO                 Scheduled                 GOLD INC                                       Claim        44
FIRST BANK                               Claim       879         GOOD LAD CO LTD                             Scheduled
FIRST BANK-NE                          Scheduled                 GOPHER SPORT                                   Claim       356
FIRST FACTOR/ALYSSA CARR                 Claim         6         GRAHAM OFFICE SUPPLY INC                    Scheduled
FIRST FACTOR/TUMBLE TOGS                 Claim         7         GRANT CNTY JOURNAL                          Scheduled
FIRST NATIONAL BANK OF ANCHORAGE         Claim       907         GRAPHICS NINE INC                              Claim       572
FIRST OPTION SPORTSWEAR LTD              Claim       777         GRASS ROOTS                                 Scheduled
FIRST SECURITY-ID                      Scheduled                 GREAT AMERICAN KNITTING/BIDERMANN              Claim         4
FIRST SECURITY-ID                      Scheduled                 GREAT ORIGINALS                                Claim       599
FIRST SECURITY-UTAH                    Scheduled                 GREEN EAGLE INC                                Claim       367
FISHER BROADCASTING INC                  Claim       673         GRIMMER TRANSFER & STORAGE                  Scheduled
FISHMAN & TOBIN                        Scheduled                 GRINNELL FIRE PROTECTION                    Scheduled
FLOOR FACTORS                          Scheduled                 GRUEN MARKETING CORP                           Claim       780
FOR PETES SAKE                         Scheduled                 GTE NORTHWEST                               Scheduled
FORCE 4                                  Claim       546         GTE NORTHWEST/ANDERSON FINANCIAL               Claim       959
FOREST PARK CLEANERS                   Scheduled                 GUERLAIN INC                                   Claim       136
FORMS MANAGEMENT INC                   Scheduled                 H&H CLEANING                                Scheduled
FOSSIL                                 Scheduled                 HADDAD APPAREL GROUP/BUGLE BOY                 Claim       611
FOUR SEASONS INC                       Scheduled                 HADDAD APPAREL GROUP/MIGHTY MAC                Claim       618
FOX CLEANERS                             Claim       575         HAGGAR CLOTHING COMPANY                        Claim       643
FOX COMMUNICATIONS CORPORATION         Scheduled                 HALMODE APPAREL INC                            Claim        37
FRAGRANCES GROUP LTD, THE              Scheduled                 HALSTON BORGHESE INC                           Claim       818
FRANKLIN CONTAINER SERVICES INC          Claim       449         HARMON GLASS                                Scheduled
FRED HAYMAN BEVERLY HILLS              Scheduled                 HAROT                                       Scheduled
FREDS DRY CLEANING PICKUP SERVICE        Claim       385         HARRIS, MYRTLE                              Scheduled
FRESH START                            Scheduled                 HAULAWAY STORAGE CONTAINERS                 Scheduled
FRIDEN NEOPOST                         Scheduled                 HAZEN HIGH SCHOOL                           Scheduled
FRITZI CALIFORNIA                        Claim       532         HEALTHTEX INC                                  Claim       536
FRONTIER CLEANING SERVICE                Claim       292         HEARTLAND APPAREL CORP                         Claim        40
FRONTIERSMAN/VALLEY SUN                Scheduled                 HEATH NORTHWEST INC                            Claim       171
FRUITLAND MUTUAL WATER COMPANY         Scheduled                 HELGET GAS PRODUCTS INC                     Scheduled

Creditor Name                          Claim Filed  Claim                                                  Claim Filed   Claim No.
                                       /Scheduled     No.        Creditor Name                              /Scheduled
HERALD JOURNAL                         Scheduled                 JOE BOXER GIRLFRIEND                           Claim        20
HERALD NEWSPAPER, THE                    Claim       348         JOEL FERRIS HIGH                            Scheduled
HERITAGE WATER CO OF UTAH              Scheduled                 JOHN CASABLANCAS MODEL                         Claim       284
HERSHEY'S CHOCOLATE WORLD                Claim       118         JOHN ROBERT POWERS                             Claim        66
HI GIRLS INC                             Claim       111         JOHN ROBERT POWERS SCHOOL                      Claim       417
HIGHSMITH BROADCASTING                   Claim       886         JOHN'S PLUMBING & PUMPS INC                    Claim       240
HILLSBORO ARGUS                        Scheduled                 JOHNNY'S FLOWERS                            Scheduled
HILLSBORO GARBAGE DISPOSAL               Claim       882         JOURNAL AMERICAN NEWSPAPER                     Claim       950
HILSON JANITORIAL                      Scheduled                 JUDIE INGRAM COMPANY                           Claim       590
HIN BASE LIMITED                       Scheduled                 JUMBO COFFEE SERVICE                           Claim       890
HOGLAND TRANSFER                         Claim       581         JUST ASK INC DBA GLASS DOCTOR                  Claim       238
HOLY FAMILY CATHEDRAL                  Scheduled                 K APPLIANCE SALES & SERVICE                    Claim       204
HOMER ELECTRIC ASSOCIATION INC         Scheduled                 KAPY                                        Scheduled
HORIZON ELECTRIC INC                   Scheduled                 KART-KZRT-KMVX                              Scheduled
HOST APPAREL INC                         Claim        21         KAST AM & FM                                   Claim       702
HOST FOR HER INC                         Claim        23         KATHY ANNE INC                              Scheduled
HOST/NIGHTWEAR BY VAN HEUSEN             Claim        24         KATW                                        Scheduled
HOSTAPPAREL/PAJAMA CRAFT                 Claim        22         KAYO/K099                                   Scheduled
HUGHES ELECTRICAL CONTRACTORS          Scheduled                 KAYSER-ROTH CORPORATION                        Claim       932
HUGHES NETWORK SYSTEMS INC             Scheduled                 KAYU - TV                                      Claim       927
HUMANIX CORP                             Claim       250         KBBO/KRSE RADIO                                Claim       469
HUMPHREYS INC                            Claim       813         KBOY                                        Scheduled
HYDRAULICS UNLIMITED                     Claim       770         KBSG AM/FM & KNDD FM                           Claim       889
I C ISAACS & COMPANY                   Scheduled                 KBSN/KDRM RADIO                                Claim       713
I C MANUFACTURING                      Scheduled                 KBZN                                        Scheduled
IDA VENDING COMPANY                      Claim       382         KCIS- AM/KCMS-FM                               Claim       601
IDAHO POWER COMPANY                      Claim        46         KCJT-TV CH 17                                  Claim       700
IDAHO POWER COMPANY                      Claim       399         KCLX/KZZL                                   Scheduled
IDAHO STATE JOURNAL                      Claim       117         KCMX                                        Scheduled
IDAHO WIRELESS CORP                      Claim       656         KCNA-FM                                     Scheduled
IFG                                    Scheduled                 KCPQ-TV                                     Scheduled
IMAGETECH                              Scheduled                 KCY/KBW-TV(4049)                               Claim       187
IMAGE WORKS INC                          Claim       272         KDRK-FM                                     Scheduled
IN 2 SPORT                             Scheduled                 KDUK-AM & KLCX-FM/DEBT ACQUISITION          Scheduled
INDUSTRIAL INDEMNITY                     Claim       168         KEENEY'S OFFICE PRODUCTS INC                   Claim       170
INFINITY SYSTEMS/KKRT-KSSY               Claim       414         KEGX                                           Claim       936
INFINITY SYSTEMS/KKRV                    Claim       415         KELLEY BUSINESS MACHINES                    Scheduled
INFOTECH COMPUTER SYSTEMS                Claim       377         KELLWOOD CO/INTIMATE CONCEPTS                  Claim       851
INTAPP GROUP, THE                      Scheduled                 KELLY SERVICES INC                             Claim       124
INTER STORE TRANSFER                   Scheduled                 KELSUN DISTRIBUTORS                            Claim       199
INTERCOASTAL DATA CORPORATION          Scheduled                 KENSINGTON SQUARE                           Scheduled
INTERMOUNTAIN GAS COMPANY                Claim       145         KEX/KKRZ                                       Claim       844
INTERNATIONAL INTIMATES INC              Claim       310         KEY ITEM SALES                              Scheduled
INTERNATIONAL NEWS                     Scheduled                 KEYF-FM                                     Scheduled
INTERNATIONAL PAPERFLOW                  Claim       400         KEYG-WHEELER BROADCASTING INC                  Claim       498
INTIMO                                 Scheduled                 KEYW RADIO                                     Claim       752
IRENE CLOUGH                           Scheduled                 KEZI INC                                       Claim       579
ISACO INTERNATIONAL CORPORATION          Claim       704         KEZJ RADIO                                     Claim       586
IVEY SERIGHT INTERNATIONAL INC           Claim       680         KEZX AM & FM                                   Claim       286
J & H SEWING & VACUUM                  Scheduled                 KFAR/KWLF                                   Scheduled
JANSPORT INC                             Claim       68          KFFM/KMWX                                   Scheduled
JANTZEN INC                              Claim       947         KFIY                                           Claim       440
JEANETTE'S FLORAL DESIGNS              Scheduled                 KFQD/KWHL/KMXS-PIONEER BROADCASTING            Claim       257
JEMCO INC                                Claim       769         KFTZ- FM                                       Claim       529
JEWELRY HOLDING CO INC                   Claim       316         KGA -AM                                     Scheduled
JEWELRY WAREHOUSE INC, THE               Claim       563         KGY INC                                        Claim       507
JEZLAINE LTD                           Scheduled                 KHQ INC                                        Claim       253
JOCKEY INTERNATIONAL INC                 Claim        62         KHTR-FM RADIO/PULLMAN, WA                   Scheduled
JODY COYOTE                            Scheduled                 KIDK TV                                        Claim       462

Creditor Name                          Claim Filed  Claim                                                  Claim Filed   Claim No.
                                       /Scheduled     No.        Creditor Name                              /Scheduled
KING BROADCASTING CO                     Claim       298         KYSN COUNTRY                                Scheduled
KINKO'S                                Scheduled                 KZTA                                        Scheduled
KIRBY SALES & SERVICE                    Claim       401         L & J ACCESSORIES                              Claim       644
KIRO INC                                 Claim       509         L & M COURIER INC                           Scheduled
KISN AM/FM                             Scheduled                 L A INTIMATES/DIV OF KELLWOOD                  Claim       848
KIT/KATS/KXXS                          Scheduled                 L H MORRIS ELECTRIC INC                        Claim       918
KITS CAMERAS                             Claim       248         L V MYLES INC/HAPPY PEOPLE                     Claim        80
KKRO ARRWO/KEAG-FM KOOL                Scheduled                 LA GEAR                                     Scheduled
KLCE                                   Scheduled                 LAKEHAVEN UTILITY DISTRICT                     Claim       105
KLGN/KBLQ RADIO                        Scheduled                 LAKESIDE DISPOSAL & RECYCLING               Scheduled
KLIX AM/FM                               Claim       585         LAKEWOOD REFUSE SERVICE INC                 Scheduled
KLO                                    Scheduled                 LAKEWOOD WATER DISTRICT                     Scheduled
KLSR FOX TV-25                         Scheduled                 LANCASTER GROUP USA                            Claim       763
KMPS RADIO/KZOK RADIO                    Claim       195         LANDSCAPE MANAGEMENT INC                    Scheduled
KMTR-TV                                Scheduled                 LARRY'S QUALITY HEATING & PLUMBING             Claim       765
KMVT                                   Scheduled                 LAUREL BURCH INC                            Scheduled
KNLT                                     Claim       937         LAURES INC                                  Scheduled
KNOBEL'S ELECTRIC INC                  Scheduled                 LAWSON PRODUCTIONS INC                         Claim       268
KOALA CORPORATION                        Claim       543         LEADING FLORAL CO                              Claim       505
KOLTOV INC                               Claim       214         LEE APPAREL COMPANY INC                        Claim       881
KOMO RADIO                               Claim       884         LEE ENTERPRISES/CORVALLIS GAZETTE              Claim       508
KOMO TV                                  Claim       814         LEES MANUFACTURING VP                          Claim       330
KONA                                   Scheduled                 LEGACY USA CO                               Scheduled
KORE SOURCING INC                      Scheduled                 LEISURE LIFE INDUSTRIES INC                    Claim       265
KOSZ FM                                  Claim       473         LEMON GRASS                                 Scheduled
KPAX COMMUNICATIONS INC                  Claim       263         LEO SHAPIRO & ASSOCIATES INC                Scheduled
KPNW/KODZ                              Scheduled                 LETTERS UNLIMITED                              Claim       247
KQQQ-AM RADIO/PULLMAN, WA              Scheduled                 LETWIN GARMENT FACTORY LTD                  Scheduled
KREM-TV                                  Claim       920         LEVLE MODES INC                                Claim       107
KRISTESSE INC                            Claim       217         LEWIS CLARK RECYCLERS INC                   Scheduled
KRKT                                   Scheduled                 LH MORRIS ELECTRONIC INC                    Scheduled
KRPL INC DBA KRPL/KZFN RADIO             Claim       351         LILY OF FRANCE                                 Claim       556
KRPM-K106                              Scheduled                 LILYETTE/DIV OF NCC INDUSTRIES INC             Claim       730
KRUSI, PETE/KRUSHER RECYCLING SERVICE  Scheduled                 LITEMOR DISTRIBUTORS INC                       Claim       476
KRWM-FM/PUGET SOUND BROADCASTING         Claim       839         LITTLE DIPPER SPORTS INC                    Scheduled
KRWQ/KMED                                Claim       408         LIZ CLAIBORNE INC                              Claim       729
KSEI/KMGI RADIO                          Claim       463         LIZ CLAIBORNE INC                              Claim       732
KSHO RADIO                               Claim       203         LIZ SOTO                                    Scheduled
KSOS                                   Scheduled                 LOCK DOCTOR, THE                            Scheduled
KSTW-TV                                  Claim       246         LOCK RANGERS SAFES & SECURITY INC              Claim       300
KTCR                                     Claim       935         LOGAN CITY MUNICIPAL CORPORATION               Claim       636
KTMT/KMFR                              Scheduled                 LOGO 7 INC/UNIVERSAL INDUSTRIES INC            Claim       312
KTRW/KZZU                              Scheduled                 LONDON FOG INDUSTRIES/PACIFIC TRAIL            Claim       797
KUGN                                   Scheduled                 LONDON STAR LIMITED                            Claim       512
KUIK                                   Scheduled                 LONGSTREET                                     Claim       605
KULF-AM & FM                             Claim       878         LORENZO DE MEDICI INC                          Claim       302
KUPI RADIO                               Claim       457         LYNDEN TRANSPORT                               Claim        81
KUPL                                   Scheduled                 LYNN WOODWARD ELECTRIC                      Scheduled
KVNU                                   Scheduled                 LYNNWOOD HIGH SCHOOL                        Scheduled
KWWW-FM/KWWX-AM                        Scheduled                 M&L INTERNATIONAL INC                          Claim       331
KXA 99 RADIO                           Scheduled                 MACDONALDS MILLER ALASKA INC                   Claim       443
KXL RADIO                                Claim       197         MACDONALDS MILLER SERVICE                   Scheduled
KXLR-FM                                Scheduled                 MACRO COM CORP                                 Claim       496
KXRO/KDUX                                Claim       474         MADE IN THE SHADE                           Scheduled
KXXO                                   Scheduled                 MADGE'S MENDING                                Claim       830
KYCW ALLIANCE BROADCASTING               Claim       524         MAGIC VALLEY LOCK & KEY                     Scheduled
KYES-TV                                  Claim       900         MAGIC VALLEY REFRIGERATION                  Scheduled
KYLT/KZOQ RADIO                          Claim       309         MAIDENFORM INC                                 Claim       845

Creditor Name                          Claim Filed  Claim                                                  Claim Filed   Claim No.
                                       /Scheduled     No.        Creditor Name                              /Scheduled
MAIL BOXES ETC USA #826                Scheduled                 MOTOR VEHICLES DIVISION-SALEM, OR           Scheduled
MAIL TRIBUNE                           Scheduled                 MOUNTAIN AIRGAS                                Claim       891
MAILBOXES PLUS                         Scheduled                 MOUNTAIN FUEL SUPPLY COMPANY                   Claim       465
MAINSTREAM SWIMSUITS INC                 Claim       610         MOUNTAIN WATER COMPANY                         Claim       333
MALIBU BEACH CLUB/B J DESIGNS            Claim       560         MOUNTAIN WATER COMPANY                         Claim       332
MALLORY & CHURCH CORP                  Scheduled                 MOVIE STAR INC                                 Claim        39
MAMAHON'S EMERGENCY LOCKSMITH          Scheduled                 MR VACUUM                                   Scheduled
MANTEY PLUMBING INC                    Scheduled                 MSC                                         Scheduled
MARQUEE SCREEN & DESIGN INC              Claim       880         MUNICIPAL LIGHT & POWER                     Scheduled
MARTIN STATIONERS INC                  Scheduled                 MUNICIPAL UTILITIES SYSTEM                  Scheduled
MARTINI CLEANERS                         Claim       784         MUZAK                                       Scheduled
MARVIN LABA & ASSOCIATES                 Claim       329         MUZAK LP                                       Claim       810
MATANUSKA ELECTRIC ASSN INC              Claim       375         MUZAK-PORTLAND                              Scheduled
MATANUSKA TELEPHONE ASSOC INC          Scheduled                 MW SAMARA INC                                  Claim       916
MAXINE OF HOLLYWOOD INC                  Claim       307         MY-COMM INC                                 Scheduled
MB'S                                   Scheduled                 MYSTIC APPAREL INC                             Claim       215
MCALERNEY, TIM                         Scheduled                 NATIONAL BUSINESS SYSTEMS INC                  Claim       951
MCC                                    Scheduled                 NATIONAL COURIER SYSTEMS                    Scheduled
MCCALLUM ENVELOPE & PRINTING CO          Claim       801         NATIONAL INFOMATION DATA CENTER             Scheduled
MCCAW COMMUNICATIONS                   Scheduled                 NATIONAL SANITARY SUPPLY CO                 Scheduled
MCCRORY CORP                           Scheduled                 NATIONAL STORE FIXTURES & DISPLAY              Claim       528
MCCUBBIN HOSIERY INC                     Claim       366         NATIONAL SYSTEMS INC                        Scheduled
MCKENZIE RIVER BROADCASTING CO INC       Claim       184         NAUTICA WATCHES                             Scheduled
MECA                                     Claim       513         NEAL'S SHOE REPAIR                          Scheduled
MEDFORD WATER COMMISSION               Scheduled                 NEEDLE NOOK                                 Scheduled
MEDIA PLUS+ INC                          Claim       191         NEIFFER, STEPHEN                            Scheduled
MELE MANUFACTURING                     Scheduled                 NEIGHBORHOOD PROMOTIONS                     Scheduled
MELKONIAN, CHARLEY/COUNTRY CLEANERS    Scheduled                 NEUTROGENA CORP                                Claim       803
MENDES, ALBERTO A                        Claim       269         NEW CENTURY MEDIA                              Claim       364
MERIT MECHANICAL, INC                  Scheduled                 NEW REVIEW PUBLISHING/MOSCOW                   Claim       207
MESPO UMBRELLAS LTD                      Claim       703         NEW YORK TIMES SALES INC, THE               Scheduled
METRO SERVICE COMPANY                    Claim       413         NEWPRO DESIGNS INC                          Scheduled
METZLER, STEVEN                        Scheduled                 NEWS TRIBUNE, THE                              Claim       430
MICHAEL FRIEDMAN CORP                    Claim       453         NICK RAFFO GARBAGE CO                          Claim       541
MICHAEL G                              Scheduled                 NIKE INC                                       Claim       305
MICHELE FASHIONS/ISAAC HAZAN & CO        Claim        69         NOEL GOVE CO                                Scheduled
MICHELLE TEECE                         Scheduled                 NOEL JOANNA INC                             Scheduled
MICKEY & CO/DONNKENNY APPAREL INC        Claim        74         NORCO                                       Scheduled
MICROGRAPHICS SYSTEMS INC              Scheduled                 NORDSTROM                                      Claim       428
MIDWEST LOCK & SAFE INC                Scheduled                 NORTH AMERICAN GRAPHICS                     Scheduled
MIKASA                                   Claim       299         NORTH COAST INDUSTRIES                         Claim       555
MIKE BACHMAN PLUMBING                    Claim       495         NORTH IDAHO BROADCASTING CO                    Claim       372
MILACA MILLS INC                         Claim       230         NORTHERN BUSINESS MACHINES INC                 Claim       368
MILES FINANCIAL SERVICES INC (AGFA)    Scheduled                 NORTHERN TELEVISION                            Claim       548
MINUTEMAN PRESS                        Scheduled                 NORTHGATE COBBLERS                          Scheduled
MIRIAM HASKELL JEWELS                  Scheduled                 NORTHGATE PHARMACY                          Scheduled
MISS ELAINE INC                          Claim       577         NORTHSHORE UTILITIY DISTRICT                Scheduled
MISSOULIAN                               Claim       481         NORTHWEST CABLE ADVERTISING                    Claim        52
MMG CORP                                 Claim       531         NORTHWEST GLASS INC                         Scheduled
MNS DBA MASTERMARK                       Claim       179         NORTHWEST HANDLING SYSTEMS INC              Scheduled
MODERN  ELECTRIC WATER COMPANY           Claim       475         NORTHWEST NATURAL GAS                       Scheduled
MOMENTUM/A PRIMESOURE COMPANY            Claim       568         NORTHWEST PROMOTIONAL PRODUCTS                 Claim       444
MONARCH MARKING                          Claim       966         NORTHWEST TV/KVAL-TV                           Claim       182
MONET GROUP INC, THE                     Claim       733         NORTHWEST WHOLESALE FLORIST INC                Claim        79
MONET GROUP/MONET JEWELERS               Claim       735         NOTATIONS                                      Claim       539
MONET GROUP/TRIFARI                      Claim       734         NSMLC - TELEPHONE PIONEERS                  Scheduled
MONTANA POWER                          Scheduled                 NUTMEG MILLS                                Scheduled
MORNING SUN INC                          Claim       346         NW TRANSPORT SERVICE INC                       Claim       931
MORSLEY INC                              Claim       324         O'BRYAN BROTHERS INC                           Claim       134
MOTOR CARGO                            Scheduled                 O'LEARY MATHIS SWEEPING SERVICE                Claim       274

Creditor Name                          Claim Filed  Claim                                                  Claim Filed   Claim No.
                                       /Scheduled     No.        Creditor Name                              /Scheduled
OAK HARBOR FRIEGHT LINES INC             Claim       588         PLATT ELECTRIC SUPPLY                          Claim       418
OAK HILL SPORTSWEAR CORP                 Claim        93         PLAYTEX APPAREL INC                            Claim       901
OAKES, TIMOTHY J                       Scheduled                 PLAZA CLEANERS                              Scheduled
OFF SPRING                             Scheduled                 PLEASANCE, MARTHA                           Scheduled
OFFICETEAM                               Claim       564         POLAR GRAPHICS                                 Claim       451
OFFICIAL DISTRIBUTING COMPANY            Claim       167         PORTLAND GENERAL ELECTRIC                      Claim       697
OFFSHOOTS                              Scheduled                 PORTLAND RADIO/KINK-FM                         Claim       354
OLYMPIAN                               Scheduled                 POST OFFICE & MORE                          Scheduled
OLYMPIC DISPOSAL                       Scheduled                 POST REGISTER, THE                             Claim        96
OLYMPIC PAPER COMPANY                  Scheduled                 POT O GOLD                                  Scheduled
OOOPS A DAISY                            Claim       767         POULSBO GLASS & UPHOLSTERY                     Claim       567
OR-BUILDING CODES DIVISION               Claim       655         POWER BUSINESS CENTER                       Scheduled
OREGONIAN PUBLISHING CO., THE            Claim         3         POWER CITY ELECTRIC                         Scheduled
ORION FASHIONS INC                       Claim       104         PRATT, REGINA                               Scheduled
OSHKOSH B'GOSH INC                       Claim       334         PRECISION CARPET CLEANING                   Scheduled
OUTLAW JEANS                           Scheduled                 PREFERRED HOMES                                Claim       558
OUTRAGEOUS INC                         Scheduled                 PRESERVATIVE PAINT                          Scheduled
OVERNIGHT TRANSPORTATION                 Claim       647         PRESTIGE LEATHER CREATIONS                     Claim       917
PACIFIC ALASKA FORWARDERS INC          Scheduled                 PRICE WATERHOUSE LLP                           Claim       727
PACIFIC BROADCASTING CO                Scheduled                 PRO SERVICE ELECTRIC                        Scheduled
PACIFIC CLEANERS                       Scheduled                 PSI WASTE SYSTEMS INC                       Scheduled
PACIFIC FLOWER MARKET                  Scheduled                 PUD OF SNOHMISH                                Claim       148
PACIFIC POWER                            Claim       589         PUGET SOUND BUS JOURNAL                     Scheduled
PACIFIC PUBLISHING CO                    Claim       398         PUGET SOUND POWER & LIGHT                      Claim       392
PAK BUSINESS BUREAU INC                  Claim       161         PUNCH INC                                      Claim       180
PALOUSE EMPIRE INC                       Claim       520         PUYALLUP SOUTH HILL SELF STORAGE            Scheduled
PAPERPLAINS                            Scheduled                 PYRAMID HANDBAGS INC                           Claim       328
PARAMOUNT PEST CONTROL INC             Scheduled                 QFC - FACTORIA                                 Claim       344
PARFUMS PARQUET                        Scheduled                 QUAIL CREST FOODS INC                          Claim       278
PARIS ACCESSORIES                      Scheduled                 QUALITY LINEN & TOWEL SUPPLY                   Claim       234
PARK CITY TRUCK LINES INC                Claim       637         QUESTAR RADIO COMMUNICATIONS                   Claim       446
PARLUX FRAGRANCES INC                    Claim       587         QUESTAR RADIO COMMUNICATIONS                   Claim       683
PASSWORD ANSWER SERVICE                Scheduled                 QUICK MAIL UNLIMITED                        Scheduled
PAUL SEBASTIAN INC                     Scheduled                 QUICK RESPONSE SERVICES INC                    Claim       516
PAYLESS DRUG                           Scheduled                 R & H ENTERPRISES                           Scheduled
PAYLESS DRUG                           Scheduled                 RAIN ROOF ROOFING CO                        Scheduled
PCA APPAREL INC                          Claim       335         RAINBOW NEON SIGN CO                        Scheduled
PECK'S SHOE CLINIC                     Scheduled                 RAINBOW PHOTO CO                            Scheduled
PENINSULA CLARION                        Claim       711         RAINBOW SWEEPERS                            Scheduled
PENINSULA DAILY NEWS                   Scheduled                 RAINER CHAPTER APA                          Scheduled
PENINSULA GATEWAY INC, THE               Claim       303         RAISIN CO, THE                              Scheduled
PENINSULA SANITATION CO INC            Scheduled                 RALPH LAUREN FRAGRANCES/COSMAIR                Claim       846
PEPSI COLA BOTTLING CO                 Scheduled                 RAMA                                        Scheduled
PERI PETITES                             Claim       781         RAMPAGE                                     Scheduled
PERKINS COIE                             Claim       499         RANDA CORP                                     Claim        67
PERRIER INC/BASIC ELEMENTS               Claim       216         RCM CORP                                    Scheduled
PERUGINA BRANDS OF AMERICA               Claim       327         READMORE COMMUNICATIONS                     Scheduled
PHILLIPS/VAN HEUSEN                      Claim       773         RED DOOR, THE                               Scheduled
PHILLIPS/VAN HEUSEN - DESIGNER GRP       Claim       938         REEBOK INTERNATIONAL LTD                       Claim       594
PHILLIPS/VAN HEUSEN - SOMERSET           Claim       939         REGIS GARD LTD - KOREA BRANCH               Scheduled
PINNACLE PRODUCTIONS INTERNATIONAL       Claim       760         REGISTER GUARDIAN                           Scheduled
PIONEER PRINTING                       Scheduled                 RESCOM ELECTRIC INC                            Claim       295
PIP PRINTING                             Claim       559         RESCUE ROOTER                                  Claim       231
PITTSBURGH PLASTICS MFG INC            Scheduled                 RETLAW BROADCASTING CO/KIMA-TV                 Claim       540
PLANT WORLD                            Scheduled                 REVLON INC                                     Claim       649
PLANTSALOT                             Scheduled                 RG BARRY CORPORATION                           Claim       671
PLATINUM HOSIERY                       Scheduled                 RHO COMPANY                                    Claim       674

                                        C-8



Creditor Name                          Claim Filed  Claim                                                  Claim Filed   Claim No.
                                       /Scheduled     No.        Creditor Name                              /Scheduled

RHODA LEE INC                            Claim       301         SERVICE MASTER OF SEATTLE                      Claim       912
RIBBONS INC/RIBBONS ACCESSORIES          Claim       315         SERVICE MASTER PBM OF ANCHORAGE                Claim       427
RICS TRANSFER CO INC                     Claim       808         SHADOWLINE INC                                 Claim       137
RISBERG'S TRUCK LINES                    Claim       190         SHAGELA CONSTRUCTION/BOWER, DICK               Claim       602
RISK IT GEAR INC                         Claim        35         SHAH SAFARI INC                                Claim        16
RITTENHOUSE                              Claim       914         SHAMROCK CONSTRUCTION                          Claim       593
RIVIERA CONCEPTS OF AMERICA INC          Claim       470         SHANNON ACCESORIES                          Scheduled
ROADWAY EXPRESS INC                      Claim       836         SHASHO/JONES DIRECT INC                        Claim       672
ROADWAY PACKAGE SYSTEMS INC              Claim       166         SHC INC                                     Scheduled
ROBB'S REPAIR                          Scheduled                 SHEDRAIN CORP                               Scheduled
ROBLN LYN CREATIONS INC                  Claim       582         SHOE STOP                                   Scheduled
ROFFE ACCESSORIES                      Scheduled                 SHUBES MANUFACTURING                        Scheduled
ROMAN CO                                 Claim       597         SIGN SYSTEMS NORTHWEST                      Scheduled
ROSE, ROBERT                             Claim       363         SILVER SCREEN T'S                              Claim       337
ROSENTHAL & ROSETHAL INC                 Claim        28         SILVERADO BROADCASTING                         Claim        38
ROSETTI HANDBAGS & ACCESSORIES INC       Claim       479         SILVERDALE WATER DISTRICT #16               Scheduled
ROSS DISPLAY FIXTURE CO INC              Claim       584         SILVESTRI CORP                                 Claim        91
ROSS SPORTSWEAR INC                      Claim       805         SIMON'S                                     Scheduled
ROTO ROOTER                            Scheduled                 SKYVIEW HIGH SCHOOL                         Scheduled
ROTO ROOTER SEWER SERVICE                Claim       154         SL PETITES                                     Claim       326
ROWAN PACIFIC RIM DECORATORS INC         Claim       489         SLOAN, RON                                  Scheduled
ROYAL TOUCH INC                        Scheduled                 SMART SET GLOVES LTD                        Scheduled
ROYTEX INC                               Claim        72         SMITHY ACCESSORIES                             Claim        61
RUBATION REFUSE REMOVAL INC              Claim       423         SNACKS GOURMENT                             Scheduled
RUBY CORP                              Scheduled                 SNAKE RIVER GLASS INC                          Claim       506
RUSSELL-NEWMAN INC                       Claim       948         SNOW WHITE CLEANERS                         Scheduled
RYAN LIGHTING GROUP INC                Scheduled                 SOCK & ROLL/PLANT THE EARTH                    Claim       244
RYDER TRUCK RENTAL INC                 Scheduled                 SOLID WASTE                                 Scheduled
S SCHWAB & CO INC                        Claim        32         SONICAIR                                       Claim       646
S&K MAINTENANCE                          Claim       319         SOOK'S TAILOR SHOP                          Scheduled
SAB-TEC STATIONERS                     Scheduled                 SOS ALARM                                      Claim       684
SAFECO INSURANCE CO OF AMERICA           Claim       885         SOS DATA SERVICE                            Scheduled
SAFEWAY #1203                          Scheduled                 SOUND BROADCASTING INC/KMAS                    Claim       826
SAFEWAY #420                           Scheduled                 SOUND PRODUCTS INC                             Claim       347
SAFEWAY (ANCHORAGE)                    Scheduled                 SOUND PUBLISHING                               Claim       667
SAFEWAY INC (BELLEVUE)                   Claim       666         SOUND PUBLISHING                               Claim       668
SALEM SPORTSWEAR                         Claim        60         SOUNDCOM INC                                Scheduled
SALLY LOU FASHIONS                       Claim       192         SOUSLEY SOUND & COMMUNICATIONS              Scheduled
SANI PAC                                 Claim       461         SOUTH HILL OFFICE SUPPLY INC                Scheduled
SANOFI BEAUTE INC                        Claim       456         SOUTHEASTERN NEWSPAPERS CORP                   Claim       825
SANRIO INC                               Claim       304         SOUTHGATE LTD                               Scheduled
SANTAS CLEANERS                          Claim       397         SOUTHWEST SUBURAN SEWER                     Scheduled
SANTINAS HOUSE OF FLOWERS              Scheduled                 SPACE NEEDLE CORPORATION                    Scheduled
SARA LEE KNIT PRODUCTS                   Claim       386         SPAID, K.  DBA VILLAGE CLEANERS                Claim       384
SASHA HANDBAGS INC                       Claim       569         SPECIALITY LIGHTING                            Claim       518
SATELLITE BUSINESS SERVICES INC          Claim       511         SPENARD BUILDERS SUPPLY INC                 Scheduled
SCARVES BY VERA/SALANT CORP              Claim        76         SPOKANE PLUMBING & HEATING INC              Scheduled
SEASONS INC                              Claim       658         SPOKANE VALLEY NEWS                            Claim       293
SEATTLE DISPOSAL                         Claim       114         SPOKEMAN REVIEW, THE                           Claim       956
SEATTLE FARWEST SERVICE CORP             Claim       175         SQUARE ONE PRINTING                         Scheduled
SEATTLE LIMOUSINE                      Scheduled                 STAFFING RESOURCES INC                         Claim       390
SEATTLE MODELS GUILD                   Scheduled                 STANDARD EXAMINER NEWSPAPER                    Claim       228
SEATTLE TIMES, THE                       Claim       952         STANLEY CREATIONS INC                          Claim       388
SECURITY ALARM                         Scheduled                 STAR OF INDIA FASHIONS INC                     Claim       600
SECURITY LOCK & KEY                      Claim       472         STAR SANITATION SERVICES INC                Scheduled
SEINO AMERICA INC                      Scheduled                 STARTER CORP                                   Claim        15
SERVICE MASTER                         Scheduled                 STATUS DESIGN GROUP/SWAN INTERN'L              Claim       745



Creditor Name                          Claim Filed  Claim                                                  Claim Filed   Claim No.
                                       /Scheduled     No.        Creditor Name                              /Scheduled

STERN FRAGRANCES                         Claim       682         TOWN ASSOCIATES INC                            Claim       804
STERN, MIKE                            Scheduled                 TP FREIGHT                                  Scheduled
STITCHIN' TIME                         Scheduled                 TRANE OREGON SERVICE CO                        Claim       119
STONE GEAR KIDS                        Scheduled                 TRANSAMERICA OCCIDENTAL LIFE                Scheduled
STONE'S LOCK & KEY                     Scheduled                 TRANSPORT INTERNATIONAL POOL INC               Claim        55
STROUSE ADLER CO                         Claim       478         TREASURE CHEST ADVERTISING CO INC              Claim       103
STUART ALAN LTD                        Scheduled                 TRENDS CLOTHING                             Scheduled
SUBURBAN WEST MAINTENANCE INC            Claim       252         TRI CITY HERALD                                Claim       130
SUN NEWSPAPER, THE                       Claim       677         TRI-COASTAL ACCESSORIES INC                    Claim       550
SUN RIVER ELECTIC SERVICE INC          Scheduled                 TRI-COASTAL DESIGN GROUP INC                   Claim       549
SUN SPORTSWEAR                         Scheduled                 TRIBUNE PUBLISHING CO DBA/LEWISTON             Claim       206
SUNBROOK COMMUNICATIONS                Scheduled                 TRIMFIT INC                                    Claim       393
SUNRICH FLOOR (EVERETT)                Scheduled                 TRINA INC                                      Claim       281
SUNRICH FLOOR (WOODINVILLE)            Scheduled                 TRIPLE I COURIER SERVICES                      Claim       262
SUNSET WIRE ROPE CO                    Scheduled                 TRIPLE T FOOTWEAR LTD                          Claim       402
SUNSHINE DISPOSAL INC                  Scheduled                 TROPHIES BY BIG DADDY                       Scheduled
SUNSTAR INDUSTRIES INC                   Claim        92         TRUE FORM INTIMATE APPAREL                     Claim       362
SUPERIOR CLEANERS                        Claim       226         TRUMPER COMMUNICATIONS/PORTLAND                Claim       198
SUPREME INTERNATIONAL CORP               Claim       502         TSUMURA INTERNATIONAL                          Claim       459
SUPREME SLIPPER MFG CO INC               Claim       287         TU OF THE NORTHLAND                         Scheduled
SUSAN CRANE INC                        Scheduled                 TUM A LUM                                   Scheduled
SUTTON TIME/DIV OF E. GLUCK              Claim       350         TURNER, BOB                                 Scheduled
SVDP                                   Scheduled                 TWO HANDS INC                                  Claim       544
SWANK                                  Scheduled                 U GOT IT INC                                   Claim       122
SYMBOL TECHNOLOGIES INC                  Claim       619         U HAUL INTERNATIONAL INC                    Scheduled
SYMPHONY SCARFS                        Scheduled                 UDELHOVEN OILFIELD SYSTEMS                  Scheduled
T CAPPELLI HANDBAGS/TILLEPPAC INC        Claim       467         UNIFORCE SERVICES INC                          Claim       146
T&M VENDING                              Claim       194         UNIFORCE SERVICES INC                          Claim       147
T&T INSTANT  PLUMBING                  Scheduled                 UNION BULLETIN                              Scheduled
TACHER COMPANY INC, THE                  Claim       838         UNISOURCE CORP                                 Claim        42
TACOA INC                                Claim       429         UNITED PARCEL SERVICE                          Claim       627
TACONY CORP                              Claim       221         UNITED PARCEL SERVICE                          Claim       681
TANDEM COMPUTERS INC                     Claim       141         UNITED SYSTEMS INC                             Claim       753
TANDEM IMPORTS CORP                      Claim       431         UNITED WAY OF ANCHORAGE                     Scheduled
TAPSCAN INC                              Claim        51         UNITED WAY OF BENTON COUNTY                 Scheduled
TARGET RADIO                           Scheduled                 UNITED WAY OF MISSOULA CNTY                    Claim       371
TBAC PRINCE GARDNER                      Claim       291         UNITED WAY/COLUMBIA-WILLIAMETTE             Scheduled
TCI CABLE VISION OF WA INC             Scheduled                 UNIVERSITY CITY SIGN ADVTG                     Claim       941
TEC MECHANICAL SERVICE CO              Scheduled                 US ELEVATOR                                 Scheduled
TECHNOLOGY UNLIMITED, INC                Claim       483         US TV OF WASHINGTON STATE/KTZZ-TV              Claim       202
TEKNO COPY                             Scheduled                 US WEST CELLULAR                            Scheduled
TELE-CONTRACTING SPEC INC              Scheduled                 US WEST COMMUNICATION                       Scheduled
TELE-WAVES PAGERS                      Scheduled                 US WEST COMMUNICATIONS                         Claim       707
TELEPAGE NW                            Scheduled                 US WEST DIRECT                              Scheduled
TEMP-RIGHT                             Scheduled                 UT-INDUSTRIAL COMMISSION-SAFETY             Scheduled
TENDER SENDER                            Claim       277         UTAH POWER & LIGHT                             Claim       934
TIMES COMMUNITY NEWSPAPERS               Claim        65         VAL MODE                                    Scheduled
TIMES NEWS                               Claim       450         VALLEY CHRISTIAN SCHOOL                     Scheduled
TIMEX CORPORATION                        Claim       981         VALLEY DAILY NEWS                           Scheduled
TJ LAWFORD                             Scheduled                 VANITY FAIR MILLS INC                          Claim       381
TMP WORLDWIDE/NYPSA                    Scheduled                 VICTORIA CREATIONS INC                         Claim       772
TNT REDDAWAY TRUCKLINE                   Claim       239         VICTORY LAUNDRY                             Scheduled
TNT UNITED TRUCK LINES INC               Claim        25         VIKING FREIGHT SYSTEM                          Claim       652
TODOROFF, DON                            Claim       669         VILLA LIGHTING SUPPLY INC                   Scheduled
TOP BRAND SPORTSWEAR                     Claim       609         VISION PRODUCTS                                Claim       357
TOTAL ELECTIC SUPPLY COMPANY             Claim       311         VITTORIA INTERNATIONAL ASSESSORIES             Claim       54
TOTES INC                                Claim       345         VORHEES, FRANK/THE CASTER EXCHANGE          Scheduled



Creditor Name                          Claim Filed  Claim                                                  Claim Filed   Claim No.
                                       /Scheduled     No.        Creditor Name                              /Scheduled

VT INTERNATIONAL LTD                     Claim       325         ZARAGOZA DESIGN                                Claim       235
WALL STREET JOURNAL                    Scheduled                 ZEE MEDICAL SERVICES                           Claim       322
WALL, DONALD                           Scheduled                 ZELLERBACH                                     Claim       964
WALLACE COMPUTER SERVICES INC            Claim        71         ZHG INDUSTRIES                              Scheduled
WALLACE, MARK M                          Claim       189
WALPERT INDUSTRIES LTD                   Claim       297
WALSH CONSTRUCTION CO                    Claim       533
WALTER HEIMLER INC                       Claim        13
WARNACO INC                              Claim        14
WARNER, TOM                            Scheduled
WARREN FEATHERBONE COMPANY               Claim       163
WARREN GORMAN                            Claim       657
WASHINGTON FIRE & SAFETY EQUIPMENT       Claim       534
WASHINGTON NATURAL GAS                   Claim       115
WASHINGTON SIGN COMPANY, THE           Scheduled
WASHINGTON WATER POWER CO                Claim       142
WASILLA REFUSE INC                       Claim       419
WASTE MANAGEMENT OF OREGON             Scheduled
WASTE MANAGEMENT OF SEATTLE              Claim       448
WASTE MANAGEMENT-KENNEWICK               Claim       294
WASTE MANAGEMENT-NORTHWEST               Claim       628
WASTE MANAGEMENT-WENATCHEE               Claim       523
WASTE PAPER SERVICE                    Scheduled
WATER DISTRICT #49                     Scheduled
WATSON BROTHERS LTD                      Claim       242
WCI FINANCIAL SERVICES INC               Claim       615
WEE WILLES VACUUM                      Scheduled
WEINGEROFF ENTERPRISES                   Claim       545
WELDERS SERVICE INC                    Scheduled
WELLS FARGO AMORED SERVICES CORP         Claim        99
WEMCO INC/BARRETT FACTOR                 Claim       149
WENATCHEE WORLD                          Claim       464
WESTERN BROADCASTING COMPANY             Claim       736
WESTERN BUILDERS SUPPLY INC              Claim       259
WESTERN MICRO SERVICES INC               Claim       258
WESTERN PAPER CO                         Claim       255
WESTONE BANK-OGDEN UT                    Claim       416
WESTPORT CORP                            Claim       200
WESTWOOD CLEANERS                      Scheduled
WHISTLES INC                             Claim       205
WHITMORE OXYGEN CO                       Claim       748
WILLHIGHT RESEARCH INC                   Claim       144
WILLIAM CARTER COMPANY, THE              Claim       688
WILLIAM E CONNER & ASSOCIATES LTD        Claim       530
WILLIAM THOMPSON                       Scheduled
WILSON ENGRAVING CO                      Claim       480
WIRE COMMUNICATIONS                      Claim        90
WORKMAN PUBLISHING CO INC                Claim       296
WOSCA SHIPPERS COOPERATIVE               Claim       432
WOVENCRAFT                               Claim       802
WYEAST COLOR INC                         Claim       229
XEROX CORPORATION                        Claim       651
XEROX CORPORATION                        Claim       909
XTRMZ LTD                                Claim       725
YAKIMA HERALD-REPUBLIC                   Claim       954
YAKIMA VALLEY JANITORIAL               Scheduled
YEHASSO                                Scheduled
YELLOW FREIGHT SYSTEM INC                Claim       701
YOUNG ELECTRIC SIGN COMPANY              Claim       224

                                       ANNEX D
                     SCHEDULE OF PENDING OR THREATENED LITIGATION

-------------------------------------------------------------------------------------------------------------------
1.  Clayton v. Lamonts Apparel, Inc.                            2.   Edith and Fred Dowell v. Lamonts Apparel, Inc.
    Washington Superior Court, King County                           Washington Superior Court, Thurston County
    Cause No. 93-2-30040-9, filed 12/6/93                            Cause No. 96-2-2933-2; Filed 8/16/96
    Personal injury                                                  Personal injury
    Plaintiff:     Mrs. Clayton                                      Plaintiff:     Edith and Fred Dowell
                   c/o Peter Lukevich, Esq.                                         c/o Steven R. Meeks
                   220 Lake City Professional Building                              Meeks Morgan Bauer
                   2611 N.E. 125th Street                                           1235 Fourth Avenue East, #200
                   Seattle, WA  98125                                               Olympia, WA 98506

3.  Mara Carlos v. Lamonts Apparel, Inc.                        4.   Lamonts Apparel, Inc. v. Hickel Investment
    Washington Superior Court, King County                           Company
    Cause No. 94-2-27049-4 filed 10/21/94                            United States District Court for Alaska
    Race discrimination, retaliation                                 Cause No. A95-0463 (HRH) filed 3/21/95
    Plaintiff:     Mara Carlos                                       Recovery of overpayment of CAM charges
                   2019 S.W. 138th Place., #4C                       Defendant:     Hickel Investment Company
                   Federal Way, WA 98023                                            P.O. Box 101700
                                                                                    Anchorage, AK 99510

5.  Patty A. McGruder v. Lamonts Apparel, Inc.                  6.   Lamonts Apparel, Inc. v. Si-Lloyd Associates
    EEOC issued a Dismissal and Notice of Rights                     Oregon Court of Appeals
    on 4/22/96; No lawsuit has been filed                            Cause No. CA A91907 filed 2/16/96
    Sexual harassment, retaliation                                   Lease dispute
    Potential plaintiff:     Patty A. McGruder                       Defendant:     Si-Lloyd Associates
                             108 W. 16th Street, Apt. #A                            c/o Katherine McDowell
                             Coeur d'Alene, ID 83814                                Stoel Rives Boley Jones & Grey
                                                                                    Standard Insurance Center
                                                                                    900 S.W. Fifth Avenue, #2300
                                                                                    Portland, OR 97204-1268

7.  Glen Hegbloom v. Lamonts Apparel, Inc.                      8.   Saundra Humphry v. Lamonts Apparel, Inc.
    Pending EEOC Charge No. 380951541 filed 9/19/95                  Alaska Third Judicial District
    No lawsuit has been filed                                        Cause No. 3AN-94-C filed 3/11/94;
    Discrimination under Americans with Disabilities Act             Personal injury
    Potential plaintiff:     Glen Hegbloom                           Plaintiff:     Saundra Humphry
                             3511 Alderwood Mall Blvd., #203                        3300 Old Muldoun Rd.
                             Lynnwood, WA  98036-4725                               Anchorage, AK 99504

9.  Georgia Proctor v. Lamonts Apparel, Inc.                    10.  Alycia Farrel v. Lamonts Apparel, Inc.
    Washington Superior Court, Pierce County                         Washington State, Kitsap County District Court
    Cause No. 93-2-11166-1 filed 11/9/93                             Cause No. C-95-1371-5 filed 10/24/95
    Personal injury                                                  Personal injury
    Plaintiff:     Georgia Proctor                                   Plaintiff:     Alycia Farrel
                   1815 N. Vasault                                                  c/o David Hedger
                   Tacoma, WA 98498                                                 104 Tremont Street, #200
                                                                                    Port Orchard, WA 98366

11. Berhane Belai v. Lamonts Apparel, Inc.                      12.  Karen Kilsgaard v. Lamonts Apparel, Inc.
    Washington Superior Court, King County                           Washington Superior Court, Pierce County
    Cause No. 96-2-14058-9, filed 5/22/96                            Cause No. 93-2-05817-0, filed 7/13/93
    Discrimination and assault                                       Personal injury
    Plaintiff:     Berhane Belai                                     Plaintiff:     Karen Kilsgaard
                   c/o Michael Holland                                              c/o Alvin Mayher, Jr.
                   464 12th Avenue, Suite 410                                       Mayhew - Froehling
                   Seattle, WA 98122                                                2728  E. Main Street
                                                                                    Puyallup, WA 98372

                                       ANNEX D
                     SCHEDULE OF PENDING OR THREATENED LITIGATION


-------------------------------------------------------------------------------------------------------------------
13. Carlotta King v. Lamonts Apparel, Inc.                 14.  Elva McLane v. Lamonts Apparel, Inc.
    Oregon Superior Court, Multnomah County                     Washington Superior Court, Snohomish
    Cause No. 9509-06410 filed 9/95                             County
    Personal injury                                             Cause No. 95-2-076091 filed 10/3/95
    Plaintiff:     Carlotta King                                Personal injury
                   c/o J. Randolph Pickett                      Plaintiff:     Elva McLane
                   621 S.W. Morrison Street, #900                              c/o James E. Deno
                   Portland, OR 97205                                          3411 Colby Avenue
                                                                               Everett, WA 98201

15. Hinman v. Lamonts Apparel, Inc.                        16.  Lamonts Apparel, Inc. v. Prudential Insurance
    No lawsuit has been filed                                   Co. of America
    Product liability                                           Oregon Superior Court, Multnomah County
    Potential plaintiff:     Bill and Tamie Hinman              Cause No. 94-09-06103 filed 9/2/94
                             c/o Christopher L. Otorowski       Breach of contract
                             298 Winslow Way W.                 Defendant:     Stephen Janik
                             Bainbridge Is., WA 98110                          One Main Place
                                                                               101 S.W. Main Street, #1100
                                                                               Portland OR 97204-3274


17. Dain Childers Corporation v. Lamonts Apparel, Inc.     18.  New Jersey Dept. of Environmental Protection ISRA
    Washington Superior Court, Clark County                     Case Nos. 88A14 and 88990 issued 10/22/88
    Cause No. 94-2-02799-2 filed 8/94                           No lawsuit has been filed
    Breach of contract                                          Regulatory action pursuant to the Industrial Site
    Plaintiff:     Dain Childers Corporation                    Recovery Act
                   24495 Butteville Rd. N.E.                    Potential plaintiff: New Jersey Dept. of
                   Aurora, OR 97002                                                  Environmental Protection
                                                                                     Attn: Kenneth J. Kahora
                                                                                     401 E. State Street, CN028
                                                                                     Trenton, NJ 08625

19. Georgetta Whitesell v. Lamonts Apparel, Inc.           20.  David Bradlow, assignee for the Benefit of
    Idaho District Court, Twin Falls County                     Creditors of Laurel Burch, Inc. v. Lamonts
    Case No. CV-96-2562 filed 7/15/96                           Apparel, Inc.
    Personal injury                                             California Municipal Court, Alameda County
    Plaintiff:     Georgetta Whitesell                          Case No. 456357-8 filed 12/8/94
                   c/o Rockne Lammers                           Breach of contract
                   Hutchinson, Lammers & Clark                  Plaintiff:     David Bradlow
                   113 Main Avenue W., Suite 202                               c/o Andrea J. Ingram
                   Twin Falls, ID 83303-0207                                   Rosenblum, Parish & Isaacs
                                                                               555 Montgomery Street, 15th Floor
                                                                               San Francisco, CA 94111

                                                           21.  Any claims or rights of the Debtor under its
                                                                rights or otherwise to any offset, credit or
                                                                reimbursement for overpayment of taxes,
                                                                insurance or common area maintenance
                                                                charges.


                                      D-2